As filed with the Securities and Exchange Commission on  September 5, 2008
Registration No. 333-153262

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ply Gem Holdings, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
3089
(Primary Standard Industrial Classification Code Number)
20-0645710
(IRS Employer Identification No.)

Ply Gem Industries, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
3089
(Primary Standard Industrial Classification Code Number)
11-1727150
(IRS Employer Identification No.)

5020 Weston Parkway, Suite 400
Cary, North Carolina 27513
(919) 677-3900
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shawn K. Poe
Ply Gem Holdings, Inc.
5020 Weston Parkway, Suite 400
Cary, North Carolina 27513
(919) 677-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)		Smaller reporting company ☐
___________________________________
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
11.75% Senior Secured Notes Due 2013	$700,000,000	100%	$700,000,000 (1)	$27,510 (2)
Guarantees of 11.75% Senior Secured Notes Due 2013	N/A	N/A	N/A	N/A (3)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933. This amount has been previously paid.
(3) No additional consideration is being received for the guarantees, and, therefore no additional fee is required.

___________________________________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant s shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Great Lakes Window, Inc.	Ohio	3089	34-1548026
Kroy Building Products, Inc.	Delaware	3089	04-3248415
Napco, Inc.	Delaware	3089	13-3637496
Variform, Inc.	Missouri	3089	43-0799731
MWM Holding, Inc.	Delaware	3089	22-3889412
MW Manufacturers Inc.	Delaware	3089	63-0400153
AWC Holding Company	Delaware	3089	20-1096406
Alenco Holding Corporation	Delaware	3089	75-2908312
AWC Arizona, Inc.	Delaware	3089	30-3399914
Alenco Interests, L.L.C.	Delaware	3089	58-2609498
Alenco Extrusion Management, L.L.C.	Delaware	3089	76-0674041
Alenco Building Products Management, L.L.C.	Delaware	3089	76-0674044
Alenco Trans, Inc.	Delaware	3089	75-2908315
Glazing Industries Management, L.L.C.	Delaware	3089	76-0674043
New Alenco Extrusion, Ltd.	Texas	3089	76-0674016
New Alenco Window, Ltd.	Texas	3089	76-0674017
New Glazing Industries, Ltd.	Texas	3089	76-0674018
Alenco Extrusion GA, L.L.C.	Delaware	3089	74-2994904
Aluminum Scrap Recycle, L.L.C.	Delaware	3089	76-0674046
Alenco Window GA, L.L.C.	Delaware	3089	74-2994900
Alcoa Home Exteriors, Inc.	Ohio	3089	31-0459490
Ply Gem Pacific Windows Corporation	Delaware	3089	20-5169626

The address of each of the additional registrants is c/o Ply Gem Holdings, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2008
PROSPECTUS
Ply Gem Industries, Inc.
Exchange Offer for $700,000,000
11.75% Senior Secured Notes due 2013

The Notes and the Guarantees

•
We are offering to exchange $700,000,000 of our outstanding 11.75% Senior Secured Notes due 2013, which were issued on June 9, 2008 and which we refer to as the initial notes, for a like aggregate amount of our registered 11.75% Senior Secured Notes due 2013, which we refer to as the exchange notes.  The initial notes were issued, and the exchange notes will be issued, under an indenture dated as of June 9, 2008.

•
We will pay interest on the exchange notes semi-annually on June 15 and December 15 of each year, beginning on December 15, 2008, at a rate of 11.75% per annum.  The exchange notes will mature on June 15, 2013.

•	The exchange notes will be guaranteed on a senior secured basis by our parent, Ply Gem Holdings, Inc., and substantially all of our subsidiaries located in the United States.

•
The exchange notes and the related guarantees will be secured on a first-priority lien basis by substantially all of the assets (other than the assets securing our obligations under our senior secured asset-based revolving credit facility, or ABL Facility, which consist primarily of accounts receivable and inventory) of Ply Gem Industries, Inc. and the guarantors and on a second-priority lien basis by the assets that secure our ABL Facility, in each case as described in this prospectus.  The exchange notes will rank equally with all of our existing and future senior indebtedness.

Terms of the exchange offer

•	It will expire at 5:00 p.m., New York City time, on , , unless we extend it.

•	If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for the exchange notes.

•	You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

•
The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

•	The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “Risk Factors” commencing on page 19.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for initial notes where those initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

The date of this prospectus is            ,   2008.

________________

MARKET AND INDUSTRY DATA

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on good faith estimates by our management, which are derived from their review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read this prospectus carefully in its entirety before making an investment decision. In particular, you should read the section entitled “Risk Factors” included elsewhere in this prospectus and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

The term “initial notes” refers to the 11.75 % Senior Secured Notes due 2013 that were issued on June 9, 2008 in a private offering, and the term “exchange notes” refers to the 11.75% Senior Secured Notes due 2013 offered with this prospectus.  The term “notes” refers to the initial notes and the exchange notes, collectively.  Unless otherwise specified or the context requires otherwise, (i) the term “Ply Gem Holdings” refers to Ply Gem Holdings, Inc.; (ii) the term “Ply Gem Industries” refers to Ply Gem Industries, Inc., our principal operating subsidiary, and (iii) the terms “we,” “us,” “our,” “Ply Gem” and the “Company” refer collectively to Ply Gem Holdings and its subsidiaries. “Adjusted EBITDA” has the meaning set forth in the footnotes to “— Summary Historical Financial Information.”

Our Company

We are a leading manufacturer of residential exterior building products in North America. We offer a comprehensive product line of vinyl siding and skirting, vinyl windows and doors, and vinyl and composite fencing and railing that serves both the home repair and remodeling and new home construction sectors in all 50 states and Western Canada. Vinyl building products have the leading share of sales by volume in siding and windows, and a fast growing share of sales by volume in fencing in the United States. We also manufacture vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood and aluminum windows and steel and fiberglass doors, enabling us to bundle complementary and color-matched products and accessories with our core vinyl products. We believe our broad product offering and geographically diverse manufacturing base allow us to better serve our customers and provide us with a competitive advantage over other vinyl building products suppliers. We have two reportable segments: (i) siding, fencing and railing and (ii) windows and doors.

We market our products using several leading brands across multiple price points, which enables us to diversify our sales across distribution channels with minimal channel conflict and reach the greatest number of end customers. We believe we are able to compete on favorable terms and conditions and maintain a strong customer base as a result of our extensive distribution coverage, high quality, innovative and comprehensive product line, proprietary vendor managed inventory program and production efficiency.

Ply Gem Holdings is a holding company with no operations or assets of our own other than the capital stock of our subsidiaries. For the six months ended June 28, 2008, we had net sales of $597.7 million, Adjusted EBITDA of $45.4 million and a net loss of $41.3 million.  For the year ended December 31, 2007, we had net sales of $1,363.5 million, Adjusted EBITDA of $173.5 million and net income of $5.6 million.

Our Competitive Strengths

We believe we are well-positioned in our industry and that our key competitive strengths are:

•
Leading Sector Positions. We maintain leadership positions across the siding, fencing, railing, windows and door market sectors. We believe we are the No. 2 supplier of vinyl siding and designer accents, the No. 1 supplier of related aluminum accessories and a leader and innovator in the vinyl fencing and railing products. Additionally, we believe we are among the top three producers of vinyl windows in North America. We believe we hold the No. 1 position in the manufactured housing channel and hold a strong position in both the retail and one-step distribution channels. We believe these market leading positions enable us to outperform the industry in unit volumes, increase our market share, launch new products and maintain profitability.

•
Diverse, High-Quality Product Portfolio. We offer a comprehensive range of exterior building products including vinyl siding and skirting, vinyl windows and patio doors and vinyl fencing and railing among others. Particularly, our window product platform offers a wide spectrum of aluminum, vinyl and wood clad windows at multiple price points. The breadth of our product offering meets many of the needs of our diverse customer base and allows us to reduce the potential impact of a decline in demand that might result from reliance on a single product.

•
Strong Brand Equity. Our brands are well-recognized for innovation and quality in the building trade, and we believe that they are a distinguishing factor in customer selection. We sell our high-quality products under several brand names: MW, Patriot, Alenco, Great Lakes, Insulate, Mastic, Alcoa Home Exteriors, Variform, Georgia-Pacific, Napco, Kroy and CWD, among others. We believe there are significant opportunities to leverage our existing brands by targeting cross-selling opportunities.

•
Multi-Channel Distribution Network and Diversified Sales Base. We have a multi-channel distribution network in the U.S. and Western Canada that serves both the home repair and remodeling and new home construction sectors, which exhibit different, but often counter-balancing, demand characteristics. Our multiple brand and multi-channel distribution strategy has increased our sales and penetration within these sectors. Our customer base includes distributors, retail home centers, lumberyards, remodeling dealers and builders. We believe our strategy enables us to minimize channel conflict, reduce our reliance on any one channel and reach the greatest number of end customers, and provides us with greater ability to sustain our financial performance through economic fluctuations.

•
Efficient Manufacturing. We are a low-cost manufacturer of high-quality vinyl siding, windows and patio doors. We continue to achieve manufacturing efficiencies across our product categories through vertical integration, strategic sourcing, process-based reductions in material, production and warranty costs, and control of selling, general and administrative expense. We are committed to continuous improvement across product categories and have made approximately $55.1 million in capital expenditures, including upgrades to equipment, facilities and technology, over the three years ended December 31, 2007. We believe our low cost production allows us to maintain attractive operating margins while offering a compelling value proposition to our customers.

•
Proven Ability to Realize Cost Savings. We continue to demonstrate our ability to right size our manufacturing capacity to the scale of the market including closing two vinyl siding plants and one window plant within the past 24 months, which generated savings of over $16.0 million. Additionally, we have reduced our headcount by approximately 30% since 2006 and have identified additional cost saving initiatives to take place in 2008. We have also been able to realize significant synergies and cost savings from the acquisitions of MW, Alenco and AHE’s siding business.

•
Large Polyvinyl Chloride Resin Purchaser. We are one of the largest procurers of polyvinyl chloride resin (PVC) in North America. As such, we are able to capitalize on our established relationships with key suppliers as a result of our purchasing scale and to strategically manage our sourcing to secure the best available prices, terms and input availability through various cycles. We believe our position helped us secure supply during the resin shortage caused by Hurricane Katrina in 2005.

•
Strong Operating Cash Flow. We have historically generated strong operating cash flow before debt service due to (i) our efficient manufacturing processes, (ii) our ability to pass increases in raw materials and freight costs through to our customers, (iii) economies of scale, (iv) low maintenance capital expenditures and (v) modest working capital needs.

•
Strong Management Team with Significant Ownership. We are led by an experienced and committed senior management team with an average of over approximately 20 years of relevant industry experience. We have successfully increased our share of sales by volume within the residential exterior building products industry and have continuously improved our manufacturing operations to develop a low-cost manufacturing platform. As of June 28, 2008, members of our management held stock and stock awards representing approximately 15% of the shares of common stock of Ply Gem Prime Holdings, Inc., the sole stockholder of Ply Gem Investment Holdings, Inc., our sole stockholder.

Business Strategy

•
Continued Market Share Gains. We intend to increase our market share both in our siding, fencing and railing products in the United States and in our window and door products by utilizing the breadth of our broad geographical footprint to serve customers across the United States. Additionally, our continued investments in product innovation and quality coupled with strong customer service further enhance our ability to capture market share in each of our markets. Furthermore, we believe there is substantial opportunity across our product families to cross-sell and bundle products to further leverage our channel partners and exclusive industry relationships. We believe our broad geographical footprint allows us to better serve our customers across the United States and provides a competitive advantage over some of our competitors.

We have integrated our siding businesses into one operating company and have placed all of our siding, fencing and railing businesses under common leadership to improve strategic focus, reduce cost and better serve our customers. We have organized our United States window businesses under one common leadership team to enhance our strategic focus. With our extensive manufacturing capabilities, product breadth and national distribution capabilities, we believe that we can provide our customers with a cost-effective, single source from which to purchase their residential exterior building product needs.

•
Expand Brand Coverage and Product Innovation. We intend to leverage the reputation of our brands for innovation and quality to fill in our product offerings and price points. In addition, we plan to maximize the value of our new product innovations and technologies by deploying best practices and manufacturing techniques across our product categories. Our vertical integration in producing aluminum windows has positioned us to introduce a new aluminum and wood clad window. As of June 28, 2008, we employed 39 research and development professionals dedicated to new product development, reformulation, product redesign and other manufacturing and product improvements.

•
Further Improve Operating Efficiencies. While we have significantly improved our vinyl siding manufacturing cost structure over the last several years, we believe that there are further opportunities for improvement. We have expanded our efforts to vertically integrate certain raw materials used in window lineal production, including PVC compound, as well as expanding our in-house window lineal production. In addition, we implemented manufacturing improvements and best practices across all of our product categories, including, for example, expansion of our virtual plant strategy in our vinyl siding facilities and further vertical integration in our window product lines which was demonstrated with the introduction of our new aluminum clad window line in early 2008. We also plan to optimize product development, sales and marketing, materials procurement, operations and administrative functions across all of our product categories. We believe that significant opportunities remain as we further leverage our buying power across raw materials as well as spending for non-raw material items by obtaining volume discounts and minimizing costs. In addition, the integration of our sales and marketing efforts across our product categories provides an ongoing opportunity to significantly improve sector penetration.

Ownership Structure

The chart below summarizes our ownership and corporate structure.

Our Equity Sponsor

CI Capital Partners (formerly Caxton-Iseman Capital) is a leading private equity investment firm specializing in leveraged buyouts of middle-market companies located primarily in North America. The firm was founded in 1993 to invest private capital on behalf of Caxton Associates, a New York investment management firm.

Since its inception, the CI Capital’s investment activities have been managed by Frederick Iseman and Steven Lefkowitz who have invested together for 15 years. The CI Capital senior investment professionals consist of Messrs. Iseman and Lefkowitz, Timothy Hall, Thomas Ritchie and Joost Thesseling, who have worked together as a team for a combined 49 years at CI Capital.

In addition to Ply Gem, CI Capital’s portfolio companies include Valley National Gases, a leading distributor of industrial gases and propane; KIK Custom Products, Inc., the largest North American contract manufacturer of branded and retailer-branded consumer products; Electrograph Systems, Inc., a leading national distributor of display technology solutions; American Residential Services, LLC, a leading provider of HVAC and plumbing services; Prodigy Health Group, Inc., a rapidly expanding health care services company; and Conney Safety Products, LLC, a full-service distributor of safety products.

________________

Ply Gem Industries, Inc. is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513. Our telephone number is (919) 677-3900.

The following table describes the guarantors.  All of their principal offices are located at 5020 Weston Parkway, Suite 400, Cary North Carolina 27513, telephone number (919) 677-3900.

Name of Guarantor	Jurisdiction of Formation	Year of Formation
Ply Gem Holdings, Inc.	Delaware	2004
Kroy Building Products, Inc. (“Kroy”)	Delaware	1994
Napco, Inc. (“Napco”)	Delaware	1989
MWM Holding, Inc. (“MWM Holding”)	Delaware	2002
MW Manufacturers Inc. (“MW”)	Delaware	1999
AWC Holding Company (“AWC,” and together with its subsidiaries, “Alenco”)	Delaware	2004
Alenco Holding Corporation	Delaware	2000
AWC Arizona, Inc.	Delaware	2005
Alenco Interests, L.L.C.	Delaware	2001
Alenco Extrusion Management, L.L.C.	Delaware	2001
Alenco Building Products Management, L.L.C.	Delaware	2001
Alenco Trans, Inc.	Delaware	2000
Glazing Industries Management, L.L.C.	Delaware	2001
Alenco Extrusion GA, L.L.C.	Delaware	2001
Aluminum Scrap Recycle, L.L.C.	Delaware	2001
Alenco Window GA, L.L.C.	Delaware	2001
Ply Gem Pacific Windows Corporation (“Pacific Windows”)	Delaware	2006
Great Lakes Window, Inc. (“Great Lakes”)	Ohio	1986
Alcoa Home Exteriors, Inc. (“AHE”)	Ohio	1928
Variform, Inc. (“Variform”)	Missouri	1964
New Alenco Extrusion, Ltd.	Texas	2001
New Alenco Window, Ltd.	Texas	2001
New Glazing Industries, Ltd.	Texas	2001

Summary of the Exchange Offer

In this subsection, “we,” “us” and “our” refer only to Ply Gem Industries, Inc., as issuer of the notes, exclusive of Ply Gem Holdings and our subsidiaries.

Exchange Offer
We are offering to exchange $700,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are properly tendered and not validly withdrawn.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , unless we decide to extend it.

Conditions to the Exchange Offer	We will complete this exchange offer only if:

• there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer;

• there is no change in the current interpretation of the staff of the Securities and Exchange Commission (the “SEC”) permitting resales of the exchange notes;

• there is no stop order issued by the SEC that would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939;

• there is no litigation or threatened litigation that would impair our ability to proceed with this exchange offer; and

• we obtain all the governmental approvals we deem necessary to complete this exchange offer.

Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes
To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at its address indicated under “The Exchange Offer—Exchange Agent.”  In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus.  For more information on tendering your notes, please refer to the section in this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes.”

Special Procedures for Beneficial Owners
If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures
If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure.”

Withdrawal Rights
You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes
If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”

Federal Income Tax Considerations Relating to the Exchange Offer
Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled “Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in the exchange offer.

Fees and Expenses	We will pay the expenses related to this exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds
We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:

• except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act;

• you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them in a transaction not subject to registration under the Securities Act; and

• the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.

You will not be able to require us to register your initial notes under the Securities Act unless:

• the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

• you are not eligible to participate in the exchange offer or receive exchange notes in the exchange offer that are not freely tradeable.

In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph.  We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Resales
It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under  “—Obligations of Broker-Dealers” below.

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

• you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto;

• the exchange notes acquired by you are being acquired in the ordinary course of business;

• you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes;

• you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

• if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

Please refer to the sections of this prospectus entitled “The Exchange Offer—Procedure for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal,” “Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes” and “Plan of Distribution.”

Obligations of Broker-Dealers
If you are a broker-dealer (1) who receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from the issuers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary of Terms of the Exchange Notes

Issuer	Ply Gem Industries, Inc., a Delaware corporation.

Exchange Notes
$700.0 million aggregate principal amount of 11.75% Senior Secured Notes due 2013. The forms and terms of the exchange notes are the same as the form and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, the exchange notes will not bear legends restricting their transfer and the exchange notes will not be entitled to registration rights under our registration rights agreement.  The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

Interest	The exchange notes will bear interest at a rate per annum equal to 11.75%, payable semi-annually, on June 15 and December 15 of each year, commencing on December 15, 2008.

Maturity Date	June 15, 2013.

Guarantees
The exchange notes will be fully and unconditionally guaranteed on a senior secured and joint and several basis, subject to certain limitations described herein, by our parent company, Ply Gem Holdings, and all of our subsidiaries located in the United States (other than Unrestricted Subsidiaries as such term is defined in “Description of the Notes”). Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the exchange notes. See “Description of the Notes — Note Guarantees.”

Collateral
The exchange notes and the guarantees will be secured by a first-priority lien (subject to certain exceptions and permitted liens) on substantially all the tangible and intangible assets of Ply Gem Industries and the guarantors (other than accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper and proceeds of the foregoing and certain assets such as contract rights, instruments and documents related thereto in each case held by us and the guarantors, which secure the senior secured asset-based revolving credit facility, or ABL Facility, entered into concurrently with the offering of the initial notes, on a first-priority lien basis and the notes and the guarantees on a second-priority lien basis), including the capital stock of Ply Gem Industries and of any subsidiary held by Ply Gem Industries and any guarantor (which, in the case of any first-tier foreign subsidiary, will be limited to 66% of the voting stock and 100% of the non-voting stock of such first-tier foreign subsidiary).

The collateral securing the exchange notes on a first-priority lien basis does not include (i) the collateral securing the ABL Facility on a first-priority lien basis, (ii) certain excluded assets, (iii) those assets as to which the collateral agent representing the holders of the notes offered hereby reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby and (iv) any released collateral.

The exchange notes and the guarantees will also be secured by a second-priority lien (subject to certain exceptions and permitted liens) on all accounts receivable, inventory, cash and proceeds of the foregoing and certain assets such as contract rights, instruments and documents related thereto, in each case held by Ply Gem Industries and the guarantors.

See “Description of the Notes — Security for the Notes.”

Ranking	The exchange notes and guarantees will be our and the guarantors’ senior secured obligations. The indebtedness evidenced by the notes and the guarantees will rank:

• equally with all of Ply Gem Industries’ and the guarantors’ existing and future senior indebtedness;

• junior in priority as to collateral that secures the ABL Facility on a first-priority lien basis with respect to our and the guarantors’ obligations under the ABL Facility, any other debt incurred after the issue date that has a priority security interest relative to the notes in the collateral that secures the ABL Facility, any permitted hedging obligations and all cash management obligations incurred with any lender or any of its affiliates under the ABL Facility;

• equal in priority as to collateral that secures the notes and the guarantees on a first-priority lien basis with respect to Ply Gem Industries’ and the guarantors’ obligations under any other pari passu lien obligations incurred after the issue date; and

• senior to all of Ply Gem Industries’ and the guarantors’ existing and future subordinated indebtedness.

The notes will also be effectively junior to the liabilities of the non-guarantor subsidiaries.

As of June 28, 2008, we and the guarantors had $40.0 million in aggregate principal amount of senior indebtedness (excluding the notes and the guarantees) outstanding (excluding unused commitments). See “Description of the Notes — Ranking.”

Optional Redemption
Prior to April 1, 2011, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net cash proceeds from certain equity offerings at a redemption price equal to 111.75% of the aggregate principal amount of the exchange notes, plus accrued and unpaid interest, if any, provided that at least 65% of the original aggregate principal amount of the exchange notes remains outstanding after the redemption.

In addition, not more than once during any twelve-month period we may redeem up to $70.0 million of the exchange notes at a redemption price equal to 103% of the aggregate amount of the notes, plus accrued and unpaid interest, if any.

At any time on or after April 1, 2011, we may redeem the exchange notes, in whole or in part, at the redemption prices listed in “Description of the Notes — Optional Redemption.”

Change of Control
If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any.

Following any such offer to purchase, under certain circumstances, prior to April 1, 2011, we may redeem all, but not less than all, of the exchange notes not tendered in such offer at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

In addition, if we experience a change of control prior to April 1, 2011, we may redeem all, but not less than all, of the exchange notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium.

Certain Covenants	The indenture governing the exchange notes contains covenants that limit the ability of Ply Gem Industries and its subsidiaries to, among other things:

• incur additional indebtedness;

• pay dividends or make other distributions or repurchase or redeem our stock;

• make loans and investments;

• sell assets;

• incur certain liens;

• enter into agreements restricting our subsidiaries’ ability to pay dividends;

• enter into transactions with affiliates; and

• consolidate, merge or sell all or substantially all of our assets.

The restrictive covenants generally do not restrict our parent company, Ply Gem Holdings, or any of its subsidiaries that are not our subsidiaries.

Use of Proceeds
We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes.  We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.

Absence of a Public Market for the Exchange Notes
The exchange notes are new securities with no established market for them.  We cannot assure you that a market for these exchange notes will develop or that this market will be liquid. Please refer to the section of this prospectus entitled “Risk Factors—Risks Related to Our Substantial Indebtedness and the Notes—There is no established trading market for the exchange notes, and you may not be able to sell them quickly or at the price that you paid.”

Form of the Exchange Notes
The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with U.S. Bank National Association, as custodian.  You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled “Description of Notes—Book Entry; Delivery and Form—Exchange of Book Entry Notes for Certificated Notes” occurs.  Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Risk Factors	See “Risk Factors” beginning on page 19 for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Historical Financial Information

The summary historical financial data presented below for each of the years in the three-year period ended December 31, 2007 have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

The summary historical financial data presented below for the six months ended June 30, 2007 and June 28, 2008 have been derived from, and should be read together with, our unaudited condensed consolidated financial statements and the accompanying notes included elsewhere in this prospectus. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the operating results that may be expected for the entire year or any future period.

This summary historical financial data are qualified in their entirety by the more detailed information appearing in our financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Historical Financial Information,” “Use of Proceeds,” “Capitalization” and other financial information included elsewhere in this prospectus.

	Fiscal Year Ended December 31,						Six Months Ended
	2007		2006		2005		June 28, 2008	June 30, 2007
							(Unaudited)
					(in thousands)
Statement of operations data:
Net sales	$1,363,546		$1,054,468		$838,868		$597,653	$675,969
Costs and expenses:
Cost of products sold	1,075,507		831,418		647,576		495,359	530,980
Selling, general and administrative expense	162,609		125,619		92,738		85,879	79,294
Intangible asset impairment	4,150		782		—		—	—
Amortization of intangible assets	17,631		11,942		9,761		9,826	8,936
Total costs and expenses	1,259,897		969,761		750,075		591,064	619,210
Operating earnings	103,649		84,707		88,793		6,589	56,759
Foreign currency gain (loss)	3,961		77		1,010		(495)	2,208
Interest expense	(98,496)		(72,218)		(57,657)		(74,139)	(51,089)
Investment income	1,704		1,205		730		310	822
Other expense	(1,202)		(4,462)		—		—	—
Income (loss) before provision (benefit) for income taxes and cumulative effect of accounting change	9,616		9,309		32,876		(67,735)	8,700
Provision (benefit) for income taxes	4,002		3,502		12,651		(26,400)	2,294
Income (loss) before cumulative effect of accounting change	5,614		5,807		20,225		(41,335)	6,406
Cumulative effect of accounting change, net of income tax benefit of $57	—		(86)		—		—	—
Net income (loss)	$5,614		$5,721		$20,225		$(41,335)	$6,406

Other financial data:
Adjusted EBITDA(1)	$173,510		$125,629		$114,918		$45,386	$84,403
Capital expenditures	20,017		20,318		14,742		7,039	7,201
Depreciation and amortization	54,067		33,816		26,125		30,680	25,552
Net cash provided by (used in):
Operating activities	82,545		57,878		63,910		(65,108)	(13,428)
Investing activities	(56,407)		(432,168)		(14,362)		1,637	(7,409)
Financing activities	(15,068)		405,396		(34,334)		59,958	11,538
Ratio of earnings to fixed charges(2), (3)	1.1	x	1.1	x	1.5	x	—	1.2	x

Balance sheet data (at period end):
Cash and cash equivalents	$65,207		$53,274		$22,173		$61,480	$44,265
Total assets	1,625,607		1,649,721		1049,998		1,663,633	1,659,277
Total debt	1,038,096		1,048,764		637,468		1,093,729	1,065,554
Stockholders’ equity	239,544		227,716		215,514		226,847	235,446
___________

The following table presents our calculation of Adjusted EBITDA reconciled to net income (loss).

	Fiscal Year Ended December 31,			Six Months Ended
	2007	2006	2005	June 28, 2008	June 30,2007
				(Unaudited)
	(in thousands)
Net income (loss)	$5,614	$5,721	$20,225	$(41,335)	$6,406
Interest expense, net of interest income	96,792	71,013	56,927	73,829	50,267
Provision (benefit) for income taxes	4,002	3,502	12,651	(26,400)	2,294
Depreciation and amortization	54,067	33,816	26,125	30,680	25,552
(Gain) /loss on currency transaction	(3,961)	(77)	(1,010)	495	(2,208)
Non cash charge of purchase price allocated to inventories	1,289	3,266	—	—	—
Restructuring/integration expense	10,356	1,395	—	8,117	2,092
Intangible asset impairment	4,150	782	—	—	—
Other expense	1,201	6,125	—	—	-
Cumulative effect of accounting change	—	86	—	—	—
Adjusted EBITDA(4)	$173,510	$125,629	$114,918	$45,386	$84,403

(1)
Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, third-party charges associated with business combination financing costs (“other expense”), impairment charges to intangible assets, other expense includes third party financing charges and one-time costs related to the amendment of the Company’s phantom stock plan, restructuring and integration costs associated with acquisitions, and cumulative effect of accounting changes. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this prospectus provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization, interest and taxes, necessary to operate our business. Adjusted EBITDA included in this prospectus should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA.

(2)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent net income (loss) before provision (benefit) for income taxes plus fixed charges.  Fixed charges consist of interest expense, net plus amortization of deferred financing expense and our estimate of the interest within rental expense.

(3)
Due to the Company's loss in the first six months of 2008, the ratio coverage was less than 1:1. The Company would need to generate additional earnings of approximately $67.7 million to achieve a coverage ratio of 1:1. The loss incurred for the six months ended June 28, 2008 included interest expense of approximately $27.6 million for financing costs incurred in the second quarter 2008.

(4)
Adjusted EBITDA has not been adjusted to include approximately $9.9 million of unrealized synergies and cost savings that we expect in the future, which is comprised of approximately $9.6 million future expected savings from the February 2008 closure of a Denison, Texas plan, and future expected savings related to a plant conversion in 2007, each of which is forward looking in nature and may or may not materialize.

Certain statements in this footnote (4) are forward-looking statements. See “Note Regarding Forward-Looking Statements.”

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the following factors in addition to the other information set forth in this prospectus before you decide to invest in the notes. The following risks could materially and adversely affect our ability to make payments with respect to the notes, our business or our financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect us. In any such case, you may lose all or part of your original investment.

Risks Related to Our Substantial Indebtedness and the Notes

Our substantial debt could negatively impact our business, prevent us from fulfilling our outstanding debt obligations and adversely affect our financial condition.

We have a substantial amount of debt. As of June 28, 2008, we had approximately $1,093.7 million of total debt outstanding and a debt to equity ratio of approximately 4.82 to 1.0. The terms of our outstanding debt, including the notes, our 9% senior subordinated notes due 2012 and the ABL Facility, limit, but do not prohibit, us from incurring additional debt. If additional debt is added to current debt levels, the related risks described below could intensify. See also the discussion in “Description of Other Indebtedness” and “Description of the Notes” concerning the terms and conditions of our debt covenants.

The substantial amount of our debt could have important consequences, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, refinancing indebtedness or other purposes could be impaired;

•	a substantial portion of our cash flow from operations will be dedicated to paying principal and interest on our debt, thereby reducing funds available for expansion or other purposes;

•	we may be more leveraged than some of our competitors, which may result in a competitive disadvantage;

•	we may be vulnerable to interest rate increases, as certain of our borrowings, including those under the ABL Facility, are at variable rates;

•	our failure to comply with the restrictions in our financing agreements would have a material adverse effect on us;

•	our significant amount of debt could make us more vulnerable to changes in general economic conditions;

•	we may be restricted from making strategic acquisitions, investing in new products or capital assets or taking advantage of business opportunities; and

•	we may be limited in our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate.

We believe that we will need to access the capital markets in the future to raise the funds to repay our substantial debts. We have no assurance that we will be able to complete a refinancing or that we will be able to raise any additional financing, particularly in view of our anticipated high levels of debt and the restrictions under our debt agreements. If we are unable to satisfy or refinance our indebtedness as it comes due, we may default on our debt obligations. If we default on our debt obligations and any of our indebtedness is accelerated, such acceleration will have a material adverse effect on our financial condition and cash flows.

Despite our current indebtedness levels, we may still be able to incur substantially more debt. This could exacerbate further the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the indenture and the ABL facility restrict, but do not completely prohibit, us from doing so. In addition, the indenture allows us to issue additional notes under certain circumstances, which will also be guaranteed by the guarantors and will share in the collateral that secures the notes and guarantees. The indenture also allows us to incur certain other additional secured debt and allows our foreign subsidiaries to incur additional debt, which would be effectively senior to the notes. In addition, the indenture does not prevent us from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

We must refinance existing indebtedness prior to the maturity of the notes. Failure to do so could have a material adverse effect upon us.

The maturity of our senior subordinated notes is February 15, 2012, which is before the maturity of the notes, and all outstanding loans under the ABL Facility will be due and payable on June 9, 2013, which is before the maturity date of the notes. Further, if the senior subordinated notes shall not have been refinanced in full on or prior to October 15, 2011, then the ABL Facility will become due and fully payable and the commitments thereunder will terminate on October 15, 2011. While we expect to refinance this indebtedness, we cannot assure you that we will be able to refinance this indebtedness, or whether any refinancing will be on commercially reasonable terms. There can be no assurance that the financial terms or covenants of any new credit facility and/or other indebtedness will be the same or as favorable as those under our ABL Facility and our senior subordinated notes.

Our ability to complete a refinancing of our ABL Facility and our senior subordinated notes prior to their respective maturities is subject to a number of conditions beyond our control. For example, if a disruption in the financial markets were to occur at the time that we intended to refinance this indebtedness, we might be restricted in our ability to access the financial markets. If we are unable to refinance this indebtedness, our alternatives would consist of negotiating an extension of our ABL Facility with the lenders and seeking or raising new capital. If we were unsuccessful, the lenders under our ABL Facility and the holders of our senior subordinated notes could demand repayment of the indebtedness owed to them on the relevant maturity date. As a result, our ability to pay the principal of and interest on the notes would be adversely affected.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

The agreements that govern the terms of our debt, including the indenture that governs the notes, the indenture that governs our senior subordinated notes and the credit agreement that governs our ABL Facility, contain covenants that restrict our ability and the ability of our subsidiaries to:

•	incur and guarantee indebtedness or issue equity interests of restricted subsidiaries;

•	repay subordinated indebtedness prior to its stated maturity;

•	pay dividends or make other distributions on or redeem or repurchase our stock;

•	issue capital stock;

•	make certain investments or acquisitions;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with stockholders and affiliates;

•	make capital expenditures; and

•	restrict dividends, distributions or other payments from our subsidiaries.

There are limitations on our ability to incur the full $150.0 million of commitments under the ABL Facility, which may be increased to $200.0 million, subject to certain terms and conditions.  Borrowings under our ABL Facility will be subject to limits on debt incurrence imposed by our senior subordinated notes due 2012 and to the lesser of the borrowing base and $150.0 million.

In addition, under the ABL Facility, if our borrowing availability falls below 15% of the borrowing base, we will be required to satisfy and maintain a fixed charge coverage ratio not less than 1.0 to 1.0. Our ability to meet the required fixed charge coverage ratio can be affected by events beyond our control, and we cannot assure you that we will meet this ratio. A breach of any of these covenants could result in a default under the ABL Facility.

Moreover, the ABL Facility provides the lenders considerable discretion to impose reserves or availability blocks, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the lenders under the ABL Facility will not impose such actions during the term of the ABL Facility and further, were they to do so, the resulting impact of this action could materially and adversely impair our ability to make interest payments on the notes.

A breach of the covenants under the indenture that governs the notes, the indenture that governs our senior subordinated notes or under the credit agreement that governs our new ABL Facility could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our ABL Facility would permit the lenders under our ABL Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our ABL Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control.  We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay or refinance our indebtedness, including the notes, our senior subordinated notes or our indebtedness under our new ABL Facility. If our cash flows and capital resources are insufficient to fund our debt service obligations, we and our subsidiaries could face substantial liquidity problems and may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture that governs the notes, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture. In addition, a change of control may constitute an event of default under our ABL Facility and would also require us to offer to purchase our senior subordinated notes at 101% of the principal amount thereof, together with accrued and unpaid interest. A default under our ABL Facility would result in an event of default under the indenture that governs the notes and under the indenture governing our senior subordinated notes if the lenders accelerate the debt under our ABL Facility.

If a change of control occurs, we may not have enough assets to satisfy all obligations under our ABL Facility, the indenture that governs our senior subordinated notes and the indenture that governs the notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under our ABL Facility, our senior subordinated notes and the notes or obtain a waiver from the lenders under our ABL Facility, the holders of our senior subordinated notes and you as a holder of the notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

Federal and state statutes allow courts, under specific circumstances, to void the notes, guarantees and security interests and may require holders of the notes to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes could be voided, or claims in respect of the notes could be subordinated to all of our other debt if the issuance of the notes was found to have been intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusions in whole or in part of others or to have been made for less than their reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

A court might also void an issuance of notes, a guaranty or grant of security, without regard to the above factors, if the court found that we issued the notes or the guarantors entered into their respective guaranty or security agreements with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees and security agreements, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void an issuance of the notes, the guarantees or the related security agreements, you would no longer have a claim against us or the guarantors or, in the case of the security agreements, a claim with respect to the related collateral. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes, any guarantee or the collateral.

In addition, any payment by us pursuant to the notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under the bankruptcy code.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•
the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness evidenced by the notes and the application of the proceeds therefrom, we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

There is no established trading market for the exchange notes, and you may not be able to sell them quickly or at the price that you paid.

The exchange notes are a new issue of securities for which there is no established trading market.  We do not intend to apply for exchange notes to be listed on any securities exchange or to arrange for their quotation on any automated dealer quotation system. The initial purchasers of the initial notes were Credit Suisse Securities (USA) LLC, UBS Securities LLC, J.P. Morgan Securities Inc. and Goldman, Sachs & Co.  Although the initial purchasers have advised us that as of the issuance date of the initial notes that they intended to make a market in the exchange notes, they are not obligated to do so and may discontinue any market making in the exchange notes at any time, in their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes.

We also cannot assure you that you will be able to sell the exchange notes at a particular time or that the prices that you receive when you sell will be favorable.  Future trading prices of the initial notes and exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Our Canadian subsidiary and our other future foreign subsidiaries will not be guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.

Our Canadian subsidiary, CWD Windows and Doors, Inc. (“CWD”), is not a guarantor of the notes or the ABL Facility. This non-guarantor subsidiary generated approximately 7.0% of our net sales and 84.0% of our operating earnings, for the six months ended June 28, 2008. In addition, it held approximately 4.5% of our consolidated assets as of June 28, 2008. Any right of ours to receive the assets of any of our non-guarantor subsidiaries upon their bankruptcy, liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of that subsidiary’s creditors, including trade creditors. To the extent that we are recognized as a creditor of that subsidiary, we may have such claim, but we would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness and other liabilities of that subsidiary senior to that held by us. As of June 28, 2008, the notes were effectively junior to approximately $9.8 million of liabilities (including trade payables) of our non-guarantor subsidiary.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, all or a portion of the collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee;

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture; and

•
with respect to any collateral in which the notes have a second-priority lien, upon any release by the lenders under our ABL facility of their first-priority security interest in such collateral (other than any such release granted following the discharge of the obligations with respect to the ABL Facility).

In addition, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture but not under the ABL Facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of the Notes.”

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are also certain other categories of property that are also excluded from the collateral.

The indenture permits liens in favor of third parties to secure purchase money indebtedness and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to limitations as described in “Description of the Notes.” In addition, certain categories of assets are excluded from the collateral securing the notes and the guarantees. Excluded assets include certain contracts, certain equipment, the assets of our non-guarantor subsidiaries and equity investees and certain capital stock and other securities of our subsidiaries and equity investees. See “Description of the Notes.” If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

The pledge of the capital stock, other securities and similar items of Ply Gem Industries, Inc. and its subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral when the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the guarantees are secured by a pledge of the stock of Ply Gem Industries, Inc. and some of its subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of Ply Gem Industries, Inc. or any of its subsidiaries will be excluded from the collateral to the extent that the pledge of such capital stock or other securities to secure the notes would cause such companies to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of the Notes.”

The collateral may not be valuable enough to satisfy all the obligations secured by such collateral.

We secured our obligations under the notes by the pledge of certain of our assets. This pledge is also for the benefit of the lenders under our ABL Facility.

The notes are secured on a first-priority lien basis (subject to certain exceptions) by substantially all of our and the guarantors’ assets (other than accounts receivable, inventory and cash and proceeds of the foregoing and certain assets related thereto), which we refer to as the “Notes Collateral,” and such collateral may be shared with our future creditors. The actual value of the Notes Collateral at any time depends upon market and other economic conditions.

The notes are also secured on a second-priority lien basis (subject to certain exceptions) by our and each guarantor’s accounts receivable, inventory and cash and proceeds of the foregoing and certain assets related thereto, which we refer to as the “ABL Collateral.” The ABL Collateral is subject to a first-priority security interest for the benefit of the lenders under the ABL Facility, and may be shared with our future creditors. Although the holders of obligations secured by first-priority liens on the ABL Collateral and the holders of obligations secured by second-priority liens on the ABL Collateral, including the notes, will share in the proceeds of the ABL Collateral, the holders of obligations secured by first-priority liens in the ABL Collateral will be entitled to receive proceeds from any realization of the ABL Collateral to repay the obligations held by then, in full before the holders of the notes and the holders of other obligations secured by second-priority liens in the ABL Collateral receive any such proceeds.

In addition, the asset sale covenant and the definition of asset sale, each in the indenture governing the notes, have a number of significant exceptions pursuant to which we will be able to sell Notes Collateral without being required to reinvest the proceeds of such sale into assets that will comprise Notes Collateral or to make an offer to the holders of the notes to repurchase the notes.

As of June 28, 2008, we had $40.0 million of indebtedness outstanding under the ABL Facility, with approximately $35.0 million of additional availability under the ABL Facility (subject to a borrowing base and before consideration of $3.9 million of letters of credit). All indebtedness under the ABL facility is secured by first-priority liens on the ABL Collateral (subject to certain exceptions). In addition, under the terms of the indenture governing the notes, we may grant an additional lien on any property or asset that constitutes ABL Collateral in order to secure any obligation permitted to be incurred pursuant to the indenture. Any such additional lien may be a lien that is senior to the lien securing the notes or may be a second-priority lien that ranks pari passu with the lien securing the notes. In either case, any grant of additional liens on the ABL Collateral would further dilute the value of the second-priority lien on the ABL Collateral securing the notes. Further, as discussed above, we are permitted under the terms of the indenture governing the notes to sell all assets that constitute ABL Collateral and not apply the proceeds to invest in additional assets that secures the notes or repay outstanding indebtedness.

The value of the pledged assets in the event of a liquidation depends upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the pledged property were prepared by or on behalf of us in connection with this offering of the initial notes. Accordingly, we cannot assure holders of the notes that the proceeds of any sale of the pledged assets following an acceleration to maturity with respect to the notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the notes and the other debt secured thereby.

If the proceeds of any sale of the pledged assets were not sufficient to repay all amounts due on the notes, the holder of the notes (to the extent their notes were not repaid from the proceeds of the sale of the pledged assets) would have only an unsecured claim against our remaining assets. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure holders of the notes that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or constitute subordinate liens on the pledged assets, those third parties may have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the pledged assets located at that site and the ability of the collateral agent to realize or foreclose on the pledged assets at that site.

In addition, the indenture governing the notes permits us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the notes. This would reduce amounts payable to holders of the notes from the proceeds of any sale of the collateral.

The rights of holders of the notes with respect to the ABL Collateral are substantially limited by the terms of the intercreditor agreement.

Under the terms of the intercreditor agreement entered into in connection with the ABL Facility, at any time that obligations that have the benefit of the first-priority liens on the ABL Collateral are outstanding, any actions that may be taken in respect of the ABL Collateral, including the ability to cause the commencement of enforcement proceedings against the ABL Collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of ABL Collateral from the lien of, and waivers of past defaults under, the security documents, will be at the direction of the holders of the obligations secured by the first-priority liens and neither the trustee nor the collateral agent, on behalf of the holders of the notes, will have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected, subject to certain exceptions. See “Description of the Notes — Security for the Notes” and “Description of the Notes — Amendment, Supplement and Waiver.” Under the terms of the intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens on the ABL Collateral are outstanding, if the holders of such indebtedness release the ABL Collateral for any reason whatsoever (other than any such release granted following the discharge of obligations with respect to the ABL Facility), including, without limitation, in connection with any sale of assets, the second-priority security interest in such ABL Collateral securing the notes will be automatically and simultaneously released without any consent or action by the holders of the notes, subject to certain exceptions. The ABL Collateral so released will no longer secure our and the guarantors’ obligations under the notes. In addition, because the holders of the indebtedness secured by first-priority liens in the ABL Collateral control the disposition of the ABL Collateral, such holders could decide not to proceed against the ABL Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the notes. In such event, the only remedy available to the holders of the notes would be to sue for payment on the notes and the related guarantees. In addition, the intercreditor agreement gives the holders of first-priority liens on the ABL Collateral the right to access and use the collateral that secures the notes to allow those holders to protect the ABL Collateral and to process, store and dispose of the ABL Collateral.

The waiver in the intercreditor agreement of rights of marshaling may adversely affect the recovery rates of holders of the notes in a bankruptcy or foreclosure scenario.

The notes and the guarantees are secured on a second-priority lien basis by the ABL Collateral. The intercreditor agreement provides that, at any time that obligations that have the benefit of the first-priority liens on the ABL Collateral are outstanding, the holders of the notes, the trustee under the indenture governing the notes and the collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the holders of such indebtedness secured by first-priority liens in the ABL Collateral. Without this waiver of the right of marshaling, holders of such indebtedness secured by first-priority liens in the ABL Collateral would likely be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the ABL Collateral, thereby maximizing the proceeds of the ABL Collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of the ABL Collateral could be applied to repay any indebtedness secured by first-priority liens in the ABL Collateral before applying proceeds of other collateral securing indebtedness, and the holders of notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

In the event of a bankruptcy of us or any of the guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the bankruptcy filing date was less than the then-current principal amount of the notes. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “— Federal and state statutes allow courts, under specific circumstances, to void notes, guarantees and security interests and may require holders of the notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes — Note Guarantees.”

Bankruptcy laws may limit the ability of holders of the notes to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the pledged assets upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the pledged assets. For example, under Title 11 of the United States Code (the “United States Bankruptcy Code”), pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, or taking other actions to levy against a debtor, without bankruptcy court approval. Moreover, the United States Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. Due to the imposition of the automatic stay, the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the notes could be delayed following commencement of a bankruptcy case, (2) whether or when the collateral agent could repossess or dispose of the pledged assets or (3) whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of “adequate protection.”

The value of the collateral securing the notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest under the United States Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the United States Bankruptcy Code. No appraisal of the fair market value of the collateral was prepared in connection with the offering of the initial notes or this exchange offer and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the notes.

The collateral is subject to casualty risks.

We are obligated under our ABL Facility to at all times cause all the pledged assets to be properly insured and kept insured against loss or damage by fire or other hazards to the extent that such properties are usually insured by corporations operating properties of a similar nature in the same or similar localities. There are, however, some losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure holders of notes that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged assets, we cannot assure holders of the notes that the proceeds received by us in respect thereof will be sufficient to satisfy all the secured obligations, including the notes.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent was not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the notes. There can be no assurance that the lenders under our ABL Facility have taken all actions necessary to create properly perfected security interests, which may result in the loss of the priority of the security interest in favor of the holders of the notes to which they would otherwise have been entitled. Specifically, the collateral agent or the lenders under our new ABL Facility may not complete all the actions necessary to perfect the liens in any real property by the time of completion of this offering. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and the guarantors have limited obligations to perfect the security interest of the holders of the notes in specified collateral. There can be no assurance that the trustee or the collateral agent for the notes will monitor, or that we will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent for the notes has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

Any future pledge of collateral in favor of the holders of the notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of the notes, including pursuant to security documents delivered after the date of the indenture governing the notes, might be voidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the United States Bankruptcy Code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced with 90 days following the pledge, or, in certain circumstances, a longer period.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees.

In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). With respect to such releases, we must deliver to the collateral agent, from time to time, an officers’ certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the collateral agent was obtained in the ordinary course of our business were not prohibited by the indenture. See “Description of the Notes.”

The collateral securing the notes will be substantially different from the collateral securing the ABL Facility.

The collateral securing the notes is substantially different from the collateral securing the ABL Facility. The collateral securing the notes does not include: (i) the assets or capital stock of our Canadian subsidiary and (ii) the capital stock of Ply Gem Industries, Inc. or its subsidiaries if the book value (or market value, if greater) of any such company’s capital stock exceeds 20% of the principal amount of the notes, all of which will continue to secure the ABL Facility on a first-priority basis. See “— The pledge of capital stock, other securities and similar items of Ply Gem Industries, Inc. and its subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral when the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary,” “Description of the Notes — Security for the Notes” and “Description of Other Indebtedness.”

Risks Related to the Exchange Offer

The issuance of the exchange notes may adversely affect the market for the initial notes.

To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected.  Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited.  Please refer to the section in this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

Risks Associated with Our Business

We face competition from other vinyl exterior building products manufacturers and alternative building materials. If we are unable to compete successfully, we could lose customers and our sales could decline.

We compete with other national and regional manufacturers of vinyl exterior building products. Some of these companies are larger and have greater financial resources than we do. Accordingly, these competitors may be better able to withstand changes in conditions within the industries in which we operate and may have significantly greater operating and financial flexibility than we do. These competitors could take a greater share of sales and cause us to lose business from our customers. Additionally, our products face competition from alternative materials: wood, metal, fiber cement and masonry in siding, and wood in windows. An increase in competition from other vinyl exterior building products manufacturers and alternative building materials could cause us to lose our customers and lead to decreases in net sales.

Downturns in the home repair and remodeling and new home construction sectors or the economy could lower the demand for, and pricing of, our products, which in turn could cause our net sales and net income to decrease.

Our performance is dependent to a significant extent upon the levels of home repair and remodeling and new home construction spending, all of which are affected by such factors as interest rates, inflation, consumer confidence, unemployment, and the availability of consumer credit. According to the National Association of Home Builders (“NAHB”), second quarter 2008 single family housing starts are estimated to show a decline of approximately 28.1% from actual levels achieved in the second quarter of 2007. The new construction sector of the market is expected to continue to be negatively impacted during the balance of 2008 according to the NAHB’s July 8, 2008 forecast. Additionally, according to the NAHB’s July 2008 forecast, single family housing starts are expected to decline in 2008 by 35.4% as compared to their full year estimate for 2007. In April 2008, we revised our 2008 forecast in response to market wide increases in raw material prices and fuel costs, as well as continued declines in both the residential new construction and repair/remodeling markets. Under the revised forecast, we currently expect to report significantly lower Adjusted EBITDA.

Changes in the costs and availability of raw materials, especially PVC resin and aluminum, can decrease our profit margin by increasing our costs.

Our principal raw materials, PVC resin and aluminum, have been subject to rapid price changes in the past. Over the past four years, PVC resin prices have more than doubled, primarily due to the increased cost of oil and natural gas, increases in natural gas and crude oil prices and demand in the broader economy, resin prices increased to an all time high level. These significantly higher resin costs have impacted our profitability throughout 2008, 2007 and 2006. In addition, in April 2008, we revised our 2008 forecast in response to market wide increases in raw material prices and fuel costs, as well as continued declines in both the residential new construction and repair/remodeling markets. Under the revised forecast, we currently expect to report significantly lower Adjusted EBITDA. While we have historically been able to substantially pass on significant PVC resin and aluminum cost increases through price increases to our customers, our results of operations for individual quarters can be and have been hurt by a delay between the time of PVC resin and aluminum cost increases and price increases in our products. While we expect that any significant future PVC resin and aluminum cost increases will be offset in part or whole over time by price increases to our customers, we may not be able to pass on any future price increases.

Because we depend on a core group of significant customers, our sales, cash flows from operations and results of operations may decline if our key customers reduce the amount of products they purchase from us.

Our top ten customers accounted for approximately 35.5% of our net sales in the year ended December 31, 2007. Our largest customer, BlueLinx, distributes our vinyl siding and accessories through multiple channels within its building products distribution business, and accounted for approximately 10.2% of our 2007 net sales. We expect a small number of customers to continue to account for a substantial portion of our net sales for the foreseeable future.

The loss of or a significant adverse change in our relationships with BlueLinx or any other major customer could cause a material decrease in our net sales. We expect our relationship with BlueLinx to continue.

The loss of, or a reduction in orders from, any significant customers, losses arising from customers’ disputes regarding shipments, fees, merchandise condition or related matters or our inability to collect accounts receivable from any major retail customer could cause a decrease in our net income and our cash flow. In addition, revenue from customers that have accounted for significant revenue in past periods, individually or as a group, may not continue, or if continued, may not reach or exceed historical levels in any period.

Our business is seasonal and can be affected by inclement weather conditions which could affect the timing of the demand for our products and cause reduced profit margins when such conditions exist.

Markets for our products are seasonal and can be affected by inclement weather conditions. Historically, our business has experienced increased sales in the second and third quarters of the year due to increased construction during those periods. Because much of our overhead and expense are fixed throughout the year, our operating profits tend to be lower in the first and fourth quarters. Inclement weather conditions can affect the timing of when our products are applied or installed, causing reduced profit margins when such conditions exist.

If we are unable to meet future capital requirements our product offering may become dated, our productivity may decrease and the quality of our products may decline, which, in turn, could reduce our sales and profitability.

We periodically make capital investments to, among other things, maintain and upgrade our facilities and enhance our production processes. As we grow our businesses, we may have to incur significant capital expenditures. If we do not have, or are unable to obtain adequate funds to make all necessary capital expenditures when required, or if the amount of future capital expenditures are materially in excess of our anticipated or current expenditures, our product offering may become dated, our productivity may decrease and the quality of our products may decline, which, in turn, could reduce our sales and profitability.

Increases in the cost of labor, union organizing activity and work stoppages at our facilities or the facilities of our suppliers could delay or impede our production, reduce sales of our products and increase our costs.

Our financial performance is affected by the availability of qualified personnel and the cost of labor. As of June 28, 2008, approximately 14.0% of our employees were represented by labor unions. We are subject to the risk that strikes or other types of conflicts with personnel may arise or that we may become a subject of union organizing activity. Furthermore, some of our direct and indirect suppliers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these suppliers could result in slowdowns or closures of facilities where components of our products are manufactured. Any interruption in the production or delivery of our products could reduce sales of our products and increase our costs.

We may be subject to claims arising from the operations of our subsidiaries, including Ply Gem Industries, MW, Alenco, AHE, and Pacific Windows prior to our acquisitions. Our ability to seek indemnification from the former owners of our subsidiaries may be limited, in which case, we would be liable for these claims.

We have acquired all of our subsidiaries in the last several years, including Ply Gem Industries, MW, Alenco, AHE and Pacific Windows. We may be subject to claims or liabilities arising from the ownership or operation of our subsidiaries prior to our acquisition of them. Our ability to seek indemnification from the former owners of our subsidiaries is limited by various factors, including the specific limitations contained in the respective acquisition agreement and the financial ability of the former owners.

Under the terms of the stock purchase agreement governing the acquisition of Ply Gem Industries, Nortek, Inc. (“Nortek”) has agreed to indemnify us for liabilities arising from its former ownership or operations of subsidiaries or properties where such ownership or operation ceased prior to the completion of the Ply Gem acquisition, including environmental liabilities, liabilities arising in connection with certain leases, product liability and other litigations, benefit plans, and for certain other liabilities. Our ability to seek indemnification from Nortek is, however, limited by the strength of Nortek’s financial condition, which could change in the future. These liabilities could be significant, and if we are unable to enforce the Nortek indemnification rights, could make it difficult to pay the interest or principal amount of the notes when due. Nortek has covenanted to use their reasonable commercial efforts to novate certain sale and lease contracts relating to discontinued operations, thereby removing us and our affiliates from certain indemnification obligations thereunder, which obligations we retained in connection with the sales of certain of our businesses. Accordingly, during 2004, Nortek successfully novated four sale contracts relating to our discontinued operations, including our disposition of Hoover Treated Wood Products, Inc., Sagebrush Sales, Peachtree Doors and Windows and SNE Enterprises. As a consequence, we are no longer responsible for any indemnification obligations to the buyers of these former operations. Nortek has also covenanted that after the Ply Gem acquisition, it will not dispose of all or substantially all of its property and assets in a single transaction or series of related transactions, unless the acquirer of either its residential building products segment or HVAC segment (whichever is sold first) assumes all of Nortek’s obligations (including Nortek’s indemnification obligations) under the stock purchase agreement.

We completed the acquisition of MW during 2004.  Our ability to seek indemnification from the selling stockholders of MWM Holding is restricted to breaches of a limited amount of corporate representations and warranties, and for the first $250,000 in costs of compliance by MW with the New Jersey Industrial Site Recovery Act at an MW facility in Hammonton, New Jersey and for 75% of any such costs between $250,000 and $5.5 million resulting from the compliance by MW with that same act.

We completed the acquisition of Alenco in February of 2006. Our ability to seek indemnification from the selling stockholders of AWC for specified matters is subject to limitations, including the periods to submit claims, minimum amount of losses suffered and aggregate amounts of recovery.

We completed the acquisition of AHE in October of 2006. Our ability to seek indemnification from the selling stockholders of AHE for specified matters is subject to limitations, including the periods to submit claims, minimum amount of losses suffered and aggregate amounts of recovery.

We completed the acquisition of Pacific Windows in September of 2007. Our ability to seek indemnification from the selling stockholders of Pacific Windows for specified matters is subject to limitations, including the periods to submit claims, minimum amount of losses suffered and aggregate amounts of recovery.

We could face potential product liability claims relating to products we manufacture.

Our historical product liability claims have not been material and while management is not aware of any material product liability issues, we do face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. In the event that any of our products proves to be defective, among other things, we may be responsible for damages related to any defective products and we may be required to recall or redesign such products. Because of the long useful life of our products, it is possible that latent defects might not appear for several years. Any insurance we maintain may not continue to be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product recall could result in adverse publicity against us, which could cause our sales to decline or increase our costs.

We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects.

Our continued success depends to a large extent upon the continued services of our senior management and certain key employees. Each member of our senior management team has substantial experience and expertise in our industry and has made significant contributions to our growth and success. We do face the risk, however, that members of our senior management may not continue in their current positions and the loss of the services of any of these individuals could cause us to lose customers and reduce our net sales, lead to employee morale problems and/or the loss of key employees, or cause disruptions to our production. Also, we may be unable to find qualified individuals to replace any of the senior executive officers who leave our company. To encourage the retention of certain key executives in the past, we have entered into various equity-based agreements with our senior executives, including Messrs. Robinette, Poe, Wayne, Sveinson and Veach designed to encourage their retention. However, for 2008, we have eliminated our management incentive bonus that ties management compensation to attainment of our objectives.

Interruptions in deliveries of raw materials or finished goods could adversely affect our production and increase our costs, thereby decreasing our profitability.

Our dependency upon regular deliveries from particular suppliers means that interruptions or stoppages in such deliveries could adversely affect our operations until arrangements with alternate suppliers could be made. If any of our suppliers were unable to deliver materials to us for an extended period of time, as the result of financial difficulties, catastrophic events affecting their facilities or other factors beyond our control, or if we were unable to negotiate acceptable terms for the supply of materials with these or alternative suppliers, our business could suffer. We may not be able to find acceptable alternatives, and any such alternatives could result in increased costs for us. Even if acceptable alternatives were found, the process of locating and securing such alternatives might be disruptive to our business. Extended unavailability of a necessary raw material or finished good could cause us to cease manufacturing one or more of our products for a period of time.

Environmental requirements may impose significant costs and liabilities on us.

Our facilities are subject to numerous United States and Canadian federal, state, provincial and local laws and regulations relating to the presence of hazardous materials, pollution and the protection of the environment, including those governing emissions to air, discharges to water, use, storage and transport of hazardous materials, storage, treatment and disposal of waste, remediation of contaminated sites and protection of worker health and safety. From time to time, our facilities are subject to investigation by governmental regulators. In addition, we have been identified as one of many potentially responsible parties for contamination present at certain offsite locations to which we or our predecessors are alleged to have sent hazardous materials for recycling or disposal. We believe that we are in material compliance with all applicable requirements of such laws and regulations. However, our efforts to comply with environmental requirements do not remove the risk that we may be held liable, or incur fines or penalties, and that the amount of liability, fines or penalties may be material, for, among other things, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for newly-discovered contamination at any of our properties from activities conducted by previous occupants. Certain environmental laws impose strict, and under certain circumstances joint and several, liability for the cost of addressing releases of hazardous substances upon certain classes of persons, including site owners or operators and persons that disposed or arranged for the disposal of hazardous substances at contaminated sites. Under the stock purchase agreement governing the Ply Gem acquisition, our former parent, Nortek, has agreed to indemnify us for any such liabilities arising from our former ownership or operation of subsidiaries or properties where such ownership or operation ceased prior to the completion of the Ply Gem acquisition and for certain other properties. Our ability to seek indemnification from Nortek is, however, limited by the strength of Nortek’s financial condition. Nortek has also covenanted that after the Ply Gem acquisition, it will not dispose of all or substantially all of its property and assets in a single transaction or series of related transactions, unless the acquirer of either its residential building products segment or HVAC segment (whichever is sold first) assumes all of Nortek’s obligations (including Nortek’s indemnification obligations) under the stock purchase agreement.

We are currently involved in environmental proceedings involving CWD (arising from subsurface contamination discovered at our Calgary, Alberta property), and we may in the future be subject to environmental proceedings involving Thermal-Gard, Inc. (arising from groundwater contamination in Punxsutawney, Pennsylvania) and Kroy (relating to contamination in a drinking water well in York, Nebraska). Under the stock purchase agreement governing the Ply Gem acquisition, Nortek is to indemnify us for fifty percent of any liability in excess of $750,000 with respect to the Calgary contamination and to indemnify us fully for any liability in connection with the Punxsutawney contamination. Alcan Aluminum Corporation assumed the obligation to indemnify us with respect to certain liabilities for environmental contamination of the York property occurring prior to 1994 when it sold the property to us in 1998. Our former subsidiary, Hoover Treated Wood Products, Inc., is involved in an environmental proceeding in connection with a contaminated landfill site in Thomson, Georgia. While we had assumed an obligation to indemnify the purchaser of our former subsidiary when we sold Hoover Treated Wood Products, Inc., our obligation has been novated and assumed by Nortek.

Under the stock purchase agreement governing the acquisition of MW, the sellers agreed to indemnify us for the first $250,000 in costs of compliance with the New Jersey Industrial Site Recovery Act at an MW facility in Hammonton, New Jersey and for 75% of any such costs between $250,000 and $5.5 million. In connection with the MW acquisition, MW achieved compliance with the Industrial Site Recovery Act by obtaining a Remediation in Progress waiver from the New Jersey Department of Environmental Protection based on the ongoing remediation of the site by a previous occupant. MW’s Rocky Mount, Virginia property is subject to an environmental investigation relating to contamination associated with an underground storage tank formerly located at the Rocky Mount, VA property. Liability for the underground storage tank contamination and related investigation has been previously assumed by U.S. Industries, Inc., pursuant to its indemnity obligation under the Stock Purchase Agreement dated August 11, 1995, whereby U.S. Industries, Inc. sold the stock of MW to Fenway Partners. As the successor in interest of Fenway Partners, we are similarly indemnified by U.S. Industries, Inc. U.S. Industries and MW are working to develop a course of action to address the site contamination that is acceptable to both companies and the Virginia regulatory authorities.

Changes in environmental laws and regulations or in their enforcement, the discovery of previously unknown contamination or other liabilities relating to our properties and operations or the inability to enforce the indemnification obligations of Nortek, the MW sellers and U.S. Industries, Inc. could result in significant environmental liabilities which could make it difficult to pay the interest or principal amount of our debt when due. In addition, we might incur significant capital and other costs to comply with increasingly stringent U.S. or Canadian environmental laws or enforcement policies which would decrease our cash flow available to service our indebtedness.

Manufacturing or assembly realignments may result in a decrease in our short-term earnings, until the expected cost reductions are achieved, due to the costs of implementation.

We continually review our manufacturing and assembly operations and sourcing capabilities. Effects of periodic manufacturing realignments and cost savings programs could result in a decrease in our short-term earnings until the expected cost reductions are achieved. Such programs may include the consolidation and integration of facilities, functions, systems and procedures. Such actions may not be accomplished as quickly as anticipated and the expected cost reductions may not be achieved or sustained.

We rely on a variety of intellectual property rights. Any threat to, or impairment of, these rights could cause us to incur costs to defend these rights.

As a company that manufactures and markets branded products, we rely heavily on trademark and service mark protection to protect our brands. We have a significant number of issued patents and rely on copyright protection for certain of our technologies. These protections may not adequately safeguard our intellectual property and we may incur significant costs to defend our intellectual property rights, which may harm our operating results. There is a risk that third parties, including our current competitors, will infringe on our intellectual property rights, in which case we would have to defend these rights. There is also a risk that third parties, including our current competitors, will claim that our products infringe on their intellectual property rights. These third parties may bring infringement claims against us or our customers, which may harm our operating results.

We are controlled by our principal equity holder, which has the power to take unilateral action and whose interests in our business could conflict with yours.

Affiliates of, and companies managed by, CI Capital Partners, including Caxton-Iseman (Ply Gem) L.P., Caxton-Iseman (Ply Gem) II L.P. and Frederick Iseman, control our affairs and policies. Circumstances may occur in which the interests of these equity holders could be in conflict with the interests of the holders of the notes. In addition, these equity holders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of the notes.

Increases in key raw material and fuel costs could cause our cost of products sold to increase and net income to decrease.

Our cost of products sold may be significantly impacted by market prices for our primary raw materials which are PVC resin and aluminum. Current market forecasts indicate that market prices for these raw materials will increase in 2008 as compared to market levels in 2007. In addition, increases in fuel cost can negatively impact our cost to deliver our products to our customers and thus increase our cost of products sold. Fuel costs are currently forecasted to increase over levels in 2007. If these market forecasts are correct, and we are unable to increase the selling price of our products to our customers, net income may be adversely affected.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included herein. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

The information in this prospectus is not a complete description of our business or the risks associated with an investment in our securities. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under “Risk Factors,” and the following:

•	our high degree of leverage and significant debt service obligations;

•	restrictions under the indenture governing the notes offered hereby and our existing notes and restrictions under our new senior secured asset-based revolving credit facility;

•	the competitive nature of our industry;

•	changes in interest rates, and general economic and home repair and remodeling and new home construction market conditions;

•	changes in the price and availability of raw materials; and

•	changes in our relationships with our significant customers.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes.  We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.  In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

In connection with the offering of the initial notes, we entered into the ABL Facility, initially a $135.0 million senior secured asset-based revolving credit facility, of which $40.0 million was drawn at closing. “See Description of Other Indebtedness — New Senior Secured Asset-Based Revolving Credit Facility.” The proceeds from the issuance of the initial notes was approximately $693.5 million. We used such proceeds, together with the initial borrowings of $40.0 million under the ABL Facility, to repay approximately $708.0 million in borrowings outstanding under our existing senior credit facilities (including a call premium of $6.8 million) and the financing costs and other expenses in connection with the issuance of the initial notes and the entering into of our ABL Facility.

The following is a summary of the sources and uses of proceeds from the offering of the initial notes and the initial borrowings under our new ABL Facility. You should read the following together with the information set forth under “Prospectus Summary — The Offering,” “Capitalization” and “Description of Other Indebtedness.”

Sources of funds (in millions)		Uses of funds (in millions)

Initial notes (1)	$693.5	Repayment of our existing senior credit facilities (2)	$708.0
Initial borrowings under the ABL facility	40.0	Financing costs and other expenses (3)	25.0
		Cash on hand	0.5
	$733.5		$733.5
____________

(1)	The initial notes have a face value of $700.0 million, but were offered at a discount of $6.5 million.

(2)
Includes a payment of approximately $676.2 million for the repayment of the term loan under our prior facility, a call premium of approximately $6.8 million associated with the repayment, and approximately $25.0 million for the repayment of the revolver borrowings under the prior term facility.

(3)	Financing costs and other expenses include the initial purchasers’ discount and fees and expenses related to the offering of the initial notes and the entering into of our ABL Facility.

CAPITALIZATION

The following table shows our capitalization as of June 28, 2008 on an actual basis.

You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.  Also see “Use of Proceeds,” “Selected Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness.”

As of June 28, 2008
(Unaudited, in thousands)
Cash and cash equivalents	$61,480
Short-term and long-term debt:
Senior subordinated notes due 2012 (1)	360,163
Initial notes (2)	693,566
ABL Facility (3)	40,000
Total debt	1,093,729
Stockholders’ equity:
Common stock	—
Additional paid-in capital	209,884
Retained earnings	7,907
Accumulated other comprehensive income	9,056
Total stockholders’ equity	226,847
Total capitalization	$1,320,576
____________

(1)	Consists of outstanding principal and unamortized premium on our senior subordinated notes due 2012.

(2)	The initial notes have a face value of $700.0 million, but were offered at a discount of $6.5 million.

(3)
Borrowings under our ABL Facility are subject to limits on debt incurrence imposed by the senior subordinated notes due 2012.  Borrowings are limited to the lesser of the borrowing base and $150.0 million, which was increased from $135.0 million on August 14, 2008. Upon closing of the offering of the initial notes, we made an initial borrowing of approximately $40.0 million, which was used, together with the proceeds of the offering, to refinance our existing senior credit facilities and pay related fees and expenses. In addition, we used $3.9 million of availability to replace existing letters of credit. Future borrowings will be used for general corporate purposes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The selected historical financial data presented below is for each of the years in the five-year period ended December 31, 2007.

The selected historical financial data as of December 31, 2007 and 2006 and for each of the years ended December 31, 2007, 2006 and 2005 have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus.  The selected historical financial data as of and for the six months ended June 28, 2008 and June 30, 2007 have been derived from, and should be read together with, our unaudited condensed consolidated financial statements and the accompanying notes included elsewhere in this prospectus.  In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included.  The results of operations for interim periods are not necessarily indicative of the operating results that may be expected for the entire year or any future period.

On January 9, 2003, our former indirect parent, Nortek Holdings was acquired in a recapitalization transaction by certain affiliates and designees of Kelso & Company L.P. and certain members of management of our former parent, Nortek.  The Nortek recapitalization was accounted for as a purchase and resulted in a new valuation of the assets and liabilities of Nortek Holdings and its subsidiaries, including us.  The audited data for the pre-Nortek recapitalization period from January 1, 2003 through January 9, 2003 have been prepared on different bases of accounting and therefore are not directly comparable to subsequent periods.

The audited data for calendar 2004 includes the operating results of Ply Gem Industries from January 1, 2004 until the date of the Ply Gem acquisition on February 12, 2004, and separately includes the operating results of Ply Gem Holdings from the date of its inception on January 23, 2004 through December 31, 2004.  Subsequent to the Ply Gem acquisition, the financial statements presented are on a different basis of accounting.  Therefore, they are not directly comparable to preceding periods.

The selected historical data set forth below is not necessarily indicative of the results of future operations and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

	Consolidated Ply Gem Holdings				Combined Ply Gem Industries

					Post-Nortek Recapitalization(1)		Pre-Nortek Recapitalization(1)
				Jan. 23, 2004	Jan. 1, 2004	Jan. 10, 2003	Jan. 1, 2003	Six Months Ended
	Fiscal Year Ended December 31,			To	To	To	To	June 28,	June 30,
	2007	2006	2005	Dec. 31, 2004	Feb. 11, 2004	Dec. 31, 2003	Jan. 9, 2003	2008	2007
	(in thousands)							(unaudited)
Statement of operations data:
Net sales	$1,363,546	$1,054,468	$838,868	$585,945	$40,612	$522,565	$8,824	$597,563	$675,969
Costs and expenses:
Costs of products sold	1,075,507	831,418	647,576	448,733	33,611	393,674	7,651	495,359	530,980
Selling, general and administrative expense	162,609	125,619	92,738	67,568	8,345	73,933	1,529	85,879	79,294
Intangible asset impairment	4,150	782	–	-	-	-	-	-	-
Amortization of intangible assets	17,631	11,942	9,761	5,911	201	3,837	70	9,826	8,936
Total costs and expenses	1,259,897	969,761	750,075	522,212	42,157	471,444	9,250	591,064	619,210
Operation earnings (loss)	103,649	84,707	88,793	63,733	(1,545)	51,121	(426)	6,589	56,759
Foreign currency gain (loss)	3,961	77	1,010	2,473	-	-	-	(495)	2,208
Interest expense	(98,496)	(72,218)	(57,657)	(37,373)	(3,684)	(33,117)	(976)	(74,139)	(51,089)
Interest income	1,704	1,205	730	160	29	196	2	310	822
Other expense	(1,202)	(4,462)	-	-	-	-	-	-	-
Income (loss) before provision (benefit) for income taxes and cumulative effect of accounting change	9,616	9,309	32,876	28,993	(5,200)	18,200	(1,400)	(67,735)	8,700
Provision (benefit) for income taxes	4,002	3,502	12,651	11,311	(1,850)	7,200	(500)	(26,400)	2,294
Income (loss) before cumulative effect of accounting change	5,614	5,807	20,225	17,682	(3,350)	11,000	(900)	(41,335)	6,406
Cumulative effect of accounting change, net of income tax benefit of $57 (3)	-	(86)	-	-	-	-	-	-	-
Net income (loss)	$5,614	$5,721	$20,225	$17,682	$(3,350)	$11,000	$(900)	$(41,335)	$6,406

	Consolidated Ply Gem Holdings								Combined Ply Gem Industries

									Post-Nortek Recapitalization(1)			Pre-Nortek Recapitalization(1)
							Jan. 23, 2004		Jan. 1, 2004	Jan. 10, 2003		Jan. 1, 2003	Six Months Ended
	Fiscal Year Ended December 31,						To		To	To		To	June 28,	June 30,
	2007		2006		2005		Dec. 31, 2004		Feb. 11, 2004	Dec. 31, 2003		Jan. 9, 2003	2008	2007
	(in thousands)												(unaudited)
Other financial data:
Capital expenditures	$20,017		$20,318		$14,742		$(6,773)		$(718)	$(7,687)		$(349)	$7,039	$7,201
Depreciation and amortization	54,067		33,816		26,125		17,745		1,373	14,702		327	30,680	25,552
Net cash provided by (used in):
Operating activities	$82,545		$57,878		$63,910		$49,427		$1,648	$24,205		$1,853	$(65,108)		$(13,428)
Investing activities	(56,407)		(432,168)		(14,362)		(890,034)		395	(7,973)		(312)	1,637		(7,409)
Financing activities	(15,068)		405,396		(34,334)		847,277		(7,451)	(11,443)		(4,706)	59,958	11,538
Ratio of earnings to fixed charges (2), (4)	1.1	x	1.1	x	1.5	x	1.7	x	N/A	1.5	x	N/A	-	1.2	x

Balance sheet data (at period end):
Cash and cash equivalents	$65,207		$53,274		$22,173		$6,794			$8,517			$61,480	$44,265
Total assets	1,625,607		1,649,721		1,049,998		1,104,299			503,368			1,663,633	1,659,277
Total debt	1,038,096		1,048,764		637,468		707,591			424,297			1,093,729	1,065,554
Stockholders’ equity (Parent company deficit)	239,544		227,716		215,514		195,407			(27,699)			226,847	235,446
_________
(1)
On January 9, 2003, our former indirect parent, Nortek Holdings was acquired in a recapitalization transaction by certain affiliates and designees of Kelso & Company L.P. and certain members of management of our former parent, Nortek.  The Nortek recapitalization was accounted for as a purchase and resulted in a new valuation of the assets and liabilities of Nortek Holdings and its subsidiaries, including us.

(2)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent net income (loss) before provision for income taxes plus fixed charges.  Fixed charges consist of interest expense, net plus amortization of deferred financing expense and our estimate of the interest within rental expense.

(3)	Cumulative effect change in the fiscal year ended December 31, 2006 relates to the adoption of FAS 123(R), “Share-Based Payment”.

(4)
Due to the Company’s loss in the first six months of 2008, the ratio coverage was less than 1:1.  The Company would need to generate additional earnings of approximately $67.7 million to achieve a coverage ratio of 1:1.  The loss incurred for the six months ended June 28, 2008 included interest expense of approximately $27.6 million for financing costs incurred in the second quarter 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in “Risk Factors” and elsewhere in this prospectus.  Actual results may differ materially from those contained in any forward-looking statements.  The following discussion should be read in conjunction with “Selected Historical Financial Information” and our financial statements and related notes included elsewhere in this prospectus.

General

We are a leading manufacturer of residential exterior building products in North America.  We offer a comprehensive product line of vinyl siding and skirting, vinyl windows and doors, and vinyl and composite fencing and railing that serves both the home repair and remodeling and the new home construction sectors in all 50 states and Western Canada.  We also manufacture vinyl and aluminum soffit and siding accessories, aluminum trim coil, aluminum, wood and aluminum and vinyl clad windows and steel and fiberglass doors, enabling us to bundle complementary and color-matched products and accessories with our core vinyl products.  We have two reportable segments: (i) siding, fencing and railing and (ii) windows and doors.  For periods prior to January 1, 2008, the siding, fencing and railing segment also included decking products, which were phased out due to unprofitability.

We market our products using several leading brands across multiple price points, which enables us to diversify our sales across distribution channels with minimal channel conflict and reach the greatest number of end customers. We believe we are able to compete on favorable terms and conditions and maintain a strong customer base as a result of our extensive distribution coverage, high quality, innovative and comprehensive product line, proprietary vendor managed inventory program and production efficiency.

Ply Gem Holdings, a wholly-owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries from Nortek.  The Ply Gem acquisition was completed on February 12, 2004 when Nortek sold Ply Gem Industries to Ply Gem Holdings pursuant to the terms of a stock purchase agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC.  Prior to February 12, 2004, the date of the Ply Gem acquisition, Ply Gem Holdings had no operations and Ply Gem Industries was a wholly-owned subsidiary of WDS LLC, which was a wholly-owned subsidiary of Nortek.

On August 27, 2004, Ply Gem Industries acquired all of the outstanding shares of capital stock of MWM Holding, in accordance with a stock purchase agreement entered into among Ply Gem, MWM Holding and certain selling stockholders.

On February 24, 2006, in connection with the acquisition of AWC Holding Company (“AWC,” and together with its subsidiaries, “Alenco”), a new holding company, Ply Gem Prime Holdings, Inc., was formed pursuant to a merger involving Ply Gem Investment Holdings.  As a result, Ply Gem Prime Holdings became the sole shareholder of Ply Gem Investment Holdings, each outstanding share of capital stock of Ply Gem Investment Holdings was converted into a share of a corresponding class of shares of the capital stock of Ply Gem Prime Holdings and Ply Gem Prime Holdings assumed Ply Gem Investment Holdings’ obligations under the Ply Gem Investment Holdings 2004 Stock Option Plan.  In connection therewith, each outstanding stock option and phantom unit of Ply Gem Investment Holdings was converted on a 1:1 basis into a stock option and phantom unit of Ply Gem Prime Holdings.

On February 24, 2006, Ply Gem Industries completed the Alenco acquisition in accordance with a securities purchase agreement entered into among Ply Gem Industries, all of the direct and indirect stockholders, warrant holders and stock option holders of AWC and FNL Management Corp., as their representative on February 6, 2006.  Pursuant to the securities purchase agreement, Ply Gem Industries purchased all of the issued and outstanding shares of common stock, warrants to purchase shares of common stock and options to purchase shares of common stock of AWC (other than certain shares of common stock held by certain members of the senior management of Alenco that were contributed separately to Ply Gem Prime Holdings, the new parent company of Ply Gem Investment Holdings, in exchange for shares of capital stock of Ply Gem Prime Holdings).  Immediately following the completion of the Alenco acquisition, AWC became a wholly-owned subsidiary of Ply Gem Industries.  The purchase price paid by Ply Gem was approximately $89.4 million on cash, which included $4.0 million in cash delivered by Ply Gem to an escrow agent to be held in escrow as security for the sellers’ indemnification and other obligations under the securities purchase agreement, plus the repayment of approximately $31.3 million of outstanding indebtedness of Alenco.  In connection with the Alenco acquisition, certain members of Alenco management invested approximately $8.1 million in the capital stock of Ply Gem Prime Holdings.  The accompanying financial statements include the operating results of Alenco for the period February 24, 2006 through December 31, 2007.

On October 31, 2006, Ply Gem Industries acquired all of the outstanding shares of capital stock of Alcoa Home Exteriors, Inc. (“AHE”), in accordance with a stock purchase agreement entered into among Ply Gem Industries, Alcoa Securities Corporation and Alcoa Inc.  The purchase price paid by Ply Gem was approximately $305.0 million in cash.  The accompanying financial statements include the operating results of AHE for the period October 31, 2006 through December 31, 2007.

On September 30, 2007, Ply Gem Industries acquired the vinyl window and patio door business of Certain Teed Corporation, through a stock acquisition.  On the acquisition date, the Company changed the name of the acquired business to Ply Gem Pacific Windows Corporation (“Pacific Windows”).  The purchase price paid by Ply Gem was approximately $35.0 million in cash and was funded from a combination of cash on hand and borrowings against Ply Gem’s prior $75.0 million credit facility.  The accompanying financial statements include the operating results of Pacific Windows for the period September 30, 2007 through December 31, 2007.

Ply Gem Holdings is a holding company with no operations or assets of our own other than the capital stock of our subsidiaries.  The terms of the indenture governing the notes offered hereby and our senior subordinated notes place restrictions on the ability of Ply Gem Industries and its subsidiaries to pay dividends and otherwise transfer assets to Ply Gem Holdings.

Financial Statement Presentation

Net sales.  Net sales represent the fixed selling price of our products plus certain shipping charges less applicable provisions for discounts and allowances.  Allowances include cash discounts, volume rebates and gross returns among others.

Cost of products sold.  Cost of products sold includes direct material and manufacturing costs, manufacturing depreciation, third-party and in-house delivery costs and product warranty expense.

Selling, general and administrative expense.  Selling, general and administrative expense, or SG&A expense, includes all non-product related operating expenses, including selling, marketing, research and development costs, information technology and other general and administrative expenses.

Operating earnings.  Operating earnings represents net sales less cost of products sold, SG&A expense and amortization of intangible assets.

Comparability.  All periods after the Alenco acquisition in February 2006 include the results of operations of Alenco.  All periods after the AHE acquisition in October 2006 include the results of operations of AHE.  All periods after the Pacific Windows acquisition in September 2007 include the results of operations of Pacific Windows.

Impact of Commodity Pricing

Our principal raw materials, PVC resin and aluminum, have historically been subject to rapid price changes.  We have in the past been able to pass on a substantial portion of significant cost increases through price increases to our customers.  Our results of operations for individual quarters can and have been impacted by a delay between the time of PVC resin and aluminum cost increases and decreases and related price changes that we implement in our products.

Impact of Weather

Since our building products are intended for exterior use, our sales and operating earnings tend to be lower during periods of inclement weather.  Weather conditions in the first quarter of each calendar year historically result in that quarter producing significantly less sales revenue than in any other period of the year.  As a result, we have historically had lower profits or losses in the first quarter, and reduced profits in the fourth quarter of each calendar year due to the weather.  Our results of operations for individual quarters in the future may be impacted by adverse weather conditions.

Critical Accounting Policies

The following discussion and analysis of our financial position and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  Certain of our accounting policies require the application of judgments in selecting the appropriate assumptions for calculating financial estimates.  By their nature, these judgments are subject to an inherent degree of uncertainty.  We periodically evaluate the judgments and estimates used for our critical accounting policies to ensure that such judgments and estimates are reasonable for our interim and year-end reporting requirements.  These judgments and estimates are based on our historical experience, current trends and information available from other sources, as appropriate.  If different conditions result than those assumptions used in our judgments, the results could be materially different from our estimates.  Management believes that the two areas where different assumptions could result in materially different reported results are accounts receivable related to estimation of allowances for doubtful accounts and inventories in estimating reserves for obsolete and excess inventory.  Although we believe the likelihood of a material difference in either of these two areas is very low based upon our historical experience, a 10% change in our allowance for doubtful accounts and our inventory reserve estimates at June 28, 2008 would result in a $0.7 million impact upon SG&A expense and a $0.9 million impact upon cost of products sold.  Additionally, we have included in the discussion that follows our estimation methodology for both accounts receivable and inventories.  While all significant policies are important to our combined and consolidated financial statements, some of these policies may be viewed as being critical.  Our critical accounting policies include:

Revenue recognition.  We recognize sales based upon shipment of products to our customers net of applicable provisions for discounts and allowances.  Generally, the customer takes title upon shipment and assumes the risks and rewards of ownership of the product.  For certain products, our customers take title upon delivery, at which time revenue is then recognized.  Revenue includes selling price of the product and all shipping costs paid by the customer.  Revenue is reduced at the time of sale for estimated sales returns and all applicable allowances and discounts based on historical experience.  We also provide for estimates of warranty, bad debts, shipping costs and certain sales-related customer programs at the time of sale.  Shipping and warranty costs are included in cost of products sold.  Bad debt expense and marketing programs are included in SG&A expense.  We believe that our procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimates are reconciled to the actual amounts.

Accounts receivable.  We maintain an allowance for doubtful accounts for estimated losses from the inability of our customers to make required payments, which is provided for in bad debt expense.  We determine the adequacy of this allowance by regularly reviewing our accounts receivable aging and evaluating individual customers’ receivables, considering customers’ financial condition, credit history and other current economic conditions.  If a customer’s financial condition were to deteriorate which might impact its ability to make payment, then additional allowances may be required.

Inventories.  Inventories in the accompanying consolidated balance sheets are valued at the lower of cost or market.  At June 28, 2008, and December 31, 2007, approximately $11.5 million and $10.9 million of total inventories, respectively, were valued on the last-in, first-out method, or “LIFO.”  Under the first-in, first-out method, or “FIFO,” of accounting, such inventories would have been approximately $3.7 million and $3.7 million higher at June 28, 2008 and December 31, 2007, respectively.  All other inventories were valued under the FIFO method.  In connection with both LIFO and FIFO inventories, we record provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value.  The process for evaluating obsolete and excess inventory often requires subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be sold in the normal course of business.  Accelerating the disposal process or incorrect estimates of future sales potential may cause actual results to differ from the estimates at the time such inventory is disposed or sold.

Asset impairment.  In accordance with SFAS No. 144, we evaluate the reliability of certain long-lived assets, which primarily consist of property and equipment and purchased intangible assets subject to amortization, based on expectations of non-discounted future cash flows for each subsidiary having a material amount of long-lived assets.  If circumstances indicate a potential impairment, and if the sum of the expected non-discounted future cash flow is less than the carrying amount of all assets including SFAS No. 144 long-lived assets, we would recognize an impairment loss.  A significant reduction in projected sales and earnings, which would lead to a reduction in future cash flows could indicate a potential impairment.

Goodwill and indefinite lived intangibles impairment.  In accordance with SFAS No. 142, we perform annual tests for goodwill and indefinite lived intangibles impairment.  We assess goodwill and indefinite lived intangibles which are not subject to amortization for impairment during the fourth quarter of each year and also at any other date when events or changes in circumstances indicate that the carrying value of these assets may exceed their fair value.  To evaluate goodwill for impairment, the company estimates the fair value of reporting units considering such factors as discounted cash flows and EBITDA valuation multiples for comparable publicly traded companies.  Based upon our most recent analysis, we believe that no impairment of goodwill existed at June 28, 2008.  We did recognize an impairment of our indefinite lived intangibles, and recorded an impairment loss of approximately $4.1 million during the fourth quarter of 2007.  A significant reduction in projected sales and earnings, which would lead to a reduction in future cash flows could indicate a potential impairment.

Share-based compensation.  Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payments,” which requires companies to measure and recognize compensation expense for all stock-based payments at fair value.  Under FAS 123R, share-based compensation cost for the Company’s stock option plan is measured at the grant date, based on the estimated fair value of the award, and is recognized over the requisite service period.  We adopted the provisions of FAS 123R, effective January 1, 2006, using a modified prospective application.  The fair value of each option award is estimated on the date of the grant using a Black-Scholes option valuation model.  Expected volatility is based on a review of several market indicators, including peer companies.  The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option.

Insurance liabilities.  We record insurance liabilities and related expenses for health, workers’ compensation, product and general liability losses and other insurance expenses in accordance with either the contractual terms of their policies or, if self-insured, the total liabilities that are estimable and probable as of the reporting date.  Insurance liabilities are recorded as current liabilities to the extent they are expected to be paid in the succeeding year with the remaining requirements classified as long-term liabilities.  The accounting for self-insured plans requires that significant judgments and estimates be made both with respect to the future liabilities to be paid for known claims and incurred but not reported claims as of the reporting date.  The Company relies on historical trends when determining the appropriate health insurance reserves to record in our consolidated balance sheets.  In certain cases where partial insurance coverage exists, the Company must estimate the portion of the liability that will be covered by existing insurance policies.

Income taxes.  We account for deferred income taxes using the asset and liability method in accordance with SFAS No. 109 “Accounting for Income Taxes,” or “SFAS No. 109,” which requires that the deferred tax consequences of temporary differences between the amounts recorded in our financial statements and the amount included in our federal and state income tax returns be recognized in the balance sheet.  The amount recorded in our consolidated financial statements reflects estimates of final amounts due to timing of completion and filing of actual income tax returns.  Estimates are required with respect to, among other things, the appropriate state income tax rates to use in the various states in which we and our subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for both federal and state income tax purposes and valuation allowances required, if any, for tax assets that may not be realized in the future.  We establish reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged, and the positions may not be fully sustained.  During 2005, the Company established reserves relating to net operating losses acquired in the MW acquisition and transaction costs associated with the Ply Gem acquisition and MW acquisition.  If the benefits for which a reserve has been provided are subsequently recognized, they will reduce goodwill resulting from the application of the purchase method of accounting for these transactions.  We have executed a tax sharing agreement with Ply Gem Holdings and Ply Gem Investment Holdings, Inc. pursuant to which tax liabilities for each respective party are computed on a stand-alone basis.  Our U.S. subsidiaries file unitary, combined and separate state income tax returns.  CWD files separate Canadian income tax returns.

Purchase accounting.  Business acquisitions are accounted for using the purchase method of accounting.  The cost of the acquired company is allocated to identifiable tangible and intangible assets based on estimated fair value generally determined by third party valuation specialists, with the excess allocated to goodwill.

Results of Operations

The following table summarizes net sales and net income by segment and is derived from the accompanying consolidated and combined statements of operations included in this report.

	Year Ended December 31,			Six Months Ended
	2007	2006	2005	June 28, 2008	June 30, 2007
				(unaudited)
	(in thousands)
Net sales
Siding, fencing, railing and decking	$828,124	$502,610	$390,925	$356,310	$416,486
Windows and doors	535,422	551,858	447,943	241,343	259,483
Operating earnings (loss)
Siding, fencing, railing and decking	74,560	44,060	44,892	17,770	36,708
Windows and doors	36,134	50,524	47,699	(6,321)	23,792
Unallocated	(7,045)	(9,877)	(3,798)	(4,860)	(3,741)
Foreign currency gain (loss)
Windows and doors	3,961	77	1,010	(495)	2,208
Interest expense, net
Siding, fencing, railing and decking	(110)	(168)	296	29	75
Windows and doors	1,673	1,652	1,804	(593)	(753)
Unallocated	95,229	69,529	54,827	(73,265)	(49,589)
Other expense
Unallocated	1,202	4,462	-	-	-
Income tax expense (benefit)
Unallocated	4,002	3,502	12,651	(26,400)	2,294
Income (loss) before cumulative effect of accounting change	5,614	5,807	20,225	(41,335)	6,406
Net income (loss)	5,614	5,721	20,225	(41,335)	6,406

The following tables set forth our results of operations based on the amounts and the percentage relationship of the items listed to net sales for the periods indicated.

This review of performance is organized by business segment, reflecting the way we manage our business.  Each business group leader is responsible for operating results down to operating earnings.  We use operating earnings as a performance measure as it captures the income and expenses within the management control of our business leaders.  Corporate management is responsible for making all financing decisions.  Therefore, each segment discussion focuses on the factors affecting operating earnings, while interest expense and income taxes and certain other unallocated expenses are separately discussed at the corporate level.

Siding, Fencing, Railing and Decking Segment

	Fiscal Year Ended December 31,						Six Months Ended
	2007		2006		2005		June 28, 2008		June 30, 2007
							(unaudited)
Statement of operations data:	(in thousands)
Net sales	$828,124	100.0%	$502,610	100.0%	$390,925	100.0%	$356,310	100.0%	$416,486	100.0%
Cost of products sold	658,423	79.5%	408,158	81.2%	309,060	79.1%	294,810	82.7%	331,984	79.7%
Gross profit	169,701	20.5%	94,452	18.8%	81,865	20.9%	61,500	17.3%	84,502	20.3%
SG&A expense	86,068	10.4%	46,571	9.3%	33,752	8.6%	39,456	11.1%	43,056	10.3%
Amortization of intangible assets	9,073	1.1%	3,821	0.8%	3,221	0.8%	4,274	1.2%	4,738	1.1%
Operating earnings	$74,560	9.0%	$44,060	8.8%	$44,892	11.5%	$17,770	5.0%	$36,708	8.8%

Net sales

Net sales for the six months ended June 28, 2008 decreased compared to the same period in 2007 by approximately $60.2 million, or 14%.  The decrease in net sales was driven by industry wide market declines resulting from lower single family housing starts which negatively impacted the new construction sector of the market and overall softness in repair and remodeling expenditures which negatively impacted demand for our products. According to the NAHB, second quarter 2008 single family housing starts are estimated to show a decline of approximately 28.1% from actual levels achieved in the second quarter of 2007.  The new construction sector of the market is expected to continue to be negatively impacted during the balance of 2008 according to the NAHB’s July 8, 2008 forecast.  Additionally, according to the NAHB’s July 2008 forecast, single family housing starts are expected to decline in 2008 by 35.4% as compared to their full year estimate for 2007.  The decrease in net sales that resulted from industry wide market demand declines was partially offset by price increases that we implemented in response to increasing raw materials and freight costs as discussed below in cost of products sold.

Net sales for the year ended December 31, 2007 increased from the year ended December 31, 2006 by approximately $325.5 million or 64.8%.  The increase was primarily due to the addition of AHE which was acquired on October 31, 2006 and contributed approximately $478.9 million and $73.3 million of sales to the years ended December 31, 2007 and December 31, 2006, respectively, resulting in a net increase of approximately $405.6 million.  The increase in net sales due to AHE was partially offset by a decrease in sales due to industry wide market declines resulting from lower single family housing starts which negatively impacted the new construction sector of the market and corresponding decline in repair and remodeling expenditures which negatively impacted demand for our products.  According to the NAHB, 2007 single family housing starts declined by approximately 29.6% from actual levels achieved in 2006.  Additionally, according to the NAHB’s forecast single family housing starts are expected to decline in 2008 by 30.8% as compared to actual levels achieved in 2007.

Net sales for the year ended December 31, 2006 increased from the year ended December 31, 2005 by approximately $111.7 million or 28.6%.  The increase was primarily due to the addition of AHE, which was acquired on October 31, 2006 and contributed approximately $73.3 million of sales to the year ended December 31, 2006.  The increase in net sales was also driven by increased unit volume sold, as well as higher selling prices that were increased in response to industry wide increases in raw material and freight costs.  The increase in units sold was driven by growth with new vinyl siding customers that were obtained during 2005, and was partially offset by industry wide market declines resulting from lower single family housing starts which negatively impacted the new construction sector of the market.  According to the NAHB, single family housing starts declined by 14.2% in 2006.  As a result of the Company’s ability to grow unit volume sales in 2006, our vinyl siding sales outperformed the industry during 2006 and our market share of the vinyl siding industry increased during 2006 as compared to 2005.

Cost of products sold

Cost of products sold for the six months ended June 28, 2008 decreased compared to the same period in 2007 by approximately $37.2 million, or 11%.  The decrease in cost of products sold was due to lower sales as discussed above, but was partially offset by higher raw material costs, primarily PVC resin and aluminum, as well as higher freight costs driven by higher oil costs.  Gross profit as a percentage of net sales for the six months ended June 28, 2008 decreased from the same period in 2007 from 20.3% to 17.3%. The decrease in gross profit as a percentage of sales was driven by lower unit sales volume and increased raw material and freight costs. We have implemented selling price increases in response to higher raw material costs and freight costs, however, our gross profit as a percentage of sales was negatively impacted by the delay between the time of raw material and freight cost increases and the price increases that we implemented.  Additionally, in light of current market conditions for building products, the Company has adjusted the size of its workforce and reduced its fixed overhead structure, including reductions in certain fixed expenses related to the vinyl siding plants in Atlanta, GA and Denison, TX, which ceased production in April of 2007 and February of 2008, respectively.  The Company expects to save approximately $5.0 million and $10.0 million from the closure of the Atlanta, GA and the Denison, TX facilities, respectively.

Cost of products sold for the year ended December 31, 2007 increased from the year ended December 31, 2006 by approximately $250.3 million or 61.3%.  The increase in cost of products sold was primarily driven by the cost of products sold contributed by AHE which was acquired on October 31, 2006.  The increase due to the acquisition of AHE was partially offset by cost savings that the Company is realizing from its acquisition of AHE which included reduced purchased cost on certain raw materials, reduced fixed overhead and other manufacturing efficiency improvements.

Cost of products sold for the year ended December 31, 2006 increased from the year ended December 31, 2005 by approximately $99.1 million or 32.1%.  The increase in cost of products sold was primarily driven by the cost of products sold contributed by AHE which was acquired on October 31, 2006.  Excluding the increase attributable to AHE, cost of products sold increased due to increased sales volume and market wide increases in raw material costs, specifically PVC resin and aluminum, and higher freight expense related to carrier fuel costs.  The market wide increase in raw material and freight costs were fully offset by selling price increases and material strategic sourcing and other cost savings initiatives that management implemented during 2006.  In addition, cost of products sold for the 2006 period was impacted by purchase accounting, primarily from the non-cash write off of purchase price allocated to inventory from the AHE acquisition, which increased cost of products sold by approximately $3.0 million for the year ended December 31, 2006.

Selling, general and administrative expense

SG&A expense for the six months ended June 28, 2008 decreased by approximately $3.6 million, or 8%, from the same period in 2007. The decrease in SG&A expenses was primarily due to lower marketing costs and other fixed expenses that have been reduced in light of current market conditions for building products.

SG&A expense for the year ended December 31, 2007 increased from the year ended December 31, 2006 by approximately $39.5 million, or 84.8%.  The increase was due to the addition of AHE, which contributed approximately $39.2 million more to SG&A expense in 2007 as compared to 2006.  During 2007 the Company reduced certain SG&A expenses in light of current market conditions and realized cost savings associated with its acquisition of AHE through the elimination of certain duplicative functions, however, these savings were largely offset in 2007 by expenses incurred to integrate the AHE acquisition into the Company’s Siding, Fencing, Railing and Decking Segment.  The Company believes that certain 2007 AHE integration expenses, such as computer systems consultants, are non-recurring in nature.  In addition, SG&A expense for the year ended December 31, 2007 included non-recurring costs associated with the closure its Denison, TX vinyl siding facility which ceased production in February of 2008.

SG&A expense for the year ended December 31, 2006 increased from the year ended December 31, 2005 by approximately $12.8 million, or 38.0%.  The increase was due primarily to the addition of AHE, which contributed approximately $9.7 to SG&A expense, in addition to increases due to higher selling and marketing expenses related to the increase in net sales, and higher management incentive compensation expense in 2006 as compared to 2005.

Amortization of intangible assets

Amortization expense for the six months ended June 28, 2008 decreased by approximately $0.5 million.  Amortization expense for the year ended December 31, 2007 increased by approximately $5.3 million, primarily due to the addition of AHE operations.

Windows and Doors Segment

	Fiscal Year Ended December 31,						Six Months Ended
	2007		2006		2005		June 28, 2008		June 30, 2007
							(unaudited)
Statement of operations data:	(in thousands)
Net sales	$535,422	100.0%	$551,858	100.0%	$447,943	100.0%	$241,343	100.0%	$259,483	100.0%
Cost of products sold	417,084	77.9%	423,260	76.7%	338,516	75.6%	200,549	83.1%	198,996	76.7%
Gross profit	118,338	22.1%	128,598	23.3%	109,427	24.4%	40,794	16.9%	60,487	23.3%
SG&A expense	69,496	13.0%	69,171	12.5%	55,188	12.3%	41,563	17.2%	32,497	12.5%
Intangible impairment	4,150	0.8%	782	0.0%	-	0.0%	-	-	-	-
Amortization of intangible assets	8,558	1.6%	8,121	1.5%	6,540	1.5%	5,552	2.3%	4,198	1.6%
Operating earnings (loss)	36,134	6.7%	50,524	9.2%	47,699	10.6%	(6,321)	-2.6%	23,792	9.2%
Currency transaction gain (loss)	$3,961	0.7%	$77	0.0%	$1,010	0.2%	$(495)	-0.2%	$2,208	0.9%

Net sales

Net sales for the six months ended June 28, 2008 decreased compared to the same period in 2007 by approximately $18.1 million, or 7%. The decrease was due to lower sales of our new construction window products which were negatively impacted by market wide decreased demand that resulted from reductions in single family housing starts as discussed above, as well as lower demand for our repair and remodeling windows which declined due to a slowdown in the remodeling and replacement activity across the U.S.  The decrease in sales was partially offset by the sales from Pacific Windows which was acquired in September 2007 and increased sales in our Canadian window business.

Net sales for the year ended December 31, 2007 decreased from the year ended December 31, 2006 by approximately $16.4 million, or 3.0%.  The decrease in net sales was due to lower sales of our new construction window products which were negatively impacted by market wide decreased demand that resulted from reductions in single family housing starts as discussed above, a decline in demand for our repair and remodeling windows due to a slowdown in the remodeling and replacement activity across the United States and the discontinuation of an unprofitable mechanical window product line that was produced at our Sarver, PA facility which was closed in June 2006.  The decline in sales of our U.S. windows and doors was partially offset by a 27% increase in sales of our Canadian window and door business as well as additional sales contributed by Alenco during the first quarter of 2007 as compared to the same period in 2006 and Pacific Windows in 2007.

Net sales for the year ended December 31, 2006 increased from the year ended December 31, 2005 by approximately $103.9 million, or 23.2%.  The increase in net sales was driven by sales of Alenco, which was acquired on February 24, 2006 and contributed approximately $121.2 million in sales to the year ended December 31, 2006.  In addition, net sales were favorably impacted by higher selling prices which were increased to offset market wide increases in raw material and freight costs.  The favorable impact on net sales from higher selling prices was more than offset by lower unit sales volume for our domestic new construction window products which were negatively impacted by market wide declines in single family housing starts during 2006.  In addition, demand for our repair and replacement window products declined as a result of our inability to convert new customers during 2005, which was due to operational difficulties that we incurred in introducing our new repair and remodeling window product lines.  Sales were also reduced by our transition of customers from an unprofitable mechanical window product that was produced at our Sarver, PA facility, which was closed in June 2006, to other more efficient products that we produce at our other window manufacturing facilities.

Cost of products sold

Cost of products sold for the six months ended June 28, 2008 increased by approximately $1.6 million, or 0.8%, over the same period in 2007.  The increase in costs of products sold was attributable to Pacific Windows, which was acquired in the fourth quarter of 2007, but was largely offset by a decrease in cost of products sold driven by the lower sales levels. Gross profit as a percentage of net sales for the six months ended June 28, 2008 decreased from the same period in 2007 from 23.3% to 16.9%.  The decrease in gross profit percentage was driven by lower unit sales volume, increased raw material and freight costs, as well as Pacific Windows which currently carries a lower gross profit margin than the Company’s other window and door products.

Cost of products sold for the year ended December 31, 2007 decreased from the prior year by approximately $6.2 million, or 1.5%.  The decrease in cost of products sold was primarily driven by the lower level of sales in our new construction window products and the discontinued mechanical window product line discussed above.  The decrease in cost of products sold was partially offset by higher cost of products sold in our Canadian window and door business and due to higher volume and corresponding increases in cost of products sold for Alenco and Pacific Windows.  Cost of products sold associated with Alenco for 2007 included 12 months as compared to only 10 months in 2006.

Cost of products sold for the year ended December 31, 2006 increased from the prior year by approximately $84.7 million, or 25.0%.  The increase was primarily related to the cost of products sold contributed by Alenco, which was acquired on February 24, 2006.  The increase in cost of products sold from Alenco was partially offset by lower costs due to lower unit sales volume in both our domestic new construction and repair and remodeling window and door products as discussed above.  In addition, our cost of products sold was impacted in 2006 by market wide increases in raw material and freight costs which were partially offset by selling price increases and material cost synergies and savings in our new construction window and door products.  In our repair and remodeling window and door products, raw material costs exceeded prior year costs primarily due to increases in PVC lineal costs during our transition from external sourcing to producing lineals within our MW lineal production facility.  This transition was completed during 2006.  In addition, cost of products sold for the 2006 period was impacted by purchase accounting, primarily from the non-cash write off of purchase price allocated to inventory from the Alenco acquisition, which increased cost of products sold by approximately $0.3 million for the year ended December 31, 2006.

Selling, general and administrative expense

SG&A expense for the six months ended June 28, 2008 increased by approximately $9.1 million, or 28%, over the same period in 2007, primarily due to the addition of Pacific Windows and reorganization expense incurred to integrate our U.S. window companies into one operating group.  The reorganization expense is primarily comprised of fees paid to third party consultants assisting with the reorganization and integration of our U.S. window group, as well as severance costs related to positions that have been eliminated.  The Company believes that the reorganization of our U.S. window group will allow us to better serve our customers and markets, while reducing our operating costs.

SG&A expense for the year ended December 31, 2007 increased from the prior year by approximately $0.3 million, or 0.5%.  The change in SG&A expense was driven by reduced 2007 selling, marketing and professional fees of approximately $2.2 million and a reduction to the 2007 net expense due to approximately $1.2 million of cash received from an account receivable that had been fully reserved in periods prior to 2006.  In addition, SG&A expenses for the first nine months of 2006 included approximately $0.8 million of restructuring costs due to the closure of the Sarver, PA facility, and approximately $0.6 million due to the loss on the sale of the Sarver building.  The decreases were partially offset by higher SG&A expenses of approximately $5.1 million due to the addition of Alenco in 2006 and Pacific Windows in 2007.

SG&A expense for the year ended December 31, 2006 increased from the prior year by approximately $14.0 million, or 25.3%.  The increase in SG&A expense was driven by the addition of Alenco which contributed approximately $13.2 million, as well as costs incurred in our repair and remodeling business related to changes in management and consulting costs incurred to improve business performance.  SG&A costs for the 2006 period also include approximately $0.8 million of restructuring costs due to the closure of the Sarver, PA facility, and approximately $0.6 million due to the loss on the sale of the Sarver building.

Intangible impairment

We evaluated the intangible assets (tradenames) with indefinite lives for impairment as of November 30, 2007, and determined that there was an impairment.  The impairment charge was primarily a result of a change in the assumption of long-term revenue growth related to the tradenames.  As a result, we wrote down those assets by approximately $4.2 million.

In 2006, due to the Sarver facility closure, an intangible asset impairment of approximately $0.8 million was recognized.

Amortization of intangible assets

Amortization expense for the six months ended June 28, 2008 increased by $1.4 million primarily due to the acquisition of Pacific Windows.  Amortization expense for the year ended December 31, 2007 increased by approximately $0.4 million, due to the addition Alenco in 2006 and Pacific Windows in 2007.

Currency transaction gain

Currency transaction gains for the year ended December 31, 2007 increased by approximately $3.9 million from the prior year.  The transaction gain resulted from debt, denominated in U.S. dollars, recorded by our Canadian subsidiary, which fluctuated due to the changing exchange rate.

Unallocated Operating Earnings, Interest, and Provision for Income Taxes

	Fiscal Year Ended December 31,			Six Months Ended
	2007	2006	2005	June 28, 2008	June 30, 2007
				(unaudited)
	(in thousands)
Statement of operations data:
Operating loss	$(7,045)	$(9,877)	$(3,798)	$(4,860)	$(3,741)
Interest expense	(96,356)	(70,316)	(55,199)	(73,512)	(50,037)
Investment income	1,127	787	372	247	448
Other expense	(1,202)	(4,462)	-	-	-
Provision (benefit) for income taxes	4,002	3,502	12,651	(26,400)	2,294

Operating loss

Unallocated losses include items which are not directly attributed to or allocated to either of our reporting segments.  Such items include legal costs, corporate payroll, and unallocated finance and accounting expenses.

Unallocated operating loss for the six months ended June 28, 2008 increased by approximately $1.1 million over the same period in 2007.  The increase was driven by higher salary and travel and entertainment expenses primarily due to the addition of a corporate marketing department combined with costs incurred in the second quarter of 2008 to initiate the transition of back office functions to a centralized corporate office.

The decrease of approximately $2.8 million in expenses for the year ended December 31, 2007 as compared to the prior year includes a decrease of approximately $2.5 million in deferred compensation expense and a decrease of approximately $1.4 million due to changes in the required insurance reserves, partially offset by an increase of approximately $1.1 million in salaries, benefits and professional fees.

The increase in expenses for the year ended December 31, 2006 from the prior year includes approximately $1.7 million in salaries, benefits and professional fees, approximately $3.0 million of deferred compensation expense, and approximately $0.9 million to increase the insurance reserve.

Interest expense

Interest expense for the six months ended June 28, 2008 increased by approximately $23.5 million over the same period in 2007, primarily due to approximately $27.6 million of interest costs incurred in the second quarter of 2008 related to the issuance of new debt (approximately $14.0 million deferred financing costs associated with previous debt, approximately $6.8 million for a prepayment premium, and approximately $6.8 million of bank amendment fees that was subsequently retired). Financing costs of approximately $1.1 million were included in interest expense recorded in the same period in 2007.  Interest expense also increased by approximately $4.6 million due to interest on the initial notes issued June 9, 2008. This increase was offset by a decrease of approximately $7.6 million due to a lower variable interest rate on the Company’s previous term loan and the retirement of the term loan debt effective June 9, 2008.

Interest expense for the year ended December 31, 2007 increased by approximately $26.0 million or 37.0% as a result of increased borrowings used to finance the Alenco acquisition in February 2006 and the AHE acquisition in October 2006.

Interest expense for the year ended December 31, 2006 increased by approximately $15.1 million or 27.4%, primarily as a result of increased borrowings used to finance the Alenco acquisition in February 2006 and the AHE acquisition in October 2006.

Other expense

Expenses recognized as “other expense” during 2007 were third-party charges associated with the Company’s bank refinancing costs.  Expenses recognized as “other expense” during 2006 were third-party charges associated with business combination financing costs.

Income taxes

The income tax provision (benefit) for the six months ended June 28, 2008 changed by approximately $28.7 million from a tax provision in 2007 to a tax benefit in 2008, primarily as a result of the larger pre-tax loss for the 2008 period versus the 2007 period.  The benefit for the first quarter of 2008 included approximately $0.7 million of adjustments to correct for recent legislative changes in Canada that impact the future settlement of deferred taxes.  Excluding these adjustments, our effective tax rate for the quarter was 38.98%, which is consistent with our expectations for the full fiscal year.

Income tax expense for the year ended December 31, 2007 increased from the prior year by approximately $0.5 million, primarily as a result of higher state tax rates as a result of the inability to utilize losses as well as the Company was not able to realize the benefit from domestic production activity.  In addition, the Company’s 2007 tax expense included an approximate $0.6 million tax benefit to correct for rates used in prior periods for the proper graduated rate structures.  These errors were not considered to be material to current or prior periods.

Income tax expense for the year ended December 31, 2006 decreased from the prior year by approximately $9.1 million, primarily as a result of lower pretax earnings in 2006 as compared to 2005, in addition to a reduction in the effective tax rate to approximately 37.6% for the year ended December 31, 2006, as compared to approximately 38.5% for the year ended December 31, 2005.

Liquidity and Capital Resources

Our primary cash needs are for working capital, capital expenditures and debt service.  We have historically financed these cash requirements through internally generated cash flow and funds borrowed under our credit facilities.

Cash provided by (used in) operating activities

Net cash used in operating activities for the first six months of 2008 and 2007 was approximately $65.1 million and $13.4 million, respectively.  The increase in net cash used in operating activities for the 2008 period compared to the 2007 period was primarily driven by a higher net loss.

Net cash provided by operating activities for the year ended December 31, 2007 was approximately $82.5 million.  Net cash provided by operating activities for the years ended December 31, 2006 and 2005 was approximately $57.9 million and $63.9 million, respectively.  The increase in net cash provided by operating activities for 2007 as compared to 2006 was primarily driven by higher net income before adjustments for depreciation and amortization which were higher in 2007 as compared to 2006.  The decrease in net cash provided by operating activities for the 2006 period compared to the 2005 period was primarily driven by decreased earnings.

Cash provided by (used in) investing activities

Net cash provided by (used in) investing activities for the first six months of 2008 and 2007 was approximately $1.6 million and ($7.4) million, respectively.  Net cash provided by investing activities for the 2008 period consisted of approximately $5.8 million from the sale of assets, partially offset by capital expenditures of approximately $4.7 million.  Net cash used for capital expenditures was approximately $3.7 million for the 2007 period.

Net cash used in investing activities for the year ended December 31, 2007 was approximately $56.4 million.  Net cash used in investing activities for the year ended December 31, 2006 and 2005 was approximately $432.2 million and $14.4 million, respectively.  The cash used in investing activities for the year ended December 31, 2007 was primarily used to fund the acquisition of Pacific Windows.  The cash used in investing activities for the year ended December 31, 2006 was primarily used to fund the Alenco and AHE acquisitions.  The cash used in investing activities for the year ended December 31, 2005 was primarily used for capital expenditures.

Cash provided by (used in) financing activities

Net cash provided by financing activities for the first six months of 2008 and 2007 was approximately $59.9 million and $11.5 million, respectively.

Net cash used in financing activities for the year ended December 31, 2007 was approximately $15.1 million.  Net cash provided by financing activities for the year ended December 31, 2006 was approximately $405.4 million.  Net cash used in financing activities for the year ended December 31, 2005 was approximately $34.3 million.  The cash used in financing activities for the year ended December 31, 2007 was primarily used to pay down debt.  The increase in net cash provided by financing activities for the year ended December 31, 2006 was driven by the cash provided from the financing agreement associated with the Alenco and AHE acquisitions.  The cash used in financing activities for the year ended December 31, 2005 was primarily used to pay down debt.

Long-term debt

We used the net proceeds of the issuance of the initial notes to repay all of the outstanding indebtedness under our existing credit facilities.  Concurrent with the closing of the issuance of the initial notes, we entered into a new senior secured asset-based revolving credit facility, which we refer to as the ABL Facility.

Senior secured notes.  The initial notes and the exchange notes offered hereby will mature on June 15, 2013 and bear interest at the rate of 11.75% per annum.  The notes are secured as described in “Description of the Notes.”  The indenture contains customary restrictive covenants.  See “Description of the Notes—Certain Covenants.”

Senior subordinated notes.  Concurrently with the acquisition of Ply Gem Industries on February 12, 2004, Ply Gem Industries issued $225.0 million aggregate principal amount of our senior subordinated notes, which are guaranteed by Ply Gem Holdings and the domestic subsidiaries of Ply Gem Industries.  Subsequently, in August 2004, in connection with the acquisition of MW, Ply Gem Industries issued an additional $135.0 million of senior subordinated notes, which are guaranteed by Ply Gem Holdings and the domestic subsidiaries of Ply Gem Industries, including MWM Holding and its subsidiaries.

ABL Facility. Concurrently with the closing of the issuance of the initial notes on June 9, 2008, we entered into the ABL Facility, which initially provided for revolving credit financing of up to $135.0 million, and was subsequently increased to $150.0 million as of August 14, 2008, subject to borrowing base availability, with a maturity of five years, including sub-facilities for letters of credit, swingline loans and borrowings in Canadian dollars and United States dollars by CWD.   However, the ABL Facility will mature on October 15, 2011 if Ply Gem Industries’ senior subordinated notes are not refinanced by such date.  In addition, the ABL Facility provides that the revolving commitments may be further increased to $200.0 million, subject to certain terms and conditions.

All obligations under the ABL Facility are fully and unconditionally guaranteed by substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly-owned domestic subsidiaries, and in any event by all subsidiaries that guarantee the notes. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the guarantors, including a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing and a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ material owned real property and equipment and all assets that secure the notes on a first-priority basis.

The obligations of CWD, which is a borrower under the Canadian sub-facility under the ABL Facility, will be secured by a first-priority security interest in substantially all of the assets of such Canadian subsidiary and by Ply Gem Industries’ and the guarantors’ assets on the same basis as borrowings by Ply Gem Industries are secured under the ABL Facility, plus additional mortgages in Canada, and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of CWD pledged only to secure the Canadian sub-facility.

As of June 28, 2008, $40.0 million was outstanding under our ABL Facility and approximately $3.9 million of letters of credit were issued under the ABL Facility, and based on our calculation as of that date, $31.1 million was available for borrowing under the borrowing base of this facility.  See Description of Other Indebtedness—Senior Secured Asset-Based Revolving Credit Facility.”

The Company’s previous senior facilities with a syndicate of financial institutions and institutional lenders provided for senior secured financing of up to approximately $762.1 million, originally consisting of approximately $687.1 million of term loan facilities maturing in August 2011 and a $75.0 million revolving loan facility, including a letter of credit subfacility, maturing in February 2009.  These credit facilities imposed certain restrictions on Ply Gem Industries, including a requirement to maintain a minimum Leverage Ratio of EBITDA (adjusted for certain items as allowed) to Net Debt (as defined in the credit facility).  In April 2008, the Company revised its 2008 forecast in response to market wide increases in raw material prices and fuel costs, as well as continued declines in both the residential new construction and repair/remodeling markets.  Under the revised forecast, the Company did not expect to be able to comply with the required Leverage Ratio required for fiscal quarters in 2008 following March 29, 2008.  The failure to comply with this covenant would have caused an event of default.On May 23, 2008, the Company entered into an amendment of the fifth amended and restated credit agreement which consisted of changes to certain debt covenant ratios.  The amendment also increased the interest rate on the term loan and extended the maturity of the revolving credit facility from February 12, 2009 to August 12, 2010.  On May 23, 2008, Ply Gem received from CI Capital Partners LLC a $30.0 million cash equity contribution as a condition to the credit facility amendment.  The outstanding indebtedness under the credit facility was subsequently paid off on June 9, 2008 with the proceeds from the Senior Secured Notes offering.

Liquidity requirements

We intend to fund our ongoing capital and working capital requirements, including our internal growth, through a combination of cash flows from operations and, if necessary, from borrowings under our ABL Facility.

Because of the inherent seasonality in our business and the resulting working capital requirements, our liquidity position within a given year will fluctuate.  The seasonal effect that creates greatest capital needs is experienced during the first nine months of the year and we anticipate the need to borrow funds under ABL Facility to support this requirement.  However, we anticipate that the funds generated by operations and funds available under that credit facility will be adequate to finance our ongoing operational cash flow needs, capital expenditures, debt service obligations, management incentive expenses, fees payable under the General Advisory and other contractual obligations for the foreseeable future.

Our ability to meet our debt service obligations and reduce our total debt will depend upon our ability to generate cash in the future which, in turn, will be subject to general economic, financial, business, competitive, legislative, regulatory and other conditions, many of which are beyond our control.  We may not be able to generate sufficient cash flow from operations and future borrowings may not be available to us under our amended revolving credit facility in an amount sufficient to enable us to repay our debt, including the notes, or to fund our other liquidity needs.  If our future cash flow from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity.  We may not be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all.  In addition, the terms of our existing and future indebtedness, including the notes and our ABL Facility, may limit our ability to pursue any of these alternatives. See “Risk Factors—Risks Related to Our Substantial Indebtedness and the Notes—Our substantial debt could negatively impact our business, prevent us from fulfilling our outstanding debt obligations and adversely affect our financial condition.”  Some risks that could adversely affect our ability to meet our debt service obligations include, but are not limited to, intense domestic and foreign competition in our industry, general domestic and international economic conditions, changes in currency exchange rates, interest and inflation rates, the financial condition or our customers and the operating performance of joint ventures, alliances and other equity investments.

Contractual Obligations

The following table summarizes our contractual cash obligations under financing arrangements and lease commitments as of June 28, 2008, including interest amounts, as adjusted to give effect to the offering of the notes and the repayment of amounts outstanding under our existing credit facilities.  Except for the notes offered hereby and the senior subordinated notes, the interest rates are generally variable and have been presented at the current rates.  Actual rates for future periods may differ from those presented here.

				More Than
				3 Years Yet
	Total	Less Than		Less Than	5 Years
	Amount	1 Year	1 - 3 Years	5 Years	or More
	(dollars in thousands)

Long-term debt (1)	$1,100,000	$-	$-	$1,100,000	$-
Interest payments (2)	543,246	116,829	233,658	192,759	-
Non-cancelable lease commitments (3)	163,488	21,677	35,099	27,012	79,700
Purchase obligations (4)	81,760	81,760	-	-	-
Other long-term liabilities (5)	12,500	1,250	2,500	2,500	6,250
	$1,900,994	$221,516	$271,258	$1,322,271	$85,950

(1)
Long-term debt is shown before discount (premium), and consists of the Company’s senior secured notes, senior subordinated notes, and ABL Facility.  For more information concerning the long-term debt, see “Liquidity and Capital Resources” above.

(2)	Interest payments for variable interest debt are based on current interest rates at June 28, 2008.

(3)	Non-cancelable lease commitments represent lease payments for facilities and equipment.

(4)
Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction.  These obligations are related primarily to inventory purchases and capital expenditures.

(5)
Other long term liabilities include pension obligations which are estimated based on the Company’s 2008 annual funding requirement.  Because we are unable to reliably estimate the timing of future tax payments related to uncertain tax positions, certain tax related obligations have been excluded from the table above.

As discussed in “Certain Relationships and Related Transactions,” the Company will pay an annual fee to an affiliate of Caxton-Iseman each year based on 2% of EBITDA.  No amount for this fee has been included in the above table.

Inflation; Seasonality

Our performance is dependent to a significant extent upon the levels of home repair and remodeling and new home construction spending, all of which are affected by such factors as interest rates, inflation, consumer confidence and unemployment.

The demand for our products is seasonal, particularly in the Northeast and Midwest regions of the United States and Western Canada where inclement weather conditions during the winter months usually reduces the level of building and remodeling activity in both the home repair and remodeling and the new home construction sectors.  Our sales in both segments are usually lower during the first and fourth quarters.  Since a portion of our manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income and net earnings tend to be lower in quarters with lower sales levels.  In addition, the demand for cash to fund our working capital is greater from late in the fourth quarter through the first quarter.

Recent Accounting Pronouncements

In February 2008, the FASB issued FASB Staff Position 157-2 which defers the effective date of SFAS 157 “Fair Value Measurements,” for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring bases (at least annually).  The Company will be required to adopt SFAS 157 for these nonfinancial assets and nonfinancial liabilities as of January 1, 2009.  The Company does not believe that the adoption of the SFAS 157 deferral provision will have a material effect on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R).”  This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity.  SFAS No. 158 does not change the amount of actuarially determined expense that is recorded in the consolidated statement of income.  The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for our December 31, 2007 financial statements.  Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position.  For our financial statements as of December 31, 2008 we will change our September 30 measurement date for our plans’ assets and obligations to comply with this requirement.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  SFAS No. 159 permits entities to choose to measure certain financial assets and financial liabilities at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS No. 159 is effective for our fiscal year beginning January 1, 2008.  However, the Company did not elect the option to report any of the selected financial assets and liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations.”  This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date be measured at their fair values as of that date.  An acquirer is required to recognize assets or liabilities arising from all other contingencies (contractual contingencies) as of the acquisition date, measured at their acquisition-date fair values, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements.  Any acquisition related costs are to be expensed instead of capitalized.  The impact to the company from the adoption of SFAS 141R in 2009 will depend on acquisitions at the time.  The provisions of SFAS No. 141(R) are effective for the Company’s fiscal year beginning January 1, 2009, and are to be applied prospectively.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”  This standard establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated.  The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  The provisions of SFAS No. 160 are effective for the Company’s fiscal year beginning January 1, 2009, and are to be applied prospectively.  The Company is currently evaluating the impact that the implementation of SFAS No. 160 will have on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  This standard reorganizes the GAAP hierarchy in order to improve financial reporting by providing a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  SFAS 162 shall be effective 60 days after the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to Interim Auditing Standard, AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. Management is currently evaluating the impact, if any, this new standard may have on our balance sheet, results of operations, or cash flows.

Quantitative and Qualitative Disclosures about Market Risk

Interest rate risk

Our principal interest rate exposure relates to the loans outstanding under our ABL Facility, which provides for borrowings of up to $150.0 million, bearing interest at a variable rate, based on an adjusted LIBOR rate plus an applicable interest margin or the base rate plus an applicable interest margin.  Assuming the ABL facility is fully drawn, each quarter point increase or decrease in the interest rate would change our interest expense by approximately $0.4 million per year.  In the future we may enter into interest rate swaps, involving exchange of floating or fixed rate interest payments, to reduce our exposure to interest rate volatility.

Foreign currency risk

Our results of operations are affected by fluctuations in the value of the U.S. dollar as compared to the value of the Canadian dollar.  For the six month period ended June 28, 2008, the net impact of foreign currency changes to the Company’s results of operations was a loss of $0.5 million.  The impact of foreign currency changes related to translation resulted in a decrease in stockholder’s equity of approximately $0.6 million for the six months ended June 28, 2008.  In 2007, the net impact of foreign currency changes to the Company’s results of operations was a gain of $4.0 million.  The impact of foreign currency changes related to translation resulted in an increase in stockholder’s equity of approximately $5.7 million at December 31, 2007.  The revenue or expense reported by us as a result of currency fluctuations will be greater in times of U.S. dollar devaluation and less in times of U.S. dollar appreciation.  We generally do not enter into derivative financial instruments to manage foreign currency exposure.  At June 28, 2008, we did not have any significant outstanding foreign currency hedging contracts.

Commodity pricing risk

We are subject to significant market risk with respect to the pricing of our principal raw materials, which include PVC resin, aluminum, and wood.  If prices of these raw materials were to increase dramatically, we may not be able to pass such increases on to our customers and, as a result, gross margins could decline significantly.  We manage the exposure to commodity pricing risk by continuing to diversify our product mix, strategic buying programs and vendor partnering.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations.  Our lease payments related to our sale/leaseback agreement include an annual increase based on the Consumer Price Index, which could expose us to potential higher costs in years with high inflation.

BUSINESS

Company Overview

We are a leading manufacturer of residential exterior building products in North America.  We offer a comprehensive product line of vinyl siding and skirting, vinyl windows and doors, and vinyl and composite fencing and railing that serves both the home repair and remodeling and the new home construction sectors in all 50 states and Western Canada.  We also manufacture vinyl and aluminum soffit and siding accessories, aluminum trim coil, aluminum, wood and aluminum and vinyl clad windows and steel and fiberglass doors, enabling us to bundle complementary and color-matched products and accessories with our core vinyl products.  We have two reportable segments: (i) siding, fencing and railing and (ii) windows and doors.  For periods prior to January 1, 2008, the siding, fencing and railing segment also included decking products, which were phased out due to unprofitability.

We market our products using several leading brands across multiple price points, which enables us to diversify our sales across distribution channels with minimal channel conflict and reach the greatest number of end customers. We believe we are able to compete on favorable terms and conditions and maintain a strong customer base as a result of our extensive distribution coverage, high quality, innovative and comprehensive product line, proprietary vendor managed inventory program and production efficiency.

Additional information concerning our business is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

History

Ply Gem Holdings was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries from Nortek.  Nortek was at the time a wholly-owned subsidiary of Nortek Holdings, Inc.  The Ply Gem acquisition was completed on February 12, 2004, when Nortek sold Ply Gem Industries to Ply Gem Holdings, pursuant to the terms of a stock purchase agreement among Ply Gem Investment Holdings, Nortek and WDS LLC.  Prior to February 12, 2004, Ply Gem Holdings had no operations and Ply Gem Industries was wholly-owned by a subsidiary of WDS LLC, which was a wholly owned subsidiary of Nortek.  Ply Gem Holdings, a Delaware corporation, is a wholly-owned subsidiary of Ply Gem Investment Holdings, a Delaware corporation controlled by an affiliate of Caxton-Iseman Capital LLC.  Prior to the Ply Gem acquisition, Ply Gem Industries was known as the Windows, Doors and Siding division of Nortek.

On August 27, 2004, Ply Gem Industries acquired all of the outstanding shares of capital stock of MWM Holding, in accordance with a stock purchase agreement entered into among Ply Gem Industries, MWM Holding and certain selling stockholders.  MWM Holding, a Delaware corporation, is a wholly-owned subsidiary of Ply Gem Industries.  MWM Holding is the sole owner of all of the outstanding shares of capital stock of MW Manufacturers, Inc. (“MW”).  Prior to the MW acquisition, MWM Holding was owned by Investcorp SA and its affiliates and members of MW management.

On February 24, 2006, in connection with the Alenco acquisition, a new holding company, Ply Gem Prime Holdings, was formed pursuant to a merger involving Ply Gem Investment Holdings.  As a result, Ply Gem Prime Holdings became the sole shareholder of Ply Gem Investment Holdings, each outstanding share of capital stock of Ply Gem Investment Holdings was converted into a share of a corresponding class of shares of the capital stock of Ply Gem Prime Holdings and Ply Gem Prime Holdings assumed Ply Gem Investment Holdings’ obligations under the Ply Gem Investment Holdings 2004 Stock Option Plan.  In connection therewith, each outstanding stock option and phantom unit of Ply Gem Investment Holdings was converted on a 1:1 basis into a stock option and phantom unit of Ply Gem Prime Holdings.

On February 24, 2006, Ply Gem completed the Alenco acquisition in accordance with a securities purchase agreement entered into among Ply Gem Industries, all of the direct and indirect stockholders, warrant holders and stock option holders of AWC and FNL Management Corp., as their representative on February 6, 2006.  Pursuant to the securities purchase agreement, Ply Gem Industries purchased all of the issued and outstanding shares of common stock, warrants to purchase shares of common stock and options to purchase shares of common stock of AWC (other than certain shares of common stock held by certain members of the senior management of Alenco that were contributed separately to Ply Gem Prime Holdings, the new parent company of Ply Gem Investment Holdings, in exchange for shares of capital stock of Ply Gem Prime Holdings).  Immediately following the completion of the Alenco acquisition, AWC became a wholly-owned subsidiary of Ply Gem Industries.  The Alenco acquisition directly supports the Company’s national window strategy and today operates under common leadership with our other U.S. Window businesses.

On October 31, 2006, Ply Gem completed the AHE acquisition in accordance with a stock purchase agreement entered into among Ply Gem Industries, Alcoa Securities Corporation and Alcoa Inc. on September 22, 2006.  Pursuant to the stock purchase agreement, Ply Gem Industries purchased all of the issued and outstanding shares of common stock of AHE so that, immediately following the completion of such purchase, AHE became a wholly-owned subsidiary of Ply Gem Industries.  The purchase price paid by Ply Gem was approximately $305.0 million in cash.  The AHE acquisition did not include an additional investment by management.  AHE is a leading manufacturer of vinyl siding, aluminum siding, injection molded shutters and vinyl, aluminum and injection molded accessories.  As a result of the AHE acquisition, AHE became part of our Siding, Fencing, Railing and Decking Segment and operates under common leadership with our existing Siding business.

On September 30, 2007, Ply Gem Industries completed the acquisition of the vinyl window and patio door business of Certain Teed Corporation through a stock acquisition.  On the acquisition date, the Company changed the name of the acquired business to Ply Gem Pacific Windows Corporation.  The acquired vinyl window business is a leading manufacturer of premium vinyl windows and patio doors and produces windows for the residential new construction and remodeling markets and produces and sells window lineals to licensed window fabricators in the eastern United States.  Pacific Windows’ vinyl window and patio door business operates three fabrication facilities which are located in Auburn, WA, Corona, CA, and Sacramento, CA.  The purchase price paid by Ply Gem was approximately $35.0 million in cash.  The Pacific Windows acquisition directly supports the Company’s national window strategy and today Pacific Windows operates under common leadership with our other U.S. window businesses.  During the first quarter of 2008, Ply Gem sold certain assets that were acquired in the Pacific Windows acquisition that had been used to produce and sell window lineals to licensed fabricators in the eastern United States.

Our Competitive Strengths

We believe we are well-positioned in our industry and that our key competitive strengths are:

•
Leading Sector Positions. We maintain leadership positions across the siding, fencing, railing, windows and door market sectors. We believe we are the No. 2 supplier of vinyl siding and designer accents, the No. 1 supplier of related aluminum accessories and a leader and innovator in the vinyl fencing and railing products. Additionally, we believe we are among the top three producers of vinyl windows in North America. We believe we hold the No. 1 position in the manufactured housing channel and hold a strong position in both the retail and one-step distribution channels. We believe these market leading positions enable us to outperform the industry in unit volumes, increase our market share, launch new products and maintain profitability.

•
Diverse, High-Quality Product Portfolio. We offer a comprehensive range of exterior building products including vinyl siding and skirting, vinyl windows and patio doors and vinyl fencing and railing among others. Particularly, our window product platform offers a wide spectrum of aluminum, vinyl and wood clad windows at multiple price points. The breadth of our product offering meets many of the needs of our diverse customer base and allows us to reduce the potential impact of a decline in demand that might result from reliance on a single product.

•
Strong Brand Equity. Our brands are well-recognized for innovation and quality in the building trade, and we believe that they are a distinguishing factor in customer selection. We sell our high-quality products under several brand names: MW, Patriot, Alenco, Great Lakes, Insulate, Mastic, Alcoa Home Exteriors, Variform, Georgia-Pacific, Napco, Kroy and CWD, among others. We believe there are significant opportunities to leverage our existing brands by targeting cross-selling opportunities.

•
Multi-Channel Distribution Network and Diversified Sales Base. We have a multi-channel distribution network in the U.S. and Western Canada that serves both the home repair and remodeling and new home construction sectors, which exhibit different, but often counter-balancing, demand characteristics. Our multiple brand and multi-channel distribution strategy has increased our sales and penetration within these sectors. Our customer base includes distributors, retail home centers, lumberyards, remodeling dealers and builders. We believe our strategy enables us to minimize channel conflict, reduce our reliance on any one channel and reach the greatest number of end customers, and provides us with greater ability to sustain our financial performance through economic fluctuations.

•
Efficient Manufacturing. We are a low-cost manufacturer of high-quality vinyl siding, windows and patio doors. We continue to achieve manufacturing efficiencies across our product categories through vertical integration, strategic sourcing, process-based reductions in material, production and warranty costs, and control of selling, general and administrative expense. We are committed to continuous improvement across product categories and have made approximately $55.1 million in capital expenditures, including upgrades to equipment, facilities and technology, over the three years ended December 31, 2007. We believe our low cost production allows us to maintain attractive operating margins while offering a compelling value proposition to our customers.

•
Proven Ability to Realize Cost Savings. We continue to demonstrate our ability to right size our manufacturing capacity to the scale of the market including closing two vinyl siding plants and one window plant within the past 24 months, which generated savings of over $16.0 million. Additionally, we have reduced our headcount by approximately 30% since 2006 and have identified additional cost saving initiatives to take place in 2008. We have also been able to realize significant synergies and cost savings from the acquisitions of MW, Alenco and AHE’s siding business.

•
Large Polyvinyl Chloride Resin Purchaser. We are one of the largest procurers of polyvinyl chloride resin (PVC) in North America. As such, we are able to capitalize on our established relationships with key suppliers as a result of our purchasing scale and to strategically manage our sourcing to secure the best available prices, terms and input availability through various cycles. We believe our position helped us secure supply during the resin shortage caused by Hurricane Katrina in 2005.

•
Strong Operating Cash Flow. We have historically generated strong operating cash flow before debt service due to (i) our efficient manufacturing processes, (ii) our ability to pass increases in raw materials and freight costs through to our customers, (iii) economies of scale, (iv) low maintenance capital expenditures and (v) modest working capital needs.

•
Strong Management Team with Significant Ownership. We are led by an experienced and committed senior management team with an average of over approximately 20 years of relevant industry experience. We have successfully increased our share of sales by volume within the residential exterior building products industry and have continuously improved our manufacturing operations to develop a low-cost manufacturing platform. As of June 28, 2008, members of our management held stock and stock awards representing approximately 15% of the shares of common stock of Ply Gem Prime Holdings, Inc., the sole stockholder of Ply Gem Investment Holdings, Inc., our sole stockholder.

Business Strategy

We seek to distinguish ourselves from other manufacturers of residential exterior building products and to sustain our profitability through the following key strategies:

•
Continued Market Share Gains. We intend to increase our market share both in our siding, fencing and railing products in the United States and in our window and door products by utilizing the breadth of our broad geographical footprint to serve customers across the United States. Additionally, our continued investments in product innovation and quality coupled with strong customer service further enhance our ability to capture market share in each of our markets. Furthermore, we believe there is substantial opportunity across our product families to cross-sell and bundle products to further leverage our channel partners and exclusive industry relationships. We believe our broad geographical footprint allows us to better serve our customers across the United States and provides a competitive advantage over some of our competitors.

We have integrated our siding businesses into one operating company and have placed all of our siding, fencing and railing businesses under common leadership to improve strategic focus, reduce cost and better serve our customers. We have organized our United States window businesses under one common leadership team to enhance our strategic focus. With our extensive manufacturing capabilities, product breadth and national distribution capabilities, we believe that we can provide our customers with a cost-effective, single source from which to purchase their residential exterior building product needs.

•
Expand Brand Coverage and Product Innovation. We intend to leverage the reputation of our brands for innovation and quality to fill in our product offerings and price points. In addition, we plan to maximize the value of our new product innovations and technologies by deploying best practices and manufacturing techniques across our product categories. Our vertical integration in producing aluminum windows has positioned us to introduce a new aluminum and wood clad window. As of June 28, 2008, we employed 39 research and development professionals dedicated to new product development, reformulation, product redesign and other manufacturing and product improvements.

•
Further Improve Operating Efficiencies. While we have significantly improved our vinyl siding manufacturing cost structure over the last several years, we believe that there are further opportunities for improvement. We have expanded our efforts to vertically integrate certain raw materials used in window lineal production, including PVC compound, as well as expanding our in-house window lineal production. In addition, we implemented manufacturing improvements and best practices across all of our product categories, including, for example, expansion of our virtual plant strategy in our vinyl siding facilities and further vertical integration in our window product lines which will be demonstrated with the introduction of our new aluminum clad window line in early 2008. We also plan to optimize product development, sales and marketing, materials procurement, operations and administrative functions across all of our product categories. We believe that significant opportunities remain as we further leverage our buying power across raw materials as well as spending for non-raw material items by obtaining volume discounts and minimizing costs. In addition, the integration of our sales and marketing efforts across our product categories provides an ongoing opportunity to significantly improve sector penetration.

Industry Overview

Demand for exterior building products, including siding, fencing and railing, and windows and doors, is primarily driven by repair and remodeling of existing homes and construction of new homes, which are affected by changes in national and local economic and demographic conditions, employment levels, availability of financing, interest rates, consumer confidence and other factors.

Home Repair and Remodeling

Since the early 1990’s and through 2006, demand for home repair and remodeling products remained robust as a result of strong economic growth, low interest rates and favorable demographic trends.  According to the U.S. Census Bureau, expenditures for maintenance, repairs, and improvements increased from $130.6 billion in 1994 to $142.9 billion in 1999 and $198.5 billion in 2004, representing a five and ten-year compound annual growth rate of 1.8% and 4.3%, respectively.  Recently however, the ability for home owners to finance repair and remodeling expenditures, such as replacement windows or vinyl siding, has been negatively impacted by a general tightening of lending requirements by banks and other financial institutions.  As such, management believes expenditures for home repair and remodeling products declined in 2007 from 2006 levels and expects that expenditures for home repair and remodeling products to decline in 2008 from 2007 levels.

New Home Construction

New home construction experienced strong growth from the early 1990s to 2006, with housing starts having increased at a compound annual growth rate of 3.9%.  In 2007, new housing starts declined by 29.6%, according to the National Association of Home Builders, and are expected to decline further in 2008 by approximately 30.8%.

While the industry is experiencing declining demand,  the long-term economics for new construction are favorable supported by a favorable interest rate environment and strong demographic trends, as increasing immigration drives demand for starter homes, and maturing baby boomers seek second homes and trade-up properties.  According to the Joint Center for Housing Studies of Harvard University, net new households between 2005 and 2015 is expected to reach 14.6 million units, as compared to 12.6 million units added from 1995 - 2005.

Description of Business

Financial information about our segments is included in the notes to our consolidated financial statements included elsewhere in this prospectus.

Siding, Fencing, Railing and Decking Segment

Products

In our siding, fencing, railing and decking segment, our principal products include vinyl siding and skirting, vinyl and aluminum soffit, aluminum trim coil, J-channels, wide crown molding, window and door trim, F-channels, H-molds, fascia, undersill trims, outside/inside corner posts, rain removal systems and injection molded designer accents such as shakes, shingles, scallops, shutters, vents and mounts.  We sell our siding and accessories under our Variform, Napco, Alcoa Home Exteriors, Mastic and Cellwood brand names and under the Georgia-Pacific brand name through a private label program.  We also sell our Providence line of vinyl siding and accessories to Lowe’s under our Durabuilt private label brand name.  Our vinyl and vinyl-composite fencing and railing products are sold under our Kroy, Assurance and Kroy Express brand names.  A summary of our product lines is presented below according to price point:

Specialty/Super Premium
•	CSL 600 (Variform)
•	Nostalgia Series Shakes and Scallops (Variform)
•	Victoria Harbor (Variform)
•	Cedar Select Shakes and Scallops (Napco)
•	American “76” Collection (Napco)
•	Structure EPS (Alcoa Home Exteriors)
•	Cedar Discovery (Mastic)
•	Cedar Dimensions (Cellwood)
•	Rough Sawn Cedar (Georgia-Pacific)
•	New World Scallops (Georgia-Pacific)
•	Somerset (Georgia-Pacific)
•	Board and Batten (Variform, Napco, Alcoa Home Exteriors, Cellwood, and Georgia-Pacific)
•	Kroy composite railing systems (Kroy)
Premium
•	Timber Oak Ascent (Variform)
•	Varigrain Preferred (Variform)
•	American Splendor (Napco)
•	Grand Sierra (Alcoa Home Exteriors)
•	Liberty Elite (Alcoa Home Exteriors)
•	Charleston Beaded Collection (Alcoa Home Exteriors)
•	Quest3 Series (Mastic)
•	T-lok Barkwood (Mastic)
•	Dimensions (Cellwood)
•	Dimensions Beaded (Cellwood)
•	Chatham Ridge (Georgia-Pacific)
•	Cedar Lane Select (Georgia-Pacific)
•	Assurance Outdoor Solutions (Kroy)
•	Kroy Express (Kroy)
Standard
•	Camden Pointe (Variform)
•	Nottingham (Variform)
•	Ashton Heights (Variform)
•	American Herald (Napco)
•	American Tradition (Napco)
•	Meadowbrook (Alcoa Home Exteriors)
•	Silhouette Classic (Alcoa Home Exteriors)
•	Carvedwood2 Series (Mastic)
•	Progressions (Cellwood)
•	Heritage Hill (Georgia-Pacific)
•	Forest Ridge (Georgia-Pacific)
•	Shadow Ridge (Georgia-Pacific)
•	Castle Ridge (Georgia-Pacific)
•	Kroy Fence and Railing Products (Kroy)
Economy
•	Contractor’s Choice (Variform)
•	American Comfort (Napco)
•	Providence (Napco)
•	Mill Creek (Alcoa Home Exteriors)
•	Trade-Mark cg (Alcoa Home Exteriors)
•	Brentwood (Mastic)
•	Evolutions (Cellwood)
•	Vision Pro (Georgia-Pacific)
Manufactured Housing
•	Parkside (Georgia-Pacific)
•	Oakside (Georgia-Pacific)

The breadth of our product lines and our multiple brand and price point strategy enable us to target multiple distribution channels (wholesale, retail and manufactured housing) and end sectors (home repair and remodeling and new home construction), with minimal channel conflict.

Customers and Distribution

We have a multi-channel distribution network that serves both the home repair and remodeling and new home construction sectors, which exhibit different, often counter-balancing, demand characteristics.  In conjunction with our multiple brand and price point strategy, we believe our multi-channel distribution strategy enables us to increase our sales and sector penetration while minimizing channel conflict.  We believe our strategy reduces our dependence on any one channel, which provides us with a greater ability to sustain our financial performance through economic fluctuations.

We sell our siding and accessories to specialty distributors (one-step distribution) and to wholesale distributors (two-step distribution).  Our specialty distributors sell directly to remodeling contractors and builders.  Our wholesale distributors sell to retail home centers and lumberyards who, in turn, sell to remodeling contractors, builders and consumers.  In the specialty channel we have developed an extensive network of approximately 800 independent distributors, serving over 22,000 contractors and builders nationwide.  We are exceptionally well-positioned in this channel as many of these distributors are both the largest and leading consolidators in the industry.  In the wholesale channel we are the sole supplier of vinyl siding and accessories to BlueLinx (formerly a distribution operation of the Georgia-Pacific Corporation), one of the largest building products distributors in the U.S.  Through BlueLinx and our BlueLinx dedicated sales force, our Georgia-Pacific private label vinyl siding products are sold at major retail home centers, lumberyards and manufactured housing manufacturers.  A portion of our siding and accessories is also sold directly to Lowe’s Home Improvement Centers under [our] Durabuilt brand name.  Our growing customer base of fencing, railing and decking consists of distributors, retail home centers and lumberyards.

Our largest customer, BlueLinx, made up 16.8% of the net sales of our siding, fencing, railing and decking segment and 10.2% of our consolidated net sales for the year ended December 31, 2007.  For the year ended December 31, 2006, BlueLinx made up 34.6% of the net sales of our siding, fencing, railing and decking segment and 16.5% of our consolidated net sales.

Production and Facilities

Vinyl siding, skirting, soffit and accessories are manufactured in our Kearney, Missouri, Martinsburg, West Virginia, Jasper, Tennessee, and Stuarts Draft, Virginia facilities, while all metal products are produced in our Valencia, Pennsylvania and Sidney, Ohio facilities.  All injection molded products such as shakes, shingles, scallops, shutters, vents and mounts are either manufactured in our Gaffney, South Carolina facility or purchased from outside suppliers.  The Company closed the Atlanta, Georgia facility in the second quarter of 2007 and the Denison, Texas facility in early 2008 due to excess production capacity.  The vinyl and metal plants have sufficient capacity to support planned levels of sales growth for the foreseeable future.  Our fencing and railing products are currently manufactured at our York, Nebraska and Fair Bluff, North Carolina facilities.  The fencing and railing plants have sufficient capacity to support our planned sales growth for the foreseeable future.  We expect our capital expenditures for our siding, fencing and railing segment in the near future to remain consistent with our expenditures in past years.

Raw Materials and Suppliers

PVC resin and aluminum are major components in the production of our siding, fencing, railing and decking products and changes in PVC resin and aluminum prices have a direct impact on our cost of products sold.  Historically, we have been able to pass on the price increases to our customers.  The results of operations for individual quarters can be negatively impacted by a delay between the time of raw material cost increases and price increases that we implement in our products, or conversely can be positively impacted by a delay between the time of a raw material price decrease and competitive pricing moves that we implement accordingly.

Competition

We compete with other national and regional manufacturers of vinyl siding, fencing and railing products.  We believe we are one of the largest manufacturers of vinyl siding in North America, alongside CertainTeed and Alside.  We believe that we account for approximately 29% of the U.S. vinyl siding market.  Significant growth in vinyl fencing and railing has attracted many new entrants, and the sector today is very fragmented.  Our fencing and railing competitors include U.S. Fence, Homeland, Westech, Bufftech, Outdoor Technologies, Royal, Azek and Trex.  We generally compete on product quality, breadth of product offering, sales and service support.  In addition to competition from other vinyl siding, fencing and railing products, our products face competition from alternative materials: wood, metal, fiber cement and masonry siding.  Increases in competition from other vinyl exterior building products manufacturers and alternative building materials could cause us to lose customers and lead to decreases in net sales.

Seasonality

Markets for our products are seasonal and can be affected by inclement weather conditions.  Historically, our business has experienced increased sales in the second and third quarters of the year due to increased construction during those periods.  Because a portion of our overhead and expenses are fixed throughout the year, our operating profits tend to be lower in the first and fourth quarter.  Inclement weather conditions can affect the timing of when our products are applied or installed, causing delayed profit margins when such conditions exist.

We generally carry increased working capital during the first half of a fiscal year to support those months where customer demand exceeds production capacity.  We believe that this is typical within the industry.

Backlog

Our siding, fencing and railing segment had a backlog of approximately $13.5 million at June 28, 2008.  We expect to fill 100% of the orders during 2008.

Windows and Doors Segment

Products

In our windows and doors segment, our principal products include vinyl, aluminum and wood windows and patio doors, as well as steel and fiberglass doors that serve both new home construction and the repair and remodeling sectors in the United States and Western Canada.  Our windows and doors segment includes MW, Great Lakes, Alenco, Pacific Windows, and CWD subsidiaries.  We sell our windows and doors under our MW, Patriot, Twin Seal, Alenco, Builders View, Great Lakes, Ply Gem, Uniframe, Grandview, Seabrooke, Bayshore, Napco, CertainTeed, Home Craftsman, and CWD brand names.  A summary of our product lines is presented below according to price point:

Specialty/Super Premium
•	Uniframe (Great Lakes)
•	Mira (MW)
Premium
•	Freedom (MW)
•	Ply Gem Lifestyles (Great Lakes)
•	Great Lakes Seabrooke (Great Lakes)
•	Grandview 4000 & 5000 (Great Lakes)
•	Napco 3500 (Great Lakes)
•	MW 1400 (Great Lakes)
•	Ambassador (CWD)
•	Regency (CWD)
•	Bryn Mawr II (Pacific Windows)
•	Somerton II (Pacific Windows)
•	New Castle XT (Pacific Windows)
Standard
•	Jefferson (MW)
•	Classic (MW)
•	TwinSeal (MW)
•	Bayshore (Great Lakes)
•	Grandview 3000 (Great Lakes)
•	MW 1300 (Great Lakes)
•	Napco 2500 (Great Lakes)
•	Premier (CWD)
•	Diplomat (CWD)
•	Envoy (CWD)
•	Insulate (Pacific Windows)
•	New Castle II (Pacific Windows)
Economy
•	Consul (CWD)
•	Patriot (MW)
•	Alenco
•	Builders View (Alenco)

The breadth of our product lines and our multiple brand and price point strategy enable us to target all areas of the sectors, including multiple distribution channels (wholesale, retail and builder direct) and end sectors (home repair and remodeling and new home construction), with minimal channel conflict.

Customers and Distribution

We have a multi-channel distribution network that serves both the home repair and remodeling and new home construction sectors, which exhibit different, often counter-balancing, demand characteristics.  In conjunction with our multiple brand and price point strategy, we believe our multi-channel distribution strategy enables us to increase our sales and sector penetration while minimizing channel conflict.  We believe our strategy reduces our dependence on any one channel, which provides us with a greater ability to sustain our financial performance through economic fluctuations.

Our US Window group operates under one leadership team.  These window and door product lines are sold for use in new home construction and in home repair and remodeling through a highly diversified customer base, which includes, for our U.S. new construction product lines, independent building material dealers, regional/national lumberyard chains, builder direct/OEMs, and retail home centers.  New construction windows leverages a network of vertically integrated production and distribution facilities located in Virginia, New Jersey, Mississippi, North Carolina, Georgia, Texas, California, Washington and Arizona.  Our repair and remodeling windows products are primarily sold through dealers and distributors and are manufactured in Ohio, Texas, California and Washington.  Dealers typically market directly to homeowners or contractors in connection with remodeling requirements while distributors concentrate on local independent retailers.  In Canada, sales of CWD product lines in the new construction market are predominantly made through direct sales to builders and contractors, while sales in the renovation market are made primarily through retail lumberyards.  CWD products are distributed through eight distribution centers.

Our three largest customers, NV Ryan, 84 Lumber, and Builders FirstSource represented 7.3%, 4.8% and 4.4% of the sales of our windows and doors segment in 2007, respectively.

Production and Facilities

Our windows and doors manufacturing facilities have benefited from our continued investment and commitment to product development and product quality combined with increasing integration of best practices across our product offerings.  In addition, beginning in 2003, MW significantly lowered its manufacturing cost basis by expanding its existing in-house capacity to extrude vinyl lineals used in the production of windows.  During 2003 and 2004, MW purchased six new lineal extruders which more than doubled its previous lineal production capacity.  In 2005 and 2006, ten additional extruders were added to support organic growth and over 90% of the vinyl needs of Great Lakes.  Leveraging our PVC resin blending expertise, 2006 also saw the addition of a new PVC resin blend facility to the already successful lineal production facility.  This successful venture not only delivered significant cost savings but also allowed us to further refine and improve our compound formulation and quality.  Alenco vinyl profiles were integrated in 2007.  In addition, our vertical integration allowed us to produce the vinyl window profiles for our Alenco products rather than purchasing them from outside suppliers, which allowed us to realize cost savings.

From a capacity perspective, all of our facilities have the ability to increase capacity in a cost effective manner by expanding production shifts.  Ongoing capital investments will focus upon new product development, expanding lineal production capacity, and equipment maintenance and improvement.

Raw Materials and Suppliers

PVC compound, wood, aluminum, and glass are major components in the production of our window and door products.  Historically changes in PVC compound and wood prices have had the most significant impact on our material cost of products sold in our windows and doors segment.  We are one of the largest consumers of PVC resin in North America and we continue to leverage our purchasing power on this key raw material.  As mentioned above, the PVC resin compound that is used in window lineal production is now produced on site.  The leveraging of our PVC resin buying power and the expansion of PVC resin compounding capabilities has begun to benefit all of our domestic window companies.

MW, Great Lakes, Pacific Windows, and CWD have significantly consolidated glass purchases to take advantage of strategic sourcing savings opportunities.

Competition

The window and patio door sector remains fragmented, comprised primarily of local and regional manufacturers.  Our competitors include MI Home Products, Andersen Windows, Jeld-Wen Windows & Doors, Simonton Windows (Fortune Brands), Milgard Manufacturing, Inc. (Masco Corp.) and Atrium.  We generally compete on service, product performance, sales and support and our products are competitively priced.

Seasonality

Markets for our products are seasonal and can be affected by inclement weather conditions.  Historically, our business has experienced increased sales in the second and third quarters of the year due to increased construction during those periods.  Accordingly, our working capital is typically higher in the second and third quarters as well.  Because much of our overhead and expense are fixed throughout the year, our operating profits tend to be lower in the first and fourth quarter.  Inclement weather conditions can affect the timing of when our products are applied or installed, causing delayed profit margins when such conditions exist.

Because we have successfully implemented lean manufacturing techniques and many of our windows and doors are made to order, inventories in our windows and doors segment do not change significantly with seasonal demand.

Backlog

Our windows and doors segment had a backlog of approximately $30.1 million at June 28, 2008.  We expect to fill 100% of the orders during 2008.

Environmental and Other Regulatory Matters

We are subject to Canadian and U.S. federal, state, provincial and local environmental laws and regulations that relate to the presence of hazardous materials, pollution and the protection of the environment, including those governing emissions to air, discharges to water, use, storage and transport of hazardous materials, storage, treatment and disposal of waste, remediation of contaminated sites, and protection of worker health and safety.  From time to time, our facilities are subject to investigation by environmental regulators.  We believe that our current operations are in substantial compliance with all applicable environmental laws and that we maintain all material permits required to operate our business.

Based on available information, we do not believe that any known compliance obligations, claims, releases or investigations will have a material adverse effect on our results of operations, cash flows or financial position.  However, there can be no guarantee that these or newly discovered matters or any inability to enforce available indemnification rights we have against any third parties, including Nortek under the stock purchase agreement governing the Ply Gem acquisition and Alcan Aluminum Corporation (an indemnity we received when we purchased our York, Nebraska facility from Alcan Aluminum Corporation in 1998), will not result in material costs.

Under the stock purchase agreement governing the MW acquisition, the sellers agreed to indemnify us for the first $250,000 in costs of compliance with the New Jersey Industrial Site Recovery Act at an MW facility in Hammonton, New Jersey and for 75% of any such costs between $250,000 and $5.5 million.  MW’s Rocky Mount, Virginia property is subject to an environmental investigation pursuant to the Virginia Voluntary Remediation Program, relating to contamination associated with an underground storage tank formerly located at the Rocky Mount, VA property.  Liability for the underground storage tank contaimination and related investigation has been previously assumed by U.S. Industries, Inc., pursuant to its indemnity obligation under the Stock Purchase Agreement dated August 11, 1995, whereby U.S. Industries, Inc. sold the stock of MW to Fenway Partners.  As the successor in interest of Fenway Partners, we are similarly indemnified by U.S. Industries, Inc., which is currently working with the Virginia Department of Environmental Quality in its continuing efforts under the Voluntary Remediation Program.

We voluntarily comply with the Vinyl Siding Institute (“VSI”) Certification Program with respect to our vinyl siding and accessories.  Prior to 1998, there was no commonly-adopted industry certification process for vinyl siding products.  Uniform minimum standards were available, but uniform compliance was not assured.  In 1998, the VSI, under the leadership of our former President and Chief Executive Officer, Lee Meyer, at that time the Chairman of the VSI, instituted a new industry-wide program to assure compliance with minimum product standards.  John Wayne, who is the President of our vinyl siding group, was the Chairman of the VSI during 2007.  All major vinyl siding manufacturers, representing over 95% of all products, now comply with these guidelines.

Under the VSI Certification Program, third party verification and certification, provided by Architectural Testing, Inc. (“ATI”), is used to ensure uniform compliance with the minimum standards set by the American Society for Testing and Materials (“ASTM”).  Those products compliant with ASTM specifications for vinyl siding will perform satisfactorily in virtually any environment.  ATI initially inspects all qualifying products for compliance and inspects plants to assure effective quality control programs.  In addition, compliance with advertised specifications is verified.  All manufacturing plants are inspected bi-annually during unannounced visits to monitor compliance.  Upon certification, products are added to the official VSI list of certified products and are eligible to bear the official VSI certification logo.

During 2007, Ply Gem spent approximately $2.8 million to purchase and install a new thermal oxidizer on the paint line at our Sidney, Ohio metal accessory production facility.  This expenditure was made to ensure compliance with EPA regulations at this facility.

Employees

As of June 28, 2008, we had approximately 5,569 full-time employees worldwide, of whom approximately 4,967 were in the United States and approximately 602 were in Canada.  Employees at our Canadian plant, our Valencia, Pennsylvania plant, and our Bryan, Texas plant are currently our only employees with whom we have a collective bargaining agreement.

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Approximately 6.7% of our total employees are represented by the United Brotherhood of Carpenters and Joiners of America, pursuant to a collective bargaining agreement with certain of our Canadian employees that expires on December 31, 2009.

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Approximately 0.8% of our total employees are represented by the United Steelworkers of America, AFL-CIO-CLC, pursuant to a collective bargaining agreement with certain of our Valencia, PA employees, that expires on December 1, 2011.

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Approximately 5.4% of our total employees are represented by the International Chemical Workers Union Council, pursuant to a collective bargaining agreement with certain of our Alenco employees, that expires on December 4, 2010.

Financial Information about Geographic Areas

All of the Company’s operations are located in the United States and Canada.  Revenue from external customers for the six months ended June 28, 2008 consists of:

•	$549.8 million from United States customers

•	$42.5 million from Canadian customers

•	$5.4 million from all other foreign customers

Revenue from external customers for the year 2007 consists of:

•	$1,269.8 million from United States customers

•	$89.3 million from Canadian customers

•	$4.4 million from all other foreign customers

Revenue from external customers for the year 2006 consists of:

•	$981.2 million from United States customers

•	$68.3 million from Canadian customers

•	$5.0 million from all other foreign customers

Revenue from external customers for the year 2005 consists of:

•	$775.8 million from United States customers

•	$58.2 million from Canadian customers

•	$4.9 million from all other foreign customers

At June 28, 2008, long-lived assets totaled approximately $ 50.1 million in Canada and $ 1,217.3 million in the United States.  At December 31, 2007, 2006 and 2005, long-lived assets totaled approximately $51.2 million, $44.2 million, and $43.6 million, respectively, in Canada and $1,240.0 million, $1,253.6 million, and $835.9 million, respectively, in the United States.  We are exposed to risks inherent in any foreign operation, including foreign exchange rate fluctuations.

Trademarks and Patents

We rely on patent, trademark, trade secret and other intellectual property law and protective measures to protect our proprietary rights.  We have a significant number of trademarks registered in the United States covering our material brands.  To date, we have been granted 25 patents in the United States and abroad and have a significant number of U.S. and international patent applications pending.

Although we employ a variety of intellectual property in the development and manufacturing of our products, we believe that none of that intellectual property is individually critical to our current operations.  Taken as a whole, however, we believe our intellectual property rights are significant.  We cannot assure you that our intellectual property protection measures will be sufficient to prevent misappropriation of our technology.  In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States.  From time to time, third parties have or may assert infringement claims against us or against our customers in connection with the use of our products.

Properties

Our corporate headquarters is located in Cary, North Carolina.  We own and lease several additional properties in the United States and Canada.  We operate the following facilities as indicated.

Location	Square Footage	Facility Use	Lease Expiration Date

Siding, Fencing, Railing and Decking Segment
Jasper, TN	270,000	Manufacturing and Administration	NA
Fair Bluff, NC (1)	200,000	Manufacturing and Administration	09/30/2024
Kearney, MO (1)	175,000	Manufacturing and Administration	09/30/2024
Independence, MO	105,000	Warehouse	01/31/2010
Valencia, PA (1)	175,000	Manufacturing and Administration	09/30/2024
Martinsburg, WV (1)	163,000	Manufacturing and Administration	09/30/2024
Martinsburg, WV	124,000	Warehouse	01/14/2011
York, NE (1)	76,000	Manufacturing	09/30/2024
Cary, NC	7,000	Administration	12/31/2014
Stuarts Draft, VA	257,000	Manufacturing and Administration	NA
Sidney, OH	819,000	Manufacturing and Administration	NA
Atlanta, GA	151,000	Warehouse	08/31/2008
Atlanta, GA	78,000	Warehouse	08/31/2008
Staunton, VA	145,000	Warehouse	11/30/2008
Harrisburg, VA	268,000	Warehouse	03/15/2015
Gaffney, SC	27,000	Warehouse	Month-to-month
Kansas City, MO	36,000	Administration	12/31/2017

Windows and Doors Segment
Calgary, AB, Canada (1)	301,000	Manufacturing and Administration	09/30/2024
Walbridge, OH (1)	250,000	Manufacturing and Administration	09/30/2024
Walbridge, OH	30,000	Warehouse	11/30/2008
Rocky Mount, VA (1)	720,000	Manufacturing and Administration	09/30/2024
Rocky Mount, VA (1)	160,000	Manufacturing	09/30/2024
Rocky Mount, VA	180,000	Manufacturing	08/31/2016
Rocky Mount, VA	80,000	Warehouse	08/31/2008
Rocky Mount, VA	300,000	Warehouse	08/31/2016
Hammonton, NJ	360,000	Manufacturing and Administration	10/31/2012
Tupelo, MS	200,000	Manufacturing and Administration	06/16/2010
Fayetteville, NC	56,000	Warehouse	NA
Peachtree City, GA	148,000	Manufacturing	08/19/2014
Peachtree City, GA	40,000	Manufacturing	NA
Dallas, TX	32,000	Manufacturing	03/31/2010
Bryan, TX	274,000	Manufacturing and Administration	08/20/2014
Bryan, TX	75,000	Manufacturing	12/31/2014
Phoenix, AZ	156,000	Manufacturing	03/31/2011
Farmers Branch, TX	53,000	Warehouse	01/31/2010
Auburn, WA	262,000	Manufacturing and Administration	12/31/2013
Corona, CA	128,000	Manufacturing and Administration	09/30/2012
Sacramento, CA	234,000	Manufacturing and Administration	09/12/2019
__________
(1)	These properties are included in long-term leases entered into as a result of a sale/leaseback agreement entered into in August 2004 as part of the funding for the purchase of MWM Holding.

Litigation

In the ordinary course of our business, we are a party to a number of legal actions, none of which are expected to have a material impact on us.

MANAGEMENT

Board of Directors and Executive Officers

The Board of Directors of Ply Gem Prime Holdings, Inc., Ply Gem Investment Holdings, Inc., Ply Gem Holdings, and Ply Gem Industries are identical.

Name	Age	Positions(s)
Frederick Iseman	55	Chairman of the Board and Director
Gary E. Robinette	59	President, Chief Executive Officer and Director
Shawn Poe	46	Vice President and Chief Financial Officer
John Wayne	46	President, Siding Group
Lynn Morstad	44	President, U.S. Windows Group
Bryan Sveinson	49	President, CWD Windows & Doors, Inc.
Robert A. Ferris	66	Director
Steven M. Lefkowitz	44	Director
John D. Roach	64	Director
Michael Haley	57	Director
Edward M. Straw	69	Director
Timothy T. Hall	39	Director

Set forth below is a brief description of the business experience of each of the members of our Board of Directors and our executive officers.

Frederick Iseman – Chairman of the Board and Director

Since the Ply Gem acquisition, Frederick Iseman has served as our chairman of the Board of Directors.  Mr. Iseman is currently Chairman and CEO of Caxton-Iseman Capital, a private equity firm which was founded by Mr. Iseman in 1993.  Prior to establishing Caxton-Iseman Capital, Mr. Iseman founded Hambro-Iseman Capital Partners, a merchant banking firm.  From 1988 to 1990, Mr. Iseman was a member of the Hambro International Venture Fund.  Mr. Iseman is a former Chairman of the Board of Anteon International Corporation, Chairman of the Board of Buffets Holdings, Inc. and Buffets, Inc.

Gary E. Robinette – President, Chief Executive Officer and Director

Gary E. Robinette was appointed President and Chief Executive Officer of the Company in October 2006, replacing Lee Meyer who had previously announced his retirement.  Prior to joining Ply Gem, Mr. Robinette served as Executive Vice President and COO at Stock Building Supply, a Wolseley company, since September 1998, and was also a member of the Wolseley North American Management Board.  Mr. Robinette held the position of President of Erb Lumber Inc., a Wolseley company, from 1993-1998 and served as Chief Financial Officer and Vice President of Carolina Holdings which was the predecessor company of Stock Building Supply.  Mr. Robinette received a BS in accounting from Tiffin University, where he is a member of the Board of Trustees, and a MBA from Xavier University, where he is a member of the President’s Advisory Board.  He is also a member of Harvard University’s Joint Center for Housing Studies.

Shawn Poe – Vice President and Chief Financial Officer

Since the Ply Gem acquisition, Mr. Poe has served as our Vice President and Chief Financial Officer.  Mr. Poe was appointed Vice President of Finance of our siding and Accessories subsidiaries in March 2000.  Prior to joining our company, Mr. Poe held the position of Corporate Controller and various other accounting positions at Nordyne, Inc., joining the company in 1990.  In addition, Mr. Poe held various accounting positions with Federal Mogul Corporation from 1984 to 1990.  Mr. Poe graduated from Southeast Missouri State University in 1984 with a BBS in Accounting.  Mr. Poe graduated from Fontbonne College in 1994 with an MBA.

John Wayne – President, Siding Group

Mr. Wayne was appointed President of our siding and accessories subsidiaries in January 2002.  Mr. Wayne joined our company in 1998, and prior to his appointment to President had been Vice President of Sales and Marketing for our Variform and Napco siding and accessories subsidiaries.  Prior to joining us, Mr. Wayne worked for Armstrong World Industries, Inc. from 1985 to 1998, holding a variety of sales management positions, including Vice President of Sales.  Mr. Wayne graduated from the University of Wisconsin in 1984 with a BBA in Finance and Marketing.  Mr. Wayne served as the Chairman of the VSI, the Chairman of the VSI Code and Regulatory Committee, and Chairman of the VSI Board of Directors through December 2007 when his term ended.

Lynn Morstad - President, U.S. Windows Group

Mr. Morstad was appointed President of our U.S. Window Group in October 2007 after having served as President of our New Construction Window Group since November 2006.  Prior to that, Mr. Morstad served as President, Chief Operating Officer and Chief Financial Officer respectively of MW Manufacturers Inc., a Ply Gem subsidiary he joined in 2000.  From March 1998 to May 2000, Mr. Morstad was employed by the Dr.  Pepper/Seven Up division of Cadbury Schweppes as Vice President and Corporate Controller.  In addition, Mr. Morstad served in senior financial positions with various divisions of the Newell Company for more than eight years.  Mr. Morstad is a graduate of the University of Iowa and is a Certified Public Accountant.

Bryan Sveinson – President, CWD Windows & Doors

Mr. Sveinson was appointed President of CWD Windows & Doors, Inc. in April 1999.  Mr. Sveinson joined our company in 1993, and prior to his appointment as President held successive positions as Controller, Vice President of Finance, and Vice President of Business Development.  Prior to joining us, Mr. Sveinson held senior finance positions with a commercial printing company and a soft drink manufacturing and distribution company.  Mr. Sveinson graduated from the University of Calgary in 1981 with a Bachelor of Management Degree in Finance.  In addition, Mr. Sveinson is a professional accountant, having achieved a Certified Management Accountant designation in 1991.  Mr. Sveinson is also a past director of the Canadian Window and Door Manufacturing Association.

Robert A. Ferris – Director

Since the Ply Gem acquisition, Robert A. Ferris has served as Chairman of our Executive Committee and director.  Mr. Ferris retired as Managing Director of Caxton-Iseman Capital in December 2007, and was employed by Caxton-Iseman Capital since March 1998.  From 1981 to February 1998, Mr. Ferris was a General Partner of Sequoia Associates (a private investment firm headquartered in Menlo Park, California). Prior to founding Sequoia Associates, Mr. Ferris was a Vice President of Arcata Corporation, a New York Stock Exchange-listed company.  Mr. Ferris is a former director of Anteon International Corporation, and is a director of Buffets Holdings, Inc. and Buffets, Inc. Effective January 1, 2008, Mr. Ferris will assume the position of President of Celtic Capital LLC, the investment manager of the entities that primarily hold the assets and investments of the Ferris Family.

Steven M. Lefkowitz – Director

Since the Ply Gem acquisition, Steven M. Lefkowitz has served as a director.  Mr. Lefkowitz is President of Caxton-Iseman Capital and has been employed by Caxton-Iseman Capital since 1993.  From 1988 to 1993, Mr. Lefkowitz was employed by Mancuso & Company, a private investment firm, and served in several positions including as Vice President and as a Partner of Mancuso Equity Partners.  Mr. Lefkowitz is a former director of Anteon International Corporation, and is a director of Buffets Holdings, Inc. and Buffets, Inc.

John D. Roach – Director

Since the Ply Gem acquisition, Mr. Roach has served as a director.  Mr. Roach is Chairman of the Board and Chief Executive Officer of Stonegate International, a private investment and advisory services company, and has been employed by Stonegate International since 2001.  Mr. Roach served as Chairman of the Board, President and Chief Executive Officer of Builders FirstSource, Inc. from 1998 to 2001; and as Chairman of the Board, President and Chief Executive Officer of Fibreboard Corporation from 1991 to 1997.  Mr. Roach is a director of Kaiser Aluminum Corporation and its subsidiary, Kaiser Aluminum & Chemical Corporation, a director of Material Sciences Corp., a provider of materials-based solutions, a director of URS Corporation, an engineering firm, a director PMI Group, Inc., a provider of credit enhancement products and lender services, and a director of VeriSign, a leading provider of internet infrastructure services.

Michael Haley – Director

In June 2005, Mr. Haley announced his retirement as Chairman of MW Manufacturers, Inc., but has remained as a director.  In January 2005, Mr. Haley was appointed chairman of MW and Senior Vice President of Sales and Marketing and Director for Ply Gem Industries.  Mr. Haley joined MW in June 2001 as President and served in this capacity until being named Chairman.  Prior to joining MW, Mr. Haley had been the President of American of Martinsville (a subsidiary of La-Z-Boy Inc.) from 1994 until May 2001.  In addition, Mr. Haley was President of Loewenstein Furniture Group from 1988 to 1994.  Mr. Haley graduated from Roanoke College in 1973 with a Bachelor’s Degree in Business Administration.  From April 2006 to present, Mr. Haley has served as an advisor to Fenway Partners, a private equity firm.

Edward M. Straw – Director

In May 2006, the Board of Directors approved the addition of Mr. Straw as a member of the board.  Mr. Straw retired from the Navy as a three-star admiral in 1996, and has since held senior executive positions in industry.  From March 2000 to February 2005, Mr. Straw was President of Global Operations for the Estee Lauder Companies, Inc. Prior to Estee Lauder, Mr. Straw was President of Ryder Integrated Logistics, Inc. and Senior Vice President of Compaq Computer Corporation.  He is currently the Chairman of Odyssey Logistics and Technology and is a member of the boards of MeadWestvacto, Eddie Bauer and Panther Expedited Services.  In addition, he is a strategic advisor to IBM Federal Services.  Mr. Straw holds a Master of Business Administration degree from George Washington University and a Bachelor of Science degree from the U.S. Naval Academy.

Timothy T. Hall – Director

In December 2006, the Board of Directors approved the addition of Mr. Hall as a member of the board.  Mr. Hall is a Principal at Caxton-Iseman Capital and has been employed by Caxton-Iseman Capital since 2001.  Prior to Caxton-Iseman, Mr. Hall was a Vice President at FrontLine Capital and an Assistant Vice President at GE Equity.  Mr. Hall has a MBA from Columbia Business School and a B.S.  from Lehigh University.

Executive Compensation

Overview

This compensation discussion describes the material elements of compensation of the Company’s executive officers who served as named executive officers during our fiscal year ended December 31, 2007.  The individuals who served as the principal executive officer and principal financial officer during 2007, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”  This compensation discussion focuses primarily on compensation awarded to, earned by, or paid to the named executive officers in 2007, as reflected in the following tables and related footnotes and narratives, but also describes compensation actions taken before or after 2007 to the extent that it enhances an understanding of the executive compensation disclosure.

The principal elements of our executive compensation program are base salary, annual cash incentives, other personal benefits and perquisites, post-termination severance, and equity-based interests.  Our other personal benefits and perquisites consist of life insurance benefits and car allowances.  The named executive officers are also eligible to participate in our 401(k) plan and our company-wide employee benefit health and welfare programs.

During 2006, certain named executive officers held awards of phantom stock units under our phantom stock plan, and these awards were converted during 2006 into cash-denominated deferred compensation accounts.  In early 2007, the officers received special, one-time cash bonuses in connection with this conversion.  The phantom plan, deferred compensation accounts, and special cash bonuses are described below.

Compensation Program Objectives and Philosophy

General Philosophy

Our compensation philosophy is designed to provide a total compensation package to our executive officers that is competitive within the building materials industry and enables us to attract, retain, and motivate the appropriate talent for long-term success.  We believe that total compensation should be reflective of individual performance but should also vary with our performance in achieving financial and non-financial objectives, thus rewarding the attainment of these objectives.

The components of total compensation for our executive officers are as follows:

•	Base Salary

In General.  We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary.  We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to provide a base wage that is not subject to our performance risk, as are other elements of our compensation, such as the annual cash incentive awards and equity interests described below.  Base salaries of our named executive officers are only one component of our executive officers’ compensation package and will not substitute for our incentive awards.

Our President and Chief Executive Officer, Gary E. Robinette, reviews the base salaries for our named executive officers, other than the President and Chief Executive Officer, in November and December of each year with any recommended increases being based on our performance as well as the individual’s performance and responsibilities, which we believe to be consistent with our overall philosophy of rewarding both strong individual and Company performance.  After this review, any salary increases for the executive officers other than the President and Chief Executive Officer are recommended by our President and Chief Executive Officer to our compensation committee and Board for approval.  The base salary for our President and Chief Executive Officer is determined by the compensation committee of our Board of Directors, but will not be less than $530,000 per year.

•	Annual Cash Incentive Awards

In General.  We provide the opportunity for our named executive officers to earn an annual cash incentive award based upon the Company’s performance as well as the individual’s performance.  We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our financial goals.  We believe that providing these annual incentives is consistent with our objective of providing compensation that varies with our performance in achieving financial and non-financial objectives.

2007 Target Award Opportunities.  Our 2007 performance measures included such corporate measures as economic value added (EVA) improvement and Adjusted EBITDA.  Depending upon each officer’s responsibilities, a target award opportunity was established as a percentage of the individual officer’s base salary at a range from 40% to 100% of base salary.  The target cash incentive opportunity percentage of base salary for each individual officer is established based upon the position within the Company and is comparable to like positions within our company.  After the end of 2007, Mr. Robinette reviewed our annual cash incentive plans, the attainment of performance measures and resulting awards with our compensation committee and our Board, and the compensation committee and the Board approved the awards.  For 2007, annual target cash incentive opportunities for the named executive officers were:  100% of base salary for Mr. Robinette, 75% of base salary for Mr. Poe, 50% of base salary for Mr. Wayne and 40% of base salary for Mr. Sveinson and Mr. Veach.

The 2007 performance targets for Mr. Robinette and Mr. Poe were comprised of 50% EVA improvement and 50% Adjusted EBITDA with the 2007 performance target for EVA improvement being approximately $202.4 million with the 2007 Adjusted EBITDA target being approximately $190.7 million.  The 2007 performance targets for Mr. Wayne and Mr. Veach were comprised of 50% EVA improvement, 40% operating group Adjusted EBITDA and 10% total company Adjusted EBITDA with the 2007 performance target for EVA improvement being approximately $143.8 million and the 2007 operating group Adjusted EBITDA target being approximately $113.0 million and the 2007 total company Adjusted EBITDA being $190.7 million. The 2007 performance target for Mr. Sveinson was comprised of 80% EVA improvement, 10% operating group Adjusted EBITDA and 10% total company Adjusted EBITDA with the 2007 performance target for EVA improvement being approximately $18.2 million and the 2007 operating group Adjusted EBITDA target being approximately $13.7 million and the 2007 total company Adjusted EBITDA being $190.7 million.

•	Perquisites and Other Personal Benefits

In General.  We provide the opportunity for our named executive officers to receive certain perquisites and other personal benefits, including car allowances and Company-paid life insurance premiums.  We provide these benefits to provide an additional useful benefit for our executives, and we believe that providing these benefits is essential to our ability to remain competitive in the general marketplace for attracting and retaining executive talent.

Total Compensation Comparison.  Including the 2007 annual cash incentive payout, for the last completed fiscal year, personal benefits and perquisites accounted for approximately 3.5% of total compensation for our named executive officers.

•	Equity Awards

In General.  We have provided the opportunity for our named executive officers to purchase both shares of common stock, par value $.01 per share (“Common Stock”) and senior preferred stock, par value $.01 per share (“Senior Preferred Stock”) in Ply Gem Prime Holdings, Inc. (“Prime Holdings”), our indirect parent company.

We believe it is vital to our Company to provide our named executive officers with the opportunity to hold an equity interest in our business.  We believe that equity ownership among executives aligns management’s interests with those of stockholders and provides long-term incentives for the executives.  Our named executive officers are the employees who are primarily responsible for the long-term performance of the Company, so this opportunity is intended to incentivize them to improve the overall value of the business.  Providing a Senior Preferred Stock component as well as a Common Stock component allows the executives to hold an ownership interest that mirrors that held by non-employee investors in our Company and motivates and rewards the executives for achieving financial objectives.  We also believe that our management equity ownership structure promotes the retention of key management and that providing an equity component of compensation is consistent with our compensation objectives of rewarding performance-based compensation and attracting and retaining an appropriate caliber of talent.

The opportunities that we give our executive officers to invest in the business are event-driven and are not provided on any annual or other regular basis.  The number of shares that a named executive officer has been permitted to purchase is determined based upon the individual’s level of responsibility within the Company.  All equity purchases are reviewed and approved by our compensation committee and Board of Directors.

Common Stock.  Our named executive officers have purchased our Common Stock either as (1) “Incentive Stock” or (2) part of a strip of equity that is purchased at the same time the officer purchases shares of our Senior Preferred Stock.

Incentive Stock – Protected and Unprotected.  Common Stock that is purchased as Incentive Stock becomes “Protected” over time, based on the officer’s continued service to our Company.  Twenty percent (20%) of each officer’s Incentive Stock becomes Protected on the first anniversary of the date of purchase and on each of the next four anniversaries.  If the officer’s employment with us is terminated at any time, no remaining Incentive Stock that is not Protected (“Unprotected”) will become Protected.  In addition, if a realization event or an initial public offering occurs at any time, any Incentive Stock that is Unprotected becomes immediately fully Protected.

Incentive Stock – Termination of Employment.  If a named executive officer’s Incentive Stock becomes Protected, the officer may have the opportunity to receive a greater per share price for such stock if the stock is purchased by the Company.  Specifically, if the named executive officer’s employment with us is terminated for reasons other than cause, then Ply Gem Prime Holdings has the right to purchase the officer’s shares of Protected Incentive Stock at a price per share (the “Protected Stock Purchase Price”) equal to the quotient obtained by dividing (x) the excess of (i) a multiple of consolidated EBITDA over (ii) consolidated indebtedness, less the amount of unrestricted cash of Prime Holdings and its consolidated subsidiaries as of the date of termination by (y) the number of shares of fully diluted Common Stock on the date of the officer’s termination of employment.  For any Incentive Stock that is Unprotected as of termination, the purchase price is the lesser of (a) the original purchase price paid by the officer for the Incentive Stock, plus or minus any change in adjusted retained earnings per share from the date the shares were originally purchased through the end of the most recent fiscal quarter preceding the date of termination of employment and (b) the Protected Stock Purchase Price.  If the officer is terminated for Cause, all Incentive Stock held by the officer, whether or not Protected, will be repurchased by Ply Gem Prime Holdings for the same price applicable to Unprotected Incentive Stock in the preceding sentence.

We believe that this schedule whereby Incentive Stock becomes Protected over time aids in our ability to retain executive officers by requiring the executives’ continued service to the Company.  In addition, because this schedule provides that the officers’ Incentive Stock becomes protected upon certain corporate transactions, this schedule will give the officers the incentive to work toward achieving such a transaction and to share in the value received by other shareholders.

If Common Stock is not designated as “Incentive Stock” and is purchased as part of a strip with Senior Preferred Stock, then the Common Stock is fully vested at the time of purchase.  This Common Stock may be repurchased by Ply Gem Prime Holdings at any time following the officer’s termination of employment for the Protected Stock Purchase Price described above.

Senior Preferred Stock.  Senior Preferred Stock that is purchased by the officers is fully vested at the time of purchase.  This Senior Preferred Stock may be repurchased by Ply Gem Prime Holdings at any time following the officer’s termination of employment for a price that takes into account the liquidation value and the maximum dividend on the shares of Senior Preferred Stock, consistent with the Certificate of Incorporation of Ply Gem Prime Holdings.

None of the named executive officers purchased either Common Stock or Senior Preferred Stock during 2007.

Phantom Common and Preferred Stock Units.  Upon the completion of the Ply Gem acquisition and the MW acquisition, certain members of management contributed their investment in predecessor companies in exchange for phantom common stock units and phantom preferred stock units which were governed by a phantom stock plan.  Under the phantom stock plan, each participant’s interest in the plan was recorded in a bookkeeping account; however, no stock was initially issued under the phantom stock plan.  Each account recorded a number of units so that, any “phantom common stock units” were deemed to be invested in Common Stock and any “phantom preferred stock units” were deemed invested in Senior Preferred Stock.  Certain of the phantom common stock units became “Protected” according to the same schedule as the Incentive Stock, based on the date the units were first awarded to the officers.  Other phantom common stock units were not subject to any such schedule.  Under the plan, upon liquidation and payment of a participant’s account, the value of the account generally was to be paid to the participant either in cash or in shares of Ply Gem Prime Holdings’ stock having a fair market value equal to the account balance, in the discretion of Ply Gem Prime Holdings.  The opportunity for any named executive officer to participate in the phantom stock plan, as well as their level of participation, was reviewed and approved by our Board of Directors.

As described above, SFAS 123(R) was adopted by the Company as of January 1, 2006, and, for the first three quarters of 2006, the phantom units were recognized under SFAS 123(R) as liability awards that had to be marked to market every quarter.  In addition, in 2004, 2005, and 2006, new tax rules governing nonqualified deferred compensation required a re-examination of the structure of the phantom stock plan.  Because of the risk of volatility associated with the above accounting treatment and the complexity associated with tax and accounting rule changes, the Company’s Board of Directors determined that the cost associated with the administrative, accounting and tax work for the phantom stock units was excessive and outweighed the benefits of continuing to permit the officers to hold such units.

As such, in September 2006, the Company converted all phantom common and preferred stock units held by each named executive officer into a cash account payable on a fixed schedule in years 2007 and beyond.  The value of the portion of each cash account that represented phantom common units equaled the number of phantom common stock units credited to the phantom plan account on September 25, 2006 multiplied by $10.00.  From September 25, 2006 through January 31, 2007, the value of the cash account was updated as if interest was credited on such value and compounded at December 31, 2006 at a rate equal to the applicable federal rate for short-term loans.  This portion of the account was paid to each officer in a single lump-sum cash payment on January 31, 2007.  The value of the portion of the cash account that represented the value of the phantom preferred stock units equaled the face amount of the number of shares of Senior Preferred Stock represented by such units.  This portion of the account is credited with deemed earnings, as if with interest, at an annual rate of 10% compounded semi-annually as of each June 30 and December 31, from the date of issuance of the phantom preferred stock unit through the date of payment.  This portion of the account is payable on each of August 31, 2009, 2010, and 2011, such that one third of the original face amount, plus deemed earnings, is paid on each such date, or, if earlier, the officer’s death, disability or a change of control.

As a result of the conversion of the phantom stock plan awards described above, as of December 31, 2007 there were no phantom common or preferred stock units outstanding.

In connection with the conversion described above, the Board authorized Ply Gem Prime Holdings to allow the officers to invest in Common Stock on September 25, 2006, which stock was either Incentive Stock or not, in the same proportion that the officer’s phantom units had been deemed invested in such stock.

•	Special Bonuses

In General.  In connection with the conversion of the phantom stock plan awards described above, our subsidiary, Ply Gem Industries, Inc. provided Mr. Wayne and Mr. Poe with a special, one-time cash bonus award for our 2006 fiscal year.  The bonus was payable on January 31, 2007 or any earlier termination of employment other than for cause.  If the executives resigned from employment before January 31, 2007, they would not have been entitled to the bonus.  All special bonuses were paid on January 31, 2007.  The Board of Directors of Prime Holdings approved and ratified Ply Gem Industries, Inc.’s award of these bonuses.

•	Employment Agreements

President and Chief Executive Officer.  In October 2006, Mr. Robinette joined the Company and was appointed as our President and Chief Executive Officer.  In connection with such appointment, Mr. Robinette entered into an employment agreement with us, pursuant to which we have agreed to pay him an annual base salary of not less than $530,000 and an annual cash incentive target of 100% of base salary.  In addition, Mr. Robinette was provided the opportunity by our compensation committee and Board to purchase 125,660 shares of Common Stock, at a price of $10.00 per share and 7,434 shares of Senior Preferred Stock at a price of $100.00 per share.

•	Post-termination Severance

In General.  We provide the opportunity for certain of our named executive officers to be protected under the severance provisions contained within their retention agreements and, for Mr. Robinette, his employment agreement by providing salary continuation if employment is terminated under certain circumstances (two years for Mr. Robinette and one year for our other named executive officers).  If the payment of severance to Mr. Robinette causes him to become subject to the golden parachute excise tax rules, then we will pay him a gross-up amount so that after all taxes are paid on the gross-up, he will have enough funds remaining to pay the excise tax imposed on the severance payments.  We provide this opportunity to attract and retain an appropriate caliber of talent for the position.  These retention agreements and Mr. Robinette’s employment agreement were approved by our Board of Directors, and the terms of these agreements can be found in individual agreements that have previously been filed as exhibits with the Securities and Exchange Commission (SEC).  We believe the terms of our retention agreements and of Mr. Robinette’s employment agreement are consistent with the provisions and benefit levels of other companies based upon reviewing disclosures made by those companies with the SEC.  We believe the arrangements and benefits opportunity contained within our retention agreements and Mr. Robinette’s employment agreement are reasonable and allow us to remain competitive in the general marketplace for executive talent.  These arrangements are described in detail in the “Potential Payments Upon Termination or Change in Control” section below.  The employment agreement between Mr. Robinette and the Company establishes the terms of his employment including salary and benefits, annual cash incentive award target and severance provisions in the event of termination of Mr. Robinette’s employment.

•	CFO Retention Payment

In November of 2005, the Company provided Mr. Poe with the opportunity to receive a special bonus of $100,000 if Mr. Poe is employed with the Company on December 31, 2007.  This special bonus was provided to Mr. Poe as an incentive for Mr. Poe to remain with the Company.  The Board determined that it was in the Company’s best interest to retain Mr. Poe’s services in the capacity of Chief Financial Officer and considers the $100,000 special bonus to be an appropriate incentive.  The Company recognized 50% of the special bonus as expense in 2006 and 50% of the special bonus as expense in 2007.

The following table shows information concerning the annual compensation during 2007 for services provided to us by our President and Chief Executive Officer, our Vice President and Chief Financial Officer and our three other most highly compensated executive officers.

Summary Compensation Table

Name and		Salary		Bonus		Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Principal Position	Year	($)		($)		($) (1)	($) (2)	($) (4)	($)

Gary E. Robinette	2007	530,000		-		-	506,680	25,081	1,061,761
President & Chief	2006	112,115	(5)	133,589	(6)	-	-	-	245,704
Executive Officer

Shawn K. Poe	2007	275,000		50,000	(9)	-	197,175	22,133	544,308
Vice President & Chief	2006	222,861		77,000	(7) (8)	-	115,375	163,682	578,919
Financial Officer

John Wayne	2007	370,000		-		-	301,920	25,409	697,329
President, Siding Group	2006	298,077		76,000	(7)	-	258,137	419,495	1,051,709

Bryan Sveinson	2007	200,036		-		-	264,466	17,451	481,953
President, CWD
Windows & Doors, Inc.

Richard Veach	2007	230,000		-		-	150,190	21,169	401,359
Sr. Vice President,
Operations, Siding
Group

(1)
The amounts in this column represent, for all shares of Common Stock and Senior Preferred Stock and all awards of phantom common and preferred stock units held by each named executive officer in 2006 and 2007, the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with SFAS 123(R).  Because no expense was recognized under SFAS 123(R) during 2006 or 2007, the amount in each row of this column is “0”.  (See Note 12 to the financial statements “Stock Based Compensation” for a discussion of the assumptions made in this valuation.)  As described in the “Compensation Discussion and Analysis – Phantom Common and Preferred Stock Units” section above, the awards under the phantom stock plan were amended on September 25, 2006.  These awards were reported under SFAS 123(R) through the end of the third quarter of the 2006 fiscal year.  During the fourth quarter of 2006, we recognized nonqualified deferred compensation expense in respect of the cash accounts that were established in connection with the conversion of the phantom plan, and the value of these accounts is included in the “All Other Compensation” column of this table with respect to 2006.

(2)
The amounts in this column represent performance-based cash bonuses earned for services rendered during 2007 and 2006.  These incentive bonuses are described in the “Compensation Discussion and Analysis - Annual Cash Incentive Awards” section above.

(3)
None of the named executive officers are covered by either of the Company’s pension plans.  The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax-qualified.

(4)	The amounts in this column with respect to 2007 consist of the following items for each officer shown below:

➢	Gary E. Robinette: $10,500 car allowance, $6,750 company 401k contributions, $6,750 profit sharing, and $1,081 insurance premiums.
➢	Shawn K. Poe: $7,700 car allowance, $6,750 company 401k contributions, $6,750 profit sharing, and $561 insurance premiums.

➢	John Wayne: $10,500 car allowance, $6,750 company 401k contributions, $6,750 profit sharing, and $755 insurance premiums.
➢	Bryan Sveinson: $10,450 company car benefit, and $7,001 Group Registered Retirement Savings Plan
➢	Richard Veach: $7,200 car allowance, $6,750 company 401k contributions, $6,750 profit sharing, and $469 insurance premiums.

The amounts in this column with respect to 2006 consist of the following items for each officer shown below:

➢
Shawn K.  Poe:  $135,900 value of cash deferred compensation account created in connection with phantom plan conversion described in the “Compensation Discussion and Analysis – Phantom Common and Preferred Stock Units” section above, $7,200 car allowance, $6,628 company 401k contributions, $6,600 profit sharing, and $6,982 insurance premiums.

➢
John Wayne: $388,350 value of cash deferred compensation account created in connection with phantom plan conversion described in the “Compensation Discussion and Analysis – Phantom Common and Preferred Stock Units” section above, $10,500 car allowance, $6,600 company 401k contributions, $6,600 profit sharing, and $6,791 insurance premiums.

(5)	Represents the dollar value of the base salary earned by Mr. Robinette for the period from the date that he commenced employment in October 2006 through December 31, 2006.

(6)	Represents the guaranteed bonus paid to Mr. Robinette pursuant to his employment agreement.

(7)
Represents the Special Bonus awarded on September 25, 2006 in connection with the conversion of awards under the phantom stock plan, described in the “Compensation Discussion and Analysis – Special Bonuses” section above.

(8)
The figure includes $50,000 of retention bonus which represents 50% of a total $100,000 special bonus that Mr. Poe was eligible to receive if he remained employed with the Company through December 31, 2007.

(9)	Represents 50% of a total $100,000 special bonus that Mr. Poe was eligible to receive if he remained employed with the Company through December 31, 2007.

Grants of Plan-Based Awards

Estimated Future Payouts Under
Non-Equity Incentive Plan
Awards
Target
Name	($) (1)

Gary E. Robinette	$530,000

Shawn K. Poe	206,250

John Wayne	185,000

Bryan Sveinson	86,000

Richard Veach	92,000

(1)	These amounts represent the annual target cash incentive opportunities as a percentage of base salary for each named executive officer.

Outstanding Equity Awards at Fiscal Year-End

	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#) (1)	($) (2)

Gary E. Robinette	88,000	–

Shawn K. Poe	15,367	–

John Wayne	18,122	–

Bryan Sveinson	9,362	–

Richard Veach	5,076	–

(1)	The Stock Awards set forth in this table become Protected as described in the “Compensation Discussion and Analysis – Common Stock” section above.

(2)
Because the Company’s Common Stock is not publicly traded, and the value per share under the valuation formula contained within the Stockholders’ Agreement was zero at December 31, 2007, a market value of zero is shown.

Stock Vested

	Stock Awards
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Name

Gary E. Robinette	37,660	–

Shawn K. Poe	23,050	–

John Wayne	27,182	–

Bryan Sveinson	14,044	–

Richard Veach	7,614	–

(1)
The Stock Awards in this table represent the shares of Common Stock that were either vested on the date of grant or that became Protected during 2007, as described in the “Compensation Discussion and Analysis – Common Stock” section above.

(2)
This amount represents the number of shares of Common Stock and the number of phantom incentive units that became Protected during 2007.  Because the Company’s Common Stock is not publicly traded and the value per share under the valuation formula contained within the Stockholders’ Agreement was zero at December 31, 2007, a market value of zero is shown.  These shares remain subject to certain transfer restrictions provided in a stockholders’ agreement with Prime Holdings and there is no current market in which the officers may sell such shares.

Nonqualified Deferred Compensation

Name	Aggregate Earnings in Last FY ($) (1)	Aggregate Balance at Last FYE ($) (2) (3)

Gary E. Robinette	-	-

Shawn K. Poe	636	138,452

John Wayne	1,808	395,632

Bryan Sveinson	-	-

Richard Veach	-	-

(1)
These amounts do not represent above-market or preferential earnings on compensation deferred on a basis that is not tax-qualified, and these amounts were not reported in the “Summary Compensation Table” above.

(2)
The aggregate balance at December 31, 2007 represents the balance of the cash-denominated deferred compensation accounts established in connection with the conversion of the phantom stock plan awards on September 25, 2006, as described in the “Compensation Discussion and Analysis – Phantom Common and Preferred Stock Units” section above.

(3)
These amounts do not represent above-market or preferential earnings on compensation deferred on a basis that is not tax-qualified, and these amounts were not reported in the “Summary Compensation Table” above for previous years.

Termination or Change in Control Arrangements

	Years	Severance	Benefits	Bonus
Name		($)	($)	($)

Employment Agreement:
Gary E. Robinette	2	$1,060,000	$16,944	$1,013,360

Retention Agreements:
Shawn K. Poe	1	275,000	8,472	197,175

John Wayne	1	370,000	8,472	301,920

Bryan Sveinson	1	200,036	8,472	284,250

Richard Veach	NA	NA	NA	NA

Mr. Robinette’s employment agreement and the retention agreements for each of Mr. Poe, Mr. Wayne, and Mr. Sveinson provide that the officer will receive payments and benefits if he is terminated without “cause” or resigns following a “material adverse change.”  “Cause” means certain failures to perform duties after demand by the Board or obey the Board or a senior executive of the Company, a material act of dishonesty in connection with executive duties, or conviction of a felony, a fraudulent or dishonest misdemeanor, or a civil judgment for fraud.

“Material adverse change” is defined in Mr. Robinette’s employment agreement as assignment of duties inconsistent with his position, reduction of salary or target bonus, or Company action that would deny him any material employee benefit, without his consent.  “Material adverse change” in the retention agreements is defined the same as in Mr. Robinette’s employment agreement; however, it does not include a reduction in target bonus, but does include the Company requiring the executive to be based more than 50 miles from his current office location, as well as any Company breach of any provision of the retention agreement.

To receive any payments or benefits in connection with a termination for cause or material adverse change, the executive must release certain claims against the Company.  In addition, the executive must comply with certain restrictive covenants, including a covenant not to compete with our business for two years following termination in the case of Mr. Robinette and one year following termination in the case of all other executives.  The restrictive covenants also prohibit the executives from soliciting our employees for two years following termination in the case of Mr. Robinette and one year following termination in the case of all other executives.  The covenants also prohibit disclosure of our confidential information and the mailing of disparaging statements about the Company and our people.

Mr. Robinette’s Employment Agreement provides that he will receive an amount equal to two years of his base salary at the time of termination, plus medical insurance benefit coverage paid over the 24 months following termination.  In addition, Mr. Robinette will be eligible to receive payment of a “Year 1 Bonus” equal to the amount that would have been actually earned and paid to Mr. Robinette under the cash incentive award plan had he been employed for the entire 12 month period of the year, plus a “Year 2 Bonus” equal to a pro-rated portion of the Year 1 Bonus based upon the number of months that Mr. Robinette was employed with the Company during the year of termination of his employment with the Company.

Mr. Poe may be eligible to receive severance in addition to that shown in the table above worth up to one additional year if at the end of the 12 month period following his termination he has not been able to obtain employment providing him with a salary of at least $150,000.

If the named executive officer’s employment is terminated during the year, the officer is eligible to receive a pro rata portion of an amount equal to the lesser of the officer’s annual cash incentive award target or the actual cash incentive award that would have been paid under the incentive award plan had the officer been employed at the date that such cash incentive award is actually paid.

The named executive officer’s may be entitled to receive a cash payment for their individual shares of Incentive Stock, if Prime Holdings elects to exercise its call right under the Stockholders’ Agreement.  If Prime Holdings had exercised its call right on December 31, 2007, the named executive officers would not have received any money for any of the shares of common stock.  Because shares of the Company’s Common Stock are not publicly traded and the value per share at December 31, 2007 per the formula contained in the Stockholders’ Agreement is zero, no amount has been reflected in the table for incentive equity.

In addition, upon a change in control, all Common Stock held by the named executive officers that is Unprotected will become Protected.  If a change in control had occurred on December 31, 2007, applying the Protected price formula in the Stockholders’ Agreement based on EBITDA as of that date, the value per share of Common Stock would be zero.

Director Compensation

	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)

Name

Frederick Iseman	$-	$-	$-

Robert A. Ferris	-	-	-

Steven M. Lefkowitz	-	-	-

John D. Roach	60,000	19,811	79,811

Michael Haley	60,000	10,000	70,000

Edward M. Straw	60,000	10,000	70,000

Timothy T. Hall	-	-	-
________________________
(1)	All Other Compensation includes payment of a $2,000 payment per each board meeting attended and payment for other non-board advisory services provided.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Upon completion of the Ply Gem acquisition, Ply Gem Industries entered into two advisory agreements with an affiliate of Caxton-Iseman Capital (the “Caxton-Iseman Party”), which we refer to as the “Debt Financing Advisory Agreement” and the “General Advisory Agreement.”

Under the Debt Financing Advisory Agreement, Ply Gem Industries paid the Caxton-Iseman Party a debt financing arrangement and advisory fee, equal to 2.375% of the aggregate amount of the debt financing incurred in connection with the Ply Gem acquisition ($11.4 million).

Under the General Advisory Agreement, the Caxton-Iseman Party provides us with acquisition and financial advisory services as the Board of Directors shall reasonably request.  In consideration of these services, Ply Gem Industries agreed to pay the Caxton-Iseman Party (1) an annual fee equal to 2% of our EBITDA, as defined in such agreement, (2) a transaction fee, payable upon the completion by us of any acquisition, of 2% of the sale price, (3) a transaction fee, payable upon the completion by us of any divestitures, of 1% of the sale price, and (4) a transaction fee, payable upon the completion of the sale of our company, of 1% of the sale price.  EBITDA in the General Advisory Agreement is based on our net income (loss) plus extraordinary losses and/or any net capital losses realized, provision for income taxes, interest expense (including amortization or write-off of debt discount and debt issuance costs and commissions, and other items), depreciation and amortization (including amortization of goodwill, organization costs, capitalized management fees, and other items), dividends paid or accrued on preferred stock, certain management fees paid to the Caxton-Iseman Party, charges related to certain phantom units, and a number of other items.  The annual fee payable in any year may not exceed the amounts permitted under the senior credit facilities or the indenture governing the senior secured notes, and the Caxton-Iseman Party is obligated to return any portion of the annual fee that has been prepaid if an event of default has occurred and is continuing under either the senior credit facilities or the indenture governing the senior secured notes.

In connection with the MW acquisition, pursuant to the General Advisory Agreement, in November 2004 the Company paid the Caxton-Iseman Party a transaction fee equal to 2% of the purchase price of the equity of MWM Holding ($6.4 million).  In connection with the Alenco acquisition, in March 2006 the Company paid the Caxton-Iseman Party a transaction fee equal to 2% of the purchase price of the equity of AWC ($2.4 million).  In connection with the AHE acquisition, in October 2006 the Company paid the Caxton-Iseman Party a transaction fee equal to 2% of the purchase price of AHE ($6.1 million).  In connection with the Pacific Windows acquisition, in October 2007 the Company paid the Caxton-Iseman Party a transaction fee equal to 2% of the purchase price of Pacific Windows ($0.7 million).

Under the General Advisory Agreement the Company paid a management fee of approximately $0.8 million for the six months ended June 28, 2008, approximately $3.5 million for the year ended December 31, 2007, approximately $2.5 million for the year ended December 31, 2006, and approximately $2.3 million for the year ended December 31, 2005.

The initial term of the General Advisory Agreement is 10 years, and is automatically renewable for consecutive one-year extensions, unless Ply Gem Industries or the Caxton-Iseman Party provides notice of termination.  In addition, the General Advisory Agreement may be terminated by the Caxton-Iseman Party at any time, upon the occurrence of specified change of control transactions or upon an initial public offering of our shares or shares of any of our parent companies.  If the General Advisory Agreement is terminated for any reason prior to the end of the initial term, Ply Gem Industries will pay to the Caxton-Iseman Party an amount equal to the present value of the annual advisory fees that would have been payable through the end of the initial term, based on our cost of funds to borrow amounts under our senior credit facilities.

In connection with the MW acquisition, Ply Gem Investment Holdings received an equity investment of approximately $0.5 million from The GeMROI Company, an outside sales agency that represents, among other products and companies, MW windows for which the Company pays GeMROI a sales commission for their services.  During 2007, 2006 and 2005, the Company paid GeMROI approximately $1.8 million, $2.3 million, and $2.5 million, respectively, in sales commission for their services.  During 2006, the Company received an additional equity investment of approximately $0.5 million from JPG Investments, LLC, an affiliate of The GeMROI Company.

On May 23, 2008, in connection with an amendment to our prior credit facilities and as a condition to such amendment, affiliates of CI Capital Partners LLC made (i) an $18 million cash investment in Ply Gem Prime Holdings and received 14,518 shares of Ply Gem Prime Holdings’ common stock and 210,482 shares of Ply Gem Prime Holdings’ Class A common stock and (ii) a $12 million cash investment in Ply Gem Investment Holdings, and received 12,000 shares of senior preferred stock. Ply Gem Prime Holdings and Ply Gem Investment Holdings then made an aggregate $30 million capital contribution to Ply Gem Holdings, which in turn contributed such amount to the capital of Ply Gem Industries.

As a result of the Ply Gem acquisition, Ply Gem Investment Holdings is the common parent of an affiliated group of corporations that will include Ply Gem Holdings, Ply Gem Industries and their subsidiaries.  Ply Gem Investment Holdings will elect to file consolidated federal income tax returns on behalf of the group.  Accordingly, Ply Gem Investment Holdings, Ply Gem Holdings and Ply Gem Industries have entered into a Tax Sharing Agreement, under which Ply Gem Holdings and Ply Gem Industries will make payments to Ply Gem Investment Holdings.  These payments will not be in excess of the tax liabilities of Ply Gem Holdings, Ply Gem Industries and their respective subsidiaries, if these tax liabilities had been computed on a stand-alone basis.

Before entering into any related party transaction, it is the Company’s policy to submit the proposed transaction to the Board for approval.

PRINCIPAL STOCKHOLDERS

Ply Gem Holdings is the sole holder of all 100 issued and outstanding shares of Ply Gem Industries’ common stock.  Ply Gem Investment Holdings is the sole holder of all 100 issued and outstanding shares of common stock of Ply Gem Holdings.  Ply Gem Prime Holdings is the sole holder of all 100 issued and outstanding shares of common stock of Ply Gem Investment Holdings.

The following table sets forth the number and percentage of the outstanding shares of common stock of Ply Gem Prime Holdings Inc. beneficially owned as of August 15, 2008 by:

•	each named executive officer;

•	each of our directors;

•	each person known to us to be the beneficial owner of more than 5% of the common stock of Ply Gem Prime Holdings; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table below is c/o Ply Gem Industries, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Common Shares(2)%
Caxton-Iseman (Ply Gem), L.P. (3)	617,426	16.5%
Caxton-Iseman (Ply Gem) II, L.P. (3)	2,482,019	66.3
Frederick Iseman (3) (4)	3,099,445	82.8
Robert A. Ferris (3)	-	*
Steven M. Lefkowitz (3)	-	*
Gary E. Robinette (5)	125,660	3.4
Shawn Poe (6)	38,417	1.0
John Wayne (7)	45,304	1.2
Bryan Sveinson	23,406	*
Richard Veach	12,690	*
John D. Roach (8)	3,577	*
Michael Haley	9,362	*
Edward M. Straw	-	*
Timothy Hall (3)	-	*
All Directors and Executive Officers as a Group	3,504,539	93.6

______________________________________________

*	Less than 1%.

(1)	Determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	Ply Gem Prime Holdings also has a series of non-voting senior preferred stock.

(3)	Address is c/o Caxton-Iseman Capital, LLC, 500 Park Avenue, New York, New York 10022.

(4)
By virtue of his indirect control of Caxton-Iseman (Ply Gem) L.P. and Caxton-Iseman (Ply Gem) II, L.P., Mr. Iseman is deemed to beneficially own the 2,874,445 shares of common stock held by that entity.

(5)	Mr. Robinette purchased 125,660 shares of common stock in 2006.

(6)
In connection with the Ply Gem acquisition, Mr. Poe acquired phantom incentive stock units representing 13,590 shares of common stock.  In September 2006, Mr. Poe converted the shares of phantom incentive stock to 9,707 shares of common stock.

(7)
In connection with the Ply Gem acquisition, Mr. Wayne acquired phantom incentive stock units representing 38,835 shares of common stock.  In September 2006, Mr. Wayne converted the shares of phantom incentive stock to 27,739 shares of common stock.

(8)	Address is c/o Stonegate International, 100 Crescent Court, Dallas, Texas 75201.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Asset-Based Revolving Credit Facility

We summarize below the principal terms of the agreements that govern our senior secured asset-based revolving credit facility. This summary is not a complete description of all the terms of such agreements.

General

In connection with the offering of the initial notes, we entered into a new senior secured asset-based revolving credit facility, or ABL Facility, with Credit Suisse Securities (USA) LLC, as lead arranger and bookrunner, and a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of our new ABL Facility.

The ABL Facility initially provided for revolving credit financing of up to $135.0 million, which was increased to $150.0 million on August 14, 2008.  This borrowing capacity under the ABL Facility is subject to borrowing base availability.  The ABL Facility has a maturity of five years and includes sub-facilities for letters of credit, swingline loans and borrowings in Canadian dollars and United States dollars by CWD. In addition, the ABL Facility provides that the revolving commitments may be further increased to $200.0 million, subject to certain terms and conditions.

The borrowing base at any time equals the sum (subject to certain eligibility requirements, reserves and other adjustments) of:

•	85% of the net amount of eligible receivables; and

•	85% of the net orderly liquidation value of eligible inventory.

Our ABL Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans. A portion of the revolving credit facility consists of a facility available to CWD in United States or Canadian dollars.

All borrowings under our ABL Facility will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. The ABL Facility matures on October 15, 2011 if the existing senior subordinated notes due 2012 are not refinanced by such date.

Interest Rate and Fees

Borrowings under our ABL Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus ½ of 1% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under our ABL Facility is 2.00% for base rate loans and 3.00% for Eurodollar rate loans.  The applicable margin for borrowings under the ABL Facility will be subject to step ups and step downs based on excess availability under that facility. Swingline loans will bear interest at a rate per annum equal to the base rate plus the applicable margin. In addition to paying interest on outstanding principal under our ABL Facility, we are required to pay a commitment fee, in respect of the unutilized commitments thereunder which fee will be determined based on utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high). We must also pay customary letter of credit fees equal to the applicable margin on Eurodollar loans and agency fees.

Mandatory Repayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under our ABL Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under our ABL Facility is less than 15% of the commitments or certain events of default have occurred, we will be required to deposit cash from our material deposit accounts (including all concentration accounts) daily in a collection account maintained with the administrative agent under our ABL Facility, which will be used to repay outstanding loans and cash collateralize letters of credit.

Voluntary Repayment

We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to Eurodollar loans.

Amortization and Final Maturity

There is no scheduled amortization under our ABL Facility. All outstanding loans under the facility are due and payable in full on the fifth anniversary of the closing date (or October 15, 2011 if the existing senior subordinated notes due 2012 are not refinanced by such date).

Guarantees and Security

All obligations under our ABL Facility are fully and unconditionally guaranteed by substantially all of our existing and future, direct and indirect, wholly-owned domestic subsidiaries and in any event by all subsidiaries that guarantee the notes. All obligations under our ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the guarantors, including:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing; and

•	a second-priority security interest in, and mortgages on, substantially all of our material owned real property and equipment and all assets that secure the notes on a first-priority basis.

The obligations of CWD, which is a borrower under the Canadian sub-facility under the ABL Facility, will be secured by a first-priority security interest in substantially all of the assets of such Canadian subsidiary and by our and the guarantors’ assets on the same basis as borrowings by us are secured under the ABL Facility, plus additional mortgages in Canada and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of CWD pledged only to secure the Canadian sub-facility.

Restrictive Covenants and Other Matters

Our ABL Facility requires that if excess availability is less than 15% of the commitments, we must comply with a minimum fixed charge coverage ratio test and certain other covenants. In addition, our new ABL Facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our parent and our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale leaseback transactions;

•	make investments and loans;

•	pay dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and asset sales;

•	prepay, redeem or purchase certain indebtedness including the notes;

•	amend or otherwise alter terms of certain indebtedness, including the notes, and certain material agreements;

•	enter into agreements limiting subsidiary distributions;

•	engage in certain transactions with affiliates; and

•	alter the business that we conduct.

Our ABL Facility contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our ABL Facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under our new ABL Facility are entitled to take various actions, including the acceleration of amounts due under our ABL Facility and all actions permitted to be taken by a secured creditor.

Existing Senior Subordinated Notes

We currently have $360.0 million in aggregate principal amount of senior subordinated notes due 2012 outstanding. In February 2004, Ply Gem Industries issued $225.0 million of the senior subordinated notes, which are guaranteed by Ply Gem Holdings and the domestic subsidiaries of Ply Gem Industries. In August 2004, in connection with the MW acquisition, Ply Gem Industries issued an additional $135.0 million of senior subordinated notes, which are guaranteed by Ply Gem Holdings Inc. and the domestic subsidiaries of Ply Gem Industries, including MWM Holding and its subsidiaries. The senior subordinated notes mature February 15, 2012 and bear interest at a rate of 9%.

The indenture for the senior subordinated notes imposes certain restrictions on Ply Gem Industries and its subsidiaries, including restrictions on their ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities. The terms of the senior subordinated notes also significantly restrict the ability of Ply Gem Industries to pay dividends and otherwise distribute assets to Ply Gem Holdings.

THE EXCHANGE OFFER

Terms of the Exchange Offer

We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled “Description of the Notes.”

We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

This exchange offer will expire at 5:00 p.m., New York City time, on                    ,             , unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

(1)
Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

(2)
Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, on or before 5:00 p.m., New York City time, on the expiration date.

(3)
Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

(1)	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

(2)	a commercial bank or trust company having an office or correspondent in the United States; or

(3)	an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

(a)
by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant’s account at The Depository Trust Company; or

(b)
for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

If the letter of transmittal or any bond powers are signed by:

(1)	the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

(2)	a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

(3)
a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

(4)
trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

(1)
you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

(2)	any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

(3)
you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has an arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

(4)
you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5)	if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

(6)
if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

Any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

A delivery of initial notes through a book-entry transfer into the exchange agent’s account at The Depository Trust Company will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent’s message delivered, you may still tender in this exchange offer if:

(1)
you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

(2)
on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)
the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, in each case, in form satisfactory to us and the exchange agent.

If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under “–Exchange Agent” and before acceptance of your tendered notes for exchange by us.

Any notice of withdrawal must:

(1)	specify the name of the person having tendered the initial notes to be withdrawn;

(2)	identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

(3)
be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

(4)	specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

(5)
if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under “—Procedures for Tendering Initial Notes” above at any time on or before the expiration date.

Conditions to the Exchange Offer

We will complete this exchange offer only if:

(1)	there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

(2)	there is no change in the current interpretation of the staff of the SEC permitting resales of the exchange notes;

(3)
there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

(4)
there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

(5)	we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

(1)	refuse to accept and return to their holders any initial notes that have been tendered;

(2)	extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

(3)
waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for this exchange offer.  You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By mail or hand/overnight delivery:

U.S. Bank National Association
EP-MN-WS2N
60 Livingston Avenue
St. Paul, MN 55107

Facsimile Transmission:

U.S. Bank National Association
(651) 495-8158

Confirm by Telephone:  (800) 934-6802

Attention:  Specialized Finance Department

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1)
certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2)	tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3)	a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act.  You will not be able to require us to register your initial notes under the Securities Act unless:

(1)	the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

(2)	you are not eligible to participate in the exchange offer or receive exchange notes in the exchange offer that are not freely tradeable;

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence.  We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”

DESCRIPTION OF THE NOTES

As used below in this “Description of the Notes” section, the “Issuer” means Ply Gem Industries, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer issued the initial notes and will issue the exchange notes described in this prospectus (collectively, the “Notes”) under an Indenture, dated as of June 9, 2008 (the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes, Collateral Agreement, Intercreditor Agreement and Registration Rights Agreement. The following summary does not purport to be a complete description of the Notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, Security Documents, Intercreditor Agreement and Registration Rights Agreement. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.”

Brief Description of the Notes and the Note Guarantees

The Notes:
•	are senior obligations of the Issuer;

•	are pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

•	are secured on a first-priority lien basis by the Notes Collateral and on a second-priority lien basis by the ABL Collateral, in each case subject to certain liens permitted under the Indenture;

•	are effectively subordinated to the Credit Agreement to the extent of the value of the ABL Collateral; and

•	are guaranteed on a senior secured basis by the Guarantors.

The Note Guarantees:

The Notes will be guaranteed by Parent and all Subsidiaries of the Issuer (other than Unrestricted Subsidiaries and Foreign Subsidiaries). See “— Additional Note Guarantees.”

Each Note Guarantee:
•	is a senior obligation of the Guarantor;

•	is pari passu in right of payment with any existing and future senior Indebtedness of the Guarantor;

•
is secured on a first-priority basis by the Notes Collateral owned by such Guarantor and on a second-priority basis by the ABL Collateral owned by such Guarantor (in each case subject to certain liens permitted under the Indenture); and

•	is effectively subordinated to the Guarantee of such Guarantor under the Credit Agreement to the extent of the value of the ABL Collateral owned by such Guarantor.

As of the date of this offering, all of the Issuer’s subsidiaries will be “Restricted Subsidiaries.” However, none of the Issuer’s Foreign Subsidiaries will guarantee the Notes. See “Risk Factors — Risks Related to Our Substantial Indebtedness and the Notes — Our Canadian subsidiary and our other future foreign subsidiaries will not be guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.” In addition, under the circumstances described below under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Issuer’s Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

The Notes will mature on June 15, 2013. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on June 15 and December 15 of each year, commencing on December 15, 2008, to Holders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of initial notes equal to $700.0 million was issued on June 9, 2008 and an aggregate principal amount of exchange notes equal to $700.0 million is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this offering, except for issue date, issue price, interest rate, first interest payment date and the amount of interest paid on the first interest payment date after such issue date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenants described under “— Certain Covenants — Limitations on Additional Indebtedness” and “— Certain Covenants — Limitations on Liens.” Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Notes,” except for the covenants described under “— Certain Covenants — Limitations on Additional Indebtedness” and “— Certain Covenants — Limitations on Liens,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Indebtedness evidenced by the Notes and the Note Guarantees is senior Indebtedness of the Issuer or the applicable Guarantor, as the case may be, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors, as the case may be, and is secured by the Collateral, which Collateral will be shared on an equal and ratable basis with certain Other Pari Passu Lien Obligations incurred thereafter. Indebtedness under the Credit Agreement also is secured by the Collateral.  The Indebtedness under the Credit Agreement and any other Lenders Debt incurred in the future has first priority with respect to the ABL Collateral but is junior in ranking with respect to the Notes Collateral. Such security interests are described under “— Security for the Notes.” The Indebtedness evidenced by the Notes and the Note Guarantees is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and the Guarantors, as the case may be.

As of June 28, 2008, Parent, the Issuer and its Subsidiaries had $40.0 million aggregate principal amount of senior Indebtedness (excluding the Notes and the Note Guarantees) outstanding (excluding unused commitments).

A significant portion of the operations of the Issuer are conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including the Holders of the Notes. The Notes, therefore, are effectively subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. Although the Indenture limits the incurrence of Indebtedness by certain of the Issuer’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “— Certain Covenants — Limitations on Additional Indebtedness.”

Although the Indenture contains limitations on the amount of additional Pari Passu Indebtedness and additional secured Indebtedness that Parent, the Issuer and its Restricted Subsidiaries may Incur, under certain circumstances the amount of such Pari Passu Indebtedness and Secured Indebtedness could be substantial. See “Certain Covenants — Limitations on Additional Indebtedness” and “Certain Covenants — Limitations on Liens.”

Note Guarantees

The Issuer’s obligations under the Notes, the Indenture, the Security Documents and the Intercreditor Agreement are jointly and severally guaranteed on a senior secured basis (the “Note Guarantees”) by (1) Parent and (2) each Restricted Subsidiary (other than any Foreign Subsidiary).

Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries and Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. For the six months ended June 28, 2008, our Canadian subsidiary represented approximately 7.0% of our net sales and 84.0% of our operating earnings. In addition, as of June 28, 2008, it held approximately 4.5% of our combined assets and had approximately $9.8 million of liabilities (including trade payables), to which the Notes are effectively subordinated.

As of the date of this offering, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate some of our Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•
the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Subsidiary Guarantor under its Note Guarantee are limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

A Subsidiary Guarantor shall be released from its obligations under its Note Guarantee:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries;

(2) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3) if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under “— Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Security for the Notes

The Notes and the Note Guarantees have the benefit of the Collateral, which consists of (i) the Notes Collateral as to which the Holders of the Notes and holders of certain Other Pari Passu Lien Obligations have a first-priority security interest (subject to Permitted Liens) and the Bank Lenders and certain other holders of Lenders Debt have a second-priority security interest and (ii) the ABL Collateral as to which the Bank Lenders and certain other holders of Lenders Debt have a first-priority security interest and the holders of the Notes and holders of certain Other Pari Passu Lien Obligations have a second-priority security interest (subject to Permitted Liens).

The Issuer and the Guarantors are able to incur additional Indebtedness in the future which could share in the Collateral. The amount of all such additional Indebtedness will be limited by the covenants disclosed under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitations on Additional Indebtedness.” Under certain circumstances the amount of such additional secured Indebtedness could be significant.

Notes Collateral

The Notes Collateral is pledged as collateral to the Notes Collateral Agent for the benefit of the Trustee, the Notes Collateral Agent, the Holders of the Notes and the beneficiaries of each indemnification obligation undertaken by any Grantor under any Note Document. The Notes and Note Guarantees are secured by first-priority security interests in the Notes Collateral, subject to Permitted Liens. The Notes Collateral consists of: (i) all of the Equity Interests of the Issuer, (ii) all of the other Equity Interests held by Parent, the Issuer or any Guarantor (which, in the case of any Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 66% of the voting stock of such Foreign Subsidiary) and (ii) substantially all of the other tangible and intangible assets of Parent, the Issuer and the Guarantors, other than the ABL Collateral and Excluded Assets.

In addition to the limitations described below under “— Limitations on Stock Collateral,” the Notes Collateral does not include (i) the ABL Collateral, (ii) the Excluded Assets and (iii) those assets as to which the Notes Collateral Agent reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

Initially, subject to Permitted Liens, only the Notes have the benefit of the first-priority security interest in the Notes Collateral. No other Indebtedness incurred by the Issuer may share in the first-priority security interest in the Notes Collateral other than any Additional Notes and certain Indebtedness constituting Other Pari Passu Lien Obligations.

The Issuer initially granted a second-priority lien on and security interest in the Notes Collateral to the Bank Collateral Agent for the benefit of the Lenders Debt, which initially consisted of the loans outstanding under the Credit Agreement made by the Bank Lenders, obligations with respect to letters of credit issued under the Credit Agreement, certain hedging and cash management obligations incurred with the Bank Lenders or their affiliates and any other obligations under the Credit Agreement. Certain additional Indebtedness that is incurred by the Issuer in compliance with the terms of the Indenture may also be given a lien on and security interest in the Notes Collateral that ranks junior or pari passu to the lien of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties in the Notes Collateral. Except as provided in the Intercreditor Agreement, holders of such junior liens are not able to take any enforcement action with respect to the Notes Collateral so long as any Notes are outstanding.

ABL Collateral

The Notes are also secured by a second-priority lien on and security interest in the ABL Collateral (subject to Permitted Liens). The ABL Collateral includes all accounts receivable, inventory, cash (other than certain cash proceeds of the Notes Collateral) and proceeds of the foregoing and certain assets related thereto, in each case held by the Issuer and the Guarantors. Generally, the Notes second-priority lien on and security interest in the ABL Collateral will be terminated and automatically released if the lien on such ABL Collateral in favor of the Lenders Debt is released, other than such release granted upon or following the discharge of the ABL Facility Obligations.

The Issuer or any Guarantor may grant an additional lien on any property or asset that constitutes ABL Collateral in order to secure any obligation permitted to be incurred pursuant to the Indenture. Any such additional lien may be a first-priority lien that is senior to the lien securing the Notes or may be a second-priority lien that will rank pari passu with the second priority lien securing the Notes or a lien that will rank junior to the second-priority lien securing the Notes.

Limitations on Stock Collateral

The Equity Interests and other securities of a Subsidiary of Parent or the Issuer that are owned by Parent, the Issuer or any Subsidiary Guarantor will constitute Notes Collateral only to the extent that such Equity Interests and other securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other U.S. federal law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other U.S. federal governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Equity Interests and other securities secure the Notes, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed not to be part of the Notes Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the first-priority security interests in the Equity Interests and other securities that are so deemed to no longer constitute part of the Notes Collateral.

 In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests and other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other U.S. federal governmental agency) of separate financial statements of such Subsidiary, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed to be a part of the Notes Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interests and other securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, the Notes Collateral will include Equity Interests of Subsidiaries of Parent or the Issuer only to the extent that the applicable value of such Equity Interests (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding, and the portion of the Equity Interests of Subsidiaries constituting Notes Collateral may decrease or increase as described above.  However, as further described under “— Notes Collateral” and “— ABL Collateral”, the Notes are secured by first or second priority interests in substantially all of the assets of the Parent, the Issuer and the Guarantors.  The book value of the tangible and intangible assets (excluding goodwill) of the Parent, the Issuer and the Guarantors included in such collateral was approximately $797.2 million and $758.3 million at June 28, 2008 and December 31, 2007, respectively.

Security Documents and Certain Related Intercreditor Provisions

The Issuer, the Guarantors, the Notes Collateral Agent and the Trustee entered into one or more Security Documents creating and establishing the terms of the security interests that secure the Notes and the Note Guarantees. These security interests secure the payment and performance when due of all of the obligations of the Issuer and the Guarantors under the Notes, the Indenture, the Note Guarantees, the Intercreditor Agreement and the Security Documents, as provided in the Security Documents. The Issuer and the Guarantors must use their commercially reasonable efforts to complete all filings and other similar actions required in connection with the perfection of such security interests as soon as reasonably practicable. U.S. Bank National Association was appointed, pursuant to the Indenture, as the Notes Collateral Agent. The Trustee, Notes Collateral Agent, each Holder and each other holder of, or obligee in respect of, any obligations in respect of the Notes outstanding at such time and the beneficiaries of each indemnification obligation undertaken by a Note Party or Parent under any Note Document are referred to collectively as the “Noteholder Secured Parties.”

Intercreditor Agreement

On the Issue Date, the Issuer, the Guarantors, the Trustee, the Notes Collateral Agent and the Bank Collateral Agent entered into the Intercreditor Agreement. Although the Holders of the Notes are not party to the Intercreditor Agreement, by their acceptance of the Notes they will agree to be bound thereby. Pursuant to the terms of the Intercreditor Agreement, the Notes Collateral Agent determines the time and method by which the security interests in the Notes Collateral will be enforced and the Bank Collateral Agent determines the time and method by which the security interests in the ABL Collateral will be enforced.

The aggregate amount of the obligations secured by the ABL Collateral may, subject to the limitations set forth in the Indenture, be increased. A portion of the obligations secured by the ABL Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the liens held by the Holders or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the ABL Collateral or the obligations secured by the Notes Collateral, by the release of any Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral.

No Action With Respect to the ABL Collateral

The Intercreditor Agreement provides that none of the Noteholder Secured Parties may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the ABL Collateral under any Security Document, applicable law or otherwise, at any time when the ABL Collateral is subject to any first-priority security interest and any Lenders Debt secured by such ABL Collateral remains outstanding or any commitment to extend credit that would constitute such Lenders Debt remains in effect. Only the Bank Collateral Agent is entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, the Notes Collateral Agent may, but has no obligation to, take all such actions it deems necessary to perfect or continue the perfection of the Holders’ second-priority security interest in the ABL Collateral. The Bank Collateral Agent is subject to similar restrictions with respect to its ability to enforce the second-priority security interest in the Notes Collateral held by holders of Lenders Debt.

No Duties of Bank Collateral Agent

The Intercreditor Agreement provides that neither the Bank Collateral Agent nor any holder of any Lenders Debt secured by any ABL Collateral has any duties or other obligations to any Noteholder Secured Party with respect to the ABL Collateral, other than to transfer to the Trustee any proceeds of any such ABL Collateral in which the Notes Collateral Agent continues to hold a security interest remaining following any sale, transfer or other disposition of such ABL Collateral (in each case, unless the Holders’ lien on all such ABL Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction), the payment and satisfaction in full of such Lenders Debt and the termination of any commitment to extend credit that would constitute such Lenders Debt, or, if the Bank Collateral Agent is in possession of all or any part of such ABL Collateral after such payment and satisfaction in full and termination, such ABL Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Bank Collateral Agent or any such holder of Lenders Debt. In addition, the Intercreditor Agreement further provides that, until the Lenders Debt secured by any ABL Collateral shall have been paid and satisfied in full and any commitment to extend credit that would constitute Lenders Debt secured thereby shall have been terminated, the Bank Collateral Agent is entitled, for the benefit of the holders of such Lenders Debt, to sell, transfer or otherwise dispose of or deal with such ABL Collateral without regard to any second-priority security interest therein or any rights to which any Noteholder Secured Party would otherwise be entitled as a result of such second-priority security interest. Without limiting the foregoing, the Trustee and the Notes Collateral Agent agreed in the Intercreditor Agreement and each Holder of the Notes will agree by its acceptance of the Notes that neither the Bank Collateral Agent nor any holder of any Lenders Debt secured by any ABL Collateral will have any duty or obligation first to marshal or realize upon the ABL Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the ABL Collateral, in any manner that would maximize the return to the Noteholder Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Noteholder Secured Parties from such realization, sale, disposition or liquidation. The Intercreditor Agreement has similar provisions regarding the duties owed to the Bank Collateral Agent and the holders of any Lenders Debt by the Noteholder Secured Parties with respect to the Notes Collateral.

The Intercreditor Agreement additionally provides that the Notes Collateral Agent and the Trustee waive, and each Holder of the Notes will waive by its acceptance of the Notes, any claim that may be had against the Bank Collateral Agent or any holder of any Lenders Debt arising out of (i) any actions which the Bank Collateral Agent or such holder of Lenders Debt take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Lenders Debt from any account debtor, guarantor or any other party) or the valuation, use, protection or release of any security for such Lenders Debt, (ii) any election by the Bank Collateral Agent or such holder of Lenders Debt, in any proceeding instituted under Title 11 of the United States Code of the application of Section 1111(b) of Title 11 of the United States Code or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of Title 11 of the United States Code to, Parent, the Issuer or any of its Subsidiaries as debtor-in-possession. The Bank Collateral Agent and holders of Lenders Debt agree to waive similar claims with respect to the actions of any of the Noteholder Secured Parties.

No Interference; Payment Over; Reinstatement

The Trustee and the Notes Collateral Agent agreed in the Intercreditor Agreement and each Holder of the Notes will agree by its acceptance of the Notes that:
•
it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Holders of the Notes have on the ABL Collateral pari passu with, or to give the Trustee or the Holders of the Notes any preference or priority relative to, any Lien that the holders of any Lenders Debt secured by any ABL Collateral have with respect to such ABL Collateral;

•
it will not challenge or question in any proceeding the validity or enforceability of any first-priority security interest in the ABL Collateral, the validity, attachment, perfection or priority of any lien held by the holders of any Lenders Debt secured by any ABL Collateral, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

•
it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the ABL Collateral by the Bank Collateral Agent or the holders of any Lenders Debt secured by such ABL Collateral;

•
it will have no right to (A) direct the Bank Collateral Agent or any holder of any Lenders Debt secured by any ABL Collateral to exercise any right, remedy or power with respect to such ABL Collateral or (B) consent to the exercise by the Bank Collateral Agent or any holder of any Lenders Debt secured by the ABL Collateral of any right, remedy or power with respect to such ABL Collateral;

•
it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Bank Collateral Agent or any holder of any Lenders Debt secured by any ABL Collateral seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Bank Collateral Agent nor any holders of under any Lenders Debt secured by any ABL Collateral will be liable for, any action taken or omitted to be taken by the Bank Collateral Agent or such lenders with respect to such ABL Collateral;

•	it will not seek, and will waive any right, to have any ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of such ABL Collateral; and

•	it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement.

The Bank Collateral Agent and the holders of Lenders Debt agreed to similar limitations with respect to their rights in the Notes Collateral and their ability to bring a suit against the Notes Collateral Agent or the Holders of the Notes.

The Trustee and the Notes Collateral Agent agreed in the Intercreditor Agreement and each Holder of the Notes will agree by its acceptance of the Notes that if it obtains possession of the ABL Collateral or realizes any proceeds or payment in respect of the ABL Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time when any Lenders Debt secured or intended to be secured by such ABL Collateral remains outstanding or any commitment to extend credit that would constitute Lenders Debt secured or intended to be secured by such ABL Collateral remains in effect, then it will hold such ABL Collateral, proceeds or payment in trust for the Bank Collateral Agent and the holders of any Lenders Debt secured by such ABL Collateral and transfer such ABL Collateral, proceeds or payment, as the case may be, to the Bank Collateral Agent. The Trustee, the Notes Collateral Agent and each Holder of the Notes will further agree that if, at any time, all or part of any payment with respect to any Lenders Debt secured by any ABL Collateral previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Bank Collateral Agent any payment received by it in respect of any such ABL Collateral and shall promptly turn any such ABL Collateral then held by it over to the Bank Collateral Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Lenders Debt. The Bank Collateral Agent and the holders of Lenders Debt are subject to similar limitations with respect to the Notes Collateral and any proceeds or payments in respect of any Notes Collateral.

Entry Upon Premises by Bank Collateral Agent and Holders of Lenders Debt

The Intercreditor Agreement provides that if the Bank Collateral Agent takes any enforcement action with respect to the ABL Collateral, the Noteholder Secured Parties (i) will cooperate with the Bank Collateral Agent in its efforts to enforce its security interest in the ABL Collateral and to finish any work-in-process and assemble the ABL Collateral, (ii) will not hinder or restrict in any respect the Bank Collateral Agent from enforcing its security interest in the ABL Collateral or from finishing any work-in-process or assembling the ABL Collateral, and (iii) will, subject to the rights of any landlords under real estate leases, permit the Bank Collateral Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Bank Collateral Agent and the holders of Lenders Debt, to enter upon and use the Notes Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling and storing the ABL Collateral and completing the processing of and turning into finished goods of any ABL Collateral consisting of work-in-process, (B) selling any or all of the ABL Collateral located on such Notes Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Collateral located on such Notes Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Bank Collateral Agent and the holders of Lenders Debt in and to the ABL Collateral; provided, however, that nothing contained in the Intercreditor Agreement restricts the rights of the Trustee or the Notes Collateral Agent from selling, assigning or otherwise transferring any Notes Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of the Intercreditor Agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the Bank Collateral Agent conducts a public auction or private sale of the ABL Collateral at any of the real property included within the Notes Collateral, the Bank Collateral Agent shall provide the Notes Collateral Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Notes Collateral Agent’s use of such real property.

During the period of actual occupation, use or control by the Bank Collateral Agent or the holders of Lenders Debt or their agents or representatives of any Notes Collateral, the Bank Collateral Agent and the holders of Lenders Debt will (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Notes Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Notes Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The Bank Collateral Agent and the holders of Lenders Debt agree to pay, indemnify and hold the Trustee and the Notes Collateral Agent harmless from and against any third-party liability resulting from the gross negligence or willful misconduct of the Bank Collateral Agent or any of its agents, representatives or invitees in its or their operation of such facilities. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Notes Collateral, the Bank Collateral Agent requires the services of any employees of the Issuer or any of its Subsidiaries, the Bank Collateral Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the Bank Collateral Agent requires their services. Notwithstanding the foregoing, in no event shall the Bank Collateral Agent or the holders of Lenders Debt have any liability to the Noteholder Secured Parties pursuant to the Intercreditor Agreement as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Collateral existing prior to the date of the exercise by the Bank Collateral Agent or the holders of Lenders Debt of their rights under the Intercreditor Agreement and the Bank Collateral Agent and the holders of Lenders Debt will not have any duty or liability to maintain the Notes Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by them, or for any diminution in the value of the Notes Collateral that results solely from ordinary wear and tear resulting from the use of the Notes Collateral by such persons in the manner and for the time periods specified under the Intercreditor Agreement. Without limiting the rights granted in under the Intercreditor Agreement, the Bank Collateral Agent and the holders of Lenders Debt will cooperate with the Noteholder Secured Parties in connection with any efforts made by the Noteholder Secured Parties to sell the Notes Collateral.

Agreements With Respect to Bankruptcy or Insolvency Proceedings

If Parent, the Issuer or any of its subsidiaries becomes subject to a case under the U.S. Bankruptcy Code and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lenders under Section 363 of the U.S. Bankruptcy Code, the Trustee and the Notes Collateral Agent agreed in the Intercreditor Agreement and each Holder will agree by its acceptance of the Notes that it will raise no objection to any such financing or to the Liens on the ABL Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes ABL Collateral, unless the Bank Collateral Agent or the holders of any Lenders Debt secured by such ABL Collateral oppose or object to such DIP Financing or such DIP Financing Liens or use of such cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Liens of such Lenders Debt in such ABL Collateral, the Trustee and the Notes Collateral Agent will, for themselves and on behalf of the Holders of the Notes, subordinate the liens of the Noteholder Secured Parties in such ABL Collateral to the liens of the Lenders Debt in such ABL Collateral and the DIP Financing Liens), so long as the Noteholder Secured Parties retain liens on all the Notes Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, subject to any super-priority ranking of liens in favor of the DIP Lenders. The Bank Collateral Agent and the holders of Lenders Debt agreed to similar provisions with respect to any DIP Financing.

The Trustee and the Noteholder Collateral Agent agreed in the Intercreditor Agreement and each Holder of the Notes will agree by its acceptance of the Notes that it will not object to or oppose a sale or other disposition of any ABL Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Bank Collateral Agent and the holders of Lenders Debt shall have consented to such sale or disposition of such ABL Collateral. The Bank Collateral Agent and the holders of Lenders Debt agreed to similar limitations with respect to their right to object to a sale of Notes Collateral.

Insurance

Unless and until written notice by the Bank Collateral Agent to the Trustee that the obligations under the Credit Agreement have been paid in full and all commitments to extend credit under the Credit Agreement shall have been terminated, as between the Bank Collateral Agent, on the one hand, and the Trustee and Notes Collateral Agent, as the case may be, on the other hand, only the Bank Collateral Agent will have the right (subject to the rights of the Grantors under the security documents related to the Credit Agreement and the Indenture and the Security Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Collateral. Unless and until written notice by the Trustee to the Bank Collateral Agent that the obligations under the Indenture and the Notes have been paid in full, as between the Bank Collateral Agent, on the one hand, and the Trustee and the Notes Collateral Agent, as the case may be, on the other hand, only the Notes Collateral Agent will have the right (subject to the rights of the Grantors under the security documents related to the Credit Agreement and the Indenture and the Security Documents) to adjust or settle any insurance policy covering or constituting Notes Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Notes Collateral. To the extent that an insured loss covers or constitutes both ABL Collateral and Notes Collateral, then the Bank Collateral Agent and the Notes Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the security documents related to the Credit Agreement and the Indenture and the Security Documents) under the relevant insurance policy.

Refinancings of the Credit Agreement and the Notes

The obligations under the Credit Agreement and the obligations under the Indenture and the Notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto and the Indenture and the Security Documents) of the Bank Collateral Agent or any holder of Lenders Debt or any Noteholder Secured Party, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the Bank Collateral Agent or the Notes Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Bank Collateral Agent or the Notes Collateral Agent, as the case may be.

In connection with any refinancing or replacement contemplated by the foregoing paragraph, the Intercreditor Agreement may be amended at the request and sole expense of the Issuer, and without the consent of either the Bank Collateral Agent or the Notes Collateral Agent, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Notes Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Notes Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that the Liens on any ABL Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

Use of Proceeds of ABL Collateral

After the satisfaction of all obligations under any Lenders Debt secured by ABL Collateral and the termination of all commitments to extend credit that would constitute Lenders Debt secured or intended to be secured by any ABL Collateral, the Trustee, in accordance with the terms of the Intercreditor Agreement, the Indenture and the Security Documents, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration, including any amounts owed to the Trustee in its capacity as Trustee or Notes Collateral Agent) of the ABL Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes and any remaining Other Pari Passu Lien Obligations.

Subject to the terms of the Note Documents, the Issuer and the Guarantors will have the right to remain in possession and retain control of the Collateral securing the Notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

See “Risk Factors — Risks Related to Our Substantial Indebtedness and the Notes — Bankruptcy laws may limit the ability of holders of the notes to realize value from the collateral.”

Release of Collateral

The Issuer and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:
•	to enable the disposition of such property or assets to the extent not prohibited under the covenant described under “— Certain Covenants — Limitations on Asset Sales;”

•	in the case of a Guarantor that is released from its Note Guarantee, the release of the property and assets of such Guarantor; or

•	as described under “— Amendment, Supplement and Waiver” below.

The second-priority lien on the ABL Collateral securing the Notes will terminate and be released automatically if the first-priority liens on the ABL Collateral are released by the Bank Collateral Agent (unless, at the time of such release of such first-priority liens, an Event of Default shall have occurred and be continuing under the Indenture), other than such release granted upon or following the discharge of the ABL Facility Obligations. Notwithstanding the existence of an Event of Default, the second-priority lien on the ABL Collateral securing the Notes shall also terminate and be released automatically to the extent the first-priority liens on the ABL Collateral are released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that is either not prohibited under the Indenture (other than such release granted upon or following the discharge of the ABL Facility Obligations) or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the Lenders Debt). The liens on the Collateral securing the Notes, that otherwise would have been released pursuant to the first sentence of this paragraph but for the occurrence and continuation of an Event of Default, will be released when such Event of Default and all other Events of Default under the Indenture cease to exist.

The security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other obligations under the Indenture, the Note Guarantees under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “— Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “— Satisfaction and Discharge.”

Compliance with Trust Indenture Act

The Indenture provides that the Issuer will comply with the provisions of TIA § 314 to the extent applicable. To the extent applicable, the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to April 1, 2011 (the “First Call Date”). At any time on or after the First Call Date, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning April 1 of the years indicated:

Year	Optional Redemption Price
2011	105.875%
2012	102.938%
2013	100.000%

The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

  Redemption with Proceeds from Equity Offerings

At any time prior to April 1, 2011, the Issuer may redeem at its option on any one or more occasions up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 111.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

  Periodic Optional Redemption

In addition, not more than once in any twelve-month period, the Issuer may redeem up to $70.0 million in principal amount of the Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

  Redemption upon a Change of Control

At any time prior to First Call Date, the Notes may also be redeemed, in whole but not in part, at the Issuer’s option, upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the date of redemption (but in no event more than 90 days after the occurrence of such Change of Control). The Issuer may provide in such notice that payment of such price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption or notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess of:

(a) the present value at such redemption date of (1) the redemption price of such Note on the First Call Date (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such Note through the First Call Date, other than accrued interest to such redemption date, computed using a discount rate equal to the Treasury Rate plus 75 basis points per annum, discounted on a semi-annual bond equivalent basis, over

(b) the principal amount of such Note on such redemption date.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the First Call Date; provided, however, that if the period from such redemption date to the First Call Date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  Redemption Following a Change of Control Offer

At any time prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of not less than 75% of the aggregate principal amount of Notes then outstanding, the Issuer may redeem all, but not less than all, of the Notes not validly tendered in the Change of Control Offer, at a redemption price equal to 101% of the principal amount, and accrued and unpaid interest, if any, to the date of redemption; provided that such redemption occurs within 90 days after the completion of such Change of Control Offer.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Periodic Optional Redemption” or “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

The Credit Agreement will, and other Indebtedness agreements may, provide that some change of control events with respect to us would constitute a default under these agreements. Such defaults could result in amounts outstanding under the Credit Agreement and such other Indebtedness being declared due and payable.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

  Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness, and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer or any Guarantor under the Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (a) $150.0 million less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Facilities in accordance with the covenant described under “— Limitations on Asset Sales” and (b) the Borrowing Base as of the date of such incurrence;

(2) the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4) Indebtedness under Hedging Obligations of the Issuer or any Restricted Subsidiary not for the purpose of speculation; provided that if such Hedging Obligations are of the type that relate to Indebtedness described in clause (1) of the definition of Indebtedness, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, (a) that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5); (b) any such Indebtedness made by a Note Party shall be evidenced by a promissory note pledged to the Note Collateral Agent for the ratable benefit of the Noteholder Secured Parties pursuant to the Collateral Agreement; and (c) any such Indebtedness made by Note Parties to Subsidiaries that are not Subsidiary Guarantors is either a Permitted Investment or permitted by the covenant “— Limitations on Restricted Payments;”

(6) Indebtedness in respect of bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers acceptances;

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $25.0 million;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (2), (3), (11)(B) or (13)(B) of this paragraph or this clause (10);

(11) (A) Acquired Indebtedness of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $20.0 million at any time outstanding and (B) Acquired Indebtedness of the Issuer or any Restricted Subsidiary assumed or acquired in connection with a transaction governed by, and effected in accordance with, the first paragraph of the covenant described under “— Limitations on Mergers, Consolidations, Etc.;”

(12) Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed (a) in the case of an acquisition, $10.0 million (provided that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the balance sheet of the Issuer or any Restricted Subsidiary (e.g., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(13) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $30.0 million at any time outstanding; provided that Indebtedness under this clause (13) may be incurred under any Credit Facility;

(14) Indebtedness of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount, together with the aggregate amount of Investments under clause (13) of the definition of “Permitted Investments,” not to exceed $5.0 million at any time outstanding; and

(15) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall classify and may reclassify, in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Facilities on the Issue Date by the Issuer or any Guarantor shall be deemed to have been incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

  Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6), (7), (8) or (9) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2004 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); provided that the excess (to the extent positive) of (x) 50% of Consolidated Net Income for the period (taken as one accounting period) from January 1, 2004 to March 29, 2008 over (y) $5.0 million, shall be deducted from any amount otherwise calculated pursuant to this clause (a), plus

(b) 100% of the aggregate net cash proceeds received by the Issuer and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by the Issuer, either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (A) any such proceeds which are used to redeem Notes in accordance with the second paragraph under “— Optional Redemption — Redemption with Proceeds from Equity Offerings” or (B) any such proceeds or assets received from a Subsidiary of the Issuer, plus

(c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under “— Change of Control” and “— Limitations on Asset Sales” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) payments by the Issuer or to Parent to permit Parent or Holdings, and which are used by Parent or Holdings, to redeem Equity Interests of the Issuer, Parent or Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed the sum of (A) $5.0 million during any calendar year (with unused amounts being available to be used in the following calendar year), but not in any succeeding calendar year plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of Holdings, Parent or the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

(5) payments to Parent permitted pursuant to clauses (3) and (4) in the second paragraph of the covenant described under “— Limitations on Transactions with Affiliates;”

(6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

(7) [Reserved];

(8) distributions to Parent in order to enable Parent or Holdings to pay customary and reasonable costs and expenses of an offering of securities of Parent or Holdings that is not consummated; or

(9) additional Restricted Payments of $20.0 million; provided that Restricted Payments pursuant to this clause (9) shall not be used to redeem, repurchase, retire or otherwise acquire for consideration any Subordinated Indebtedness;

provided that (a) in the case of any Restricted Payment pursuant to clause (3)(c) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

Notwithstanding the foregoing provisions of this covenant, neither the Issuer nor its Restricted Subsidiaries may make a Restricted Payment to, or make any Investment in the holder of any Equity Interests in, Parent, Holdings or any other ParentCo of the Issuer, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant or the exceptions provided by clauses (1), (2), (3) or (9) of the second paragraph of this covenant.

  Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)        pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)        make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c)        transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2) encumbrances or restrictions existing under the Note Documents;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

(5) restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(12) encumbrances or restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of assets subject to such security agreements or mortgages;

(13) encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries, or municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds, permitted to be incurred under the Indenture; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer’s ability to make payment on the Notes when due; and

(14) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and (x) a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the directors of the Issuer who are disinterested with respect to such Affiliate Transaction, approving such Affiliate Transaction or (y) if there are no such disinterested directors, a written opinion described in clause (b) below; and

(b) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Subsidiary Guarantors; (b) Subsidiary Guarantors; (c) Foreign Subsidiaries; or (d) the Issuer and the Guarantors, on the one hand, and Restricted Subsidiaries that are not Guarantors, on the other hand, in the ordinary course of business; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, compensation, employment and severance agreements, in each case approved by the Board of Directors;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) payments by the Issuer to or on behalf of Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of Parent actually incurred by Parent, in any case in an aggregate amount not to exceed $500,000 in any calendar year;

(5) loans and advances permitted by clause (3) of the definition of “Permitted Investments;”

(6) payments to Sponsor or an Affiliate or Related Party thereof in respect of management and consulting services rendered to the Issuer and the Restricted Subsidiaries in the amounts and at the times specified or permitted in the Advisory Agreement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Issue Date; provided that no Default described in clause (1), (2), (3), (7) or (8) of the definition of “Event of Default” shall have occurred and be continuing or occur as a consequence thereof;

(7) any Restricted Payments which are made in accordance with the covenant described under “— Limitations on Restricted Payments;”

(8) entering into an agreement that provides registration rights to the shareholders of the Issuer, Parent or Holdings or amending any such agreement with shareholders of the Issuer, Parent or Holdings and the performance of such agreements;

(9) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(10) any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) reorganizing to facilitate an initial public offering of securities of the Issuer, Parent, Holdings or other holding company or (b) reincorporating the Issuer in a new jurisdiction;

(11) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests, (b) forming a holding company or (c) the issuance or sale of any Qualified Equity Interests;

(12) (a) any agreement in effect on the Issue Date (other than the Advisory Agreement) and disclosed in this prospectus, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Issue Date or (b) any transaction pursuant to any agreement referred to in the immediately preceding clause (a); or

(13) any Investment in a Foreign Subsidiary, a Restricted Subsidiary that is not a Guarantor or an Unrestricted Subsidiary; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such Unrestricted Subsidiary.

  Limitations on Liens

The Parent and the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets of Parent, the Issuer or any Restricted Subsidiary securing any Indebtedness (including Equity Interests of a Restricted Subsidiary or the Issuer), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens), unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

  Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

(2) either (x) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents or (y) the cash or Cash Equivalents portion (without giving effect to clause (c) of the next paragraph) of the total consideration received in such Asset Sale shall be no less than an amount equal to the product of (A) 5.25 and (B) the portion of Consolidated Cash Flow for the Four-Quarter Period directly attributable to the assets included in such Asset Sale; and

(3) with respect to any Asset Sale of any Notes Collateral, the Net Available Proceeds from such Asset Sale are paid directly by the purchaser thereof to an Asset Sale Proceeds Account over which the Notes Collateral Agent has a fully perfected first-priority lien pursuant to arrangements reasonably satisfactory to the Notes Collateral Agent for application in accordance with this covenant.

For purposes of clause (2), the following shall be deemed to be cash:

(a)
the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)	the amount of any obligations received from such transferee that are within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c)
the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to clause (b) above in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, by no later than 12 months following the later of the consummation thereof and the Issuer’s or Restricted Subsidiary’s receipt of the Net Available Proceeds, have applied all or any of the Net Available Proceeds therefrom:

(1) if such Net Available Proceeds are proceeds of ABL Collateral, to permanently repay Lenders Debt and, if the obligation repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) if such Net Available Proceeds are proceeds of any Asset Sale (other than an Asset Sale of Collateral), to permanently reduce any Indebtedness constituting Indebtedness of a Foreign Subsidiary (and, in the case of revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) or any Pari Passu Indebtedness; provided, however, that if any Pari Passu Indebtedness is so reduced, the Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes; or

(3) to (A) invest in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B). In addition, following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, cash (whether or not actual Net Available Proceeds of such Asset Sale) used for the purposes described in subclause (A), (B) and (C) of this clause (3) that are designated as uses in accordance with this clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Available Proceeds applied in accordance with this clause (3).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds;” provided that until the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, all or any portion of such Excess Proceeds may be invested in the manner described in clause (3) above and such invested amount shall no longer be considered Excess Proceeds.

When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Other Pari Passu Lien Obligations of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Other Pari Passu Lien Obligations equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such Other Pari Passu Lien Obligations (and permanently reduce the related loan commitment (if any) in an amount equal to the principal amount so redeemed), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Other Pari Passu Lien Obligations that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Other Pari Passu Lien Obligations (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero and released from the Assets Sale Proceeds Account.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Other Pari Passu Lien Obligations is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “— Limitations on Mergers, Consolidations, Etc.,” other than a transaction meeting the requirements of clause (3)(b) of the first paragraph of such covenant, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) either (A) the Subsidiary to be so Designated has total assets of $1,000 or less; or (B) the Issuer would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” if such Subsidiary or any of its Subsidiaries owns (i) any Equity Interests (other than Qualified Equity Interests) of the Issuer or (ii) any Equity Interests of any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so Designated.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “— Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee, certifying compliance with the foregoing provisions.

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary, or (3) if immediately after giving effect to such sale or issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “— Limitations on Asset Sales.” Notwithstanding the foregoing, this covenant shall not prohibit the issuance or sale of Equity Interests of any Restricted Subsidiary in connection with (a) the formation or capitalization of a Restricted Subsidiary or (b) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Issuer by reason of acquisition of securities or assets from another Person; provided that following the consummation of any transaction or transactions contemplated by clause (a) or (b), the ownership of the Equity Interests of the relevant Restricted Subsidiary or Restricted Subsidiaries shall be as if this covenant had been complied with at all times.

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger with an Affiliate solely for the purpose of and with the effect of changing the Issuer’s jurisdiction of incorporation to another State of the United States or forming a holding company for the Issuer (provided that such holding company becomes a Guarantor)), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

              (1) either:

(a)	the Issuer will be the surviving or continuing Person; or

(b)
the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture, the applicable Security Documents, the Intercreditor Agreement and the Registration Rights Agreement; provided that if such Person is a limited liability company or a partnership, such Person will form a Wholly-Owned Restricted Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the Notes;

  (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

  (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, would be not less than the Consolidated Coverage Ratio of the Issuer immediately prior to such transaction.

  For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

  Parent will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

              (1) either:

(a)	Parent will be the surviving or continuing Person; or

(b)
the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Parent Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Parent Successor (unless the Parent Successor is the Issuer) expressly assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of Parent under the Notes, the Indenture, the applicable Security Documents, the Intercreditor Agreement and the Registration Rights Agreement; and

  (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Except as provided in the fifth paragraph under the caption “— Note Guarantees,” no Guarantor (other than Parent) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1) either:

(a)	such Guarantor will be the surviving or continuing Person; or

(b)
the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the applicable Security Documents, the Intercreditor Agreement and the Registration Rights Agreement, and is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia; and

  (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or Parent, as the case may be.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Parent in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes, the Note Guarantees, the Security Documents and Intercreditor Agreement with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary (provided that if any party to any such transaction is a Note Party, the surviving entity or recipient entity, as the case may be, shall be a Note Party).

Additional Note Guarantees

The Issuer shall cause each Restricted Subsidiary (including any newly formed, newly acquired or newly Designated Restricted Subsidiary) (other than any Foreign Subsidiary) to:

(1) execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture, (b) a notation of guarantee in respect of its Note Guarantee, (c) a supplement to the Collateral Agreement, (d) a supplement to the Intercreditor Agreement and (e) other applicable Security Documents, in each case in form and substance reasonably satisfactory to the Trustee; and

(2) deliver to the Trustee one or more opinions of counsel that such documents required by the preceding clause (1) (a) have been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitute valid and legally binding obligation of such Restricted Subsidiary in accordance with their terms.

Each Note Guarantee by a Guarantor may be released as described under “— Note Guarantees.”

Further Assurances

The Issuer and Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Issuer will reasonably promptly secure the obligations under the Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Trustee, and the Issuer shall deliver or cause to be delivered to Trustee all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Trustee shall reasonably request to evidence compliance with this covenant. The Issuer agrees to provide such evidence as the Trustee shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Issuer will give prompt notice to the Trustee of the acquisition by it or any of the Guarantors of any real property (or any interest in real property) having a value in excess of $2.0 million; provided that the Issuer and Guarantors shall only be required to deliver Mortgages with respect to Material Real Property.

Information Regarding Collateral

The Issuer will furnish to the Notes Collateral Agent, with respect to the Issuer or any Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Issuer will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Issuer also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged or destroyed.

Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the perfection certificate required by the Collateral Agreement or confirming that there has been no change in such information since the date of the prior delivered perfection certificate.

Impairment of Security Interest

Subject to the rights of the holders of Permitted Liens, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of Noteholder Secured Parties, subject to limited exceptions. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as described above under “— Security for the Notes” or as permitted under “— Amendment, Supplement and Waiver.”

Insurance

The Issuer and Guarantors (a) will cause any insurance policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Trustee, which endorsement shall provide that, from and after the Issue Date, if the insurance carrier shall have received written notice from the Trustee of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Grantors under such policies directly to the Trustee; (b) will cause all such policies to provide that neither the Issuer, the Trustee nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Trustee may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Trustee; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Trustee (giving the Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Trustee; (c) will deliver to the Trustee, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a draft copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Trustee) and reasonably promptly thereafter deliver a duplicate original copy of such policy together with evidence satisfactory to the Trustee of payment of the premium therefor.

The Grantors will notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by any Grantor; and promptly deliver to the Trustee a duplicate original copy of such policy or policies.

Subrogation and Subordination

Each Guarantor will agree that until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the Note Documents it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Note Guarantee, whether by subrogation or otherwise, against either the Issuer or any other Guarantor. The Issuer and each Guarantor will agree that all Indebtedness and other monetary obligations owed by it to the Issuer or any Restricted Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the obligations with respect to the Note Documents.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

Notwithstanding anything to the contrary, the Issuer will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof if the Exchange Offer Registration Statement includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms. If Parent has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the reports described herein with respect to Parent (including any financial information required by Regulation S-X relating to the Issuer and the Subsidiary Guarantors), the Issuer shall be deemed to be in compliance with the provisions of this covenant.

The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “— Change of Control;”

(4) failure by the Issuer or any Guarantor to comply with any other agreement or covenant in the Indenture, the Security Documents or the Intercreditor Agreement and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness within the applicable express grace period,

(b)	results in the acceleration of such Indebtedness prior to its express final maturity or

(c)	results in the judicial authorization to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $20.0 million or more;

(6) one or more judgments or orders that exceed $20.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or

(10) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the applicable Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture and the Intercreditor Agreement)) in favor of the Notes Collateral Agent, or shall be asserted by the Issuer or any other Guarantor not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Trustee to make filings, renewals and continuations (or other equivalent filings) which the Issuer has indicated in the perfection certificate are required to be made or the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes, Note Guarantees and the Security Documents (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture and Security Documents shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee and Notes Collateral Agent, and the Issuer’s and Guarantors’ obligations in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture and Security Documents, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture and Security Documents will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)	(a)
all Notes not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year or have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)	the Issuer has paid all sums payable by it under the Indenture, and

(c)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture, the Notes, the Security Documents or the Intercreditor Agreement may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture, the Notes, the Security Documents or the Intercreditor Agreement may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity, of the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon optional redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) expressly subordinate such Note or any Note Guarantee to any other Indebtedness of the Issuer or any Guarantor in right of payment or make any other change in the ranking or priority of any Note that would adversely affect the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any such payment on the Notes;

(9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture;

(10) make any change in these amendment and waiver provisions; or

(11) make any change in the Intercreditor Agreement or in the provisions of the Indenture or any Security Document dealing with the application of proceeds of the Collateral that would adversely affect the Holders.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees, the Notes, the Security Documents or the Intercreditor Agreement without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to the Noteholder Secured Parties in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” to add any Subsidiary of the Issuer as a Guarantor, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act, to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by such agreements, or to provide for the issuance of Additional Notes in accordance with the Indenture.

The Intercreditor Agreement may be amended from time to time with the consent of certain parties thereto. In addition, the Intercreditor Agreement may be amended from time to time at the sole request and expense of the Issuer, and without the consent of either the Bank Collateral Agent or the Notes Collateral Agent,

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Other Pari Passu Lien Obligations that are incurred in compliance with the Credit Agreement, the Indenture and the Security Documents, (B) to establish that the Liens on any Notes Collateral securing such Other Pari Passu Lien Obligations shall be pari passu under the Intercreditor Agreement with the Liens on such Notes Collateral securing the Obligations under the Indenture and the Notes and senior to the Liens on such Notes Collateral securing any Obligations under the Credit Agreement, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any ABL Collateral securing such Other Pari Passu Lien Obligations shall be pari passu under the Intercreditor Agreement with the Liens on such ABL Collateral securing the Obligations under the Indenture and the Notes and junior and subordinated to the Liens on such ABL Collateral securing any obligations under the Credit Agreement, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment, and

(2) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is incurred in compliance with the Credit Agreement and the Indenture and the Security Documents, (B) to establish that the Liens on any ABL Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such ABL Collateral securing the obligations under the Credit Agreement and senior to the Liens on such ABL Collateral securing any obligations under the Indenture and the Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Notes Collateral securing the obligations under the Credit Agreement and junior and subordinated to the Liens on such Notes Collateral securing any obligations under the Indenture and the Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment. Any such additional party and the Bank Collateral Agent, Trustee and Notes Collateral Agent shall be entitled to rely upon a certificate delivered by an officer of the issuer certifying that such Other Pari Passu Lien Obligations or Indebtedness, as the case may be, were issued or borrowed in compliance with the Credit Agreement and the Indenture and the Security Documents. Any amendment of the Intercreditor Agreement that is proposed to be effected without the consent of the Bank Collateral Agent or the Notes Collateral Agent will be submitted to such Person for its review at least 5 business days prior to the proposed effectiveness of such amendment (or such shorter period acceptable to such agent).

See also “Security for the Notes — Intercreditor Agreement — Refinancings of the Credit Agreement and the Notes.”

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

U.S. Bank National Association is the Trustee and Notes Collateral Agent under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. U.S. Bank National Association is also the trustee with respect to the Issuer’s 9% Senior Subordinated Notes due 2012. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes, the Note Guarantees, the Collateral Agreement and the Intercreditor Agreement are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture and the other Note Documents for the full definition of all such terms.

“ABL Collateral” means (a) all Accounts; (b) all Inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments and (iv) Documents; (d) all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment; (e) all collection accounts, deposit accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets in any such accounts and all cash equivalents (other than (i) identifiable cash proceeds in respect of real estate, Fixtures or Equipment and (ii) amounts held in any Asset Sale Proceeds Account to the extent that such amounts (A) do not exceed the amount of proceeds of the sale or other disposition of any Noteholder First Lien Collateral that are deposited in such Asset Sales Proceeds Account plus interest, dividends, earnings and other proceeds thereof, and minus withdrawals thereof that are applied as provided in the Indenture, and (B) are then required to be held in such account under the terms of the Indenture as in effect on the date hereof; (f) all books and records related to the foregoing; and (g) all proceeds and Supporting Obligations of any and all of the foregoing in whatever form received, including all collateral security and guarantees given by any other Person with respect to any of the foregoing; provided that proceeds of ABL Collateral described in clause (e) above shall not constitute ABL Collateral unless such Proceeds are otherwise described in any of the foregoing clauses (a) - (f). All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the UCC.

“ABL Facility Obligations” means the “Revolving Facility Obligations” (as such term is defined in the Intercreditor Agreement).

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Advisory Agreement” means the General Advisory Agreement dated as of February 12, 2004, between the Issuer and CxCIC LLC.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates” only, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns 10% or more of any class of the Voting Stock of the referent Person or (2) of which 10% or more of the Voting Stock is beneficially owned by the referenced Person. For purposes of this definition and the definition of “Permitted Holder,” “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means

    (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Subsidiary Guarantor (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.;”

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations on Restricted Payments;”

(4) the creation or realization of any Lien permitted under the Indenture;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $3.5 million; and

(8) dispositions between or among Foreign Subsidiaries.

“Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts holding the proceeds of any sale or disposition of any Notes Collateral.

“Bank Collateral Agent” means General Electric Capital Corporation and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

“Bank Lenders” means the lenders or holders of Indebtedness issued under the Credit Agreement.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Borrowing Base” means, as of any date, the sum of (x) 90% of the book value of the inventory of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, (y) 90% of the book value of the accounts receivable of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date and (z) 100% of the unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, in each case calculated on a consolidated basis in accordance with GAAP.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders’ Agreement be deemed a “group” solely by virtue of being parties to the Stockholders’ Agreement), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Issuer; provided, however, that such event shall not be deemed to be a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; provided that it shall not constitute a Change of Control under this clause (3)(b) if, after giving effect to such transaction, one or more of the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing (i) 35% or more of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person in such transaction immediately after such transaction and (ii) a greater percentage of the total voting power of the Voting Stock of the Issuer than any other “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

For purposes of this definition, (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (ii) any holding company whose only significant asset is Equity Interests of Parent or the Issuer shall not itself be considered a “person” or “group” for purposes of clause (1) or (3) above.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agreement” means the Collateral Agreement dated the Issue Date (as amended, supplemented or otherwise modified from time to time) among the Issuer, Parent, the Subsidiary Guarantors party thereto and the Collateral Agent.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than any Foreign Subsidiary) only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)	Consolidated Depreciation Expense,

(d)	Consolidated Interest Expense,

(e)	Restructuring Expenses,

(f)	payments pursuant to the Advisory Agreement, and

(g)	all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of determination (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (less interest income) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

(1) imputed interest on Capitalized Lease Obligations,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations,

(4) the interest portion of any deferred payment obligations,

(5) all other non-cash interest expense,

(6) capitalized interest,

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness”; provided that such interest shall be included in Consolidated Interest Expense only to the extent that the amount of the related Indebtedness is reflected on the balance sheet of the Issuer or any Restricted Subsidiary, less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Transactions and (B) the amortization during such period of other capitalized financing costs; provided, however, that, in the case of clause (B), the aggregate amount of amortization relating to such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise thereto.

Consolidated Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedging Obligations.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary (other than any Foreign Subsidiary) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles;

(9) any amortization or write-offs of debt issuance or deferred financing costs, premiums and prepayment penalties, and other costs and expenses, in each case, paid or charged during such period to the extent attributable to the Transactions and the Exchange Offer pursuant to the Registration Rights Agreement;

(10) gains and losses realized upon the refinancing of any Indebtedness of the Issuer or any Restricted Subsidiary;

(11) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

(12) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Equity Interests or other equity-based awards or any amendment or substitution of any such Equity Interests or other equity-based awards;

(13) any non-cash goodwill or non-cash asset impairment charges subsequent to the Issue Date;

(14) any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified; and

(15) so long as the Issuer and the Restricted Subsidiaries file a consolidated tax return, or are part of a consolidated group for tax purposes, with Parent, Holdings or any other holding company, the excess of (a) the Consolidated Income Tax Expense for such period over (b) all tax payments payable for such period by the Issuer and the Restricted Subsidiaries to Parent, Holdings or such other holding company under a tax sharing agreement or arrangement.

In addition:

(a)
Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent made pursuant to clause (4) of the last paragraph of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates”; and

(b)
any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “— Certain Covenants — Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (17), (18) or (19) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means, with respect to any cash gain or loss, any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

Notwithstanding the foregoing, “Consolidated Net income,” as used in clause (3)(a) of the first paragraph under “— Certain Covenants — Limitations on Restricted Payments” in respect of any period prior to March 29, 2008, shall be calculated in the manner prescribed under the indenture (as in effect on the Issue Date) for the Issuer’s existing 9% senior subordinated notes due 2012.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Issuer (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under the Indenture or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Issuer and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Issuer and its Restricted Subsidiaries on the date of determination that constitutes the Notes, any Other Pari Passu Lien Obligations or any Lenders Debt to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available in each case with such pro forma and other adjustments to such consolidated total Indebtedness and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness.”

“Credit Agreement” means the Credit Agreement dated the Issue Date by and among the Issuer, as Borrower, Parent, CWD Windows and Doors, Inc., a Canadian corporation, as Canadian borrower, Credit Suisse, as administrative agent, and General Electric Capital Corporation, as collateral agent, the lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans, letters of credit, receivables financing, commercial paper or any other form of senior debt securities and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively, and such Equity Interests provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer Registration Statement” has the meaning given to such term in the Registration Rights Agreement.

“Excluded Assets” means (a) Excluded Equity, (b) those assets that would constitute ABL Collateral but as to which the Bank Collateral Agent shall not have required a lien or security interest (other than such forbearance by the Bank Collateral Agent after (x) the discharge in full in cash of the obligations (other than contingent obligations) with respect to the Lenders Debt, (y) the cancellation or other satisfactory arrangement with respect to all letters of credit which are Lenders Debt and (z) termination or expiration of all commitments to lend and all obligations to issue or extent letters of credit which would constitute Lenders Debt) and (c) Special Property other than the following:

(a)
the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406, 9-407, 9-408, 9-409 of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property “Special Property”; and

(b)	any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

“Excluded Equity” means Equity Interests solely to the extent:

(a)	in excess of 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; or

(b)
the inclusion of such Equity Interests in the Collateral would require separate financial statements for a Subsidiary of the Parent or the Issuer to be filed with the SEC (or any successor federal agency) pursuant to Rule 3-16 of Regulation S-X (or any successor law or regulation), as in effect from time to time.

“Existing Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated April 5, 2007, among the Issuer, CWD Windows and Doors, Inc., Parent, the other guarantors party thereto and the lenders party thereto.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia.

“Four-Quarter Period” has the meaning given to such term in the definition of “Consolidated Interest Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Grantors” means the Issuer and the Guarantors.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means (1) Parent, (2) each Restricted Subsidiary of the Issuer on the Issue Date (other than any Foreign Subsidiaries) and (3) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“Holdings” means Ply Gem Investment Holdings, Inc., a Delaware corporation, and its successors and assigns.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) the accrual of interest, the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall not be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the amount of all Disqualified Equity Interests of such Person calculated in accordance with GAAP (whether classified as debt, equity or mezzanine);

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, except trade payables incurred by such Person in the ordinary course of business; and

(11) Indebtedness of any partnership in which such Person is a general partner (other than to the extent that the instrument or agreement evidencing such Indebtedness expressly provides that such Indebtedness is recourse only to the partnership and not to the general partner).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, disinterested and independent with respect to the Issuer and its Affiliates.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the Issue Date among the Bank Collateral Agent, the Trustee, the Notes Collateral Agent, the Issuer and each Guarantor, as it may be amended from time to time in accordance with the Indenture.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer, Parent or Holdings shall be deemed not to be Investments.

“Issue Date” means the date on which the Notes are originally issued.

“Lenders Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a priority security interest relative to the Notes in the ABL Collateral, (iii) all obligations with respect to such Indebtedness, (iv) any Hedging Obligations or cash management obligations, in each case to the extent such obligations are subject to the Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Holders in any material respect than the Intercreditor Agreement and treated as “Revolving Facility Liens” (as defined in the Intercreditor Agreement) under the applicable intercreditor agreement and (v) all cash management obligations incurred with any Bank Lender (or their affiliates).

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Material Real Property” means any real property (or any interest in real property) (x) having a value in excess of $2.0 million or (y) that prior to the Issue Date is mortgaged to secure the obligations with respect to the Existing Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to the covenant “— Further Assurances”.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants, investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Note Documents” means the Notes, the Notes Guarantees, the Indenture, the Security Documents and the Intercreditor Agreement.

“Note Parties” means the Issuer and the Subsidiary Guarantors.

“Notes Collateral” means the portion of the Collateral as to which the Notes have a priority security interest relative to Lenders Debt.

“Notes Collateral Agent” means U.S. Bank National Association, in its capacity as “Collateral Agent” under the Indenture and under the Security Documents, and any successor thereto in such capacity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Offering” means the offering of the Notes by the Issuer pursuant to this prospectus in connection with the funding of the Transactions.

“Other Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness having substantially identical terms as the Notes (other than issue price, interest rate, yield and redemption terms) and issued under an indenture substantially identical to the Indenture and any Indebtedness that refinances or refunds (or successive refinancings and refundings) any Notes or Additional Notes and all obligations with respect to such Indebtedness; provided, that such Indebtedness may (a) have a stated maturity date that is equal to or longer than the Notes,

(b) contain terms and covenants that are, in the reasonable opinion of the Issuer, less restrictive than the terms and covenants under the Notes, (c) contain terms and covenants that are more restrictive than the terms and covenants under the Notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Notes and the Indenture are amended to contain any such more restrictive terms and covenants and (d) be secured by an interest in the Collateral that ranks pari passu or junior to the security interest and Liens of the Notes Collateral Agent in the Collateral for the benefit of the Noteholder Secured Parties.

“Parent” means Ply Gem Holdings, Inc., a Delaware corporation, and its successors and assigns.

“ParentCo” means any direct or indirect parent company of the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related thereto, reasonable extensions thereof or necessary or desirable to facilitate any such business, and any unrelated business to the extent that it is not material in size as compared with the Issuer’s business as a whole.

“Permitted Holders” means (1) Sponsor, Caxton Associates, LLC, Caxton-Iseman (Ply Gem) L.P., Caxton-Iseman (Ply Gem) II L.P., Frederick J. Iseman, Lee D. Meyer, John Wayne, Shawn Poe, Mark Watson, Bryan Sveinson, David S. McCready, Robert A. Ferris, Steven M. Lefkowitz and any other Person that is a controlled Affiliate of any of the foregoing and (2) any Related Party of any of the foregoing; provided that in no event shall any operating portfolio company or any holding company for any operating portfolio company (other than the Issuer) be a Permitted Holder.

“Permitted Investment” means:

(1) (i) Investments by the Issuer or any Subsidiary Guarantor in (a) any Restricted Subsidiary that is a Subsidiary Guarantor or (b) any Person that will become immediately after such Investment a Restricted Subsidiary that is a Subsidiary Guarantor or that will merge or consolidate into the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor and (ii) Investments by any Restricted Subsidiary that is not a Subsidiary Guarantor in any other Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer, Parent or Holdings not in excess of $5.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness;”

(5) cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitations on Asset Sales;”

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) guarantees of Indebtedness permitted to be incurred under the Indenture;

(13) loans and advances to suppliers, licensees, franchisees or customers of the Issuer or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount, together with the aggregate amount of Indebtedness under clause (14) of the definition of “Permitted Indebtedness,” not to exceed $5.0 million at any time outstanding;

(14) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business;

(15) Investments in existence on the Issue Date;

(16) prepaid expenses, negotiable instruments held for collection and workers’ compensation, performance and other similar deposits in the ordinary course of business;

(17) Investments in an aggregate amount not to exceed, at any one time outstanding, the greater of (a) $20.0 million and (b) 7.0% of Consolidated Net Tangible Assets at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that Investments pursuant to this clause (17) shall not be used (x) to make Investments in Parent, Holdings, any other ParentCo or in the holder of any Equity Interests of the foregoing or (y) to redeem, repurchase, retire or otherwise acquire for consideration any Subordinated Indebtedness;

(18) Investments in Subsidiaries that are not Guarantors or Foreign Subsidiaries in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); and

(19) Investments in Foreign Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, the greater of (a) $10.0 million and (b) 3.5% of Consolidated Net Tangible Assets at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (17), (18) or (19) above shall be deemed to be reduced:

(a)
upon the disposition or repayment of or return on any Investment made pursuant to clause (17), (18) or (19) above, as the case may be, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b)
upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (17), (18) or (19) above, as the case may be.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves or other appropriate provisions as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) (A) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and (B) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(12) Liens securing the Notes outstanding on the Issue Date, the Exchange Notes issued in exchange for such Notes, Refinancing Indebtedness with respect to such Notes or Exchange Notes, the Note Guarantees relating thereto and any obligations with respect to such Notes, Exchange Notes, Refinancing Indebtedness and Note Guarantees;

(13) [Reserved];

(14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and set forth in a schedule to the Indenture (as agreed to by the initial purchasers);

(15) Liens in favor of the Issuer or a Subsidiary Guarantor;

(16) Liens securing Indebtedness and related obligations (including Hedging Obligations and cash management obligations) permitted pursuant to the first paragraph or clauses (1), (4), (13) or (15) of the second paragraph of the covenant “— Certain Covenants — Limitations on Additional Indebtedness” and Refinancing Indebtedness of such, in each case, to the extent such Liens are subject to the Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Holders in any material respect than the Intercreditor Agreement and treated as “Revolving Facility Liens” (as defined in the Intercreditor Agreement) under the applicable intercreditor agreement;

(17) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(21) (A) Liens securing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor permitted to be incurred under the Indenture; provided that such Lien extends only to the assets of (and Equity Interests held by) such Restricted Subsidiary; and (B) Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (13) of the second paragraph of the covenant entitled “— Certain Covenants — Limitations on Additional Indebtedness” covering only the assets of such Foreign Subsidiary;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) Liens with respect to obligations that do not in the aggregate exceed $10.0 million at any one time outstanding;

(24) Liens securing any Other Pari Passu Lien Obligations incurred pursuant to clause (15) of the second paragraph of the covenant “— Certain Covenants — Limitations on Additional Indebtedness;” provided that such Liens described in clause (12) are equal and ratable with (or senior to) any Lien pursuant to this clause (24);

(25) Liens securing any Other Pari Passu Lien Obligations not incurred pursuant to clause (1) of the second paragraph of the covenant “— Certain Covenants — Limitations on Additional Indebtedness,” which Liens are not permitted pursuant to clause (24) of this definition; provided, however, that, at the time of incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than (x) prior to the First Call Date, 3.75 to 1.0 and (y) from and after the First Call Date, 3.50 to 1.0; provided, further, that such Liens described in clause (12) are equal and ratable with (or senior to) any Lien pursuant to this clause (25);

(26) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the issuer or any of its Restricted Subsidiaries relating to such property or assets;

(27) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(28) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture; and

(29) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs that occurred during the Four-Quarter Period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) implemented, committed to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the Four-Quarter Period in order to achieve such reduction in costs.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and payment and (2) such Indebtedness shall be incurred within one year after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests by the Issuer or Equity Interests by Parent or Holdings; provided, however, that in the case of an issuance or sale of Equity Interests of Parent or Holdings, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “— Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew, refund, redeem, defease or retire.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to redeem, extend, renew, replace, defease, refund or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be; provided that if at the time of the incurrence and after giving pro forma effect thereto the Consolidated Secured Debt Ratio would be no greater than 3.0 to 1.0, then such Refinancing Indebtedness need not comply with this clause (3);

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; provided that (x) if the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, then such Refinancing Indebtedness shall have a final stated maturity after the maturity date of the Notes and (y) if the Refinancing Indebtedness is with respect to Refinanced Indebtedness that was Subordinated Indebtedness, then such Refinancing Indebtedness shall have a maturity date no earlier than the maturity date of the Notes; and

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; provided that (x) if the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, then no portion of such Refinancing Indebtedness shall mature until after the maturity date of the Notes and (y) if the Refinancing Indebtedness is with respect to Refinanced Indebtedness that was Subordinated Indebtedness, then no portion of such Refinancing Indebtedness shall mature before the maturity date of the Notes.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Guarantors and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the Initial Purchasers, and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Related Party” means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Requirements of Law” means, collectively, any and all requirements of any governmental authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any redemption, repurchase, retirement, other acquisition for consideration of principal or sinking fund payment in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Restructuring Expenses” means losses, expenses and charges incurred in connection with restructuring within the Issuer and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “— Events of Default” has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (9) of the provisions described under “Amendment, Supplement and Waiver”), would constitute a Significant Subsidiary under clause (1) of this definition.

“Special Property” means:

(a) any contract, General Intangible, permit, lease or license held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

(b) any contract, General Intangible, permit, lease or license held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

(c) any contract, General Intangible, permit, lease or license held by any Grantor to the extent that the creation by such Grantor of a security interest therein is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained;

(d) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred or outstanding pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment or requires consent of another party (which requirement is legally enforceable) to create such other Lien, which consent can not be obtained; and

(e) any property owned on the date hereof or acquired after the date hereof by any Grantor that is subject to a Lien permitted by either clause (14), (18) or (19) of the definition of Permitted Liens if the contract or agreement pursuant to which such Lien is granted validly prohibits the creation of any other Lien on such property or requires the consent of another party to create such Lien, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained.

provided, however, that to the extent such property constitutes Special Property due to a prohibition on the creation of any other Lien in the relevant permit, lease, license, contract or other agreement or by Requirement of Law applicable thereto, then in each case described in clauses (a), (b), (c), (d) or (e) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a Lien on such property in favor of the Notes Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Special Property.” In addition, to the extent such property constitutes “Special Property” due to failure of Grantor to obtain consent as described in clauses (c), (d) and (e), such Grantor shall use its commercially reasonable efforts to obtain such consent, and, upon obtaining such consent, such property shall cease to constitute “Special Property.”

“Sponsor” means CI Capital Partners LLC.

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of February 24, 2007, by and among Ply Gem Prime Holdings, Inc., Ply Gem Investment Holdings, Inc., Caxton-Iseman (Ply Gem), L.P., Caxton-Iseman (Ply Gem) II, L.P. and certain members of our management and other parties thereto.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantor” means any Guarantor other than Parent.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the Indenture, Collateral Agreement, Intercreditor Agreement and other related documents to which they are a party and the issuance of the Notes thereunder, (b) the execution, delivery and performance by Parent, the Issuer and the Subsidiaries party thereto of the Credit Agreement, Intercreditor Agreement and related security documents on the Issue Date and borrowing thereunder, (c) the repayment in full of all obligations, and cancellation of all commitments, with respect to the Existing Credit Agreement and the release of all guarantees (if any) thereof and security (if any) therefor and (d) the payment of related fees and expenses.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery and Form of Securities

Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons.  We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

Depository Trust Company Procedures

For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company, the Euroclear System and Clearstream Banking, S.A.  These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.  We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants.  These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Access to The Depository Trust Company’s system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant.  The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

The Depository Trust Company has also advised us that, in accordance with its procedures,

(1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and

(2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes.  Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company.  Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems.  Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream.  These depositories, in turn, will hold these positions in their names on the books of DTC.  All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of The Depository Trust Company.  Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own.  This may limit or curtail the ability to transfer beneficial interests in a global note to these persons.  Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture.  Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever.  Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture.  Consequently, none of Ply Gem, the trustee or any of our agents, or the trustee’s agents has or will have any responsibility or liability for:

(1) any aspect of The Depository Trust Company’s records or any direct or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company’s records or any direct or indirect participant’s records relating to the beneficial ownership interests in any global note or

(2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date.  Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and Ply Gem and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company.  Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction.  However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

Although The Depository Trust Company, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time.  None of Ply Gem, the trustee or any of our or the trustee’s respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form if:

(1)	The Depository Trust Company notifies us that it is unwilling or unable to act as depository for the global notes and we fail to appoint a successor depository within 90 days, or

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of Notes in definitive form under the indenture governing the Notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same Day Settlement

We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company’s Same-Day Funds Settlement System.  As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants.  We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of The Depository Trust Company.  The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company’s settlement date.

Payment

The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes.  With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York.  This office will initially be the office of the Paying Agent maintained for that purpose.  At our option however, we may make these installments of interest by

(1) check mailed to the holders of notes at their respective addresses provided in the register of holder of notes or

(2) transfer to an account maintained by the payee.

FEDERAL INCOME TAX CONSIDERATIONS

To ensure compliance with requirements by the U.S. Internal Revenue Service, we inform you that the United States tax advice contained herein (i) is written in connection with the promotion or marketing by Ply Gem of the transactions or matters addressed herein, and (ii) is not intended or written to be used, and cannot be used by any taxpayers, for the purpose of avoiding United States tax penalties. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchases, ownership and disposition of the notes issued pursuant to this exchange offer, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect or in existence as of the date of this prospectus, all of which are subject to change at any time or to different interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances (for example, United States Holders subject to the alternative minimum tax provisions of the Code) or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, partnerships or other pass-through entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Section 1.1275-6 of the U.S. Treasury Regulations. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (in other words, the first price at which a substantial amount of notes are sold to the public for cash). Moreover, the effect of any applicable state, local or foreign tax laws, or U.S. federal, state and gift law is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

Furthermore, this summary assumes that: (i) the notes will not be issued at a discount so as to cause original issue discount or de minimis original issue discount for U.S. federal income tax purposes and (ii) the notes will not be issued with pre-issuance accrued interest for U.S. federal income tax purposes. One or both of the foregoing assumptions may turn out to be incorrect at the time of pricing. If any of the foregoing assumptions are not correct, the discussion set forth below will not be an accurate and complete summary of the U.S. federal income tax consequences applicable to the purchase, ownership or disposition of notes by a United States Holder.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

If a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, holds the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

This section applies to “United States Holders.” A United States Holder is:
•
an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code,

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia, or

•	an estate or trust, the income of which is subject to U.S. federal income tax regardless of its source.

Interest

Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder’s method of tax accounting. In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to U.S. Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes are issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of additional interest pursuant to the registration rights provisions or the potential payment of a premium pursuant to the optional redemption or change of control provisions as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder. If we pay additional amounts on the notes pursuant to the registration rights provisions or a premium pursuant to the optional redemption or change of control provisions, United States Holders will be required to recognize such amounts as income.

Sale or other taxable disposition of the notes

A United States Holder will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to an exchange offer or a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note generally will be the United States Holder’s cost therefor, less any principal payments received by such holder. This gain or loss generally will be a capital gain or loss and will be long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of noncorporate United States Holders, including individuals, may be taxed at lower rates than items of ordinary income. The ability of a United States Holder to offset capital losses against ordinary income is limited.

Exchange of notes into exchange notes

The exchange of a note for an exchange note by a United States Holder pursuant to the exchange offer (see “The Exchange Offer”) will not constitute a taxable exchange for U.S. federal income tax purposes. A United States Holder will not recognize any gain or loss upon the receipt of an exchange note and a United States Holder will be required to continue to include interest on the exchange note in gross income in the manner and to the extent described herein. A United States Holder’s holding period for an exchange note will include the holding period for the original note exchanged therefor, and such United States Holder’s basis in the exchange note immediately after the exchange will be the same as such United States Holder’s basis in such original note immediately before the exchange.

Backup withholding

A United States Holder may be subject to “backup withholding” upon the receipt of interest and principal payments on the notes or upon the receipt of proceeds upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and tax-exempt organizations) generally are not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:
•	fails to furnish its taxpayer identification number (“TIN”), which for an individual is ordinarily his or her social security number,

•	furnishes an incorrect TIN,

•	is notified by the IRS that it has failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified that United States Holder that it is subject to backup withholding.

United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

This section applies to “non-United States Holders.” A non-United States Holder is:
•	an individual who is a nonresident alien,

•	a corporation or other entity taxable as a corporation organized under non-U.S. law, or

•	an estate or trust, the income of which is not subject to U.S. federal income tax.

Interest payments

Generally, interest paid to a non-United States Holder (other than contingent interest) will not be subject to U.S. federal withholding tax provided that such non-United States Holder meets one of the following requirements:

•
Such holder provides a completed IRS Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which it holds the notes. The IRS Form W-8BEN contains the non-United States Holder’s name, address and a statement that such holder is the beneficial owner of the notes and that such holder is not a United States Holder.

•
Such holder holds its notes directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that such holder is not a United States Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•
Such holder is entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and such holder’s country of residence. To claim this exemption, a non-United States Holder generally must complete an IRS Form W-8BEN and claim this exemption on the form. In some cases, a non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•
The interest income on the notes is effectively connected with the conduct of such holder’s trade or business in the United States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, a non-United States Holder must complete an IRS Form W-8ECI.

Even if a non-United States Holder meets one of the above requirements, interest paid to such holder will be subject to withholding tax under any of the following circumstances:
•	The withholding agent or an intermediary knows or has reason to know that such holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that such holder or an intermediary provided concerning such holder’s status is false.

•
An intermediary through which such holder holds the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of such non-United States Holder’s IRS Form W-8BEN (or other documentary information concerning such holder’s status) to the withholding agent for the notes. However, if such holder holds the notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between the non-United States holder and the withholding agent for the notes — the qualified intermediary will not generally forward this information to the withholding agent.

•
Such holder owns 10% or more of the voting stock of the Company, is a “controlled foreign corporation” with respect to the Company, or is a bank making a loan in the ordinary course of its business. In these cases, a non-United States Holder will be exempt from withholding taxes only if such Holder is eligible for a treaty exemption or if the interest income is effectively connected with such holder’s conduct of a trade or business in the U.S., as discussed above.

Interest payments made to a non-United States Holder will generally be reported to the IRS and to such holder on IRS Form 1042-S. However, this reporting does not apply to non-United States Holders that hold notes directly through a qualified intermediary if the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on individual situations. They are also subject to change. Prospective investors should consult with their tax advisors regarding the certification requirements for non-United States persons.

Sale or other taxable disposition of the notes

Subject to the discussion below concerning effectively connected income and backup withholding, a non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note unless such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met or if the gain represents accrued interest, in which case the rules for interest would apply.

Effectively connected income

If interest or gain from a disposition of the notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business, or if an income tax treaty applies and the non-United States Holder maintains a U.S. ”permanent establishment” to which the interest or gain is generally attributable, the non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. A non-United States Holder will not be considered to be engaged in a U.S. trade or business solely by reason of holding notes.

Backup withholding and information reporting

Backup withholding likely will not apply to payments made by us or our paying agents, in their capacities as such, to a non-United States Holder of a note if the holder has provided the required certification that it is not a United States person as described above. However, certain information reporting may still apply with respect to interest payments even if certification is provided. Payments of the proceeds from a disposition by a non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:
•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•
a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in applicable U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition by a non-United States Holder of a note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the holder or beneficial owner has provided the required certification that it is not a United States person as described above.

Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities.  Ply Gem has agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                   ,          ,  all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

Ply Gem will not receive any proceeds from any sale of exchange notes by broker-dealers.  The exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, Ply Gem will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.  Ply Gem has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the exchange notes and guarantees offered hereby. Paul, Weiss, Rifkind, Wharton & Garrison LLP has represented CI Capital Partners and its related parties from time to time. Certain members of Paul, Weiss, Rifkind, Wharton & Garrison LLP have made investments in Ply Gem Investment Holdings, Inc.

EXPERTS

The consolidated financial statements and schedule of Ply Gem Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the 2006 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register the exchange notes.  This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement.  For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits.  You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Copies of these reports and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to Shawn K. Poe, Vice President and Chief Financial Officer, Ply Gem Industries, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513, (919) 677-3900.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Ply Gem Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Ply Gem Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholder’s equity and comprehensive income, and cash flows for each of the years in the three-year  period ended December 31, 2007.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ply Gem Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in notes 1 and 12 to the consolidated financial statements on January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Kansas City, Missouri
March 25, 2008

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Year	For the Year
	ended	ended	ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	(Amounts in thousands)

Net sales	$1,363,546	$1,054,468	$838,868
Costs and expenses:
Cost of products sold	1,075,507	831,418	647,576
Selling, general and administrative expense	162,609	125,619	92,738
Intangible asset impairment	4,150	782	-
Amortization of intangible assets	17,631	11,942	9,761
Total Costs and Expenses	1,259,897	969,761	750,075
Operating earnings	103,649	84,707	88,793
Foreign currency gain	3,961	77	1,010
Interest expense	(98,496)	(72,218)	(57,657)
Investment income	1,704	1,205	730
Other expense	(1,202)	(4,462)	-
Income before provision for income taxes and
cumulative effect of accounting change	9,616	9,309	32,876
Provision for income taxes	4,002	3,502	12,651
Income before cumulative effect of
accounting change	5,614	5,807	20,225
Cumulative effect of accounting change, net of
income tax benefit of $57	-	(86)	-
Net income	$5,614	$5,721	$20,225

See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
	(Amounts in thousands, except share amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$65,207	$53,274
Accounts receivable, less allowances of $7,320 and $6,802, respectively	111,653	130,795
Inventories:
Raw materials	60,003	50,936
Work in process	23,071	25,339
Finished goods	45,208	51,881
Total inventory	128,282	128,156
Prepaid expenses and other current assets	16,462	20,873
Deferred income taxes	12,797	18,770
Total current assets	334,401	351,868
Property and Equipment, at cost:
Land	4,017	3,990
Buildings and improvements	37,927	34,889
Machinery and equipment	240,921	215,555
Total property and equipment	282,865	254,434
Less accumulated depreciation	(83,869)	(47,597)
Total property and equipment, net	198,996	206,837
Other Assets:
Intangible assets, less accumulated amortization of $45,081 and $27,450,
respectively	213,257	232,833
Goodwill	835,820	811,285
Other	43,133	46,898
Total other assets	1,092,210	1,091,016
	$1,625,607	$1,649,721

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,873	$5,870
Accounts payable	96,256	95,568
Accrued expenses and taxes	93,416	113,527
Total current liabilities	196,545	214,965
Deferred income taxes	91,151	107,854
Other long term liabilities	67,144	56,292
Long-term debt, less current maturities	1,031,223	1,042,894

Commitments and contingencies

Stockholders' Equity:
Preferred stock $0.01 par, 100 shares authorized, none issued and outstanding	-	-
Common stock $0.01 par, 100 shares authorized, issued and outstanding	-	-
Additional paid-in-capital	180,667	181,792
Retained earnings	49,242	43,628
Accumulated other comprehensive income	9,635	2,296
Total stockholder's equity	239,544	227,716
	$1,625,607	$1,649,721

See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year	For the Year
	ended	ended	ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	(Amounts in thousands)
Cash flows from operating activities:
Net income	$5,614	$5,721	$20,225
Adjustments to reconcile net income
to cash provided by operating activities:
Depreciation and amortization expense	54,067	33,816	26,125
Fair value premium on purchased inventory	1,289	3,266	-
Non-cash interest expense, net	6,941	5,571	5,079
Gain on foreign currency transactions	(3,961)	(77)	(1,010)
Intangible asset impairment	4,150	782	-
Loss on sale of assets	356	840	-
Other non-cash items	-	1,772	-
Deferred income taxes	(920)	(1,377)	1,785
Changes in operating assets and
liabilities, net of effects from acquisitions:
Accounts receivable, net	32,654	25,264	(4,898)
Inventories	6,523	9,965	6,859
Prepaid expenses and other current assets	7,127	(981)	395
Accounts payable	(8,373)	(33,598)	7,595
Accrued expenses and taxes	(23,536)	6,511	2,715
Other	614	403	(960)
Net cash provided by operating activities	82,545	57,878	63,910
Cash flows from investing activities:
Capital expenditures	(20,017)	(20,318)	(14,742)
Proceeds from sale of assets	63	4,536	-
Acquisitions, net of cash acquired	(36,453)	(416,386)	380
Net cash used in investing activities	(56,407)	(432,168)	(14,362)
Cash flows from financing activities:
Proceeds from long-term debt	-	414,808	-
Proceeds from revolver borrowings	50,000	15,000	35,500
Payments on long-term debt	(10,623)	(3,467)	(34,368)
Payments on revolver borrowings	(50,000)	(15,000)	(35,500)
Debt issuance costs paid	(2,100)	(9,534)	-
Equity contributions	900	4,717	1,320
Equity repurchases	(3,245)	(1,128)	(1,286)
Net cash provided by (used in)
financing activities	(15,068)	405,396	(34,334)
Impact of exchange rate movements on cash	863	(5)	165
Net increase in cash and cash equivalents	11,933	31,101	15,379
Cash and cash equivalents at the beginning of the period	53,274	22,173	6,794
Cash and cash equivalents at the end of the period	$65,207	$53,274	$22,173

Supplemental Information
Interest paid	$98,847	$70,431	$52,533
Income taxes paid (received), net	$6,576	$5,621	$7,172

See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME

			Accumulated
			Other	Total
	Additional		Comprehen-	Stock-
	Paid in	Retained	sive Income	holder's
	Capital	Earnings	(Loss)	Equity
	(Amounts in thousands)

Balance, December 31, 2004	$175,427	$17,682	$2,298	$195,407

Comprehensive income:
Net income	-	20,225	-	20,225
Currency translation	-	-	1,044	1,044
Minimum pension liability, net of tax
benefit of $971	-	-	(1,196)	(1,196)
Total comprehensive income				20,073
Contributions	34	-	-	34
Balance, December 31, 2005	175,461	37,907	2,146	215,514

Comprehensive income:
Net income	-	5,721	-	5,721
Currency translation			(347)	(347)
Minimum pension liability, net of tax
provision of $353	-	-	497	497
Total comprehensive income				5,871
Contributions	6,331	-	-	6,331
Balance, December 31, 2006	181,792	43,628	2,296	227,716

Comprehensive income:
Net income	-	5,614	-	5,614
Currency translation	-	-	5,658	5,658
Minimum pension liability for actuarial
gain, net of tax provision of $638			961	961
Total comprehensive income				12,233
Adjustment to initially apply SFAS No.
158, net of tax of $460			720	720
Contributions (repurchase of equity)	(1,125)	-	-	(1,125)
Balance, December 31, 2007	$180,667	$49,242	$9,635	$239,544

See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Ply Gem Holdings, Inc. and its wholly-owned subsidiaries (individually and collectively, the “Company” or “Ply Gem”) are diversified manufacturers of residential and commercial building products, operating with two principal segments: (i) Siding, Fencing, Railing and Decking and (ii) Windows and Doors.  Through these principal segments, Ply Gem Industries manufactures and sells, primarily in the United States and Canada, a wide variety of products for the residential and commercial construction, manufactured housing, and the do-it-yourself and professional remodeling and renovation markets.

Ply Gem Holdings, Inc., a wholly owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries, Inc. ( “Ply Gem Industries”) from Nortek (the “Ply Gem Acquisition”).  The Ply Gem Acquisition was completed on February 12, 2004, when Nortek, Inc. sold Ply Gem Industries, Inc., to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc., Nortek, and WDS LLC dated as of December 19, 2003, as amended (the “Purchase Agreement”). Prior to February 12, 2004, the date of the Ply Gem Acquisition, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly owned by a subsidiary of WDS LLC, which was a wholly owned subsidiary of Nortek, (collectively with subsidiaries “Nortek”).  As a result of the Ply Gem Acquisition, we applied purchase accounting on the date of February 12, 2004.

On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of capital stock of MWM Holding, Inc., (“MWM Holding”), in accordance with a stock purchase agreement entered into among Ply Gem Industries, MWM Holding, and the selling stockholders (the “MW Acquisition”).

On February 24, 2006, Ply Gem Industries, Inc. acquired all of the outstanding shares of capital stock, warrants to purchase shares of common stock and options to purchase shares of common stock of AWC Holding Company (“AWC”, and together with its subsidiaries, “Alenco”), in accordance with a securities purchase agreement entered into among Ply Gem, all of the direct and indirect stockholders, warrant holders and stock options holders of AWC and FNL Management Corp, an Ohio corporation, as their representative (the “Alenco Acquisition”).  The accompanying financial statements include the operating results of Alenco for periods after February 26, 2006, the date of acquisition.

On October 31, 2006, Ply Gem Industries, Inc. acquired all of the issued and outstanding shares of common stock of Alcoa Home Exteriors, Inc. (“AHE”), in accordance with a stock purchase agreement entered into among Ply Gem Industries, Alcoa Securities Corporation, and Alcoa Inc. (the “AHE Acquisition”). The accompanying financial statements include the operating results of AHE for periods after October 31, 2006, the date of acquisition.

On September 30, 2007, Ply Gem Industries, Inc. completed the acquisition of CertainTeed Corporation’s vinyl window and patio door business through a stock acquisition (the “Pacific Windows Acquisition”).  On the acquisition date, the Company changed the name of the acquired business to Ply Gem Pacific Windows Corporation.  The accompanying financial statements include the operating results of Ply Gem Pacific Windows Corporation for period after September 30, 2007, the date of acquisition.

Principles of Consolidation and Combination

The accompanying consolidated financial statements include the accounts of Ply Gem Holdings, Inc. and its subsidiaries, all of which are wholly owned.  All intercompany accounts and transactions have been eliminated.

Accounting Policies and Use of Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States involves estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expense during the reporting periods.  Certain of the Company’s accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates.  By their nature, these judgments are subject to an inherent degree of uncertainty.  The Company periodically evaluates the judgments and estimates used in their critical accounting policies to ensure that such judgments and estimates are reasonable.  These judgments are based on the Company’s historical experience, current trends and information available from other sources, as appropriate.  If different conditions result from those assumptions used in the Company’s judgments, the results could be materially different from the Company’s estimates.

Recognition of Sales and Related Costs, Incentives and Allowances

The Company recognizes sales upon the shipment of their products, net of applicable provisions for discounts and allowances.  Generally, the customer takes title upon shipment and assumes the risks and rewards of ownership of the product.  For certain products our customers take title upon delivery, at which time revenue is then recognized.  Allowances for cash discounts, volume rebates and other customer incentive programs, as well as gross customer returns, among others, are recorded as a reduction of sales at the time of sale based upon the estimated future outcome.  Cash discounts, volume rebates and other customer incentive programs are based upon certain percentages agreed upon with the Company’s various customers, which are typically earned by the customer over an annual period.  The Company records periodic estimates for these amounts based upon the historical results to date, estimated future results through the end of the contract period and the contractual provisions of the customer agreements.  Customer returns are recorded on an actual basis throughout the year and also include an estimate at the end of each reporting period for future customer returns related to sales recorded prior to the end of the period.  The Company generally estimates customer returns based upon the time lag that historically occurs between the date of the sale and the date of the return while also factoring in any new business conditions that might impact the historical analysis such as new product introduction.  The Company also provides for estimates of warranty, bad debts and shipping costs at the time of sale.  Shipping and warranty costs are included in cost of products sold.  Bad debt provisions are included in selling, general and administrative expense.  The amounts recorded are generally based upon historically derived percentages while also factoring in any new business conditions that are expected to impact the historical analysis such as new product introduction for warranty and bankruptcies of particular customers for bad debts.

Cash Equivalents

Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less which are readily convertible into cash.

Inventories

Inventories in the accompanying consolidated balance sheets are valued at the lower of cost or market. Approximately $10.9 million and $9.6 million of total inventories at December 31, 2007 and December 31, 2006, respectively, were valued on the last-in, first-out method (“LIFO”).  Under the first-in, first-out method (“FIFO”) of accounting, such inventories would have been approximately $3.7 million and $4.7 million higher at December 31, 2007 and December 31, 2006, respectively. All other inventories were valued under the FIFO method.  In connection with both LIFO and FIFO inventories, the Company records provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value.  The process for evaluating obsolete and excess inventory often requires the Company to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business.  Accelerating the disposal process or incorrect estimates of future sales potential may cause the actual results to differ from the estimates at the time such inventory is disposed or sold.

Property and Equipment

Property and equipment are presented at cost.  Depreciation of property and equipment are provided on a straight-line basis over estimated useful lives, which are generally as follows:

Buildings and improvements                                                                                   10-37 years
Machinery and equipment, including leases                                                         3-15 years
Leasehold improvements                                                                                        Term of lease or useful life, whichever is shorter

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals and betterments are capitalized. When assets are sold, or otherwise disposed, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized.

Intangible Assets, Goodwill and other Long-lived Assets

The Company applies SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), to its intangible and other long-lived assets.  SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets but does not apply to goodwill or intangible assets that are not being amortized and certain other long-lived assets.

The Company accounts for acquired goodwill and intangible assets in accordance with SFAS No. 142.  Purchase accounting required by SFAS No. 141, “Business Combination” (“SFAS no. 141”), involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill (see Note 2).  For significant acquisitions, the Company values items such as property and equipment and acquired intangibles based upon appraisals, and determines the value of assets and liabilities associated with pension plans based upon actuarial studies.

The Company applies SFAS No, 142, “Goodwill and Other Intangible Assets” (SFAS No. 142”) to goodwill and certain intangible assets.  Under this statement, goodwill and intangible assets determined to have an indefinite useful life are no longer amortized, instead these assets are evaluated for impairment on an annual basis and whenever events or business conditions warrant.  All other intangible assets are amortized over their estimated useful lives.  The Company evaluated the intangible assets with indefinite lives for impairment as of November 30, 2007, and determined that there was an impairment.  As a result, the Company wrote down those assets by approximately $4.2 million.  The Company has also re-evaluated these assets and determined that due to changes in the business, the assets should be assigned a life of 14 years and will be amortized over that time, beginning November 30, 2007.  In 2006, as a part of the Company’s restructuring of its subsidiary, Napco Window Systems, Inc., the Company recognized an impairment to its intangible assets, consisting of Tradenames and Customer relationships, of approximately $0.8 million.

Share based compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payments”, which requires companies to measure and recognize compensation expense for all stock-based payments at fair value.  Under FAS 123R, share-based compensation cost for the Company’s stock option plan is measured at the grant date, based on the estimated fair value of the award, and is recognized over the requisite service period.  We adopted the provisions of FAS123R, effective January 1, 2006, using a modified prospective application.  The fair value of each option award is estimated on the date of the grant using a Black-Scholes option valuation model.  Expected volatility is based on a review of several market indicators, including peer companies.  The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option.

Insurance Liabilities

The Company is self-insured for certain casualty losses. The Company records insurance liabilities and related expenses for health, workers’ compensation, product and general liability losses and other insurance expenses in accordance with either the contractual terms of their policies or, if self-insured, the total liabilities that are estimable and probable as of the reporting date.  Insurance liabilities are recorded as current liabilities to the extent they are expected to be paid in the succeeding year with the remaining requirements classified as long-term liabilities.  The accounting for self-insured plans requires that significant judgments and estimates be made both with respect to the future liabilities to be paid for known claims and incurred but not reported claims as of the reporting date.  The Company relies on historical trends when determining the appropriate health insurance reserves to record in our consolidated balance sheets.  In certain cases where partial insurance coverage exists, the Company must estimate the portion of the liability that will be covered by existing insurance policies to arrive at the net expected liability to the Company.

Income Taxes

We account for deferred income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes,” or “SFAS No. 109,” which requires that the deferred tax consequences of temporary differences between the amounts recorded in our financial statements and the amount included in our federal and state income tax returns be recognized in the balance sheet.  Estimates are required with respect to, among other things, the appropriate state income tax rates to use in the various states that we and our subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for both federal and state income tax purposes and valuation allowances required, if any, for tax assets that may not be realized in the future.  We establish reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged, and the positions may not be fully sustained.  During 2005, the Company established reserves relating to net operating losses acquired in the MW Acquisition and transactions costs associated with the Ply Gem and MW Acquisitions.  If the benefits for which a reserve has been provided are subsequently recognized, they will reduce goodwill resulting from the application of the purchase method of accounting for these transactions.  Subsequent to February 12, 2004, U.S. federal income tax returns are prepared and filed by Ply Gem Investment Holdings, Inc. on behalf of itself, Ply Gem Holdings, Inc., Ply Gem Industries, Inc. and its subsidiaries.  The existing tax sharing agreement between Ply Gem Holdings and Ply Gem Investment Holdings, Inc., under which tax liabilities for each respective party are computed on a stand-alone basis, was amended during 2006 to include Ply Gem Prime Holdings, Inc.  U.S. subsidiaries file unitary, combined and separate state income tax returns.  CWD Windows and Doors files separate Canadian income tax returns.

On January 1, 2007, the Company adopted the Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an interpretation of the Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. This interpretation clarifies how companies calculate and disclose uncertain tax positions. The effect of adopting this interpretation did not impact any previously recorded amounts for unrecognized tax benefits.

Commitments and Contingencies

The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated.  Costs accrued have been estimated based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes.

Related Party Transactions

Under the General Advisory Agreement (the “General Advisory Agreement”) we entered into with an affiliate of Caxton-Iseman Capital, LLC (the “Caxton-Iseman Party”), the Caxton-Iseman Party provides the Company with acquisition and financial advisory services as the Board of Directors shall reasonably request.  In consideration of these services, the Company agreed to pay the Caxton-Iseman Party (1) an annual fee equal to 2% of our earnings before interest, tax, depreciation and amortization, (“EBITDA”), as defined in such agreement, (2) a transaction fee, payable upon the completion by the Company of any acquisition, of 2% of the sale price, (3) a transaction fee, payable upon the completion by the Company of any divestitures, of 1% of the sale price, and (4) a transaction fee, payable upon the completion of the sale of our company, of 1% of the sale price.  EBITDA in the General Advisory Agreement is based on our net income (loss) plus extraordinary losses and/or any net capital losses realized, provision for income taxes, interest expense (including amortization or write-off of debt discount and debt issuance costs and commissions, and other items), depreciation and amortization (including amortization of organization costs, capitalized management fees, and other items), dividends paid or accrued on preferred stock, certain management fees paid to the Caxton-Iseman Party, charges related to certain phantom units, and a number of other items.  The annual fee payable in any year may not exceed the amounts permitted under the senior credit facilities or the indenture governing the senior secured notes, and the Caxton-Iseman Party is obligated to return any portion of the annual fee that has been prepaid if an event of default has occurred and is continuing under either the senior credit facilities or the indenture governing the senior secured notes.

Under the Debt Financing Advisory Agreement (the “Debt Financing Advisory Agreement”) we entered into with the Caxton-Iseman Party, we paid the Caxton-Iseman Party a debt financing arrangement and advisory fee, equal to 2.375% of the aggregate amount of the debt financing incurred in connection with the Ply Gem Acquisition ($11.4 million), in the first quarter of 2004.  Pursuant to the General Advisory Agreement, the Company paid the Caxton-Iseman Party a transaction fee of 1) $6.4 million in connection with the MW Acquisition in November 2004, 2) $2.4 million in connection with the Alenco Acquisition in March 2006, 3) $6.1 million in connection with the AHE acquisition in October 2006, and 4) $0.7 million in connection with the Pacific Windows Corporation acquisition in September 2007 (in each case, the fee, as described above, was 2% of the purchase price paid in the respective acquisition).  During 2006, approximately $0.4 million and $1.0 million were expensed as third-party financing fees for the Alenco Acquisition and the AHE Acquisition, respectively, and were reported in the statement of operations as other expense.  The remaining amounts were capitalized as part of the purchase price for the respective acquisitions.  Under the ‘General Advisory Agreement” the Company paid and expensed as a component of SG&A, a management fee of approximately $3.5 million, $2.5 million, and $2.3 million for the years ended December 31, 2007, 2006 and 2005, respectively.

The initial term of the General Advisory Agreement is 10 years, and is automatically renewable for consecutive one-year extensions, unless Ply Gem Industries or the Caxton-Iseman Party provide notice of termination.  In addition, the General Advisory Agreement may be terminated by the Caxton-Iseman Party at any time, upon the occurrence of specified change of control transactions or upon an initial public offering of the Company’s shares or shares of any of our parent companies.  If the General Advisory Agreement is terminated for any reason prior to the end of the initial term, Ply Gem Industries will pay to the Caxton-Iseman Party an amount equal to the present value of the annual advisory fees that would have been payable through the end of the initial term, based on the Company’s cost of funds to borrow amounts under our senior credit facilities.

In connection with the MW Acquisition, Ply Gem Investment Holdings, Inc. received an equity investment of approximately $0.5 million from The GeMROI Company, an outside sales agency that represents, among other products and companies, MW windows for which the Company pays GeMROI a sales commission for their services.  During 2007 and 2006, the Company paid GeMROI approximately $1.8 million and $2.1 million, respectively, in sales commission for their services.   During 2006, the Company received an additional equity investment of approximately $0.5 million from JPG Investments, LLC, an affiliate of The GeMROI Company.

Foreign Currency

The Company’s Canadian subsidiary utilizes the Canadian dollar as its functional currency.  For reporting purposes, the Company translates the assets and liabilities of its foreign entity at the exchange rates in effect at year-end.  Net sales and expenses are translated using average exchange rates in effect during the period.  Gains and losses from foreign currency translation are credited or charged to accumulated other comprehensive income or loss in the accompanying consolidated and combined balance sheets.  A transaction gain or loss resulting from fluctuations in the exchange rate may be recognized in the statement of operations due to debt, denominated in US dollars, recorded by the Company’s Canadian subsidiary.

For the years ended December 31, 2007 and December 31, 2006, the Company recorded a gain from foreign currency transactions of approximately $4.0 million and $0.1 million, respectively.  As of December 31, 2007 and December 31, 2006 accumulated other comprehensive income included a currency translation of approximately $8.9 million and $3.3 million, respectively.

Other New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. On February 12, 2008, the FASB issued FASB Staff Position (“FSP”) FAS 157-2 which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of the FSP.  Effective for 2008, the Company will adopt SFAS 157 except as it applies to those nonfinancial assets and liabilities as noted in FSP 157-2.  The Company is currently evaluating the impact of this standard.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This standard requires employers to recognize the underfunded or overfunded status of each pension and postretirement benefit plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity.  SFAS No. 158 does not change the amount of actuarially determined expense that is recorded in the consolidated statement of income. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for our December 31, 2007 financial statements.  Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position.  For our financial statements as of December 31, 2008 we will change our September 30 measurement date for our plans’ assets and obligations to comply with this requirement.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”.  SFAS No. 159 permits entities to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”.  This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date be measured at their fair values as of that date.  An acquirer is required to recognize assets or liabilities arising from all other contingencies (contractual contingencies) as of the acquisition date, measured at their acquisition-date fair values, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements. Any acquisition related costs are to be expensed instead of capitalized. The impact to the company from the adoption of SFAS 141R in 2009 will depend on acquisitions at the time. The provisions of SFAS No. 141(R) are effective for the Company’s fiscal year beginning January 1, 2009, and are to be applied prospectively.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This standard establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The provisions of SFAS No. 160 are effective for the Company’s fiscal year beginning January 1, 2009, and are to be applied prospectively. The Company is currently evaluating the impact that the implementation of SFAS No. 160 will have on its financial statements.

Concentration of Credit Risk

The accounts receivable balance related to one customer of our siding, fencing, railing and decking segment was approximately $6.4 million and $11.1 million at December 31, 2007 and December 31, 2006, respectively.   This customer accounted for approximately 10.2% of net sales for the year ended December 31, 2007, 16.5% of net sales for the year ended December 31, 2006, and 18.9% of net sales for the year ended December 31, 2005.

Fair Value of Financial Instruments

The carrying value of the Company’s senior subordinated notes at December 31, 2007 was approximately $360.2 million. The fair value of the Company’s senior subordinated notes at December 31, 2007 is estimated to be approximately $279.0 million based on available market information. The carrying value of the Company’s other financial instruments approximates their fair value.

2.   PURCHASE ACCOUNTING

Alenco Acquisition

On February 24, 2006, Ply Gem completed the Alenco Acquisition. The Company accounted for the transaction as a purchase in accordance with the provisions of SFAS No. 141, which results in a new valuation for the assets and liabilities of Alenco based upon fair values as of the date of the purchase.  Alenco is a leading regional manufacturer of aluminum and vinyl windows and doors for the new home construction market in the fast-growing Southern regions of the United States.  The addition of Alenco will expand the Company’s geographical reach into the southern regions and expands our window products offering with aluminum.

The purchase price, including approximately $6.0 million of value attributed to Ply Gem Prime Holdings, Inc. common stock issued to replace AWC Holding Company employee’s forfeited AWC Holding Company stock, was allocated to the assets and liabilities based on their fair values.  The following is the allocation of the purchase price.
(in thousands)
Other current assets, net of cash	$17,324
Inventories	7,312
Property, plant and equipment	10,580
Trademarks	7,000
Customer relationships	21,950
Goodwill	89,929
Other assets	198
Current liabilities	(11,929)
Other liabilities	(15,575)
Purchase price, net of cash acquired	$126,789

Based on appraisals for the purchased intangible assets, $7.0 million was assigned to Trademarks and Tradenames with weighted average lives of 15 years, and approximately $22.0 million was assigned to customer relationships with weighted average lives of 15 years.  As a result of this transaction, debt issue costs in the amount of approximately $3.6 million were incurred, of which approximately $2.2 million were deferred and approximately $1.4 million were expensed as third-party financing costs. Approximately $89.9 million of goodwill was assigned to the windows and doors segment as a result of the Alenco Acquisition.  None of the goodwill is expected to be deductible for tax purposes.

AHE Acquisition

On October 31, 2006, Ply Gem completed its acquisition of Alcoa Home Exteriors, Inc. (“AHE”) (the “AHE Acquisition”). The Company accounted for the transaction as a purchase in accordance with the provisions of SFAS No. 141, which results in a new valuation for the assets and liabilities of AHE based upon fair values as of the date of the purchase.  AHE is a leading manufacturer of vinyl siding, aluminum siding, injection molded shutters and vinyl, aluminum and injection molded accessories.  The addition of AHE to Ply Gem’s portfolio will enable the Company to capitalize on attractive market opportunities and provide the Company with a strong sustainable platform to fully serve all channels of the vinyl siding market.

The purchase price was allocated to the assets and liabilities based on their fair values.  The following is the allocation of the purchase price.
(in thousands)
Other current assets, net of cash	$83,089
Inventories	74,466
Property, plant and equipment	86,699
Trademarks	23,950
Patents	770
Customer relationships	36,435
Goodwill	147,732
Other assets	6,634
Current liabilities	(115,217)
Other liabilities	(48,939)
Purchase price, net of cash acquired	$295,619

The allocation of the purchase price reported in our 2006 Annual Report on Form 10K was based on preliminary information.  The above table reflects adjustments for updated information, including asset valuations, as further information has become available.  In 2007, property, plant and equipment decreased by approximately $7.3 million primarily due to the final asset appraisals. Trademarks and Customer Relationships decreased in 2007 by a net $2.5 million due to an updated appraisal report.  We recorded a net decrease to goodwill of $6.6 million in 2007 primarily related to changes in deferred taxes and inventory amounts based on receiving further information about the acquisition date fair value of certain assets and liabilities.  Current liabilities increased by approximately $0.3 million in 2007 primarily due to an increase to the reserve for exit costs for the shutdown of our Atlanta facility in accordance with EITF 95-3.

Based on appraisals for the purchased intangible assets, approximately $24.0 million was assigned to Trademarks and Tradenames with weighted average lives of 15 years, approximately $0.8 million was assigned to Patents with weighted average lives of 20 years, and approximately $36.4 million was assigned to customer relationships with weighted average lives of 10 years.

Approximately $147.7 million of goodwill was assigned to the siding, fencing, railing and decking segment as a result of the AHE Acquisition.  None of the goodwill is expected to be deductible for tax purposes.

As of December 31, 2006, the Company had recorded an obligation of $3.5 million in current liabilities for the shut down of AHE’s Atlanta facility in accordance with EITF 95-3.  This accrual included estimates for lease payments and associated costs of the facility through the remaining lease term, severance costs and costs related to the removal of equipment and other costs required to return the facility to a state required by the lessor.  In the year ended December 31, 2007, cash payments of approximately $3.5 million have reduced the accrual.  In addition, during 2007 the accrual was increased to account for additional exit costs identified of approximately $0.5 million and recorded as an adjustment of the cost of acquiring AHE.  As a result, the accrual at December 31, 2007 is approximately $0.5 million.  This accrual could change in the future to the extent that the company is successful in reducing its costs associated with leasing the facility through the end of the lease term in August 2008.

Pacific Windows Acquisition

On September 30, 2007, Ply Gem completed its acquisition of CertainTeed Corporation’s vinyl window and patio door business through a stock acquisition (the “Pacific Windows Acquisition”).  On the acquisition date, the Company changed the name of the acquired business to Ply Gem Pacific Windows Corporation. The Company accounted for the transaction as a purchase in accordance with the provisions of SFAS No. 141, which results in a new valuation for the assets and liabilities of Ply Gem Pacific Windows based upon fair values as of the date of the purchase. The acquired vinyl window business is a leading manufacturer of premium vinyl windows and doors and produces windows for the residential new construction and remodeling markets. The acquisition will provide the Company with a presence on the west coast.

The purchase price was allocated to the assets and liabilities based on their fair values.  The following is the allocation of the purchase price.

(in thousands)
Other current assets, net of cash	$10,845
Inventories	11,244
Property, plant and equipment	19,452
Trademarks	1,200
Customer relationships	1,800
Goodwill	16,103
Other assets	1,398
Current liabilities	(11,872)
Other liabilities	(13,717)
Purchase price, net of cash acquired	$36,453

Based on preliminary appraisals for the purchased intangible assets, approximately $1.2 million was assigned to Trademarks with weighted average lives of 9 years, approximately $1.8 million was assigned to customer relationships with weighted average lives of 11 years, and approximately $0.8 million was assigned to internally developed software with weighted average lives of 3 years.  We have estimated the fair value of our assets and liabilities and the lives of those assets being amortized or depreciated as of the acquisition date.  Management is continuing to assess the asset valuations, warranties, and certain other liabilities assumed in the transaction and tax-related assets and liabilities.  Approximately $16.1 million of goodwill was assigned to the windows and doors segment as a result of the Pacific Windows Acquisition.  None of the goodwill is expected to be deductible for tax purposes.

Goodwill increased by approximately $24.5 million from December 31, 2006 to December 31, 2007.  The change consists of:
•	an increase of approximately $16.1 million due to the Pacific Windows Acquisition,
•	an increase of approximately $3.5 million due exit liabilities recognized in conjunction with the AHE Acquisition,
•	a decrease of approximately $0.2 million due adjustments to certain items in the Alenco Acquisition,
•	an increase of approximately $7.0 million due to foreign currency translation changes,
•	and a decrease of approximately $1.9 million due to a change in deferred tax assets estimates related to our prior acquisitions.

3.   INTANGIBLE ASSETS

The table that follows presents the major components of intangible assets as of December 31, 2007 and 2006:
	Average Amortization Period (in Years)	Cost	Accumulated Amortization	Net Carrying Value
	(Amounts in thousands)
As of December 31, 2007:
Patents	14	$12,770	$(3,591)	$9,179
Trademarks/Tradenames	15	85,644	(9,679)	75,965
Customer relationships	13	158,158	(31,452)	126,706
Other		1,520	(113)	1,407
Total intangible assets		$258,092	$(44,835)	$213,257

Intangible with indefinite lives:
Trademarks		$--	$--	$--

As of December 31, 2006:
Patents	14	$12,770	$(2,648)	$10,122
Trademarks/Tradenames	15	32,145	(5,394)	26,751
Customer relationships	13	155,538	(19,408)	136,130
Total intangible assets		$200,453	$(27,450)	$173,003

Intangible with indefinite lives:
Trademarks		$59,830	$--	$59,830

Amortization expense for the years ended December 31, 2007 and 2006 was approximately $17.6 million and $11.9 million, respectively.  Amortization expense for the fiscal years 2008, 2009, 2010, 2011, and 2012 is estimated to be approximately $19.8 million, $19.6 million, $19.5 million, $19.1 million, and $19.1 million, respectively.

During 2007 the Company evaluated the AHE intangible assets referred to in Note 2, and determined that approximately $27.3 million of AHE Trademarks previously treated as indefinite lived assets should have useful lives of 15 years with a value of approximately $24.0 million.  As such, those assets were reclassified in the above table.  Due to the Sarver facility closure, intangible asset impairments of approximately $0.8 million were recognized in the second quarter of 2006 as Selling, general and administrative expense.

The Company evaluated the carrying value of certain tradenames with indefinite lives as of November 30, 2007, and determined that there was an impairment.  Due to acquisitions of additional window companies subsequent to the purchase of the tradenames, and the move of the Company to a ‘one company’ structure, the brands have become co-mingled and the sales of the original trademarks have been diluted.  As a result, the Company wrote down those assets by approximately $4.2 million.  The Company has also re-evaluated these assets and determined that that due to changes in the business, these assets should be reclassified to finite-lived intangible assets effective November 30, 2007. The Company determined that the estimated useful lives of these assets, was 14 years and they will be amortized over that time period.

4.   LIQUIDITY

As of December 31, 2007, the Company has $65.2 million of cash and cash equivalents and $70.8 million of availability under its revolving credit facility.  As of December 31, 2007, the Company had approximately $1,038.1 million of indebtedness outstanding.  The Company’s credit facilities and the indenture for the Senior Subordinated Notes impose certain restrictions on Ply Gem Industries, including restrictions on its ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities.  In addition, the credit facility requires Ply Gem Industries to comply with certain financial ratios which includes a financial covenant that does not allow our maximum leverage ratio of EBITDA (adjusted for certain items as allowed by the credit facility) to Net Debt (as defined in the credit facility) to exceed 6.75 to 1.00 for the period April 5, 2007 through December 31, 2008.  The maximum leverage ratio will decrease to 6.25 to 1.00 for the period January 1, 2009 and thereafter.

Based upon current market conditions and our expectation of our ability to continue to realize cost savings and synergies and drive profitable market share gains, the Company believes it will maintain compliance with its covenants.  Given the uncertainty that currently exists in the U.S. housing industry, no assurances can be given that future compliance will be maintained. However, Management has implemented plans to mitigate this risk through cost reduction and cash management measures.  If the Company fails to comply with its financial covenants, a default may allow creditors to accelerate the related debt as well as any other debt of which a cross-acceleration or cross-default provision applies, which could adversely affect our financial condition.  Additionally, lenders under the current facility may be able to terminate any commitments they have made to supply us with further funds, including not permitting the Company to borrow under our existing revolving credit facility and not permitting the Company to issue letters of credit, which could affect our working capital and our ability to make capital improvements or expenditures.  The Company may not be able to fully repay its obligations if some or all of our debt obligations are accelerated upon an event of default.

Indebtedness under the credit facilities is secured by substantially all of Ply Gem Industries’ assets, including its real and personal property, inventory, accounts receivable, intellectual property and other intangibles.  In addition, borrowings under the credit facilities are guaranteed by Ply Gem Holdings and secured by its assets (including its equity interests).  Borrowings under the credit facilities (except for the $25.0 million tranche under which our Canadian subsidiary, CWD, is the borrower) are also guaranteed and secured by the equity interests and substantially all of the assets of our current and future domestic subsidiaries, subject to exceptions.  The $25.0 million tranche under which CWD is the borrower is also guaranteed and secured by the equity interests and substantially all of the assets of CWD’s current and future Canadian subsidiaries.

5.   LONG-TERM DEBT

Long-term debt in the accompanying consolidated balance sheets at December 31, 2007 and 2006 consists of the following:

	December 31, 2007	December 31, 2006
	(Amounts in thousands)

Senior term loan facility	$677,910	$688,533
Senior subordinated notes	360,186	360,231
	1,038,096	1,048,764
Less current maturities	6,873	5,870
	$1,031,223	$1,042,894

On April 5, 2007, the Company entered into the fifth amendment to its credit facility.  The Company’s senior credit facilities with a syndicate of financial institutions and institutional lenders provide for senior secured financing of up to approximately $762.1 million, consisting of approximately $687.1 million of term loan facilities maturing in August 2011 and a $75.0 million revolving loan facility, including a letter of credit subfacility, maturing in February 2009. The term loan facility was drawn in full and has two tranches, originally consisting of: 1) an approximate $662.3 million tranche under which Ply Gem Industries, Inc. is the borrower (the “U.S. Borrower”), and 2) an approximate $24.8 million tranche under which our Canadian subsidiary, CWD Windows and Doors, Inc., is the borrower (the “Canadian Borrower).  As of December 31, 2007 the balances of the two tranches were approximately $657.3 million and $20.6 million, respectively.

As a result of the refinancing that occurred on April 5, 2007, the Company has evaluated its financing costs in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”, and accordingly has expensed approximately $1.1 million of fees, and deferred $2.1 million to be amortized over the remaining life of the loan.

Under the terms of the credit agreement, the Company will be permitted to use its excess cash flow and/or a portion of its revolving credit facility to repurchase up to $40.0 million aggregate principal amount of the Company’s 9% senior subordinated notes due 2012.  Subject to market conditions, its capital needs and other factors, the Company may from time to time purchase up to $40.0 million aggregate principal amount of its 9% senior subordinated notes due 2012 in market transactions, privately negotiated sales or other transactions.  As of December 31, 2007 the Company has not purchased any of its Senior Subordinated Notes.

On February 24, 2006, in connection with the Alenco Acquisition, the Company entered into the third amendment to its credit facility.  Under the terms of the amended agreement, the Company borrowed $375.0 million in U.S. term loans to refinance $252.7 million of outstanding U.S. term loans, repay approximately $1.8 million in revolving credit loans and fund the Alenco Acquisition, which was completed on February 24, 2006.  Additionally, under the terms of the amended agreement, the Company’s Canadian borrower borrowed $25.0 million to refinance approximately $24.5 million of outstanding Canadian term loans.  In connection with the third amendment, the Company paid and deferred approximately $2.2 million of bank fees and expensed approximately $0.9 million of third-party financing costs.

On October 31, 2006, in connection with the AHE Acquisition, the Company entered into the fourth amendment to its credit facility and a Second Lien Credit agreement.  Under the terms of the amended agreement, the Company borrowed an additional $187.0 million in U.S. term loans, and under the second lien credit agreement the Company borrowed $105.0 million.  Both amounts were used to finance the AHE Acquisition, which was completed on October 31, 2006.  In connection with the fourth amendment, the Company paid and deferred approximately $7.3 million of bank fees and expensed approximately $2.0 million of third-party financing costs.

As of December 31, 2007, we had $70.8 million of availability under our revolving credit facility, due to approximately $4.2 million of letters of credit issued under the facility.  As of December 31, 2006, we had $67.6 million of availability under our revolving credit facility.

The interest rates applicable to loans under our senior credit facilities are, at our option, equal to either a base rate plus an applicable interest margin, or an adjusted LIBOR rate plus an applicable interest margin, as defined in the senior credit facility agreement.  Our rate at December 31, 2007 was 7.95%.

Our senior credit facilities require scheduled quarterly principal payments on the term loan facilities of approximately $1.7 million through March 31, 2011, and a payment of approximately $655.6 million on August 15, 2011, allocated pro rata between the U.S. term loan and the Canadian term loan.

The indebtedness of the U.S. borrower (Ply Gem Industries, Inc.) under our senior credit facilities is guaranteed by Ply Gem Holdings, Inc., and all of our existing and future direct and indirect subsidiaries, subject to exceptions for foreign subsidiary guarantees of the U.S. borrower’s obligations to the extent such guarantees are prohibited by applicable law or would result in materially adverse tax consequences and other exceptions.  The indebtedness of the Canadian borrower under our senior credit facilities is guaranteed by Ply Gem Holdings, Inc., the U.S. borrower and all of the Canadian borrower’s future direct and indirect subsidiaries and is effectively guaranteed by all subsidiaries guaranteeing the U.S. borrower’s obligations under our senior credit facilities.  All indebtedness under our senior credit facilities is secured, subject to certain exceptions, by a perfected first priority pledge of all of our equity interests and those of our direct and indirect subsidiaries, and, subject to certain exceptions, perfected first priority security interests in, and mortgages on, all tangible and intangible assets; provided that all tangible and intangible assets of the Canadian borrower and its subsidiaries are pledged to secure debt only of the Canadian borrower.

Our senior credit facilities require that we comply on a quarterly basis with financial covenants consisting of a maximum leverage ratio test.  Based upon current market conditions and our expectation of our ability to continue to realize cost savings and synergies and drive profitable market share gains, the Company believes it will maintain compliance with its covenants.  Given the uncertainty that currently exists in the U.S. housing industry, no assurances can be given that future compliance will be maintained. However, Management has implemented plans to mitigate this risk through cost reduction and cash management measures.  Our covenants also restrict the payment of dividends, with certain exceptions, without the lenders consent in writing.  The Company is also required at each year end, commencing December 31, 2008, to calculate and submit within 90 days a payment of excess cash, as defined in the Company’s credit agreement. This payment will reduce the outstanding balance on the Company’s term loans.

Concurrently with the Ply Gem Acquisition, on February 12, 2004 Ply Gem Industries, Inc. issued $225.0 million aggregate principal amount of our 9% senior subordinated notes due 2012, which are guaranteed by Ply Gem Holdings Inc. and the domestic subsidiaries of Ply Gem Industries, Inc.  Subsequently, in August of 2004 in connection with the MW Acquisition, Ply Gem Industries, Inc. issued an additional $135.0 million of our 9% senior subordinated notes due 2012, which are guaranteed by Ply Gem Holdings Inc. and the domestic subsidiaries of Ply Gem Industries, Inc., including MWM Holding, Inc. and its subsidiaries.

Ply Gem Holdings, Inc. is a holding company and has no operations.  Under the terms of the indenture governing the senior subordinated notes, there are restrictions on the ability of Ply Gem Industries, Inc. to dividend or distribute cash or property to Ply Gem Holdings, Inc.

The table that follows is a summary of maturities of all of the Company’s long-term debt obligations due in each fiscal year after December 31, 2007:

(Amounts in thousands)
2008	$6,873
2009	6,873
2010	6,873
2011	657,291
2012	360,186
Thereafter	-
$1,038,096

Approximately $3.2 million of letters of credit have been issued apart from the senior credit facility to secure certain environmental obligations.

6.   DEFINED BENEFIT PLANS

The Company has two pension plans, the Ply Gem Group Pension Plan (the “Ply Gem Plan”) and the MW Manufacturers, Inc. Retirement Plan (the “MW Plan”).  The plans are combined in the following discussion.

The Company uses a September 30 measurement date for both plans.  The table that follows provides a reconciliation of benefit obligations, plan assets, and funded status of the combined plans in the accompanying consolidated and combined balance sheets at December 31, 2007 and 2006:
	December 31,	December 31,
	2007	2006
	(Amounts in thousands)
Change in projected benefit obligation
Benefit obligation at October 1, 2006 and 2005	$34,488	$34,539
Service cost	314	329
Interest cost	1,948	1,857
Actuarial loss (gain)	(1,207)	(667)
Benefits and expenses paid	(1,633)	(1,570)
Projected benefit obligation at September 30, 2007 and 2006	$33,910	$34,488

Change in plan assets
Fair value of plan assets at October 1, 2006 and 2005	$26,212	$23,596
Actual return on plan assets	3,532	2,002
Employer and participant contributions	1,377	2,184
Benefits and expenses paid	(1,633)	(1,570)
Fair value of plan assets at September 30, 2007 and 2006	$29,488	$26,212

Funded status and financial position:
Fair value of plan assets at September 30, 2007 and 2006	$29,488	$26,212
Benefit obligation at September 30, 2007 and 2006	33,910	34,488
Funded status	(4,422)	(8,276)
Amount contributed during fourth quarter	365	160
Unrecognized actuarial loss (gain)	(1,204)	1,509
Accrued benefit cost	$(5,261)	$(6,607)

Amount recognized in the balance sheet consists of:
Accrued benefit liabilities	$(4,056)	$(8,116)
Accumulated other comprehensive loss (gain)	(1,205)	1,509
Accrued benefit cost	$(5,261)	$(6,607)

The accumulated benefit obligation for the combined plans was approximately $33.9 million, and $34.5 million as of December 31, 2007 and December 31, 2006, respectively.

On December 31, 2007, the Company adopted the recognition and disclosure provisions of SFAS No. 158.  SFAS No. 158 required the Company to recognize the funded status of its pension plans in the December 31, 2007 balance sheet, with a corresponding adjustment to accumulated other comprehensive income.  This requirement did not have an effect on the Company’s balance sheet, due to the fact that the Company has included the entire funded status of its pension plans on its balance sheets since the Company’s acquisition in 2004.  The Company was also not affected by the SFAS No. 158 requirement to adjust accumulated other comprehensive income for unrecognized prior serve costs remaining from the initial adoption of SFAS No. 87.  As a result of the adoption of SFAS No. 158, the Company has recognized in accumulated other comprehensive income, actuarial gains that are not recognized as net periodic  pension costs.  The effect of recognizing the minimum liability is included in the table below. (in thousands)

	At December 31, 2007
	Prior to Application	Effect of Adopting	As Reported at
	of SFAS No. 158	SFAS No. 158	December 31, 2007
Other long term liabilities	$(5,261)	$1,205	$(4,056)
Deferred income tax asset	2,001	(470)	1,531
Accumulated other comprehensive
Income, net of tax	(8,915)	(720)	(9,635)

Amounts recognized in accumulated other comprehensive income at December 31, 2007 consist of: (in thousands)
For the year
ended
December 31,
2007
Initial net asset (obligation)	$-
Prior service credit (cost)	-
Net (gain) loss	(1,205)
Accumulated other comprehensive income	$(1,205)

Plan assets consist of cash and cash equivalents, fixed income mutual funds, equity mutual funds, as well as other investments.  The discount rate for the projected benefit obligation was chosen based upon rates of returns available for high-quality fixed-income securities as of the plan's measurement date.   With advice from our actuaries, the Company reviewed several bond indices, comparative data, and the plan's anticipated cash flows to determine a single discount rate which would approximate the rate in which the obligation could be effectively settled.  The expected long-term rate of return on assets is based on the Company’s historical rate of return. The weighted average rate assumptions used in determining pension costs and the projected benefit obligation for the periods indicated are as follows:

Ply Gem Plan	For the year	For the year	For the year
	ended	ended	ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Discount rate for projected
benefit obligation	6.00%	5.75%	5.50%
Discount rate for pension costs	5.75%	5.50%	6.00%
Expected long-term average
return on plan assets	7.75%	7.75%	7.75%

MW Plan	For the year	For the year	For the year
	ended	ended	ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Discount rate for projected
benefit obligation	6.00%	5.75%	5.50%
Discount rate for pension costs	5.75%	5.50%	6.15%
Expected long-term average
return on plan assets	7.75%	7.75%	7.50%

    The Company’s net periodic benefit expense for the combined plans for the periods indicated consists of the following components: (in thousands)

Combined Plans	For the year	For the year	For the year
	ended	ended	ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Service cost	$314	$329	$337
Interest cost	1,947	1,857	1,905
Expected return on plan assets	(2,025)	(1,798)	(1,655)
Net periodic benefit expense	$236	$388	$587

The weighted-average asset allocations at December 31, 2007 and 2006, by asset category are as follows:
Ply Gem Plan	Plan Assets at December 31,
	2007	2006
Asset Category
Equity securities	58%	60%
Debt securities	41%	40%
Other	1%	-

MW Plan	Plan Assets at December 31,
	2007	2006
Asset Category
Equity securities	58%	55%
Debt securities	41%	39%
Cash and equivalents	1%	1%
Other	-	5%

The plan assets are invested to maximize returns without undue exposure to risk.  The investment objectives are also to produce a total return exceeding the median of a universe of portfolios with similar average asset allocation and investment style objectives, and to earn a return, net of fees, greater or equal to the long-term rate of return used in the actuarial computations.

Risk is controlled by maintaining a portfolio of assets that is diversified across a variety of asset classes, investment styles and investment managers.  The plan’s asset allocation policies are consistent with the established investment objectives and risk tolerances.  The asset allocation policies are developed by examining the historical relationships of risk and return among asset classes, and are designed to provide the highest probability of meeting or exceeding the return objectives at the lowest possible risk.  For 2008, the target allocation is 55%-65% for equity securities and 35%-45% for fixed income securities.

The Ply Gem plan was frozen as of December 31, 1998, and no further increases in benefits may occur as a result of increases in service or compensation.

The MW plan was frozen for salaried participants as of October 31, 2004, and no further increases in benefits for salaried participants may occur as a result of increases in service or compensation.  The MW plan was frozen for non-salaried participants during 2005.  No additional non-salaried participants may enter the plan, but increases in benefits as a result of increases in service or compensation will still occur.  As a result of this change, a curtailment gain of approximately $1.5 million was recognized during 2005.

During fiscal year 2008 the Company expects to make cash contributions to the combined plans of approximately $1.3 million.

The following table shows expected benefit payments for the next five fiscal years and the aggregate five years thereafter from the combined plans. These benefit payments consist of qualified defined benefit plan payments that are made from the respective plan trusts and do not represent an immediate cash outflow to the Company.

Fiscal Year	Expected Benefit Payments
(in thousands)

2008	$1,500
2009	1,700
2010	1,640
2011	1,800
2012	1,950
2013-2017	10,860

The Company has an unfunded nonqualified Supplemental Executive Retirement Plan for certain employees.  The projected benefit obligation relating to this unfunded plan totaled approximately $311,000 and $325,000 at December 31, 2007 and 2006, respectively.  Pension expense for the plan was approximately $19,000 and $17,000 for the years ended December 31, 2007 and 2006, respectively.

7.   DEFINED CONTRIBUTION PLANS

The Company has defined contribution 401(k) plans covering substantially all employees.  The Company provides a matching contribution that varies by subsidiary.  The level varies between 25% of the first 6% of employee contributions to 100% of the first 6% of employee contributions.  The majority of the subsidiaries have a match of 50% of the first 6% contributions.  Each matching contribution formula is approved on an annual basis.  The Company also has the option of making discretionary contributions. Our contributions were approximately $4.3 million for the year ended December 31, 2007, $3.1 million for the year ended December 31, 2006, and approximately $3.1 million for the year ended December 31, 2005.

8.   COMMITMENTS AND CONTINGENCIES

At December 31, 2007, the Company is obligated under lease agreements for the rental of certain real estate and machinery and equipment used in its operations.  Future minimum rental obligations aggregate approximately $158.8 million at December 31, 2007.  Certain of our lease agreements contain clauses for rent increases based on the consumer price index. The obligations are payable as follows:

(Amounts in thousands)
2008	$22,433
2009	17,884
2010	15,277
2011	13,628
2012	12,852
Thereafter	76,736

Total rental expense for all operating leases amounted to approximately $23.7 million for the year ended December 31, 2007, $17.3 million for the year ended December 31, 2006, and $13.7 million for the year ended December 31, 2005 respectively.

In connection with the Ply Gem Acquisition, Nortek has agreed to indemnify the Company for certain liabilities as set forth in the Purchase Agreement.  In the event Nortek is unable to satisfy amounts due under these indemnifications then the Company would be liable.  The Company believes that Nortek has the financial capacity to honor its indemnification obligations and therefore does not anticipate incurring any losses related to liabilities indemnified by Nortek under the Purchase Agreement.  A receivable related to this indemnification has been recorded in other long-term assets in the approximate amount of $8.2 million. The Company has indemnified third parties in certain transactions involving dispositions of former subsidiaries.  As of December 31, 2007 and December 31, 2006, the Company has recorded liabilities in relation to these indemnifications of approximately $8.2 million and $8.8 million, respectively, consisting of the following:
	(amounts in thousands)
	2007	2006
Product claim liabilities	$3,780	$3,795
Multiemployer pension plan withdrawal liability	3,681	3,860
Other	721	1,219
	$8,182	$8,874

The product claim liabilities of approximately $3.8 million at December 31, 2007 and December 31, 2006, consisting of approximately $2.3 million recorded in current liabilities and approximately $1.5 million recorded in long term liabilities, represents the estimated costs to resolve the outstanding matters related to a former subsidiary of the Company, which is a defendant in a number of lawsuits alleging damage caused by alleged defects in certain pressure treated wood products.  The Company had indemnified the buyer of the former subsidiary for all known liabilities and future claims relating to such matters and retained the rights to all potential reimbursements related to insurance coverage.  Many of the suits have been resolved by dismissal or settlement with amounts being paid out of insurance proceeds or other third party recoveries.  The Company and the former subsidiary continue to vigorously defend the remaining suits.  Certain defense and indemnity costs are being paid out of insurance proceeds and proceeds from a settlement with suppliers of material used in the production of the treated wood products.  The Company and the former subsidiary have engaged in coverage litigation with certain insurers and have settled coverage claims with several of the insurers.

The multiemployer pension liability of approximately $3.7 million and $3.9 million recorded in long term liabilities at December 31, 2007 and December 31, 2006, respectively, relate to liabilities assumed by the Company in 1998 when its former subsidiary, Studley Products, Inc. (“Studley”) was sold.  In connection with the sale, Studley ceased making contributions to the Production Service and Sales District Council Pension Fund (the “Pension Fund”), and the Company assumed responsibility for all withdrawal liabilities to be assessed by the Pension Fund.  Accordingly, the Company is making quarterly payments of approximately $0.1 million to the Pension Fund through 2018 based upon the assessment of withdrawal liability received from the Pension Fund.  The multiemployer pension liability represents the present value of the quarterly payment stream using a 6% discount rate as well as an estimate of additional amounts that may be assessed in the future by the Pension Fund under the contractual provisions of the Pension Fund.

Included in the indemnified items are accrued liabilities as of December 31, 2007 and 2006, of approximately $0.5 million and $0.8 million, respectively, in accrued expenses to cover the estimated costs of known litigation claims, including the estimated cost of legal services, that the Company is contesting including certain employment and former shareholder litigation related to the Company.

The Company sells a number of products and offers a number of warranties.  The specific terms and conditions of these warranties vary depending on the product sold.  The Company estimates the costs that may be incurred under their warranties and records a liability for such costs at the time of sale.  Factors that affect the Company’s warranty liabilities include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction.  The Company periodically assesses the adequacy of the recorded warranty claims and adjusts the amounts as necessary.  As of December 31, 2007 and 2006, warranty liabilities of approximately $11.5 million and $12.3 million, respectively, have been recorded in current liabilities and approximately $38.4 million and $24.6 million, respectively, have been recorded in long term liabilities.

Changes in the Company’s short-term and long-term warranty liabilities are as follows:

	For the year	For the year
	ended	ended
	December 31, 2007	December 31, 2006
	(Amounts in thousands)

Balance, beginning of period	$36,947	$10,790
Warranty expense provided during period	7,633	2,042
Settlements made during period	(7,693)	(2,864)
Liability assumed with acquisitions	13,012	26,979
Balance, end of period	$49,899	$36,947

The Company is subject to other contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, product liability, warranty and modification, adjustment or replacement of component parts of units sold, which may include product recalls.  Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned.  The Company has used various substances in their products and manufacturing operations, which have been or may be deemed to be hazardous or dangerous, and the extent of its potential liability, if any, under environmental, product liability and workers’ compensation statutes, rules, regulations and case law is unclear. Further, due to the lack of adequate information and the potential impact of present regulations and any future regulations, there are certain circumstances in which no range of potential exposure may be reasonably estimated.  It is impossible to ascertain the ultimate legal and financial liability with respect to certain contingent liabilities, including lawsuits, and therefore in these cases, no such estimate has been made.

9.   ACCRUED EXPENSES AND TAXES, AND OTHER LONG-TERM LIABILITIES

Accrued expenses and taxes, net, consist of the following at December 31, 2007 and December 31, 2006:

	December 31, 2007	December 31, 2006
	(Amounts in thousands)

Insurance	$6,566	$8,551
Employee compensation and benefits	19,722	23,701
Sales and marketing	20,384	30,833
Product warranty	11,453	12,310
Short-term product claim liability	2,321	2,321
Accrued freight	753	3,959
Interest	12,426	12,789
Accrued severance	1,931	3,808
Accrued taxes	5,844	2,650
Other	12,016	12,605
	$93,416	$113,527

The accrued severance amounts in the above table include amounts resulting from the purchase of AHE during the fourth quarter of 2006.  During 2007 cash severance payments were paid out for approximately $3.9 million and the severance accrual estimate was increased by approximately $0.1 million, resulting in an accrual of zero as of December 31, 2007.  No severance costs were expensed.  Also included in the above accrued severance amounts are accruals for Denison restructuring (Note 10).  During 2007 cash severance payments were paid for approximately $0.2 million and the accrual balance is approximately $1.9 million as of December 31, 2007.

Other long-term liabilities consist of the following at December 31, 2007 and December 31, 2006:

	December 31, 2007	December 31, 2006
	(Amounts in thousands)

Insurance	$4,757	$4,097
Pension liabilities	4,056	8,116
Multiemployer pension withdrawal liability	3,681	3,860
Product warranty	38,446	24,637
Long-term lease liabilities	38	186
Long-term product claim liability	1,459	1,474
Long-term deferred compensation	4,810	4,363
Liabilities for tax uncertainties	7,193	6,788
Other	2,704	2,771
	$67,144	$56,292

10.   RESTRUCTURING

In October 2007, the Company commenced its plan to close the Denison, Texas facility in 2008.  Management expects that the plant closure will reduce costs and increase operating efficiency by increasing capacity utilization, as the production will be absorbed by other locations.  The Company began to shift production to other facilities within the company during November 2007, and production ceased at the Denison facility during February 2008.

	Original accrual		Accrued as of
	Amount	Cash payments	December 31, 2007
	(Amounts in thousands)
Severance Costs	$2,142	$210	$1,932

Total restructuring costs are expected to be approximately $6.0 million.  A liability of approximately $2.1 million was recognized in 2007 for severance costs.  As of December 31, 2007, the Company has a current liability for severance costs of approximately $1.9 million and paid approximately $0.2 million in cash during the fourth quarter of 2007.  The Company expects to incur approximately $0.4 million of contract termination costs during 2008, but as of December 31, 2007 has not incurred or accrued for any of this amount.  The Company expects to incur approximately $3.5 million of other costs, primarily related to equipment removal during 2008, but as of December 31, 2007 has not incurred or accrued for any of this amount.  The costs recognized related to the Denison plant closure were recorded in Selling, general and administrative expense in the Siding, Fencing, Railing and Decking segment.

During 2006, the Company announced the restructuring of its subsidiary, Napco Window Systems, Inc., which included the closure of the production facility located in Sarver, PA.   The closure of the Sarver facility was expected to reduce costs and increase operating efficiencies by increasing capacity utilization.  Most of the production of the Sarver, PA facility was absorbed by other locations, primarily the Toledo, OH facility.  Restructuring costs included termination benefits and asset impairments.  Termination benefits of approximately $0.2 million were comprised of severance-related payments for all employees terminated in connection with the plant closure.  Asset impairments of approximately $0.8 million were recognized for intangible assets consisting of tradenames and customer relationships.  Losses of approximately $0.6 million were incurred for inventory and equipment write-downs.  The restructuring costs, impairment, and losses from asset write-downs totaling approximately $0.8 million were recorded in 2006 in Selling, general and administrative expense in the Windows and Doors segment.

The Company entered into an agreement to sell the land and building at the Sarver, PA location, and finalized the sale during 2006.  The carrying value of the land and building prior to the sale was approximately $4.6 million.  In accordance with SFAS No. 144 (Accounting for the impairment or disposal of long-lived assets), the assets held for sale were written-down to the fair market value less costs to sell.  As a result, the Company recognized a loss of approximately $0.6 million in Selling, general and administrative expense in the Windows and Doors segment in 2006.

11.   INCOME TAXES

The following is a summary of the components of earnings (loss) before provision (benefit) for income taxes: (in thousands)

	For the year	For the year	For the year
	ended	ended	ended
	December 31, 2007	December 31, 2006	December 31, 2005

Domestic	$(6,897)	$1,800	$25,182
Foreign	16,513	7,509	7,694
	$9,616	$9,309	$32,876

The following is a summary of the provision (benefit) for income taxes included in the accompanying consolidated statement of operations: (in thousands)

	For the year	For the year	For the year
	ended	ended	ended
	December 31, 2007	December 31, 2006	December 31, 2005
Federal:
Current	$142	$4,615	$5,071
Deferred	(2,339)	(4,013)	3,130
	(2,197)	602	8,201
State:
Current	$1,476	$584	$1,060
Deferred	(895)	(507)	884
	581	77	1,944
Foreign:
Current	$4,011	$2,063	$1,563
Deferred	1,607	760	943
	5,618	2,823	2,506

Total	$4,002	$3,502	$12,651

Income tax payments, net of refunds received, were approximately $6.6 million for the year ended December 31, 2007, approximately $4.7 million for the year ended December 31, 2006, and approximately $7.2 million for the year ended December 31, 2005.

The table that follows reconciles the federal statutory income tax rate of continuing operations to the effective tax rate of such earnings of approximately 41.62% for the year ended December 31, 2007, 37.62% for the year ended December 31, 2006, and 38.5% for the year ended December 31, 2005.  (in thousands)

	For the year	For the year	For the year
	ended	ended	ended
	December 31, 2007	December 31, 2006	December 31, 2005
Income tax provision
(benefit) at the federal
statutory rate	$3,365	$3,258	$11,510

Net change from
statutory rate:
Prior period federal adjustment	(563)	-	-
State income tax provision (benefit),
net of federal income tax benefit,
Including the effect of Michigan Law
change and valuation allowances	560	72	1,260
Effect of subsidiaries
taxes at non U.S.
statutory rate	(161)	(146)	(67)
FIN 48	269	-	-
Other, net	532	318	(52)
	$4,002	$3,502	$12,651

The 2007 tax expense included approximately a $0.6 million tax benefit to correct for rates used in prior periods for the proper graduated rate structures.  Management does not consider the impact of these errors to be material to current or prior periods.

The tax effect of temporary differences, which gave rise to significant portions of deferred income tax assets and liabilities as of December 31, 2007 and 2006 are as follows (in thousands):

	December 31, 2007	December 31, 2006
Deferred tax assets:
Accounts receivable	$2,234	$2,636
Accrued rebates	-	2,386
Insurance reserves	3,289	4,709
Warranty reserves	13,775	14,131
Pension accrual	1,999	3,292
Deferred financing	2,900	2,580
Deferred compensation	604	601
Plant closure/relocation	1,677	2,851
Other assets, net	3,460	3,995
Capital loss carry-forwards and net loss operating carry-forwards	1,723	6,662
State net operating loss carry-forwards	2,492	-
Valuation allowance	(858)	(138)
Total deferred tax assets	33,295	43,705
Deferred tax liabilities:
Property and equipment, net	(31,186)	(39,835)
Inventories	(1,421)	(5,790)
Intangible assets, net	(77,384)	(84,242)
Unrealized foreign currency gain	(1,023)	(634)
Other liabilities, net	(635)	(2,288)
Total deferred tax liabilities	(111,649)	(132,789)
Net deferred tax liability	$(78,354)	$(89,084)

During 2007 Ply Gem had approximately $0.4 million of unused capital loss carry-forwards that expired.  The Company had established a valuation allowance for these carry-forwards.  The Company has approximately $4.9 million of federal net operating loss carry-forwards which can be used to offset future taxable income.  These carry-forwards will expire between the years of 2017 and 2022 if not utilized.  The Company has approximately $2.5 million (net of federal benefit) of deferred tax assets related to state NOL carry-forwards which can be used to offset future state taxable income.  The Company has established a valuation allowance of approximately $0.9 million for these state NOL carry-forwards.

In 2005 pursuant to the American Jobs Creation Act of 2004, the Company repatriated approximately $1.0 million (net of approximately $.1 million withholding) from its Canadian subsidiary.

The Company has not provided United States income taxes or foreign withholding taxes on un-remitted foreign earnings in Canada. Not withstanding the provisions within the American Jobs Creation Act of 2004, the company continues to consider these amounts to be permanently invested.  As of December 31, 2007, accumulated foreign earnings in Canada were approximately $25.7 million.

The Company adopted the provisions of Financial Accounting Standards Board, ("FASB"), interpretation No. 48, "Accounting for Uncertain Tax Positions - an interpretation of FASB Statement No. 109" ("FIN 48") in the first quarter of 2007.   At adoption the Company did not adjust the carrying amount of its long-term contingency reserve of approximately $6.7 million, which includes interest of approximately $0.1 million.  Of this amount, approximately $0.1 million, if recognized, would have an impact on the Company’s effective tax rate.  Throughout the year the Company took certain new tax positions and accrued interest and the year to date reserve is now approximately $7.3 million which includes interest of approximately $0.4 million.  Of this amount, approximately $0.4 million, if recognized, would have an impact on the Company’s effective tax rate.

As of January 1, 2007, the Company had approximately $0.1 million of accrued interest recorded related to uncertain tax positions.  The Company has elected to treat interest and penalties on uncertain tax positions as income tax expense in its consolidated statement of operations. No accrual for tax penalties was recorded upon adoption of FIN 48.

The Company currently has no ongoing income tax examinations with the Internal Revenue Service or other tax authorities.  The Company’s federal and state income tax filings for the years 2004, 2005 and 2006 remain subject to examination by taxing authorities.  Additionally, the Company has federal net operating loss carry-forwards from years 1999 through 2003 that could be subject to examination.

Following is a rollforward of tax contingencies from January 1, 2007 through December 31, 2007. (in thousands)

Balance at January 1, 2007	$6,566
Additions based on tax positions related to current year	114
Additions for tax positions of prior years	197
Reductions for tax positions of prior years	-
Settlement or lapse of applicable statutes	-
Balance at December 31, 2007	$6,877

12.   STOCK-BASED COMPENSATION

Stock Option Plan

On February 12, 2004, Ply Gem Investment Holdings, Inc.’s Board of Directors adopted the Ply Gem Investment Holdings, Inc. 2004 Stock Option Plan (the “Plan”) allowing for grants of options to purchase up to 148,050 shares of Ply Gem Investment Holdings, Inc.’s common stock under nonqualified stock options or incentive stock options and on November 30, 2004, increased the grants allowed under the plan up to 184,065 shares.  On February 24, 2006 in connection with the Alenco Acquisition, a new holding company, Ply Gem Prime Holdings, Inc., was formed pursuant to a merger involving Ply Gem Investment Holdings, Inc.  As a result, Ply Gem Prime Holdings, Inc. became the sole shareholder of Ply Gem Investment Holdings, Inc., each outstanding share of capital stock of Ply Gem Investment Holdings, Inc. was converted into a share of a corresponding class of shares of the capital stock of Ply Gem Prime Holdings, Inc. and Ply Gem Prime Holdings, Inc. assumed Ply Gem Investment Holdings, Inc.’s obligations under the Ply Gem Investment Holdings 2004 Stock Option Plan and the Ply Gem Investment Holdings Phantom Stock Plan.  In connection therewith, each outstanding stock option and phantom unit of Ply Gem Investment Holdings, Inc. was converted on a 1:1 basis into a stock option and phantom unit of Ply Gem Prime Holdings, Inc.   Employees, directors and consultants of Ply Gem Prime Holdings, Inc. or any of its majority-owned subsidiaries are eligible for options, as specified in the Plan.  Ply Gem Prime Holdings, Inc.’s Board of Directors may, among other things, select recipients of options grants, determine whether options will be nonqualified or incentive stock options, set the number of shares that may be purchased pursuant to option exercise, and determine other terms and conditions of options. The exercise price of an option must be at least the estimated fair market value of a share of common stock as of the grant date.  Options generally vest over five years from the date of grant, unless specified otherwise in any individual option agreement.  Generally, options will expire on the tenth anniversary of the grant date or in connection with termination of employment.  The Board of Directors has the discretion to accelerate the vesting and exercisability of outstanding options.

Effective January 1, 2006 the Company adopted the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payments.”   The Company elected the modified prospective transition method as permitted by SFAS No. 123(R) and, accordingly, prior periods were not restated to reflect the impact of SFAS No. 123(R).  In accordance with SFAS No. 123(R), the Company considered these options to be liability-classified awards based on the fact that the employee has the ability to put shares back to the company in certain circumstances, thus avoiding exposure to the risk and rewards of ownership for a reasonable period of time.  On September 29, 2006 the Company amended the put right section of its Stockholders’ Agreement to require that Stockholders must have held vested shares for a minimum of six-months from the last day of the quarter during which such shares vested in order to receive the put right price formula for vested shares to ensure that stockholders are exposed to the risks and rewards of true equity ownership.  As a result, the Company modified its accounting treatment, and as of September 30, 2006 began treating these stock options as equity-classified awards.  The impact of this modification was to reclassify approximately $0.1 million from a liability account to Additional Paid in Capital.

The value of the options did not change due to the modification to the Stockholder’s Agreement, and no additional compensation expense was recorded.

As a result of adopting SFAS No. 123(R), a cumulative effect of accounting change for approximately $0.09 million (net of a tax benefit of approximately $0.06 million) was recognized during the first quarter of 2006.  Due to the decrease in the value of the options, a reduction of compensation expense of approximately $0.02 million and $0.08 million was recognized for the three month and nine months ended September 30, 2006.  The implementation of SFAS No. 123(R) did not have any impact on cash flows during 2006.

The fair value of each option was estimated on the date of grant and updated each reporting period until the modification on September 29, 2006, using the Black-Scholes option pricing method.  The assumptions used in the model are outlined in the following table:

	As of September 30, 2006	As of January 1, 2006
Weighted average fair value of options granted	$1.01	$3.47
Weighted average assumptions used:
Expected volatility	30%	30%
Expected term (in years)	5	5
Risk-free interest rate	4.59%	4.35%
Expected dividend yield	0%	0%

Due to the fact that Ply Gem Prime Holding Inc.’s shares are not publicly traded, a third-party valuation specialist was retained to assist in the determination of the fair value of the shares, which was determined to be $10.00 per share and $6.00 per share at December 31, 2005 and September 29, 2006, respectively.  The Company estimated its expected volatility through the review of several market indicators, including peer companies.

Before adopting FASB 123(R), the Company accounted for employee options in accordance with APB 25.  No stock-based employee compensation cost was reflected in the Statement of Operations, as all options granted under the plan had an exercise price at least equal to the fair value of the underlying common stock on the date of grant.  For the year ended December 31, 2005, the Company presented pro forma net income of approximately $20.2 million, as if the Company had applied the fair value recognition provisions of SFAS No. 123.

A summary of changes in stock options outstanding during the year ended December 31, 2007 is presented below:

	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)

Balance at January 1, 2007	146,194	$10.00	7.88
Granted	102,400	$78.27	9.48
Forfeited or expired	-	-	-
Balance at December 31, 2007	248,594	$38.12	7.95

As of December 31, 2007, no options have vested.  At December 31, 2007, the Company had approximately $0.1 million of total unrecognized compensation expense that will be recognized over the weighted average period of 2.95 years.

Other Share-Based compensation

Upon completion of the acquisitions of Ply Gem Industries, Inc. (the “Ply Gem Acquisition”) and MWM Holding, Inc. (the “MW Acquisition”), certain members of management contributed their investments in predecessor companies in exchange for phantom common stock units in Ply Gem Investment Holdings, Inc., which were governed by the Ply Gem Prime Investment Holdings, Inc. Phantom Stock Plan.  As described above, in connection with the Alenco Acquisition, Ply Gem Prime Holdings, Inc. assumed Ply Gem Investment Holdings, Inc.’s obligations under the Phantom Plan, and each outstanding phantom unit of Ply Gem Investment Holdings, Inc. was converted on a 1:1 basis into a phantom unit of Ply Gem Prime Holdings, Inc.  (References to the “Phantom Plan” in this section refer to the predecessor and amended versions of such plan.)

Under the Phantom Plan (until it, and the units outstanding thereunder, were subsequently amended, as described below), each participant’s interest in the plan was recorded in a bookkeeping account, and each account was deemed invested in Ply Gem Prime Holdings, Inc.’s stock.  No stock was initially issued under the Phantom Plan, but, upon liquidation and payment of a participant’s account under the Phantom Plan, the value of the account generally was to be paid to the participant either in shares of Ply Gem Prime Holdings, Inc.’s stock having a fair value equal to the account balance or in cash, at the discretion of Ply Gem Prime Holdings, Inc.

Certain terms of the Phantom Plan were governed by the Ply Gem Prime Holdings, Inc.’s Stockholders’ Agreement (and the predecessor agreement for Ply Gem Investment Holdings, Inc.), which gave the participant put rights in certain circumstances to put the stock back to Ply Gem Prime Holdings, Inc. at a price determined using predefined formulas contained in the Stockholders’ Agreement and the Phantom Plan.  The Stockholders’ Agreement and the Phantom Plan contained two separate put right price formulas that were used to determine the participants’ account balances.  The determination of which put right price formula was applicable to each of the participants’ phantom common stock awards was based upon the participant’s reaching certain vesting requirements described in the Stockholders’ Agreement.  Based on the above, the Company accounted for these awards of phantom common shares under the modified prospective transition method of SFAS No. 123(R) as liability-classified awards.

On September 25, 2006, the Company amended the Phantom Plan, so that each award under the Phantom plan was converted into a cash-denominated account earning interest through a fixed date.  Phantom common shares valued at approximately $1.7 million were paid out, and approximately $1.2 million of common stock was purchased by the holders of the phantom common shares.  Approximately $1.7 million was recognized as compensation expense during the third quarter of 2006 as a result of the pay out of Phantom common shares, and approximately $0.9 million was recognized as compensation expense during the third quarter of 2006 as a result of the pay out of Phantom preferred shares.

A summary of changes in phantom common stock units outstanding during the year ended December 31, 2006 is presented below:

Phantom Common Stock Units
Balance at January 1, 2006	179,915
Repurchased	(13,590)
Converted to cash account	(166,325)
Balance at December 31, 2006	-

Upon completion of each of the Ply Gem Acquisition, MW Acquisition and Alenco Acquisition, certain members of management made a cash contribution to Ply Gem Prime Holdings, Inc. in exchange for shares of Ply Gem Prime Holdings, Inc.’s common stock.  (As described above, investments in connection with the Ply Gem Acquisition and the MW Acquisition were in Ply Gem Investment Holdings, Inc. common stock, which stock was later converted into Ply Gem Prime Holdings, Inc. common stock in connection with the Alenco Acquisition.)  Management’s shares of common stock are governed by the Ply Gem Prime Holdings, Inc. Stockholders’ Agreement which gives the management participants put rights in certain circumstances to put the stock back to Ply Gem Prime Holdings, Inc. at a price that is determined using defined formulas contained within the Stockholders’ Agreement.  The Stockholders’ Agreement contains two separate put right price formulas. The determination of which put right price formula will be applicable to each of the participant’s common stock shares is based upon the participants reaching certain vesting requirements which are described in the Stockholders’ Agreement.  The common shares generally vest at a rate of 20% per year of service, but may vest earlier if certain events occur.  Based on the above, the Company has accounted for these awards of common shares under the modified transition method of SFAS No. 123(R) as liability-classified awards.

On September 29, 2006 the Company amended the put right section of its Stockholders’ Agreement to require that Stockholders must have held vested shares for a minimum of six-months from the last day of the quarter during which such shares vested in order to receive the put right price formula for vested shares to ensure that stockholders are exposed to the risks and rewards of true equity ownership.  As a result, the Company modified its accounting treatment, and as of September 29, 2006, will treat these as equity classified awards.  On September 29, 2006, the repurchase price under the put right formula was less than $0.  As such, no compensation cost will be recognized for these shares.

Common Stock Shares Owned by Management
Balance at January 1, 2007	765,008
Shares issued	11,250
Shares repurchased	(100,500)
Balance at December 31, 2007	675,758

13.   SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS 131) requires companies to report certain information about operating segments in their financial statements and established standards for related disclosures about products and services, geographic areas and major customers.  SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance.  Operating segments meeting certain aggregation criteria may be combined into one reportable segment for disclosure purposes. Comparative information for prior years is presented to conform to our current organizational structure.

The Company has two reportable segments: 1) vinyl siding, fencing, railing, and decking and 2) windows and doors.

The income before income taxes of each segment includes the revenue generated on transactions involving products within that segment less identifiable expenses.  Unallocated income and expenses include items which are not directly attributed to or allocated to either of our reporting segments.  Such items include interest, legal costs, corporate payroll, and unallocated finance and accounting expenses. Unallocated corporate assets include cash and certain receivables.  Interest expense is presented net of investment income.

Following is a summary of the Company’s segment information:

	For the Year	For the Year	For the Year
	ended	ended	ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	(Amounts in thousands)
Net Sales
Siding, Fencing, Railing and Decking	$828,124	$502,610	$390,925
Windows and Doors	535,422	551,858	447,943
	$1,363,546	$1,054,468	$838,868

Operating Earnings
Siding, Fencing, Railing and Decking	$74,560	$44,060	$44,892
Windows and Doors	36,134	50,524	47,699
Unallocated	(7,045)	(9,877)	(3,798)
	$103,649	$84,707	$88,793

Interest expense, net
Siding, Fencing, Railing and Decking	$(110)	$(168)	$296
Windows and Doors	1,673	1,652	1,804
Unallocated	95,229	69,529	54,827
	$96,792	$71,013	$56,927
Depreciation and amortization
Siding, Fencing, Railing and Decking	$33,858	$16,259	$12,552
Windows and Doors	20,168	17,516	13,247
Unallocated	41	41	326
	$54,067	$33,816	$26,125
Income tax expense
Unallocated	$4,002	$3,502	$12,651

Capital expenditures
Siding, Fencing, Railing and Decking	$11,260	$4,032	$4,948
Windows and Doors	8,757	16,286	9,794
Unallocated	-	-	-
	$20,017	$20,318	$14,742

Total assets
Siding, Fencing, Railing and Decking	$826,480	$885,423
Windows and Doors	717,740	664,808
Unallocated	81,387	99,490
	$1,625,607	$1,649,721

Our Canadian subsidiary, which had sales of approximately $88.0 million for the year ended December 31, 2007, represents a majority of our sales to foreign customers.  Other subsidiaries’ sales outside the United States are less than 1% of our total sales.

14.   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly results of operations.

	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	December 31,	September 29,	June 30,	March 31,
	2007	2007	2007	2007
	(Amounts in thousands)

Net sales	$317,902	$369,675	$390,695	$285,274

Gross Profit	57,400	85,650	97,799	47,190

Net income (loss)	(12,412)	11,620	17,270	(10,864)

	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	December 31,	September 30,	July 1,	April 1,
	2006	2006	2006	2006
	(Amounts in thousands)

Net sales	$292,988	$257,058	$288,111	$216,311

Gross Profit	50,240	60,687	68,860	43,263

Net income (loss)	(9,773)	6,532	10,878	(1,916)

Gross profit and net loss for the quarter ended December 31, 2007 includes an adjustment to correct errors in the carrying value of consignment inventory that was previously expensed to cost of goods sold in prior periods.  The impact of this adjustment is to increase pretax income and gross margin by approximately $1.0 million and to decrease the net loss for the quarter by approximately $0.6 million.  The impact of this adjustment is not material to previously reported periods.

15.   GUARANTOR/NON-GUARANTOR

The Senior Secured Notes and Senior Subordinated Notes were both issued by our direct subsidiary, Ply Gem Industries, and are fully and unconditionally guaranteed on a joint and several basis by the Company and certain of Ply Gem Industries’ 100% owned subsidiaries. Accordingly, the following guarantor and non-guarantor information is presented as of December 31, 2007 and December 31, 2006, for the years ended December 31, 2007, 2006, and 2005. The non-guarantor information presented represents our Canadian subsidiary.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the year ended December 31, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$1,275,571	$87,975	$-	$1,363,546
Costs and Expenses:
Cost of products sold	-	-	1,016,986	58,521	-	1,075,507
Selling, general and
administrative expense	-	7,045	140,990	14,574	-	162,609
Intercompany administrative
charges	-	(12,762)	12,762	-	-	-
Intangible asset impairment	-	-	4,150	-	-	4,150
Amortization of intangible assets	-	-	17,631	-	-	17,631
Total Costs and Expenses	-	(5,717)	1,192,519	73,095	-	1,259,897
Operating earnings	-	5,717	83,052	14,880	-	103,649
Foreign currency gain	-	-	-	3,961	-	3,961
Intercompany interest	-	91,418	(91,039)	(379)	-	-
Interest expense	-	(96,356)	(1)	(2,139)	-	(98,496)
Investment income	-	1,127	388	189	-	1,704
Other expense	-	(1,202)	-	-	-	(1,202)
Income (loss) before equity in
subsidiaries' income	-	704	(7,600)	16,512	-	9,616
Equity in subsidiaries' income	5,614	5,203	-	-	(10,817)	-
Income before provision (benefit)
for income taxes	5,614	5,907	(7,600)	16,512	(10,817)	9,616
Provision (benefit) for income taxes	-	293	(1,743)	5,452	-	4,002
Net income (loss)	$5,614	$5,614	$(5,857)	$11,060	$(10,817)	$5,614

Other Comprehensive Income:
Foreign currency translation adjustments	-	-	-	5,658	-	5,658
Minimum pension liability for actuarial gain	-	73	888	-	-	961
Total Comprehensive Income	$5,614	$5,687	$(4,969)	$16,718	$(10,817)	$12,233

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the year ended December 31, 2006

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$985,335	$69,133	$-	$1,054,468
Costs and Expenses:
Cost of products sold	-	-	784,140	47,278	-	831,418
Selling, general and
administrative expense	-	9,877	103,829	11,913	-	125,619
Intercompany administrative
charges	-	(9,118)	9,118	-	-	-
Intangible asset impairment	-	-	782	-	-	782
Amortization of intangible assets	-	-	11,942	-	-	11,942
Total Costs and Expenses	-	759	909,811	59,191	-	969,761
Operating earnings	-	(759)	75,524	9,942	-	84,707
Foreign currency gain	-	-	-	77	-	77
Intercompany interest	-	66,987	(66,222)	(765)	-	-
Interest expense	-	(70,316)	-	(1,902)	-	(72,218)
Investment income	-	787	261	157	-	1,205
Other expense	-	(4,462)	-	-	-	(4,462)
Income (loss) before equity in
subsidiaries' income	-	(7,763)	9,563	7,509	-	9,309
Equity in subsidiaries' income	5,721	10,643	-	-	(16,364)	-
Income before income taxes and
cumulative effect of accounting change	5,721	2,880	9,563	7,509	(16,364)	9,309
Provision (benefit) for income taxes	-	(2,927)	3,951	2,478	-	3,502
Income before cumulative
effect of accounting change	5,721	5,807	5,612	5,031	(16,364)	5,807
Cumulative effect of accounting change	-	(86)	-	-	-	(86)
Net income	$5,721	$5,721	$5,612	$5,031	$(16,364)	$5,721
Other Comprehensive Income:
Foreign currency translation adjustments	-	-	-	(347)	-	(347)
Minimum pension liability	-	362	135	-	-	497
Total Comprehensive Income	$ 5,721	$ 6,083	$ 5,747	$ 4,684	$ (16,364)	$ 5,871

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the year ended December 31, 2005

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$778,927	$59,941	$-	$838,868
Costs and Expenses:
Cost of products sold	-	-	606,886	40,690	-	647,576
Selling, general and
administrative expense	-	6,298	76,297	10,143	-	92,738
Intercompany administrative
charges	-	(7,795)	7,795	-	-	-
Amortization of intangible assets	-	-	9,761	-	-	9,761
Total Costs and Expenses	-	(1,497)	700,739	50,833	-	750,075
Operating earnings	-	1,497	78,188	9,108	-	88,793
Foreign currency gain	-	-	-	1,010	-	1,010
Intercompany interest	-	49,815	(48,790)	(1,025)	-	-
Interest expense	-	(55,199)	(999)	(1,459)	-	(57,657)
Investment income	-	372	299	59	-	730
Income (loss) before equity in
subsidiaries' income	-	(3,515)	28,698	7,693	-	32,876
Equity in subsidiaries' income	20,225	22,334	-	-	(42,559)	-

Income before provision (benefit)
for income taxes	20,225	18,819	28,698	7,693	(42,559)	32,876
Provision (benefit)for income taxes	-	(1,406)	11,551	2,506	-	12,651
Net income	$20,225	$20,225	$17,147	$5,187	$(42,559)	$20,225

Other Comprehensive Income:
Foreign currency translation adjustments	-	-	-	1,044	-	1,044
Minimum pension liability	-	(359)	(837)	-	-	(1,196)
Total Comprehensive Income	$20,225	$19,866	$16,310	$6,231	$(42,559)	$20,073

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$-	$40,647	$18,376	$6,184	$-	$65,207
Accounts receivable, net	-	-	100,221	11,432	-	111,653
Inventories:
Raw materials	-	-	55,506	4,497	-	60,003
Work in process	-	-	21,987	1,084	-	23,071
Finished goods	-	-	42,296	2,912	-	45,208
Total inventory	-	-	119,789	8,493	-	128,282
Prepaid expenses and other
current assets	-	3,451	12,622	389	-	16,462
Deferred income taxes	-	-	12,797	-	-	12,797
Total current assets	-	44,098	263,805	26,498	-	334,401
Investments in subsidiaries	239,544	115,861	-	-	(355,405)	-
Property and Equipment, at cost:
Land	-	-	3,840	177	-	4,017
Buildings and improvements	-	106	36,865	956	-	37,927
Machinery and equipment	-	49	234,750	6,122	-	240,921
	-	155	275,455	7,255	-	282,865
Less accumulated depreciation	-	(126)	(81,417)	(2,326)	-	(83,869)
Total property and equipment, net	-	29	194,038	4,929	-	198,996
Other Assets:
Goodwill	-	-	789,575	46,245	-	835,820
Intangible assets, net	-	-	213,257	-	-	213,257
Intercompany note receivable	-	1,088,999	-	-	(1,088,999)	-
Other	-	37,932	5,201	-	-	43,133
Total other assets	-	1,126,931	1,008,033	46,245	(1,088,999)	1,092,210
	$239,544	$1,286,919	$1,465,876	$77,672	$(1,444,404)	$1,625,607

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current maturities of long-term debt	$-	$6,623	$-	$250	$-	$6,873
Accounts payable	-	547	90,317	5,392	-	96,256
Accrued expenses and taxes	-	17,787	68,787	6,842	-	93,416
Total current liabilities	-	24,957	159,104	12,484	-	196,545
Deferred income taxes	-	-	86,866	4,285	-	91,151
Intercompany note payable	-	-	1,088,999	-	(1,088,999)	-
Other long term liabilities	-	11,508	54,473	1,163	-	67,144
Long-term debt, less current
maturities	-	1,010,910	-	20,313	-	1,031,223

Commitments and contingencies

Stockholder's Equity:
Preferred stock	-	-	-	-	-	-
Common stock	-	-	-	-	-	-
Additional paid-in-capital	180,667	180,667	26,812	5,572	(213,051)	180,667
Retained earnings	49,242	49,242	49,622	24,942	(123,806)	49,242
Accumulated other
comprehensive income (loss)	9,635	9,635	-	8,913	(18,548)	9,635
	$239,544	$1,286,919	$1,465,876	$77,672	$(1,444,404)	$1,625,607

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2006

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$-	$36,532	$13,419	$3,323	$-	$53,274
Accounts receivable, net	-	-	122,051	8,744	-	130,795
Inventories:
Raw materials	-	-	46,465	4,471	-	50,936
Work in process	-	-	24,400	939	-	25,339
Finished goods	-	-	49,832	2,049	-	51,881
Total inventory	-	-	120,697	7,459	-	128,156
Prepaid expenses and other
current assets	-	11,157	9,291	425	-	20,873
Deferred income taxes	-	-	18,770	-	-	18,770
Total current assets	-	47,689	284,228	19,951	-	351,868
Investments in subsidiaries	227,716	139,930	-	-	(367,646)	-
Property and Equipment, at cost:
Land	-	-	3,840	150	-	3,990
Buildings and improvements	-	106	34,062	721	-	34,889
Machinery and equipment	-	49	211,115	4,391	-	215,555
	-	155	249,017	5,262	-	254,434
Less accumulated depreciation	-	(85)	(46,153)	(1,359)	-	(47,597)
Total property and equipment, net	-	70	202,864	3,903	-	206,837
Other Assets:
Goodwill	-	-	770,940	40,345	-	811,285
Intangible assets, net	-	-	232,833	-	-	232,833
Intercompany note receivable	-	1,058,346	-	-	(1,058,346)	-
Other	-	40,358	6,540	-	-	46,898
Total other assets	-	1,098,704	1,010,313	40,345	(1,058,346)	1,091,016
	$227,716	$1,286,393	$1,497,405	$64,199	$(1,425,992)	$1,649,721

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current maturities of long-term debt	$-	$5,620	$-	$250	$-	$5,870
Accounts payable	-	484	90,356	4,728	-	95,568
Accrued expenses and taxes	-	19,545	90,319	3,663	-	113,527
Total current liabilities	-	25,649	180,675	8,641	-	214,965
Deferred income taxes	-	-	105,729	2,125	-	107,854
Intercompany note payable	-	-	1,054,000	4,346	(1,058,346)	-
Other long term liabilities	-	14,697	40,661	934	-	56,292
Long-term debt, less current
maturities	-	1,018,331	-	24,563	-	1,042,894
Stockholder's Equity:
Preferred stock	-	-	-	-	-	-
Common stock	-	-	-	-	-	-
Additional paid-in-capital	181,792	181,792	66,718	6,440	(254,950)	181,792
Retained earnings	43, 628	43,628	49,622	13,895	(107,145)	43,628
Accumulated other
comprehensive income (loss)	2,296	2,296	-	3,255	(5,551)	2,296
	$227,716	$1,286,393	$1,497,405	$64,199	$(1,425,992)	$1,649,721

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)
Cash flows from operating
activities:
Net income (loss)	$5,614	$5,614	$(5,857)	$11,060	$(10,817)	$5,614
Adjustments to reconcile net
income (loss) to cash provided by
(used in) operating activities:
Depreciation and amortization
expense	-	41	53,312	714	-	54,067
Fair value premium on purchased inventory	-	-	1,289	-	-	1,289
Non-cash interest expense, net	-	6,941	-	-	-	6,941
Gain on foreign currency transactions	-	-	-	(3,961)	-	(3,961)
Loss on sale of assets	-	-	356	-	-	356
Intangible asset impairment	-	-	4,150	-	-	4,150
Deferred income taxes	-	-	(2,488)	1,568	-	(920)
Equity in subsidiaries' net income	(5,614)	(5,203)	-	-	10,817	-
Changes in operating Assets and
liabilities:
Accounts receivable, net	-	-	33,665	(1,011)	-	32,654
Inventories	-	-	6,283	240	-	6,523
Prepaid expenses and other
current assets	-	4,554	2,445	128	-	7,127
Accounts payable	-	60	(8,283)	(150)	-	(8,373)
Accrued expenses and taxes	-	(1,844)	(23,974)	2,282	-	(23,536)
Other	-	45	(199)	768	-	614
Net cash provided by
operating activities	-	10,208	60,699	11,638	-	82,545
Cash flows from investing
activities:
Capital expenditures	-	-	(18,973)	(1,044)	-	(20,017)
Proceeds from sale of assets	-	-	63	-	-	63
Acquisitions, net of cash acquired	-	(36,453)	-	-	-	(36,453)
Net cash used in investing
activities	-	(36,453)	(18,910)	(1,044)	-	(56,407)
Cash flows from financing
activities:
Proceeds from long-term debt	-	-	-	-	-	-
Proceeds from revolver borrowings	-	50,000	-	-	-	50,000
Proceeds from intercompany						-
investment	-	41,178	(36,832)	(4,346)	-	-
Payments on long-term debt	-	(6,373)	-	(4,250)	-	(10,623)
Payments on revolver borrowings	-	(50,000)	-	-	-	(50,000)
Debt issuance costs	-	(2,100)	-	-	-	(2,100)
Equity contribution	-	900	-	-	-	900
Equity repurchase	-	(3,245)	-	-	-	(3,245)
Net cash provided by (used in)
financing activities	-	30,360	(36,832)	(8,596)	-	(15,068)
Impact of exchange rate movement
on cash	-	-	-	863	-	863
Net increase in cash
and cash equivalents	-	4,115	4,957	2,861	-	11,933
Cash and cash equivalents at the
beginning of the period	-	36,532	13,419	3,323	-	53,274
Cash and cash equivalents at the end
of the period	$-	$40,647	$18,376	$6,184	$-	$65,207

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2006

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)
Cash flows from operating
activities:
Net income	$5,721	$5,721	$5,612	$5,031	$(16,364)	$5,721
Adjustments to reconcile net
income (loss) to cash provided by
(used in) operating activities:
Depreciation and amortization
expense	-	41	33,190	585	-	33,816
Fair value premium on purchased inventory	-	-	3,266	-	-	3,266
Non-cash interest expense, net	-	5,571	-	-	-	5,571
Gain on foreign currency transactions	-	-	-	(77)	-	(77)
Intangible asset impairment	-	-	782	-	-	782
Loss on sale of building	-	-	840	-	-	840
Other non-cash items	-	1,094	678	-	-	1,772
Deferred income taxes	-	-	(2,281)	904	-	(1,377)
Equity in subsidiaries' net income	(5,721)	(10,643)	-	-	16,364	-
Changes in operating Assets and
liabilities:
Accounts receivable, net	-	-	27,414	(2,150)	-	25,264
Inventories	-	-	11,197	(1,232)	-	9,965
Prepaid expenses and other
current assets	-	221	(1,194)	(8)	-	(981)
Accounts payable	-	-	(34,988)	1,390	-	(33,598)
Accrued expenses and taxes	-	55	5,204	1,573	-	6,511
Other	-	1,221	(664)	(154)	-	403
Net cash provided by
operating activities	-	3,281	48,735	5,862	-	57,878
Cash flows used in investing
activities:
Capital expenditures	-	-	(18,942)	(1,376)	-	(20,318)
Proceeds from sale of building	-	-	4,536	-	-	4,536
Acquisitions, net of cash acquired	-	(416,386)	-	-	-	(416,386)
Net cash provided by (used in)
investing activities	-	(416,386)	(14,406)	(1,376)	-	(432,168)
Cash flows provided by (used in)
financing activities:
Proceeds from long-term debt	-	414,320	-	488	-	414,808
Proceeds from revolver borrowings	-	15,000	-	-	-	15,000
Proceeds from intercompany						-
investment	-	35,040	(30,040)	(5,000)	-	-
Payments on long-term debt	-	(3,279)	-	(188)	-	(3,467)
Payments on revolver borrowings	-	(15,000)	-	-	-	(15,000)
Debt issuance costs	-	(9,534)	-	-	-	(9,534)
Equity contribution	-	3,589	-	-	-	3,589
Net cash provided by (used in)
financing activities	-	440,136	(30,040)	(4,700)	-	405,396
Impact of exchange rate movement
on cash	-	-	-	(5)	-	(5)
Net increase (decrease) in cash
and cash equivalents	-	27,031	4,289	(219)	-	31,101
Cash and cash equivalents at the
beginning of the period	-	9,501	9,130	3,542	-	22,173
Cash and cash equivalents at the end
of the period	$-	$36,532	$13,419	$3,323	$-	$53,274

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2005

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Eliminations	Consolidated
	(Amounts in thousands)
Cash flows from operating
activities:
Net income	$20,225	$20,225	$17,147	$5,187	$(42,559)	$20,225
Adjustments to reconcile net
income (loss) to cash provided by
(used in) operating activities:
Depreciation and amortization
expense	-	29	25,616	480	-	26,125
Non-cash interest expense, net	-	5,079	-	-	-	5,079
Gain on foreign currency transactions	-	-	-	(1,010)	-	(1,010)
Deferred income taxes	-	-	1,489	296	-	1,785
Equity in subsidiaries' net income	(20,225)	(22,334)	-	-	42,559	-
Changes in operating Assets and
liabilities:
Accounts receivable, net	-	-	(3,859)	(1,039)	-	(4,898)
Inventories	-	-	7,531	(672)	-	6,859
Prepaid expenses and other
current assets	-	(5,425)	5,517	303	-	395
Accounts payable	-	(101)	6,184	1,512	-	7,595
Accrued expenses and taxes	-	3,800	647	(1,732)	-	2,715
Other	-	(329)	(859)	228	-	(960)
Net cash provided by (used in)
operating activities	-	944	59,413	3,553	-	63,910
Cash flows used in investing
activities:
Capital expenditures	-	-	(13,752)	(990)	-	(14,742)
Acquisitions, net of cash acquired	-	(409)	-	789	-	380
Net cash provided by (used in)
investing activities	-	(409)	(13,752)	(201)	-	(14,362)
Cash flows provided by (used in)
financing activities:
Proceeds from long-term debt	-	-	-	-	-	-
Proceeds from revolver borrowings	-	35,500	-	-	-	35,500
Proceeds from intercompany
investment	-	34,114	(33,014)	(1,100)	-	-
Payments on long-term debt	-	(27,105)	(7,000)	(263)	-	(34,368)
Payments on revolver borrowings	-	(35,500)	-	-	-	(35,500)
Equity contribution	-	34	-	-	-	34
Net cash provided by (used in)
financing activities	-	7,043	(40,014)	(1,363)	-	(34,334)
Impact of exchange rate movement
on cash	-	-	-	165	-	165
Net increase (decrease) in cash
and cash equivalents	-	7,578	5,647	2,154	-	15,379
Cash and cash equivalents at the
beginning of the period	-	1,923	3,483	1,388	-	6,794
Cash and cash equivalents at the end
of the period	$-	$9,501	$9,130	$3,542	$-	$22,173

PLY GEM HOLDINGS, INC.

For the Three month and Six month Periods Ended June 28, 2008
(Unaudited)

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	June 28,	June 30,
	2008	2007
	(Amounts in thousands)

Net sales	$341,280	$390,695
Costs and expenses:
Cost of products sold	271,093	292,896
Selling, general and administrative expense	44,402	41,897
Amortization of intangible assets	4,912	4,302
Total costs and expenses	320,407	339,095
Operating earnings	20,873	51,600
Foreign currency gain	56	1,992
Interest expense	(51,065)	(25,823)
Interest income	107	245
Income (loss) before provision (benefit) for income taxes	(30,029)	28,014
Provision (benefit) for income taxes	(10,536)	10,744
Net income (loss)	$(19,493)	$17,270

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the six months ended
	June 28,	June 30,
	2008	2007
	(Amounts in thousands)

Net sales	$597,653	$675,969
Costs and expenses:
Cost of products sold	495,359	530,980
Selling, general and administrative expense	85,879	79,294
Amortization of intangible assets	9,826	8,936
Total costs and expenses	591,064	619,210
Operating earnings	6,589	56,759
Foreign currency gain (loss)	(495)	2,208
Interest expense	(74,139)	(51,089)
Interest income	310	822
Income (loss) before provision (benefit) for income taxes	(67,735)	8,700
Provision (benefit) for income taxes	(26,400)	2,294
Net income (loss)	$(41,335)	$6,406

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 28,	December 31,
	2008	2007
	(Amounts in thousands, except
	share amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$61,480	$65,207
Accounts receivable, less allowances of $7,152 and $7,320, respectively	176,362	111,653
Inventories:
Raw materials	54,300	60,003
Work in process	32,969	23,071
Finished goods	37,355	45,208
Total inventory	124,624	128,282
Prepaid expenses and other current assets	21,016	16,462
Deferred income taxes	12,773	12,797
Total current assets	396,255	334,401
Property and Equipment, at cost:
Land	3,738	4,017
Buildings and improvements	33,953	37,927
Machinery and equipment	244,064	240,921
Total property and equipment	281,755	282,865
Less accumulated depreciation	(100,724)	(83,869)
Total property and equipment, net	181,031	198,996
Other Assets:
Intangible assets, less accumulated amortization of $54,661 and $45,081,
respectively	203,431	213,257
Goodwill	835,967	835,820
Other	46,949	43,133
Total other assets	1,086,347	1,092,210
	$1,663,633	$1,625,607

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current maturities of long-term debt	$-	$6,873
Accounts payable	127,286	96,256
Accrued expenses and taxes	87,601	93,416
Total current liabilities	214,887	196,545
Deferred income taxes	62,973	91,151
Other long term liabilities	65,197	67,144
Long-term debt, less current maturities	1,093,729	1,031,223

Commitments and contingencies

Stockholder's Equity:
Preferred stock $0.01 par, 100 shares authorized, none issued and outstanding	-	-
Common stock $0.01 par, 100 shares authorized, issued and outstanding	-	-
Additional paid-in-capital	209,884	180,667
Retained earnings	7,907	49,242
Accumulated other comprehensive income	9,056	9,635
Total stockholder's equity	226,847	239,544
	$1,663,633	$1,625,607

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended
	June 28,	June 30,
	2008	2007
	(Amounts in thousands)

Net cash used in operating activities	$(65,108)	$(13,428)

Cash flows from investing activities:
Capital expenditures	(7,039)	(7,201)
Proceeds from sale of assets	8,803	15
Other	(127)	(223)
Net cash provided by (used in) investing activities	1,637	(7,409)
Cash flows from financing activities:
Proceeds from long-term debt	693,504	-
Proceeds from revolver borrowings	80,000	30,000
Payments on long-term debt	(677,910)	(3,187)
Payments on revolver borrowings	(40,000)	(10,000)
Debt issuance costs	(24,843)	(2,100)
Equity contributions	30,000	-
Equity repurchases	(793)	(3,175)
Net cash provided by financing activities	59,958	11,538
Impact of exchange rate movements on cash	(214)	290
Net decrease in cash and cash equivalents	(3,727)	(9,009)
Cash and cash equivalents at the beginning of the period	65,207	53,274
Cash and cash equivalents at the end of the period	$61,480	$44,265

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
AND COMPREHENSIVE LOSS
(UNAUDITED)

			Accumulated
	Additional		Other	Total
	Paid in	Retained	Comprehensive	Stockholders
	Capital	Earnings	Income (Loss)	Equity
	(Amounts in thousands)
Balance, December 31, 2007	$180,667	$49,242	$9,635	$239,544

Comprehensive income:
Net (loss)	-	(41,335)	-	(41,335)
Change in currency translation	-	-	(579)	(579)
Comprehensive (loss)				(41,914)
Contributions, net	29,217	-	-	29,217

Balance, June 28, 2008	$209,884	$7,907	$9,056	$226,847

See accompanying notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. (referred to herein as “Ply Gem Holdings”, “Ply Gem”, the “Company”, “we”, or “us”) have been prepared in accordance with U.S. generally accepted accounting principles as described in the audited consolidated financial statements and related notes included elsewhere in this prospectus.  These statements do not include all of the information and footnotes required by U.S. generally accepted accounting principles and should be read in conjunction with our audited consolidated financial statements and related notes.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period from January 1, 2008 through June 28, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements of Ply Gem Holdings, Inc. at that date, but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore, the financial results of certain fiscal quarters will not be comparable to the prior and subsequent fiscal quarters.

The accompanying financial statements include the consolidated results of operations and cash flows for the Company for the three month and six month periods ended June 28, 2008 and June 30, 2007, and the consolidated financial position for the Company as of June 28, 2008 and December 31, 2007.

Ply Gem is a diversified manufacturer of residential and commercial building products, which are sold primarily in the United States and Canada, and include a wide variety of products for the residential and commercial construction, the do-it-yourself and the professional remodeling and renovation markets.

The demand for our products is seasonal, particularly in the Northeast and Midwest regions of the United States and Western Canada where inclement weather during the winter months usually reduces the level of building and remodeling activity in both the home repair and remodeling and new home construction sectors.  Our sales are usually lower during the first and fourth quarters.

Since our building products are intended for exterior use, our sales and operating earnings tend to be lower during periods of inclement weather.  Weather conditions in the first quarter of each calendar year historically result in that quarter producing significantly less sales revenue than in any other period of the year.  As a result, we have historically had lower profits or losses in the first quarter, and reduced profits in the fourth quarter of each calendar year due to the weather.  Our results of operations for individual quarters in the future may be impacted by adverse weather conditions. Since a portion of our manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income and net earnings tend to be lower in quarters with lower sales levels.  In addition, the demand for cash to fund our working capital is greater from late in the fourth quarter through the first quarter.
Our performance is dependent to a significant extent upon the levels of home repair and remodeling and new home construction spending, all of which are affected by such factors as interest rates, inflation, consumer confidence, unemployment, and availability of consumer credit.

Principles of Consolidation

The consolidated financial statements include the accounts of Ply Gem Holdings, Inc. and its subsidiaries, all of which are wholly owned.  All intercompany accounts and transactions have been eliminated.

Reclassifications

Certain amounts in the prior fiscal year have been reclassified to conform to the presentation adopted in the current fiscal year, with no effect on net income (loss) or retained earnings.

Accounting Policies and Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States involves estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expense during the reporting periods.  Certain of the Company’s accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates.  By their nature, these judgments are subject to an inherent degree of uncertainty.  The Company periodically evaluates the judgments and estimates used in their critical accounting policies to ensure that such judgments and estimates are reasonable for their interim and year-end reporting requirements.  These judgments are based on the Company’s historical experience, current trends and information available from other sources, as appropriate.  If different conditions result from those assumptions used in the Company’s judgments, the results could be materially different from the Company’s estimates.

Inventories

Inventories in the accompanying consolidated balance sheets are valued at the lower of cost or market. At June 28, 2008 and December 31, 2007, approximately $11.5 million and $10.9 million of total inventories, respectively, were valued on the last-in, first-out method (“LIFO”).  Under the first-in, first-out method (“FIFO”) of accounting, such inventories would have been approximately $3.7 million higher at both June 28, 2008 and December 31, 2007.  All other inventories were valued under the FIFO method.  The Company records provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value.  The process for evaluating obsolete and excess inventory often requires the Company to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be sold in the normal course of business.  Accelerating the disposal process or incorrect estimates of future sales potential may cause actual results to differ from the estimates at the time such inventory is disposed or sold.

Income Taxes

We account for deferred income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes,” or “SFAS No. 109,” which requires that the deferred tax consequences of temporary differences between the amounts recorded in our financial statements and the amount included in our federal and state income tax returns be recognized in the balance sheet.  Estimates are required with respect to, among other things, the appropriate state income tax rates to use in the various states that we and our subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for both federal and state income tax purposes and valuation allowances required, if any, for tax assets that may not be realized in the future.  We establish reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged, and the positions may not be fully sustained.  U.S. federal income tax returns are prepared and filed by Ply Gem Investment Holdings, Inc. on behalf of itself, Ply Gem Holdings, Inc., Ply Gem Industries, Inc. (“Ply Gem Industries”) and its subsidiaries.  The existing tax sharing agreement between Ply Gem Holdings and Ply Gem Investment Holdings, Inc., under which tax liabilities for each respective party are computed on a stand-alone basis, was amended during 2006 to include Ply Gem Prime Holdings, Inc.  U.S. subsidiaries file unitary, combined and separate state income tax returns.  CWD Windows and Doors, Inc. (“CWD”) files separate Canadian income tax returns.  For the six months ended June 28, 2008, the Company’s tax benefit includes approximately $0.7 million tax benefit to correct for recent legislative changes in Canada that impact the future settlement of deferred taxes.

Related Party Transactions

The Company has entered into two advisory agreements with an affiliate of CI Capital Partners LLC, formerly known as Caxton-Iseman Capital, LLC (the “Caxton-Iseman Party”), which we refer to as the “Debt Financing Advisory Agreement” and the “General Advisory Agreement”.  Under the General Advisory Agreement, the Company expensed management fees to the Caxton-Iseman Party of approximately $0.7 million and $1.3 million for the three month periods ended June 28, 2008 and June 30, 2007, respectively, and approximately $0.8 million and $1.7 million for the six month periods ended June 28, 2008 and June 30, 2007, respectively.

Foreign Currency

The Company’s Canadian subsidiary utilizes the Canadian dollar as its functional currency.  For reporting purposes, the Company translates the assets and liabilities of its foreign entity at the exchange rates in effect at the end of the reporting periods.  Net sales and expenses are translated using average exchange rates in effect during the periods.  Gains and losses from foreign currency translation are credited or charged to accumulated other comprehensive income in the accompanying consolidated balance sheets.  A gain or loss resulting from fluctuations in the exchange rate may be recognized due to debt, denominated in US dollars, recorded by the Company’s Canadian subsidiary.

For the three month periods ended June 28, 2008 and June 30, 2007, the Company recorded a gain from foreign currency transactions of approximately $0.1 million and $2.0 million, respectively.  For the six month periods ending June 28, 2008 and June 30, 2007, the Company recorded a loss from foreign currency transactions of approximately $0.5 million and a gain from foreign currency transactions of approximately $2.2 million, respectively.  As of June 28, 2008, and December 31, 2007 accumulated other comprehensive income included a currency translation adjustment of approximately $8.3 million and $8.9 million, respectively.

Concentration of Credit Risk

The accounts receivable balance related to one customer of our siding, fencing and railing segment was approximately $14.4 million and $6.4 million at June 28, 2008 and December 31, 2007, respectively.  This customer accounted for approximately 10.2% of net sales for the six month period ended June 28, 2008 and approximately 10.2% of net sales for the year ended December 31, 2007.

Fair Value Measurement

In the first quarter of 2008, the Company adopted SFAS 157 “Fair Value Measurements” for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This standard does not apply measurements related to share-based payments, nor does it apply to measurements related to inventory.

SFAS 157 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Observable inputs that reflect the reporting entity’s own assumptions.

As of June 28, 2008, the Company did not have any financial assets or liabilities that are affected by the adoption of this standard.

In accordance with Financial Accounting Standards Board Staff Position No. 157-2, “Effective Date of FASB Statement No. 157”, the Company will delay application of SFAS 157 for non-financial assets and non-financial liabilities, until January 1, 2009.  Certain non-financial assets and non-financial liabilities measured at fair value on a recurring basis include reporting units measured at fair value in the first step of a goodwill impairment test.  Certain non-financial assets and non-financial liabilities measured at fair value on a non-recurring basis include non-financial assets and non-financial liabilities measured at fair value in the second step of a goodwill impairment test, as well as intangible assets and other non-financial long-lived assets measured at fair value for impairment assessment.  As permitted under the deferral for non-financial assets and liabilities, SFAS 157 will be applicable to these fair value measurements beginning January 1, 2009.

Fair Value of Financial Instruments

The carrying value of the Company’s 9% senior subordinated notes due 2012 (the “Senior Subordinated Notes”) was approximately $360.2 million and $360.2 million at June 28, 2008 and December 31, 2007, respectively.  The fair value of the Company’s Senior Subordinated Notes at June 28, 2008 and December 31, 2007 was estimated to be approximately $208.8 million and $279.0 million, respectively, based on available market information.

The carrying value of the Company’s 11.75% senior secured notes due 2013 was approximately $693.6 million at June 28, 2008 and the fair value of the notes at June 28, 2008 was estimated to be approximately $630.0 million, based on available market information.

The carrying value of the Company’s other financial instruments approximates their fair value.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This standard requires employers to recognize the underfunded or overfunded status of each pension and postretirement benefit plan as an asset or liability in its balance sheet and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity.  SFAS No. 158 does not change the amount of actuarially determined expense that is recorded in the consolidated statement of income. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 were effective for our December 31, 2007 financial statements.  Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of its year-end balance sheet.  For our financial statements as of December 31, 2008, we will change our September 30 measurement date for our plans’ assets and obligations to comply with this requirement. The Company is currently evaluating the impact of the measurement date change.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”.  SFAS No. 159 permits entities to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning January 1, 2008, however the Company did not elect the option to report any of the selected financial assets and liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”.  This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date be measured at their fair values as of that date.  An acquirer is required to recognize assets or liabilities arising from all other contingencies (contractual contingencies) as of the acquisition date, measured at their acquisition-date fair values, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements”. Any acquisition related costs are to be expensed. The impact to the Company from the adoption of SFAS 141(R) in 2009 will depend on acquisitions at the time. The provisions of SFAS No. 141(R) are effective for the Company’s fiscal year beginning January 1, 2009, and are to be applied prospectively.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This standard establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The provisions of SFAS No. 160 are effective for the Company’s fiscal year beginning January 1, 2009, and are to be applied prospectively. The Company is currently evaluating the impact that the implementation of SFAS No. 160 will have on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  This standard reorganizes the GAAP hierarchy in order to improve financial reporting by providing a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  SFAS 162 shall be effective 60 days after the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to Interim Auditing Standard, AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. Management is currently evaluating the impact, if any, this new standard may have on our balance sheet, results of operations, or cash flows.

2.  PURCHASE ACCOUNTING

Pacific Windows Acquisition

On September 30, 2007, Ply Gem completed its acquisition of CertainTeed Corporation’s vinyl window and patio door business through a stock acquisition.  On the acquisition date, the Company changed the name of the acquired business to Ply Gem Pacific Windows Corporation (“Pacific Windows”). The Company accounted for the transaction as a purchase in accordance with the provisions of SFAS No. 141, which results in a new valuation for the assets and liabilities of Pacific Windows based upon fair values as of the purchase date.  The acquired vinyl window business is a leading manufacturer of premium vinyl windows and patio doors and produces windows for the residential new construction and remodeling markets. The acquisition provides the Company with a physical window manufacturing presence on the west coast.

        The purchase price was allocated to the assets and liabilities based on their fair values.  The following is the allocation of the purchase price.

(in thousands)
Other current assets, net of cash	$10,828
Inventories	11,038
Property, plant and equipment	19,269
Trademarks	1,200
Customer relationships	1,800
Goodwill	17,134
Other assets	1,398
Current liabilities	(12,571)
Other liabilities	(13,514)
Purchase price, net of cash acquired	$36,582

Goodwill increased by approximately $0.1 million from December 31, 2007 to June 28, 2008.  An increase of approximately $1.0 million was due to a change in the allocation of the Pacific Windows purchase price related to accrued warranties and a decrease of approximately $0.9 million was due to currency translation changes.

3.  INTANGIBLE ASSETS

The table that follows presents the components of intangible assets as of June 28, 2008 and December 31, 2007:

	Average
	Amortization
	Period		Accumulated	Net Carrying
	(in Years)	Cost	Amortization	Value
		(Amounts in thousands)
As of June 28, 2008
Patents	14	$12,770	$(4,066)	$8,704
Trademarks/Tradenames	15	85,644	(12,629)	73,015
Customer relationships	13	158,158	(37,651)	120,507
Other		1,520	(315)	1,205
Total intangible assets		$258,092	$(54,661)	$203,431

As of December 31, 2007
Patents	14	$12,770	$(3,591)	$9,179
Trademarks/Tradenames	15	85,644	(9,679)	75,965
Customer relationships	13	158,158	(31,452)	126,706
Other		1,520	(113)	1,407
Total intangible assets		$258,092	$(44,835)	$213,257

Amortization expense for the six months ended June 28, 2008 and June 30, 2007 was approximately $9.8 million and $8.9 million, respectively.  Amortization expense for the remainder of 2008 and for fiscal years 2009, 2010, 2011, and 2012 is estimated to be approximately $9.8 million, $19.6 million, $19.5 million, $19.1 million, and $19.1 million, respectively.

4.  COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is comprised of the following:

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
	(Amounts in thousands)

Net income (loss)	$(19,493)	$17,270	$(41,335)	$6,406
Foreign currency translation adjustment	594	2,760	(579)	3,296

Comprehensive income (loss)	$(18,899)	$20,030	$(41,914)	$9,702

5.  LONG-TERM DEBT

Long-term debt in the accompanying consolidated balance sheets at June 28, 2008 and December 31, 2007 consists of the following:
	June 28, 2008	December 31, 2007
	(Amounts in thousands)

Senior term loan facility	$-	$677,910
Asset based lending revolving facility	40,000	-
Senior subordinated notes due 2012 net of unamortized premium of $163 and $186	360,163	360,186
Senior secured notes due 2013 net of unamortized discount of $6,434	693,566	-
	1,093,729	1,038,096
Less current maturities	-	6,873
	$1,093,729	$1,031,223

11.75% Senior Secured Notes due 2013

On June 9, 2008, Ply Gem Industries issued $700.0 million of its 11.75% senior secured notes due 2013 (the “Senior Secured Notes”) at an approximate 1.0% discount, yielding proceeds of approximately $693.5 million.  Ply Gem Industries used the proceeds to repay all of the outstanding indebtedness under our existing senior secured credit facility of approximately $691.2 million.  The Senior Secured Notes will mature on June 15, 2013 and bear interest at the rate of 11.75% per annum.  Interest will be paid semi-annually on June 15 and December 15 of each year commencing on December 15, 2008.

Prior to April 1, 2011, Ply Gem Industries may redeem up to 35% of the aggregate principal amount of the Senior Secured Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 111.75% of the aggregate principal amount of the Senior Secured Notes, plus accrued and unpaid interest, if any, provided that at least 65% of the original aggregate principal amount of the Senior Secured Notes remains outstanding after the redemption.  In addition, not more than once during any twelve-month period, Ply Gem Industries may redeem up to $70.0 million of the Senior Secured Notes at a redemption price equal to 103% of the aggregate amount of the Senior Secured Notes, plus accrued and unpaid interest, if any.  At any time on or after April 1, 2011, Ply Gem Industries may redeem the Senior Secured Notes, in whole or in part, at declining redemption prices set forth in the indenture governing the Senior Secured Notes, plus, in each case, accrued and unpaid interest, if any, to the redemption date.

The Senior Secured Notes are fully and unconditionally guaranteed on a joint and several basis by Ply Gem Holdings and all of the domestic subsidiaries of Ply Gem Industries (the “Guarantors”).  The Senior Secured Indenture contains certain covenants that will limit the ability of Ply Gem Industries and its subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into agreements restricting their ability to pay dividends, enter into transactions with affiliates, and consolidate, merge or sell Ply Gem Industries’ assets. The Senior Secured Notes and the related guarantees are secured on a first-priority lien basis by substantially all of the assets (other than the assets securing our obligations under our senior secured asset-based revolving credit facility, or ABL Facility, which consist primarily of accounts receivable and inventory) of Ply Gem Industries and the Guarantors and on a second-priority lien basis by the assets that secure the ABL Facility. The capital stock of our subsidiaries will constitute collateral for the Senior Secured Notes only to the extent that Rule 3-16 of Regulation S-X under the Securities Act does not require separate financial statements of a subsidiary to be filed with the SEC.  The applicable value of the capital stock of any entity is deemed to be the greater of its par value, book value or market value.

ABL Facility

Concurrently with the Senior Secured Notes offering, Ply Gem Industries, the Company and the subsidiaries of Ply Gem Industries entered into a new senior secured asset-based revolving credit facility (the “ABL Facility”).  The ABL Facility provides for revolving credit financing of up to $150.0 million, subject to borrowing base availability, with a maturity of five years including sub-facilities for letters of credit, swingline loans, and borrowings in Canadian dollars and United States dollars by CWD.  However, the ABL Facility will mature on October 15, 2011 if Ply Gem Industries’ 9% senior subordinated notes due 2012 are not refinanced by such date.  In addition, the ABL Facility provides that the revolving commitments may be increased to $200.0 million, subject to certain terms and conditions.  Until the administrative agent and collateral agent under the ABL Facility have completed a collateral audit which is scheduled to be completed in August 2008, availability under the ABL Facility is limited to $75.0 million.  $40.0 million was outstanding under the ABL Facility at June 28, 2008.

As of June 28, 2008, Ply Gem Industries had $31.1 million of availability under the ABL Facility, due to the $40.0 million borrowed under the ABL Facility and approximately $3.9 million of letters of credit issued under the ABL Facility. Further, approximately $3.2 million of letters of credit have been issued apart from the ABL facility to secure certain environmental obligations and this amount does not reduce our availability under the ABL Facility.

The interest rates applicable to loans under our ABL Facility are, at our option, equal to either a base rate plus an applicable interest margin, or an adjusted LIBOR rate plus an applicable interest margin, as defined in the ABL Facility credit agreement.  Our rate at June 28, 2008 was approximately 5.4%.

All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the Guarantors, including a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing and a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ material owned real property and equipment and all assets that secure the Senior Secured Notes on a first-priority basis.

9.00% Senior Subordinated Notes due 2012

Concurrently with the acquisition of Ply Gem Industries on February 12, 2004, Ply Gem Industries issued $225.0 million aggregate principal amount of its 9.0% Senior Subordinated Notes due 2012, which are guaranteed by Ply Gem Holdings and the domestic subsidiaries of Ply Gem Industries.  Subsequently, in August of 2004 in connection with the MW acquisition, Ply Gem Industries issued an additional $135.0 million of Senior Subordinated Notes, which are guaranteed by Ply Gem Holdings and the domestic subsidiaries of Ply Gem Industries, including MWM Holding and its subsidiaries.

Senior Term Loan Facility

The Company’s senior facilities with a syndicate of financial institutions and institutional lenders provided for senior secured financing of up to approximately $762.1 million, originally consisting of approximately $687.1 million of term loan facilities maturing in August 2011 and a $75.0 million revolving loan facility, including a letter of credit subfacility, maturing in February 2009.  On May 23, 2008, the Company entered into an amendment of the fifth amended and restated credit agreement which consisted of changes to certain debt covenant ratios.  The amendment also increased the interest rate on the term loan and extended the maturity of the revolving credit facility from February 12, 2009 to August 12, 2010.  On May 23, 2008, Ply Gem received from CI Capital Partners LLC a $30.0 million cash equity contribution as a condition to the credit facility amendment.

As a result of the debt amendment that occurred on May 23, 2008 and the issuance of Senior Secured Notes on June 9, 2008, the Company evaluated its financing costs and expensed approximately $27.6 million of fees in the three and six month periods ended June 28, 2008 which has been recorded within interest expense on the Condensed Consolidated Statement of Operations.  The Company deferred costs of approximately $24.8 million as of June 28, 2008 which have been recorded within other assets in the Condensed Consolidated Balance Sheets at June 28, 2008.  For the three and six month periods ended June 30, 2007, the Company expensed deferred financing costs of approximately $1.1 million which has been recorded within interest expense.

The following table summarizes the Company’s long-term debt maturities due in each twelve month period after June 28, 2008:

(Amounts in thousands)
Twelve month period ending:
July 4, 2009	$-
July 3, 2010	-
July 2, 2011	-
June 30, 2012	360,163
June 29, 2013 and thereafter	733,566
$1,093,729

6.  PENSION PLANS

The Company has two separate pension plans, the Ply Gem Group Pension Plan (the “Ply Gem Plan”) and the MW Manufacturers, Inc. Retirement Plan (the “MW Plan”).

The Company’s net periodic expense for the combined pension plans for the periods indicated consists of the following components:
	For the six months ended June 28, 2008	For the six months ended June 30, 2007
	(Amounts in thousands)

Service cost	$97	$157
Interest cost	1,011	981
Expected return on plan assets	(1,101)	(1,009)
Net periodic expense	$7	$129

7.  COMMITMENTS AND CONTINGENCIES

In connection with the Ply Gem acquisition, in which Ply Gem Industries was acquired from Nortek, Inc. (“Nortek”) in February 2004, Nortek has agreed to indemnify the Company for certain liabilities as set forth in the stock purchase agreement governing the Ply Gem acquisition.  In the event Nortek is unable to satisfy amounts due under these indemnifications, the Company would be liable.  The Company believes that Nortek has the financial capacity to honor its indemnification obligations and therefore does not anticipate incurring any losses related to liabilities indemnified by Nortek under the stock purchase agreement.  A receivable related to this indemnification has been recorded in other long-term assets in the approximate amount of $8.0 million and $8.2 million at June 28, 2008 and December 31, 2007, respectively.  The Company has indemnified third parties in certain transactions involving dispositions of former subsidiaries.  As of June 28, 2008 and December 31, 2007, the Company has recorded liabilities in relation to these indemnifications of approximately $8.0 million and $8.2 million, respectively, consisting of the following:
	(Amounts in thousands)
	June 28, 2008	December 31, 2007
Product claim liabilities	$3,775	$3,780
Multiemployer pension plan withdrawal liability	3,587	3,681
Other	603	721
	$7,965	$8,182

The Company sells a number of products and offers a number of warranties.  The specific terms and conditions of these warranties vary depending on the product sold and the country in which the product is sold.  The Company estimates the costs that may be incurred under their warranties and records a liability for such costs at the time of sale, which is recorded in accrued expenses and other long-term liabilities.  Factors that affect the Company’s warranty liabilities include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction.  The Company periodically assesses the adequacy of the recorded warranty claims and adjusts the amounts as necessary.  As of June 28, 2008, warranty liabilities of approximately $11.1 million have been recorded in current liabilities and approximately $37.7 million have been recorded in long-term liabilities.

Changes in the Company’s warranty liabilities are as follows:
	For the six months ended June 28, 2008	For the six months ended June 30, 2007
	(Amounts in thousands)
Balance, beginning of period	$49,899	$36,947
Warranty expense provided during period	2,667	3,411
Settlements made during period	(4,417)	(3,324)
Liability incurred with Pacific Windows acquisition	644	-
Balance, end of period	$48,793	$37,034

The Company is subject to other contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, product liability, warranty and modification, adjustment or replacement of component parts of units sold, which may include product recalls.  Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned.  The Company has used various substances in their products and manufacturing operations, which have been or may be deemed to be hazardous or dangerous, and the extent of its potential liability, if any, under environmental, product liability and workers’ compensation statutes, rules, regulations and case law is unclear. Further, due to the lack of adequate information and the potential impact of present regulations and any future regulations, there are certain circumstances in which no range of potential exposure may be reasonably estimated.  It is not possible to ascertain the ultimate legal and financial liability with respect to contingent liabilities, including lawsuits, and therefore no such estimate has been made.

8.  ACCRUED EXPENSES, TAXES, AND OTHER LONG-TERM LIABILITIES

Accrued expenses and taxes consist of the following at June 28, 2008 and December 31, 2007:

	June 28, 2008	December 31, 2007
	(Amounts in thousands)
Insurance	$6,829	$6,566
Employee compensation and benefits	12,323	19,722
Sales and marketing	21,651	20,384
Product warranty	11,053	11,453
Short-term product claim liability	2,321	2,321
Accrued freight	2,576	753
Interest	17,115	12,426
Accrued severance	94	1,931
Accrued taxes	3,130	5,844
Other, net	10,509	12,016
	$87,601	$93,416

The accrued severance amount in the above table as of December 31, 2007 was a result of the Denison restructuring (Note 9).  During 2008, cash severance payments were made for approximately $1.8 million and the accrual balance for Denison severance is approximately $0.1 million as of June 28, 2008.

Other long-term liabilities consist of the following at June 28, 2008 and December 31, 2007:

	June 28, 2008	December 31, 2007
	(Amounts in thousands)
Insurance	$4,567	$4,757
Pension liabilities	3,022	4,056
Multiemployer pension withdrawal liability	3,587	3,681
Product warranty	37,740	38,446
Long-term lease liabilities	25	38
Long-term product claim liability	1,454	1,459
Long-term deferred compensation	5,050	4,810
Liabilities for tax uncertainties	7,316	7,193
Other	2,436	2,704
	$65,197	$67,144

9.   RESTRUCTURING

In October 2007, the Company commenced its plan to close the Denison, Texas facility in 2008.  The Company began to shift production to other facilities within the Company during November 2007, and production ceased at the Denison facility during February 2008.  The following table summarizes the restructuring activity for the six months ended June 28, 2008:

	Accrued as of	Cash payments	Expensed	Accrued as of
	December 31, 2007	During 2008	During 2008	June 28, 2008
	(Amounts In thousands)
Severance costs	$1,931	$(1,837)	$-	$94
Contract terminations	-	-	67	67
Equipment removal and other	-	(4,408)	4,408	-
	$1,931	$(6,245)	$4,475	$161

For the three months and six months ended June 28, 2008, the Company incurred restructuring costs of approximately $2.7 million and $4.5 million, respectively.  All costs were recorded in selling, general and administrative expense in the Siding, Fencing and Railing segment.

10.  STOCK-BASED COMPENSATION

Stock Option Plan

A summary of changes in stock options outstanding as of June 28, 2008 is presented below:
	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)

Balance at January 1, 2008	248,594	$38.12	7.95
Granted	-	-	-
Forfeited or expired	8,400	$10.00	-
Balance at June 28, 2008	240,194	$39.11	7.50

As of June 28, 2008, no options have vested.  At June 28, 2008, the Company had approximately $0.1 million of total unrecognized compensation expense that will be recognized over the weighted average period of 2.5 years.

Other Share-Based Compensation

Upon completion of each of the Ply Gem Acquisition, the MW Acquisition and the acquisition of AWC Holding Company and its subsidiaries (collectively, “Alenco”), certain members of management made a cash contribution to Ply Gem Prime Holdings, Inc. in exchange for shares of Ply Gem Prime Holdings, Inc.’s common stock.   During 2007, shares were issued to certain members of management in exchange for cash.

A summary of the changes in common stock shares as of June 28, 2008 is presented below.

Common Stock Shares Owned by Management
Balance at January 1, 2008	675,758
Shares issued	-
Shares repurchased	(31,440)
Balance at June 28, 2008	644,318

11.  SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS 131) requires companies to report certain information about operating segments in their financial statements and established standards for related disclosures about products and services, geographic areas and major customers.  SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance.  Operating segments meeting certain aggregation criteria may be combined into one reportable segment for disclosure purposes. Comparative information for prior years is presented to conform to our current organizational structure.

The Company has two reportable segments: 1) siding, fencing, and railing, and 2) windows and doors.

The operating earnings of each segment includes the revenue generated on transactions involving products within that segment less identifiable expenses.  Corporate unallocated income and expenses include items which are not directly attributed to or allocated to either of our reporting segments.  Such items include interest, legal costs, corporate payroll, and unallocated finance and accounting expenses. Corporate unallocated assets include deferred financing costs, cash and certain non-operating receivables.

Following is a summary of the Company’s segment information.  (Amounts in thousands)

	Three months ended		Six months ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net Sales
Siding, Fencing, and Railing	$209,250	$246,972	$356,310	$416,486
Windows and Doors	132,030	143,723	241,343	259,483
	$341,280	$390,695	$597,653	$675,969
Operating earnings (loss)
Siding, Fencing, and Railing	$21,971	$37,123	$17,770	$36,708
Windows and Doors	1,235	16,265	(6,321)	23,792
Corporate unallocated	(2,333)	(1,788)	(4,860)	(3,741)
	$20,873	$51,600	$6,589	$56,759

	As of	As of
	June 28, 2008	December 31, 2007
Total Assets
Siding, Fencing, and Railing	$855,547	$826,480
Windows and Doors	715,966	717,740
Corporate unallocated	92,120	81,387
	$1,663,633	$1,625,607

12.  GUARANTOR / NON-GUARANTOR FINANCIAL INFORMATION

The Senior Secured Notes and Senior Subordinated Notes were both issued by our direct subsidiary, Ply Gem Industries, and are fully and unconditionally guaranteed on a joint and several basis by the Company and certain of Ply Gem Industries’ 100% owned subsidiaries.  Accordingly, the following guarantor and non-guarantor information is presented as of June 28, 2008 and for the three and six month periods ended June 28, 2008 and June 30, 2007.  The non-guarantor information presented represents our Canadian subsidiary.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the three months ended June 28, 2008

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$319,358	$21,922	$-	$341,280
Costs and expenses:
Cost of products sold	-	-	256,648	14,445	-	271,093
Selling, general and
administrative expense	-	2,333	37,991	4,078	-	44,402
Intercompany administrative
charges	-	-	3,195	-	(3,195)	-
Amortization of intangible assets	-	-	4,912	-	-	4,912
Total costs and expenses	-	2,333	302,746	18,523	(3,195)	320,407
Operating earnings (loss)	-	(2,333)	16,612	3,399	3,195	20,873
Foreign currency gain	-	-	-	56	-	56
Intercompany interest	-	18,351	(18,233)	(118)	-	-
Interest expense	-	(50,823)	13	(255)	-	(51,065)
Interest income		86	3	18	-	107
Intercompany administrative income	-	3,195	-	-	(3,195)	-
Income (loss) before equity in
subsidiaries' income	-	(31,524)	(1,605)	3,100	-	(30,029)
Equity in subsidiaries' income	(19,493)	970	-	-	18,523	-
Income (loss) before income tax
provision (benefit)	(19,493)	(30,554)	(1,605)	3,100	18,523	(30,029)
Provision (benefit) for income taxes	-	(11,061)	(498)	1,023	-	(10,536)
Net income (loss)	$(19,493)	$(19,493)	$(1,107)	$2,077	$18,523	$(19,493)

Other comprehensive income (loss):
Foreign currency translation adjustments	-	-	-	594	-	594
Total comprehensive income (loss)	$(19,493)	$(19,493)	$(1,107)	$2,671	$18,523	$(18,899)

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the three months ended June 30, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$370,127	$20,568	$-	$390,695
Costs and expenses:
Cost of products sold	-	-	279,385	13,511	-	292,896
Selling, general and
administrative expense	-	1,788	36,627	3,482	-	41,897
Intercompany administrative
charges	-	-	3,705	-	(3,705)	-
Amortization of intangible assets	-	-	4,302	-	-	4,302
Total costs and expenses	-	1,788	324,019	16,993	(3,705)	339,095
Operating earnings (loss)	-	(1,788)	46,108	3,575	3,705	51,600
Foreign currency gain	-	-	-	1,992	-	1,992
Intercompany interest	-	22,497	(22,399)	(98)	-	-
Interest expense	-	(25,292)	-	(531)	-	(25,823)
Interest income	-	153	69	23	-	245
Intercompany administrative income	-	3,705	-	-	(3,705)	-
Income (loss) before equity in
subsidiaries' income	-	(725)	23,778	4,961	-	28,014
Equity in subsidiaries' income	17,270	18,268	-	-	(35,538)	-
Income before income tax
provision	17,270	17,543	23,778	4,961	(35,538)	28,014
Provision for income taxes	-	273	8,834	1,637	-	10,744
Net income	$17,270	$17,270	$14,944	$3,324	$(35,538)	$17,270

Other comprehensive income:
Foreign currency translation adjustments	-	-	-	2,760	-	2,760
Total comprehensive income	$17,270	$17,270	$14,944	$6,084	$(35,538)	$20,030

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the six months ended June 28, 2008

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$556,054	$41,599	$-	$597,653
Costs and expenses:
Cost of products sold	-	-	467,324	28,035	-	495,359
Selling, general and
administrative expense	-	4,860	72,991	8,028	-	85,879
Intercompany administrative
charges	-	-	5,563	-	(5,563)	-
Amortization of intangible assets	-	-	9,826	-	-	9,826
Total costs and expenses	-	4,860	555,704	36,063	(5,563)	591,064
Operating earnings (loss)	-	(4,860)	350	5,536	5,563	6,589
Foreign currency loss	-	-	-	(495)	-	(495)
Intercompany interest	-	40,509	(40,391)	(118)	-	-
Interest expense	-	(73,512)	29	(656)	-	(74,139)
Interest income		247	6	57		310
Intercompany administrative income	-	5,563	-	-	(5,563)	-
Income (loss) before equity in
subsidiaries' income	-	(32,053)	(40,006)	4,324	-	(67,735)
Equity in subsidiaries' income	(41,335)	(21,775)	-	-	63,110	-
Income (loss) before income tax
provision (benefit)	(41,335)	(53,828)	(40,006)	4,324	63,110	(67,735)
Provision (benefit) for income taxes	-	(12,493)	(15,333)	1,426	-	(26,400)
Net income (loss)	$(41,335)	$(41,335)	$(24,673)	$2,898	$63,110	$(41,335)

Other comprehensive income (loss):
Foreign currency translation adjustments	-	-	-	(579)	-	(579)
Total comprehensive income (loss)	$(41,335)	$(41,335)	$(24,673)	$2,319	$63,110	$(41,914)

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the six months ended June 30, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)

Net sales	$-	$-	$639,319	$36,650	$-	$675,969
Costs and expenses:
Cost of products sold	-	-	506,147	24,833	-	530,980
Selling, general and
administrative expense	-	3,741	68,834	6,719	-	79,294
Intercompany administrative
charges	-	-	6,397	-	(6,397)	-
Amortization of intangible assets	-	-	8,936	-	-	8,936
Total costs and expenses	-	3,741	590,314	31,552	(6,397)	619,210
Operating earnings (loss)	-	(3,741)	49,005	5,098	6,397	56,759
Foreign currency gain	-	-	-	2,208	-	2,208
Intercompany interest	-	46,198	(46,001)	(197)	-	-
Interest expense	-	(50,037)	(1)	(1,051)	-	(51,089)
Interest income	-	448	328	46	-	822
Intercompany administrative income	-	6,397	-	-	(6,397)	-
Income (loss) before equity in
subsidiaries' income	-	(735)	3,331	6,104	-	8,700
Equity in subsidiaries' income	6,406	7,418	-	-	(13,824)	-
Income before income tax
provision	6,406	6,683	3,331	6,104	(13,824)	8,700
Provision for income taxes	-	277	3	2,014	-	2,294
Net income	$6,406	$6,406	$3,328	$4,090	$(13,824)	$6,406

Other comprehensive income :
Foreign currency translation adjustments	-	-	-	3,296	-	3,296
Total comprehensive income	$6,406	$6,406	$3,328	$7,386	$(13,824)	$9,702

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of June 28, 2008

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$-	$46,805	$11,277	$3,398	$-	$61,480
Accounts receivable, net	-	-	164,412	11,950	-	176,362
Inventories:
Raw materials	-	-	49,508	4,792	-	54,300
Work in process	-	-	31,633	1,336	-	32,969
Finished goods	-	-	33,840	3,515	-	37,355
Total inventory	-	-	114,981	9,643	-	124,624
Prepaid expenses and other
current assets	-	3,997	16,441	578	-	21,016
Deferred income taxes	-	-	12,773	-	-	12,773
Total current assets	-	50,802	319,884	25,569	-	396,255
Property and Equipment, at cost:
Land	-	-	3,565	173	-	3,738
Buildings and improvements	-	-	33,004	949	-	33,953
Machinery and equipment	-	1,098	236,611	6,355	-	244,064
Total property and equipment, net	-	1,098	273,180	7,477	-	281,755
Less accumulated depreciation	-	(188)	(97,887)	(2,649)	-	(100,724)
Total property and equipment, net	-	910	175,293	4,828	-	181,031
Other Assets:
Intangible assets, net	-	-	203,431	-	-	203,431
Goodwill	-	-	790,732	45,235	-	835,967
Investments in subsidiaries	226,847	151,951	-	-	(378,798)	-
Intercompany note receivable	-	1,107,260	-	-	(1,107,260)	-
Other	-	43,394	3,555	-	-	46,949
Total other assets	226,847	1,302,605	997,718	45,235	(1,486,058)	1,086,347
	$226,847	$1,354,317	$1,492,895	$75,632	$(1,486,058)	$1,663,633

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current maturities of long-term debt	$-	$-	$-	$-	$-	$-
Accounts payable	-	2,193	119,062	6,031	-	127,286
Accrued expenses and taxes	-	20,276	63,570	3,755	-	87,601
Total current liabilities	-	22,469	182,632	9,786	-	214,887
Deferred income taxes	-	-	58,556	4,417	-	62,973
Intercompany note payable	-	-	1,088,999	18,261	(1,107,260)	-
Other long term liabilities	-	11,272	52,784	1,141	-	65,197
Long-term debt, less current
maturities	-	1,093,729	-	-	-	1,093,729
Commitments and contingencies
Stockholder's Equity:
Preferred stock	-	-	-	-	-	-
Common stock	-	-	-	-	-	-
Additional paid-in-capital	209,884	209,884	84,975	5,853	(300,712)	209,884
Retained earnings	7,907	7,907	24,949	27,840	(60,696)	7,907
Accumulated other
comprehensive income	9,056	9,056	-	8,334	(17,390)	9,056
	$226,847	$1,354,317	$1,492,895	$75,632	$(1,486,058)	$1,663,633

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$-	$40,647	$18,376	$6,184	$-	$65,207
Accounts receivable, net	-	-	100,221	11,432	-	111,653
Inventories:
Raw materials	-	-	55,506	4,497	-	60,003
Work in process	-	-	21,987	1,084	-	23,071
Finished goods	-	-	42,296	2,912	-	45,208
Total inventory	-	-	119,789	8,493	-	128,282
Prepaid expenses and other
current assets	-	3,451	12,622	389	-	16,462
Deferred income taxes	-	-	12,797	-	-	12,797
Total current assets	-	44,098	263,805	26,498	-	334,401
Property and Equipment, at cost:
Land	-	-	3,840	177	-	4,017
Buildings and improvements	-	106	36,865	956	-	37,927
Machinery and equipment	-	49	234,750	6,122	-	240,921
	-	155	275,455	7,255	-	282,865
Less accumulated depreciation	-	(126)	(81,417)	(2,326)	-	(83,869)
Total property and equipment, net	-	29	194,038	4,929	-	198,996
Other Assets:
Intangible assets, net	-	-	213,257	-	-	213,257
Goodwill	-	-	789,575	46,245	-	835,820
Investments in subsidiaries	239,544	115,861	-	-	(355,405)	-
Intercompany note receivable	-	1,088,999	-	-	(1,088,999)	-
Other	-	37,932	5,201	-	-	43,133
Total other assets	239,544	1,242,792	1,008,033	46,245	(1,444,404)	1,092,210
	$239,544	$1,286,919	$1,465,876	$77,672	$(1,444,404)	$1,625,607

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current maturities of long-term debt	$-	$6,623	$-	$250	$-	$6,873
Accounts payable	-	547	90,317	5,392	-	96,256
Accrued expenses and taxes	-	17,787	68,787	6,842	-	93,416
Total current liabilities	-	24,957	159,104	12,484	-	196,545
Deferred income taxes	-	-	86,866	4,285	-	91,151
Intercompany note payable	-	-	1,088,999	-	(1,088,999)	-
Other long term liabilities	-	11,508	54,473	1,163	-	67,144
Long-term debt, less current
maturities	-	1,010,910	-	20,313	-	1,031,223
Commitments and contingencies
Stockholder's Equity:
Preferred stock	-	-	-	-	-	-
Common stock	-	-	-	-	-	-
Additional paid-in-capital	180,667	180,667	26,812	5,572	(213,051)	180,667
Retained earnings	49,242	49,242	49,622	24,942	(123,806)	49,242
Accumulated other
comprehensive income (loss)	9,635	9,635	-	8,913	(18,548)	9,635
	$239,544	$1,286,919	$1,465,876	$77,672	$(1,444,404)	$1,625,607

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the six months ended June 28, 2008

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)

Net cash provided by (used in)
operating activities	$-	$3,280	$(68,514)	$126	$-	$(65,108)
Cash flows from investing
activities:
Capital expenditures	-	(556)	(6,087)	(396)	-	(7,039)
Proceeds from sale of assets	-	5,810	2,993	-	-	8,803
Other	-	(127)	-	-	-	(127)
Net cash provided by (used in)
investing activities	-	5,127	(3,094)	(396)	-	1,637
Cash flows from financing
activities:
Proceeds from long-term debt	-	693,504	-	-	-	693,504
Proceeds from revolver borrowings	-	80,000	-	-	-	80,000
Proceeds from intercompany
investment	-	(82,257)	63,996	18,261	-	-
Payments on long-term debt	-	(657,347)	-	(20,563)	-	(677,910)
Payments on revolver borrowings	-	(40,000)	-	-	-	(40,000)
Debt issuance costs	-	(24,843)	-	-	-	(24,843)
Equity contributions	-	30,000	-	-	-	30,000
Equity repurchase	-	(793)	-	-	-	(793)
Net cash provided by (used in)
financing activities	-	(1,736)	63,996	(2,302)	-	59,958
Impact of exchange rate movement
on cash	-	-	-	(214)	-	(214)
Net increase (decrease) in cash
and cash equivalents	-	6,671	(7,612)	(2,786)	-	(3,727)
Cash and cash equivalents at the
beginning of the period	-	40,647	18,376	6,184	-	65,207
Cash and cash equivalents at the end
of the period	$-	$47,318	$10,764	$3,398	$-	$61,480

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the six months ended June 30, 2007

	Guarantor	Issuer		Non-
	Ply Gem	Ply Gem	Guarantor	Guarantor	Consolidating
	Holdings, Inc.	Industries, Inc.	Subsidiaries	Subsidiary	Adjustments	Consolidated
	(Amounts in thousands)

Net cash provided by (used in)
operating activities	$-	$2,182	$(16,225)	$615	$-	$(13,428)
Cash flows from investing activities:
Capital expenditures	-	-	(6,459)	(742)	-	(7,201)
Proceeds from sale of assets	-	-	15	-	-	15
Other	-	(223)	-	-	-	(223)
Net cash used in investing
activities	-	(223)	(6,444)	(742)	-	(7,409)
Cash flows from financing activities:
Proceeds from long-term debt	-	-	-	-	-	-
Proceeds from revolver borrowings	-	30,000	-	-	-	30,000
Proceeds from intercompany
investment, net	-	(25,853)	25,853	-	-	-
Payments on long-term debt	-	(3,061)	-	(126)	-	(3,187)
Payments on revolver borrowings	-	(10,000)	-	-	-	(10,000)
Debt issuance costs	-	(2,100)	-	-	-	(2,100)
Equity repurchases	-	(3,175)	-	-	-	(3,175)
Net cash provided by (used in)
financing activities	-	(14,189)	25,853	(126)	-	11,538
Impact of exchange rate movement
on cash	-	-	-	290	-	290
Net increase (decrease) in cash
and cash equivalents	-	(12,230)	3,184	37	-	(9,009)
Cash and cash equivalents at the
beginning of the period	-	35,632	14,319	3,323	-	53,274
Cash and cash equivalents at the end
of the period	$-	$23,402	$17,503	$3,360	$-	$44,265

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Ply Gem since the date of this prospectus.

Until                     ,         , broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the broker-dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys’ fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

Article 7 of Ply Gem Industries, Inc.’s (“Ply Gem Industries”) amended and restated certificate of incorporation provides that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Notwithstanding the preceding sentence, Ply Gem Industries shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by its board of directors.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Article 8 of Ply Gem Industries’ amended and restated certificate of incorporation limits the personal liability of its directors to the fullest extent permitted by the DGCL.

        The organizational documents of Ply Gem Holdings, Inc., Kroy Building Products, Inc., Napco, Inc., MWM Holding, Inc., MW Manufacturers Inc., AWC Holding Company, Alenco Holding Corporation, AWC Arizona, Inc., Alenco Trans, Inc. and Ply Gem Pacific Windows Corporation contain similar provisions.

Alenco Interests, L.L.C. (“Alenco Interests”) is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act (the “LLCA”) grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

                The limited liability company agreement of Alenco Interests provides that Alenco Interests shall indemnify, save harmless and pay all judgments and claims against any manager or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any manager or officer in connection with the business of the limited liability company, including reasonable attorneys’ fees incurred by the manager or officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred.  The limited liability company agreement also provides that in the event of any action by the member against any manager or officer, including a derivative suit, Alenco Interests shall also indemnify, save harmless and pay all expenses of such manager or officer, including reasonable attorneys’ fees incurred in defense of such action.  Notwithstanding the foregoing, no indemnification shall be provided from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law by any manager of officer which was material to the cause of action.

The organizational documents of Alenco Building Products Management, L.L.C., Alenco Extrusion Management, L.L.C., Glazing Industries Management, L.L.C., Alenco Extrusion GA, L.L.C., Aluminum Scrap Recycle, L.L.C. and Alenco Window GA, L.L.C. contain similar provisions.

Great Lakes Window, Inc. (“Great Lakes”) is an Ohio corporation.  Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  However, no indemnification is to be made in connection with any proceeding by or in the right of the corporation where (a) except as ordered by a court, the person involved is adjudged to be liable to the corporation for negligence or misconduct in performance of his duty to the corporation or (b) the action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code, which provides for liability for loans, dividends and distributions of assets.

Article 7 of Great Lakes’ by-laws provides that the it shall, to the maximum extent permitted from time to time under the laws of the state of its incorporation, indemnify, and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Great Lakes also has the power to provide indemnification and advance expenses to any other person, including employees and agents of the corporation and stockholders purporting to act on behalf of the corporation, to the extent permitted by the law of the state of its incorporation.

Variform, Inc. (“Variform”) is a Missouri corporation.  Generally, under Missouri law, a corporation may indemnify a director or officer against expenses (including attorneys' fees), judgments, fines and settlement payments actually and reasonably incurred in connection with an action, suit or proceeding (other than by or in the right of the corporation) to which he is made a party by virtue of his service to the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action or suit by or in the right of a corporation, the corporation may generally indemnify a director or officer against expenses and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted, unless a court otherwise determines it proper, to the extent such person is found liable for negligence or misconduct. Missouri law further states that a corporation shall indemnify a director or officer against expenses actually and reasonably incurred in any of the above actions, suits, or proceedings to the extent such person is successful on the merits or otherwise in defense of the same.

                   Missouri law generally grants a corporation the power to adopt broad indemnification provisions with respect to its directors and officers, but it places certain restrictions on a corporation's ability to indemnify its officers and directors against conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct.

Article 7 of Variform’s by-laws provide that it shall, to the maximum extent permitted from time to time under the laws of the state of its incorporation, indemnify, and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Variform has the power to provide indemnification and advance expenses to any other person, including employees and agents of the corporation and stockholders purporting to act on behalf of the Corporation, to the extent permitted by the law of the state of its incorporation.

New Alenco Extrusion, Ltd. (“New Alenco Extrusion”) is a Texas Limited Partnership.  Section 11.02 of the Texas Revised Limited Partnership Act (the “RLPA”) provides that if provided in a written partnership agreement, a limited partnership may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner only if it is determined that the person: (1) acted in good faith; (2) reasonably believed: (A) in the case of conduct in the person's official capacity as a general partner of the limited partnership, that the person's conduct was in the limited partnership's best interests; and (B) in all other cases, that the person's conduct was at least not opposed to the limited partnership's best interests; and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

The RLPA provides that a general partner may not be indemnified with respect to a proceeding in which (1) the person is found liable on the basis that the person improperly received personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity; or (2) the person is found liable to the limited partnership or the limited partners, except reasonable expenses actually incurred by the person in connection with the proceeding and so long as the indemnification is not in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person's duty to the limited partnership or the limited partners.  Section 11.08 of the RLPA provides that a limited partnership shall indemnify a general partner against reasonable expenses incurred by the general partner in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

A limited partnership may indemnify and advance expenses to a limited partner, employee, or agent of the limited partnership or who are or were serving at the request of the limited partnership as a representative of another enterprise to the same extent that it may indemnify and advance expenses to a general partner. A limited partnership may further indemnify any such person who is not a general partner, to the extent, consistent with law, provided by its partnership agreement, by general or specific action of its general partner, by contract, or as permitted or required by common law.

Section 4.5 of the Agreement of Limited Partnership of New Alenco Extrusion provides that the general partner and its affiliates shall not be liable to the partnership or the partners for any loss or damage incurred by the partnership or any partner by reason of any act or omission (whether negligent or not) performed or omitted by the general partner or its affiliates in good faith and in a manner reasonably believed by the general partner to be within the scope of the authority granted to the general partner by the partnership agreement.  The partnership shall indemnify and save harmless the general partner and its affiliates to the fullest extent permitted by the RLPA.  The Agreement of Limited Partnership further provides that legal expenses and other costs incurred by the general partner and its affiliates shall be reimbursed on a monthly basis by the partnership in advance of the final disposition of claims for which the general partner or its affiliates may be entitled to be indemnified or held harmless, provided that each person to whom reimbursement is to be made undertakes to repay funds so advanced if it is later determined that such person is not entitled to be indemnified or held harmless by the partnership.

The agreement of limited partnership of both New Alenco Window, Ltd. and New Glazing Industries, Ltd. contains similar provisions.

Pursuant to Section 5 of the Registration Rights Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., the guarantors party thereto and the initial purchasers named therein relating to the initial notes, the holders of the initial notes and each participating broker-dealer have agreed to indemnify Ply Gem Industries, the Guarantors and controlling persons of Ply Gem Industries or the guarantors within the meaning of the Securities Act or Exchange Act against certain losses, claims, damages or liabilities that may be incurred in connection with the registration of the initial notes, to the extent that such losses, claims, damages or liabilities arise from an omission or untrue statement contained in written information furnished to Ply Gem Industries by the holders of the notes or a participating broker dealer.

The Purchase Agreement, dated June 2, 2008, among Ply Gem Holdings, Inc., Ply Gem Industries, Inc., each of the direct and indirect domestic subisdiaries of Ply Gem Industries, Inc. and the initial purchasers named therein, contains provisions by which the initial purchasers agree to indemnify Ply Gem Holdings, Ply Gem Industries, the guarantors, their respective directors and officers and each person, if any, who controls Ply Gem Holdings, Ply Gem Industries or the guarantors within the meaning of Section 15 of the Securities Act against certain losses, claims, damages or liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

Exhibit Number	Description
2.1
Stock Purchase Agreement, dated as of December 19, 2003, among Ply Gem Investment Holdings, Inc., (f/k/a CI Investment Holdings, Inc.), Nortek, Inc. and WDS LLC (incorporated by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

2.2
Stock Purchase Agreement, dated as of July 23, 2004, among Ply Gem Industries, Inc., MWM Holding, Inc. and the stockholders listed on Schedule 1 thereto (incorporated by reference from Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

2.3
Securities Purchase Agreement, dated as of February 6, 2006, among Ply Gem Industries, Inc., and all of the direct and indirect stockholders, warrant holders and stock option holders of AWC Holding Company and FNL Management Corp., an Ohio corporation, as their representative (incorporated by reference from Exhibit 2.1 on Form 8-K dated March 2, 2006 (File No. 333-114041-07)).

2.4
Stock Purchase Agreement, dated as of September 22, 2006, among Ply Gem Industries, Inc., Alcoa Securities Corporations and Alcoa Inc (incorporated by reference from Exhibit 2.1 to the Company’s Form 8-K, dated November 6, 2006 (File No. 333-114041-07)).

2.5
First Amendment, dated as of October 31, 2006, to the Stock Purchase Agreement, dated as of September 22, 2006, among Ply Gem Industries, Inc., Alcoa Securities Corporations and Alcoa Inc (incorporated by reference from Exhibit 2.2 to the Company’s Form 8-K, dated November 6, 2006 (File No. 333-114041-07)).

3.1	Certificate of Incorporation of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.2	Amended By-laws of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.3	Amended and Restated Certificate of Incorporation of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.4	Amended By-laws of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.5
Articles of Incorporation of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.6
Certificate of Amendment to Articles of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.7	By-laws of Great Lakes Window, Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.8	Restated Certificate of Incorporation of Kroy Building Products, Inc. (incorporated by reference from Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.9	By-laws of Kroy Building Products, Inc. (f/k/a KBP Acquisition Corp., Inc.) (incorporated by reference from Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.10	Certificate of Incorporation of Napco, Inc. (f/k/a PGI Investments, Inc.) (incorporated by reference from Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.11
Certificate of Amendment of the Certificate of Incorporation of Napco, Inc. (f/k/a/ PGI Investments, Inc.) (incorporated by reference from Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.12
Certificate of Merger, merging Napco, Inc. and NVP, Inc. with and into 2001 Investments, Inc., under the name Napco, Inc. (incorporated by reference from Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.13	By-laws of Napco, Inc. (f/k/a 2001 Investments, Inc.) (incorporated by reference from Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.14	Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.15
Certificate of Merger and Articles of Merger, merging Ayers Plastics Company, Inc. into Variform Plastics Inc. (incorporated by reference from Exhibit 3.17 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.16
Certificate of Amendment of Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.17
Certificate of Amendment of the Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.18	By-laws of Variform, Inc. (incorporated by reference from Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.19	Certificate of Incorporation of MWM Holding, Inc. (incorporated by reference from Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.20	Bylaws of MWM Holding, Inc. (incorporated by reference from Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.21	Certificate of Incorporation of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.22	By-laws of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.23*	Certificate of Incorporation of AWC Holding Company.
3.24*	Bylaws of AWC Holding Company.
3.25*	Certificate of Incorporation of Alenco Holding Corporation.
3.26*	Bylaws of Alenco Holding Corporation.
3.27*	Certificate of Incorporation of AWC Arizona, Inc.
3.28*	By-laws of AWC Arizona, Inc.
3.29*	Certificate of Formation of Alenco Interests, L.L.C.
3.30*	Limited Liability Company Agreement of Alenco Interests, L.L.C.
3.31*	Certificate of Formation of Alenco Extrusion Management, L.L.C.
3.32*	Limited Liability Company Agreement of Alenco Extrusion Management, L.L.C.
3.33*	Certificate of Formation of Alenco Building Products Management, L.L.C.
3.34*	Limited Liability Company Agreement of Alenco Building Products Management, L.L.C.
3.35*	Certificate of Incorporation of Alenco Trans, Inc.

3.36*	Bylaws of Alenco Trans, Inc.
3.37*	Certificate of Formation of Glazing Industries Management, L.L.C.
3.38*	Limited Liability Company Agreement of Glazing Industries Management, L.L.C.
3.39*	Certificate of Limited Partnership of New Alenco Extrusion, Ltd.
3.40*	Agreement of Limited Partnership of New Alenco Extrusion, Ltd.
3.41*	Certificate of Limited Partnership of New Alenco Window, Ltd.
3.42*	Agreement of Limited Partnership of New Alenco Window, Ltd.
3.43*	Certificate of Limited Partnership of New Glazing Industries, Ltd.
3.44*	Agreement of Limited Partnership of New Glazing Industries, Ltd.
3.45*	Certificate of Formation of Alenco Extrusion GA, L.L.C.
3.46*	Limited Liability Company Agreement of Alenco Extrusion GA, L.L.C.
3.47*	Certificate of Formation of Aluminum Scrap Recycle, L.L.C.
3.48*	Limited Liability Company Agreement of Aluminum Scrap Recycle, L.L.C.
3.49*	Certificate of Formation of Alenco Window GA, L.L.C.
3.50*	Limited Liability Company Agreement of Alenco Window GA, L.L.C.
3.51*	Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.52*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.53*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.54*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.55*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.).
3.56*	Regulations of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).

3.57*	Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation).
3.58*	Certificate of Amendment of the Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation).
3.59*	By-laws of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation).
4.1
Credit Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., Ply Gem Holdings, Inc., CWD Windows and Doors, Inc., the other borrowers named therein, Credit Suisse, as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer, General Electric Capital Corporation, as Collateral Agent, Credit Suisse, Toronto Branch, as Canadian Swing Line Lender and Canadian L/C Issuer, the other lenders party thereto, Credit Suisse Securities (USA) LLC, as Sole Lead Arranger and Sole Bookrunner, and General Electric Capital Corporation, as Syndication Agent, and UBS Loan Finance LLC, as Documentation Agent (incorporated by reference from Exhibit 4.3 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.2
Indenture, dated as of June 9, 2008, among Ply Gem Industries, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference from Exhibit 4.1 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.3*	Form of Exchange Note (included as Exhibit A of Exhibit 4.1 of this Registration Statement).
4.4
Registration Rights Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., the Guarantors party thereto and the initial purchasers named in the purchase agreement (incorporated by reference from Exhibit 4.2 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.5
Lien Subordination and Intercreditor Agreement, dated as of June 9, 2008, among General Electric Capital Corporation, as Collateral Agent, U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, Ply Gem Industries, Inc., Ply Gem Holdings, Inc. and the subsidiaries of Ply Gem Industries, Inc. listed on Schedule I thereto (incorporated by reference from Exhibit 4.4 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.6
Collateral Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., Ply Gem Holdings, Inc., the Guarantors named therein and U.S. Bank National Association, as Noteholder Collateral Agent (incorporated by reference from Exhibit 4.5 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.7
Intellectual Property Collateral Agreement, dated June 9, 2008, by Ply Gem Industries, Inc., Ply Gem Holdings, Inc. and the subsidiaries of Ply Gem Industries, Inc. listed on the Annex thereto in favor of U.S. Bank National Association, as Noteholder Collateral Agent (incorporated by reference from Exhibit 4.6 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.8
U.S. Security Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., the domestic Guarantors party thereto, General Electric Capital Corporation, as Collateral Agent, and Credit Suisse Securities (USA) LLC, as Administrative Agent (incorporated by reference from Exhibit 4.7 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.9
U.S. Guaranty, dated June 9, 2008, among the domestic Guarantors party thereto and General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.8 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.10
Intellectual Property Security Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., certain domestic Guarantors party thereto and General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.9 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.11
Canadian Security Agreement, dated June 9, 2008, by CWD Windows and Doors, Inc. in favor of General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.10 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.12
Intellectual Property Security Agreement, dated June 9, 2008, by CWD Windows and Doors, Inc. in favor of General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.11 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.13
Indenture, dated as of February 12, 2004, among Ply Gem Industries, Inc., the Guarantors thereto and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

4.14
First Supplemental Indenture, dated as of August 27, 2004, among Ply Gem Industries, MWM Holding, Inc., MW Manufacturers Holding Corp., MVV Manufacturers, Inc., Lineal Technologies, Inc., Patriot Manufacturing, Inc. and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

4.15
Second Supplemental Indenture, dated as of February 24, 2006, among Ply Gem Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated March 2, 2006 (File No. 333-114041-07)).

4.16
Third Supplemental Indenture, dated as of October 31, 2006, among Ply Gem Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated November 6, 2006 (File No. 333-114041-07)).

4.17
Fourth Supplemental Indenture, dated as of May 29, 2008, among Ply Gem Industries, Ply Gem Pacific Windows Corporation and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.12 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes and guarantees.
5.2*	Opinion of Lathrop & Gage L.C. as to validity of the securities being registered.
5.3*	Opinion of Marshall & Melhorn, LLC as to validity of the securities being registered.
5.4*	Opinion of Adams and Reese LLP as to validity of the securities being registered.
8.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1
Amended and Restated Ply Gem Prime Holdings Phantom Stock Plan, dated as of February 24, 2006 (incorporated by reference from Exhibit 10.3 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.2	Ply Gem Prime Holdings 2004 Stock Option Plan, dated as of February 24, 2006 (incorporated by reference from Exhibit 10.4 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.3
Form of Incentive Stock Option Agreement for Ply Gem Prime Holdings, Inc. 2004 Stock Option Plan (incorporated by reference from Exhibit 10.5 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.4	Change in Control Severance Benefit Plan (incorporated by reference from Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
10.5
Letter to Lee D. Meyer re Extension of Change of Control Severance Benefit Plan, dated February 12, 2004 (incorporated by reference from Exhibit 10.7 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.6
Debt Financing Advisory Agreement dated as of February 12, 2004, between Ply Gem Industries, Inc. and CxCIC LLC (incorporated by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.7
General Advisory Agreement dated as of February 12, 2004, between Ply Gem Industries, Inc. and CxCIC LLC (incorporated by reference from Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.8
Tax Sharing Agreement dated as of February 12, 2004, between Ply Gem Investment Holdings, Inc., Ply Gem Holdings Inc. and Ply Gem Industries, Inc. (incorporated by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.9
Stock Purchase Agreement, dated as of November 22, 2002, between Alcoa Building Products, Inc., Ply Gem Industries, Inc. and Nortek, Inc. (incorporated by reference from Exhibit 10.18 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.10
Waiver, dated as of March 10, 2005, to the Second Amended and Restated Credit Agreement, dated as of February 12, 2004, first amended and restated as of March 3, 2004 and further amended and restated as of August 27, 2004, among Ply Gem Industries, Inc., CWD Windows and Doors, Inc., Ply Gem Holdings, Inc. and the other guarantor party thereto, the lenders party thereto and UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers and bookrunners (incorporated by reference from Exhibit 10.21 to the Company’s Form 10-K dated March 31, 2005  (File No. 333-114041-07)).

10.11	Retention Agreement with John Wayne, dated as of December 1, 2005 (incorporated by reference from Exhibit 10.13 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.12	Retention Agreement with Lynn A. Morstad, dated as of February 1, 2006 (incorporated by reference from Exhibit 1014 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.13	Retention Agreement with Mark S. Montgomery, dated as of February 1, 2006 (incorporated by reference from Exhibit 10.15 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.14	Retention Agreement with Jeff Klein, dated as of December 1, 2005 (incorporated by reference from Exhibit 10.16 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.15	Separation Agreement with David S. McCready, dated as of October 16, 2005 (incorporated by reference from Exhibit 10.17 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.16	Separation Agreement with Mark A. Watson, dated as of November 28, 2005 (incorporated by reference from Exhibit 10.18 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.17
Retirement and Consulting Agreement with Lee Meyer dated as of October 13, 2006 (incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.18	Employment Agreement with Gary Robinette, dated as of August 14, 2006 (incorporated by reference from Exhibit 10.2 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).
10.19
Amendment to Ply Gem Prime Holdings Phantom Stock Plan, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.3 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.20
Phantom Incentive Unit Award Agreement Amendment letter to John Wayne, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.4 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.21
Phantom Incentive Unit Award Agreement Amendment letter to Lynn Morstad, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.5 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.22
Phantom Incentive Unit Award Agreement Amendment letter to Michael Haley, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.6 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.23
Phantom Incentive Unit Award Agreement Amendment letter to Shawn Poe, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.7 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.24
Phantom Incentive Unit Award Agreement Amendment letter to Lee Meyer, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.8 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.25
Phantom Incentive Unit Award Agreement Amendment letter to Mark Montgomery, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.9 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.26
Special 2006 Cash Bonus Award letter to John Wayne, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.10 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.27
Special 2006 Cash Bonus Award letter to Lynn Morstad, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.11 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.28
Special 2006 Cash Bonus Award letter to Michael Haley, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.12 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.29
Special 2006 Cash Bonus Award letter to Shawn Poe, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.13 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.30
Special 2006 Cash Bonus Award letter to Lee Meyer, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.14 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.31
Special 2006 Cash Bonus Award letter to Mark Montgomery, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.15 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.32	Retention Agreement with Shawn Poe, dated as of December 1, 2005 (incorporated by reference from Exhibit 10.35 to the Company’s Form 10-K dated March 26, 2007 (File No. 333-114041-07)).
10.33
Purchase Agreement, dated June 2, 2008, among Ply Gem Holdings, Inc., Ply Gem Industries, Inc., each of the direct and indirect domestic subsidiaries of Ply Gem Industries, Inc. and the initial purchasers named therein (incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges.
21.1*	List of Subsidiaries.
23.1**	Report and Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
23.3*	Consent of Lathrop & Gage L.C. (included in Exhibit 5.2 to this Registration Statement).
23.4*	Consent of Marshall & Melhorn, LLC (included in Exhibit 5.3 to this Registration Statement).
23.5*	Consent of Adams and Reese LLP (included in Exhibit 5.4 to this Registration Statement).
24*	Powers of Attorney (included on signature pages of this Part II).
25*	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee under the Indenture.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
* **	Previously filed. Filed herewith.

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS PLY GEM HOLDINGS, INC. AND SUBSIDIARIES December 31, 2007 (In Thousands)

	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts		Addition Due to Pacific Windows Acquisition	Addition Due to Alenco and AHE Acquisitions	Uncollectible accounts written off, net of recoveries	Balance at End of Year
Year ended December 31, 2007
Allowance for doubtful accounts and sales allowances	$6,802	$1,864		$(1,351)	$1,541	$-	$(1,536)	$7,320

Year ended December 31, 2006
Allowance for doubtful accounts and sales allowances	$8,320	$1,016	$	(7)	$-	$1,179	$(3,706)	$6,802

Year ended December 31, 2005
Allowance for doubtful accounts and sales allowances	$7,940	$1,386		$1	$-	$-	$(1,007)	$8,320

See accompanying report of  independent registered accounting firm.

ITEM 22. UNDERTAKINGS.

(a)        The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(b)        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)        The undersigned registrants undertake:

(i)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.	to include any prospectus required by the Securities Act of 1933;

B.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

C.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

PLY GEM HOLDINGS, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Gary E. Robinette	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/Shawn K. Poe Shawn K. Poe	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Frederick J. Iseman	Chairman of the Board and Director
* Robert A. Ferris	Director
* Steven M. Lefkowitz	Director
* John D. Roach	Director
* Michael P. Haley	Director

* Edward M. Straw	Director
* Timothy T. Hall	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

PLY GEM INDUSTRIES, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Gary E. Robinette	President, Chief Executive Officer and Director (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Frederick J. Iseman	Chairman of the Board and Director
* Robert A. Ferris	Director
* Steven M. Lefkowitz	Director
* John D. Roach	Director
* Michael P. Haley	Director

* Edward M. Straw	Director
* Timothy T. Hall	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

GREAT LAKES WINDOW, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Jeff Klein	President (Principal Executive Officer)
/s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

KROY BUILDING PRODUCTS, INC.
By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* John Stephenson	President (Principal Executive Officer)
/s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

NAPCO, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* John C. Wayne	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

VARIFORM, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* John C. Wayne	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

MWM HOLDING, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President and Director (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Michael P. Haley	Director
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

MW MANUFACTURERS, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President and Director (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Michael P. Haley	Director
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

AWC HOLDING COMPANY

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO HOLDING CORPORATION

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

AWC ARIZONA, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO INTERESTS, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO EXTRUSION MANAGEMENT, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO TRANS, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

GLAZING INDUSTRIES MANAGEMENT, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

NEW ALENCO EXTRUSION, LTD.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
/s/Shawn K. Poe Alenco Extrusion Management, L.L.C. By: Shawn K. Poe Title: Vice President	General Partner (Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

NEW ALENCO WINDOW, LTD.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
/s/Shawn K. Poe Alenco Building Products Management, L.L.C. By: Shawn K. Poe Title: Vice President	General Partner (Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

NEW GLAZING INDUSTRIES, LTD.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
/s/Shawn K. Poe Glazing Industries Management, L.L.C. By: Shawn K. Poe Title: Vice President	General Partner (Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO EXTRUSION GA, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

 ALUMINUM SCRAP RECYCLE, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALENCO WINDOW GA, L.L.C.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert A. Ferris	Manager

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

ALCOA HOME EXTERIORS, INC.

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* John C. Wayne	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Gary E. Robinette	Director
* Robert A. Ferris	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 5, 2008.

PLY GEM PACIFIC WINDOWS CORPORATION

By: /s/Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 5th day of September, 2008.

Signature	Title
* Lynn Morstad	President (Principal Executive Officer)
/ s/Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)
* Robert A. Ferris	Director
* Gary E. Robinette	Director

*By:	/s/Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1
Stock Purchase Agreement, dated as of December 19, 2003, among Ply Gem Investment Holdings, Inc., (f/k/a CI Investment Holdings, Inc.), Nortek, Inc. and WDS LLC (incorporated by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

2.2
Stock Purchase Agreement, dated as of July 23, 2004, among Ply Gem Industries, Inc., MWM Holding, Inc. and the stockholders listed on Schedule 1 thereto (incorporated by reference from Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

2.3
Securities Purchase Agreement, dated as of February 6, 2006, among Ply Gem Industries, Inc., and all of the direct and indirect stockholders, warrant holders and stock option holders of AWC Holding Company and FNL Management Corp., an Ohio corporation, as their representative (incorporated by reference from Exhibit 2.1 on Form 8-K dated March 2, 2006 (File No. 333-114041-07)).

2.4
Stock Purchase Agreement, dated as of September 22, 2006, among Ply Gem Industries, Inc., Alcoa Securities Corporations and Alcoa Inc (incorporated by reference from Exhibit 2.1 to the Company’s Form 8-K, dated November 6, 2006 (File No. 333-114041-07)).

2.5
First Amendment, dated as of October 31, 2006, to the Stock Purchase Agreement, dated as of September 22, 2006, among Ply Gem Industries, Inc., Alcoa Securities Corporations and Alcoa Inc (incorporated by reference from Exhibit 2.2 to the Company’s Form 8-K, dated November 6, 2006 (File No. 333-114041-07)).

3.1	Certificate of Incorporation of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.2	Amended By-laws of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.3	Amended and Restated Certificate of Incorporation of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.4	Amended By-laws of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.5
Articles of Incorporation of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.6
Certificate of Amendment to Articles of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.7	By-laws of Great Lakes Window, Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.8	Restated Certificate of Incorporation of Kroy Building Products, Inc. (incorporated by reference from Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.9	By-laws of Kroy Building Products, Inc. (f/k/a KBP Acquisition Corp., Inc.) (incorporated by reference from Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.10	Certificate of Incorporation of Napco, Inc. (f/k/a PGI Investments, Inc.) (incorporated by reference from Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.11
Certificate of Amendment of the Certificate of Incorporation of Napco, Inc. (f/k/a/ PGI Investments, Inc.) (incorporated by reference from Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.12
Certificate of Merger, merging Napco, Inc. and NVP, Inc. with and into 2001 Investments, Inc., under the name Napco, Inc. (incorporated by reference from Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.13	By-laws of Napco, Inc. (f/k/a 2001 Investments, Inc.) (incorporated by reference from Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.14	Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.15
Certificate of Merger and Articles of Merger, merging Ayers Plastics Company, Inc. into Variform Plastics Inc. (incorporated by reference from Exhibit 3.17 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.16
Certificate of Amendment of Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.17
Certificate of Amendment of the Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.18	By-laws of Variform, Inc. (incorporated by reference from Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.19	Certificate of Incorporation of MWM Holding, Inc. (incorporated by reference from Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.20	Bylaws of MWM Holding, Inc. (incorporated by reference from Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.21	Certificate of Incorporation of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.22	By-laws of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
3.23*	Certificate of Incorporation of AWC Holding Company.
3.24*	Bylaws of AWC Holding Company.
3.25*	Certificate of Incorporation of Alenco Holding Corporation.
3.26*	Bylaws of Alenco Holding Corporation.
3.27*	Certificate of Incorporation of AWC Arizona, Inc.
3.28*	By-laws of AWC Arizona, Inc.
3.29*	Certificate of Formation of Alenco Interests, L.L.C.
3.30*	Limited Liability Company Agreement of Alenco Interests, L.L.C.
3.31*	Certificate of Formation of Alenco Extrusion Management, L.L.C.
3.32*	Limited Liability Company Agreement of Alenco Extrusion Management, L.L.C.
3.33*	Certificate of Formation of Alenco Building Products Management, L.L.C.
3.34*	Limited Liability Company Agreement of Alenco Building Products Management, L.L.C.
3.35*	Certificate of Incorporation of Alenco Trans, Inc.

3.36*	Bylaws of Alenco Trans, Inc.
3.37*	Certificate of Formation of Glazing Industries Management, L.L.C.
3.38*	Limited Liability Company Agreement of Glazing Industries Management, L.L.C.
3.39*	Certificate of Limited Partnership of New Alenco Extrusion, Ltd.
3.40*	Agreement of Limited Partnership of New Alenco Extrusion, Ltd.
3.41*	Certificate of Limited Partnership of New Alenco Window, Ltd.
3.42*	Agreement of Limited Partnership of New Alenco Window, Ltd.
3.43*	Certificate of Limited Partnership of New Glazing Industries, Ltd.
3.44*	Agreement of Limited Partnership of New Glazing Industries, Ltd.
3.45*	Certificate of Formation of Alenco Extrusion GA, L.L.C.
3.46*	Limited Liability Company Agreement of Alenco Extrusion GA, L.L.C.
3.47*	Certificate of Formation of Aluminum Scrap Recycle, L.L.C.
3.48*	Limited Liability Company Agreement of Aluminum Scrap Recycle, L.L.C.
3.49*	Certificate of Formation of Alenco Window GA, L.L.C.
3.50*	Limited Liability Company Agreement of Alenco Window GA, L.L.C.
3.51*	Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.52*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.53*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.54*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).
3.55*	Certificate of Amendment of the Articles of Incorporation of Alcoa Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.).
3.56*	Regulations of Alcoa Home Exteriors, Inc. (f/k/a The Stolle Corporation).

3.57*	Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation).
3.58*	Certificate of Amendment of the Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation).
3.59*	By-laws of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation).
4.1
Credit Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., Ply Gem Holdings, Inc., CWD Windows and Doors, Inc., the other borrowers named therein, Credit Suisse, as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer, General Electric Capital Corporation, as Collateral Agent, Credit Suisse, Toronto Branch, as Canadian Swing Line Lender and Canadian L/C Issuer, the other lenders party thereto, Credit Suisse Securities (USA) LLC, as Sole Lead Arranger and Sole Bookrunner, and General Electric Capital Corporation, as Syndication Agent, and UBS Loan Finance LLC, as Documentation Agent (incorporated by reference from Exhibit 4.3 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.2
Indenture, dated as of June 9, 2008, among Ply Gem Industries, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference from Exhibit 4.1 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.3*	Form of Exchange Note (included as Exhibit A of Exhibit 4.1 of this Registration Statement).
4.4
Registration Rights Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., the Guarantors party thereto and the initial purchasers named in the purchase agreement (incorporated by reference from Exhibit 4.2 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.5
Lien Subordination and Intercreditor Agreement, dated as of June 9, 2008, among General Electric Capital Corporation, as Collateral Agent, U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, Ply Gem Industries, Inc., Ply Gem Holdings, Inc. and the subsidiaries of Ply Gem Industries, Inc. listed on Schedule I thereto (incorporated by reference from Exhibit 4.4 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.6
Collateral Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., Ply Gem Holdings, Inc., the Guarantors named therein and U.S. Bank National Association, as Noteholder Collateral Agent (incorporated by reference from Exhibit 4.5 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.7
Intellectual Property Collateral Agreement, dated June 9, 2008, by Ply Gem Industries, Inc., Ply Gem Holdings, Inc. and the subsidiaries of Ply Gem Industries, Inc. listed on the Annex thereto in favor of U.S. Bank National Association, as Noteholder Collateral Agent (incorporated by reference from Exhibit 4.6 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.8
U.S. Security Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., the domestic Guarantors party thereto, General Electric Capital Corporation, as Collateral Agent, and Credit Suisse Securities (USA) LLC, as Administrative Agent (incorporated by reference from Exhibit 4.7 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.9
U.S. Guaranty, dated June 9, 2008, among the domestic Guarantors party thereto and General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.8 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.10
Intellectual Property Security Agreement, dated June 9, 2008, among Ply Gem Industries, Inc., certain domestic Guarantors party thereto and General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.9 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.11
Canadian Security Agreement, dated June 9, 2008, by CWD Windows and Doors, Inc. in favor of General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.10 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.12
Intellectual Property Security Agreement, dated June 9, 2008, by CWD Windows and Doors, Inc. in favor of General Electric Capital Corporation, as Collateral Agent (incorporated by reference from Exhibit 4.11 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

4.13
Indenture, dated as of February 12, 2004, among Ply Gem Industries, Inc., the Guarantors thereto and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

4.14
First Supplemental Indenture, dated as of August 27, 2004, among Ply Gem Industries, MWM Holding, Inc., MW Manufacturers Holding Corp., MVV Manufacturers, Inc., Lineal Technologies, Inc., Patriot Manufacturing, Inc. and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

4.15
Second Supplemental Indenture, dated as of February 24, 2006, among Ply Gem Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated March 2, 2006 (File No. 333-114041-07)).

4.16
Third Supplemental Indenture, dated as of October 31, 2006, among Ply Gem Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated November 6, 2006 (File No. 333-114041-07)).

4.17
Fourth Supplemental Indenture, dated as of May 29, 2008, among Ply Gem Industries, Ply Gem Pacific Windows Corporation and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.12 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes and guarantees.
5.2*	Opinion of Lathrop & Gage L.C. as to validity of the securities being registered.
5.3*	Opinion of Marshall & Melhorn, LLC as to validity of the securities being registered.
5.4*	Opinion of Adams and Reese LLP as to validity of the securities being registered.
8.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1
Amended and Restated Ply Gem Prime Holdings Phantom Stock Plan, dated as of February 24, 2006 (incorporated by reference from Exhibit 10.3 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.2	Ply Gem Prime Holdings 2004 Stock Option Plan, dated as of February 24, 2006 (incorporated by reference from Exhibit 10.4 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.3
Form of Incentive Stock Option Agreement for Ply Gem Prime Holdings, Inc. 2004 Stock Option Plan (incorporated by reference from Exhibit 10.5 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.4	Change in Control Severance Benefit Plan (incorporated by reference from Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).
10.5
Letter to Lee D. Meyer re Extension of Change of Control Severance Benefit Plan, dated February 12, 2004 (incorporated by reference from Exhibit 10.7 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.6
Debt Financing Advisory Agreement dated as of February 12, 2004, between Ply Gem Industries, Inc. and CxCIC LLC (incorporated by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.7
General Advisory Agreement dated as of February 12, 2004, between Ply Gem Industries, Inc. and CxCIC LLC (incorporated by reference from Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.8
Tax Sharing Agreement dated as of February 12, 2004, between Ply Gem Investment Holdings, Inc., Ply Gem Holdings Inc. and Ply Gem Industries, Inc. (incorporated by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.9
Stock Purchase Agreement, dated as of November 22, 2002, between Alcoa Building Products, Inc., Ply Gem Industries, Inc. and Nortek, Inc. (incorporated by reference from Exhibit 10.18 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

10.10
Waiver, dated as of March 10, 2005, to the Second Amended and Restated Credit Agreement, dated as of February 12, 2004, first amended and restated as of March 3, 2004 and further amended and restated as of August 27, 2004, among Ply Gem Industries, Inc., CWD Windows and Doors, Inc., Ply Gem Holdings, Inc. and the other guarantor party thereto, the lenders party thereto and UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers and bookrunners (incorporated by reference from Exhibit 10.21 to the Company’s Form 10-K dated March 31, 2005  (File No. 333-114041-07)).

10.11	Retention Agreement with John Wayne, dated as of December 1, 2005 (incorporated by reference from Exhibit 10.13 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.12	Retention Agreement with Lynn A. Morstad, dated as of February 1, 2006 (incorporated by reference from Exhibit 1014 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.13	Retention Agreement with Mark S. Montgomery, dated as of February 1, 2006 (incorporated by reference from Exhibit 10.15 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.14	Retention Agreement with Jeff Klein, dated as of December 1, 2005 (incorporated by reference from Exhibit 10.16 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.15	Separation Agreement with David S. McCready, dated as of October 16, 2005 (incorporated by reference from Exhibit 10.17 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).
10.16	Separation Agreement with Mark A. Watson, dated as of November 28, 2005 (incorporated by reference from Exhibit 10.18 to the Company’s Form 10-K, dated March 27, 2006 (File No. 333-114041-07)).

10.17
Retirement and Consulting Agreement with Lee Meyer dated as of October 13, 2006 (incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.18	Employment Agreement with Gary Robinette, dated as of August 14, 2006 (incorporated by reference from Exhibit 10.2 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).
10.19
Amendment to Ply Gem Prime Holdings Phantom Stock Plan, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.3 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.20
Phantom Incentive Unit Award Agreement Amendment letter to John Wayne, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.4 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.21
Phantom Incentive Unit Award Agreement Amendment letter to Lynn Morstad, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.5 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.22
Phantom Incentive Unit Award Agreement Amendment letter to Michael Haley, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.6 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.23
Phantom Incentive Unit Award Agreement Amendment letter to Shawn Poe, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.7 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.24
Phantom Incentive Unit Award Agreement Amendment letter to Lee Meyer, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.8 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.25
Phantom Incentive Unit Award Agreement Amendment letter to Mark Montgomery, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.9 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.26
Special 2006 Cash Bonus Award letter to John Wayne, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.10 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.27
Special 2006 Cash Bonus Award letter to Lynn Morstad, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.11 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.28
Special 2006 Cash Bonus Award letter to Michael Haley, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.12 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.29
Special 2006 Cash Bonus Award letter to Shawn Poe, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.13 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.30
Special 2006 Cash Bonus Award letter to Lee Meyer, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.14 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.31
Special 2006 Cash Bonus Award letter to Mark Montgomery, dated as of September 25, 2006 (incorporated by reference from Exhibit 10.15 to the Company’s Form 10-Q dated November 13, 2006 (File No. 333-114041-07)).

10.32	Retention Agreement with Shawn Poe, dated as of December 1, 2005 (incorporated by reference from Exhibit 10.35 to the Company’s Form 10-K dated March 26, 2007 (File No. 333-114041-07)).
10.33
Purchase Agreement, dated June 2, 2008, among Ply Gem Holdings, Inc., Ply Gem Industries, Inc., each of the direct and indirect domestic subsidiaries of Ply Gem Industries, Inc. and the initial purchasers named therein (incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q, dated August 11, 2008 (File No. 333-114041-07)).

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges.
21.1*	List of Subsidiaries.
23.1**	Report and Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
23.3*	Consent of Lathrop & Gage L.C. (included in Exhibit 5.2 to this Registration Statement).
23.4*	Consent of Marshall & Melhorn, LLC (included in Exhibit 5.3 to this Registration Statement).
23.5*	Consent of Adams and Reese LLP (included in Exhibit 5.4 to this Registration Statement).
24*	Powers of Attorney (included on signature pages of this Part II).
25*	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee under the Indenture.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
* **	Previously filed. Filed herewith.